Prospectus Supplement
(to Prospectus dated August 26, 2005)

                                                                             The
                                                                   [LOGO] WINTER
                                                                           Group

                           $550,003,100 (Approximate)
                              Terwin Mortgage Trust

                           Asset-Backed Certificates,
                              Series TMTS 2005-16HE
                               Terwin Advisors LLC
                                     Seller

                     Merrill Lynch Mortgage Investors, Inc.
                                    Depositor

--------------------------------------------------------------------------------
Investing in these certificates involves risks. You should not purchase these certificates unless you fully understand their risks and structure. See "Risk Factors" beginning on page S-19 of this prospectus supplement and page 1 of the attached prospectus.

These certificates will be beneficial interests in a trust fund, and will be backed only by the assets of the trust fund. Neither these certificates nor the assets of the trust fund will be obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Terwin Capital LLC, Merrill Lynch Mortgage Investors Inc., Terwin Advisors LLC, U.S. Bank National Association, JPMorgan Chase Bank, N.A., Specialized Loan Servicing LLC or any of their affiliates. These certificates will not be insured or guaranteed by any governmental agency. Certain payments of principal and interest on the class AF-2, class AF-4 and class AF-5 certificates will be insured by a certificate guaranty insurance policy issued by Financial Security Assurance Inc.
--------------------------------------------------------------------------------

Terwin Mortgage Trust, Series TMTS 2005-16HE will issue twenty-six classes of certificates, twenty-four of which are offered by this prospectus supplement and the attached prospectus. The table on page S-3 identifies the various classes of offered certificates and specifies certain characteristics of each such class, including the class's initial certificate principal balance, interest rate and rating.

The trust fund will consist primarily of sub-prime mortgage loans secured by first liens on real properties which were acquired from various originators by Terwin Advisors LLC.

   Price to Public         Underwriting Discount    Proceeds to Depositor
   ---------------         ---------------------    ---------------------
   $549,501,171.61             $1,374,784.38           $548,126,387.23
       99.91%                      0.25%                   99.66%

The price to public and underwriting discount shown are for all classes of offered certificates in the aggregate. This information is shown for each individual class on page S-131. See "Method of Distribution."

The proceeds to the depositor will be $548,126,387 before deducting expenses, which are estimated at $700,000. See "Method of Distribution."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement and the attached prospectus. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.
                                                              Terwin Capital LLC

          The date of this prospectus supplement is October 17, 2005.

             Where to Find Information in this Prospectus Supplement
                           And the Attached Prospectus

      Information about the offered certificates is contained in (a) the attached prospectus, which provides general information, some of which may not apply to the certificates; and (b) this prospectus supplement, which describes the specific terms of the certificates.

      This prospectus supplement and the attached prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the attached prospectus identify the pages where those sections are located.

      In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Merrill Lynch Mortgage Investors, Inc.

      ------------------------------------------------------------------
       To understand the structure of these certificates, you must read carefully both the attached prospectus and this prospectus supplement in their entirety.
      ------------------------------------------------------------------

                                Table of Contents


THE SERIES TMTS 2005-16HE CERTIFICATES ................................      S-3

SUMMARY INFORMATION ...................................................      S-5
  Principal Parties ...................................................      S-5
  Cut-off Date ........................................................      S-5
  Closing Date ........................................................      S-6
  Distribution Date ...................................................      S-6
  The Trust Fund ......................................................      S-6
  The Series TMTS 2005-16HE Certificates ..............................      S-6
  Interest Distributions ..............................................      S-6
  Principal Distributions .............................................      S-8
  Interest Rate Swap Agreement ........................................      S-8
  Denominations .......................................................      S-9
  Book-Entry Registration .............................................      S-9
  Credit Enhancement ..................................................      S-9
  Optional Purchase of Delinquent Mortgage Loans ......................     S-11
  Optional Termination ................................................     S-11
  Legal Investment ....................................................     S-11
  Federal Income Tax Consequences .....................................     S-12
  ERISA Considerations ................................................     S-12
  Ratings .............................................................     S-13
  Pre-Funding Account .................................................     S-13
  The Mortgage Loans ..................................................     S-13

RISK FACTORS ..........................................................     S-19

FORWARD-LOOKING STATEMENTS ............................................     S-31

GLOSSARY ..............................................................     S-32

THE MORTGAGE POOL .....................................................     S-32
  General .............................................................     S-32
  Mortgage Loans ......................................................     S-36
  The Index ...........................................................     S-59
  Conveyance of Subsequent Mortgage Loans and
      the Pre-Funding Account .........................................     S-59

THE SELLER ............................................................     S-61

UNDERWRITING GUIDELINES ...............................................     S-61
  General .............................................................     S-61
  The Winter Group Underwriting Guidelines ............................     S-63

THE SERVICING ADMINISTRATOR ...........................................     S-64
  General .............................................................     S-64

THE SERVICER ..........................................................     S-65
  General .............................................................     S-65
  SLS's Foreclosure, Delinquency and Loss Experience ..................     S-65
  Pledge of Servicing Rights ..........................................     S-66
  Solicitations .......................................................     S-66

SERVICING OF THE MORTGAGE LOANS .......................................     S-67
  General .............................................................     S-67
  Servicing Compensation and Payment of Expenses ......................     S-67
  Adjustment to Servicing Fee in Connection with Certain
      Prepaid Mortgage Loans ..........................................     S-67
  Advances ............................................................     S-68
  Securities Administrator ............................................     S-69
  Credit Risk Manager .................................................     S-70

DESCRIPTION OF THE CERTIFICATES .......................................     S-70
  General .............................................................     S-70
  Book-Entry Certificates .............................................     S-71
  Payments on Mortgage Loans; Collection Account; Servicing
      Administrator Collection Account;
      Certificate Account; Supplemental Interest Trust ................     S-75
  Distributions .......................................................     S-76
  Overcollateralization Provisions ....................................     S-78
  Distributions from the Supplemental Interest Trust ..................     S-80
  Swap Agreement ......................................................     S-81
  The Certificate Guaranty Insurance Policy ...........................     S-85
  The Certificate Insurer .............................................     S-87
  Calculation of One-Month LIBOR ......................................     S-90
  Mandatory Prepayments on the Certificates ...........................     S-90
  Capitalized Interest Account ........................................     S-91
  Reports to Certificateholders .......................................     S-91
  Additional Rights of the Class R Certificateholder ..................     S-93
  Restrictions on Transfer of the Class R Certificate .................     S-93

THE POOLING AND SERVICING AGREEMENT ...................................     S-94
  General .............................................................     S-94
  Assignment of Mortgage Loans ........................................     S-95
  Amendment ...........................................................     S-97
  Optional Termination ................................................     S-97
  Optional Purchase of Defaulted Loans ................................     S-97
  Events of Default ...................................................     S-98
  Rights upon Event of Default ........................................     S-99
  The Trustee .........................................................    S-100
  The Custodian .......................................................    S-100
  The Backup Servicer .................................................    S-100

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS .........................    S-101
  General .............................................................    S-101
  Prepayments and Yields for Offered Certificates .....................    S-102
  Hypothetical Available Funds Cap Table ..............................    S-119
  Additional Information ..............................................    S-121

FEDERAL INCOME TAX CONSEQUENCES .......................................    S-121
  Taxation of the Basis Risk Arrangements .............................    S-122
  Original Issue Discount and Amortizable Bond Premium ................    S-123
  Special Tax Attributes of the Offered Certificates ..................    S-123
  Prohibited Transactions Tax and Other Taxes .........................    S-124
  Class R Certificate .................................................    S-125

STATE TAXES ...........................................................    S-126

ERISA CONSIDERATIONS ..................................................    S-127

LEGAL INVESTMENT ......................................................    S-130

USE OF PROCEEDS .......................................................    S-130

METHOD OF DISTRIBUTION ................................................    S-130

LEGAL MATTERS .........................................................    S-132

EXPERTS ...............................................................    S-132

RATINGS ...............................................................    S-132

GLOSSARY OF DEFINED TERMS .............................................    S-135

ANNEX 1 - GLOBAL CLEARANCE, SETTLEMENT AND
 TAX DOCUMENTATION PROCEDURES .........................................      A-1
  Initial Settlement ..................................................      A-1
  Secondary Market Trading ............................................      A-1
  Certain U.S. Federal Income Tax Documentation Requirements ..........      A-3

                     The Series TMTS 2005-16HE Certificates

                          Class AF-1   Class AF-2  Class AF-3  Class AF-4    Class AF-5   Class AV-1   Class AV-2  Class AV-3
Initial Certificate      $109,500,000 $70,398,000  $4,887,000  $29,721,000  $23,834,000 $120,066,000  $102,297,000 $20,000,000
Principal Balance (1):

Pass-Through Rate:         LIBOR +   4.761%(2)(4) 5.300%(2)(4) 5.470%(2)(4) 5.033%(2)(4)   LIBOR +      LIBOR +     LIBOR +
                         0.150%(2)(3)                                                   0.140%(2)(3)  0.290%(2)(3) 0.400%(2)(3)

ERISA Eligible(8):           Yes          Yes          Yes         Yes          Yes         Yes          Yes         Yes

First Principal Payment    11/2005      09/2007      08/2010     12/2010      03/2009     11/2005      07/2007     10/2010
Date(5):

Weighted Avg. Life at
Issuance:
    to call (yrs.)(5):       1.01        3.00         5.00         6.34        5.96         1.00        2.75         6.06
    to maturity (yrs.)(5):   1.01        3.00         5.00         9.02        6.82         1.00        2.75         6.39


Expected Maturity (to      09/2007      08/2010      12/2010     05/2012      05/2012     07/2007      10/2010     05/2012
call)(5):

Expected Maturity (to      09/2007      08/2010      12/2010     02/2021      12/2020     07/2007      10/2010     05/2014
maturity)(5):

Last Scheduled             09/2036      09/2036      09/2036     09/2036      09/2036     09/2036      09/2036     09/2036
Distribution Date(6):

Interest Accrual          Actual/360    30/360       30/360       30/360      30/360     Actual/360  Actual/360   Actual/360
Method(7)

Payment Delay:                0           24           24           24          24           0            0           0

Anticipated Ratings       AAA/AAA/NR  AAA/AAA/Aaa  AAA/AAA/NR  AAA/AAA/Aaa  AAA/AAA/Aaa  AAA/AAA/NR  AAA/AAA/NR   AAA/AAA/NR
S&P/Fitch/Moody's


                          Class M-1A   Class M-1B  Class M-2A    Class M-2B Class M-3A   Class M-3B  Class M-4A   Class M-4B

Initial Certificate      $11,293,000  $11,257,000  $5,508,000   $5,492,000  $2,892,000   $2,883,000  $7,437,000   $7,413,000
Principal Balance (1):

Pass-Through Rate:       5.422%(2)(4)   LIBOR +   5.471%(2)(4)   LIBOR +    5.521%(2)(4)   LIBOR +   5.570%(2)(4)   LIBOR +
                                     0.530%(2)(3)              0.590%(2)(3)             0.650%(2)(3)             0.700%(2)(3)

ERISA Eligible(8):           Yes          Yes          Yes         Yes          Yes         Yes          Yes         Yes

First Principal Payment    01/2009      01/2009      01/2009     01/2009      12/2008     12/2008      11/2008     11/2008
Date(5):

Weighted Avg. Life at
Issuance:
    to call (yrs.)(5):       4.61        4.61         4.57         4.57        4.56         4.56        4.54         4.54
    to maturity (yrs.)(5):   5.06        5.06         4.98         4.98        4.92         4.92        4.82         4.82

Expected Maturity (to      05/2012      05/2012      05/2012     05/2012      05/2012     05/2012      05/2012     05/2012
call)(5):

Expected Maturity (to      04/2017      04/2017      03/2016     03/2016      06/2015     06/2015      01/2015     01/2015
maturity)(5):

Last Scheduled             09/2036      09/2036      09/2036     09/2036      09/2036     09/2036      09/2036     09/2036
Distribution Date(6):

Interest Accrual            30/360    Actual/360     30/360     Actual/360    30/360     Actual/360    30/360     Actual/360
Method(7)

Payment Delay:                24           0           24           0           24           0           24           0

Anticipated Ratings       AA+/AA+/NR  AA+/AA+/NR    AA/AA/NR     AA/AA/NR   AA-/AA-/NR   AA-/AA-/NR   A+/NR/NR     A+/NR/NR
S&P/Fitch/Moody's

                          Class M-5A  Class M-5B   Class M-6A   Class M-6B  Class B-1    Class B-2   Class B-3     Class R

Initial Certificate       $1,652,000  $1,648,000   $1,377,000   $1,373,000  $2,750,000   $2,750,000  $3,575,000      $100
Principal Balance (1):

Pass-Through Rate:       5.869%(2)(4)   LIBOR +   5.968%(2)(4)   LIBOR +   6.500%(2)(4) 6.500%(2)(4) 6.500%(2)(4)    N/A
                                     1.150%(2)(3)              1.350%(2)(3)

ERISA Eligible(8):           Yes          Yes          Yes         Yes          Yes         Yes          Yes          No

First Principal Payment    11/2008      11/2008      11/2008     11/2008      11/2008     11/2008      11/2008       N/A
Date(5):

Weighted Avg.  Life at
Issuance:
    to call (yrs.)(5):       4.52        4.52         4.52         4.52        4.44         4.25        3.82         N/A
    to maturity (yrs.)(5):   4.65        4.65         4.56         4.56        4.44         4.25        3.82         N/A

Expected Maturity (to      05/2012      05/2012      05/2012     05/2012      04/2012     09/2011      11/2010       N/A
call)(5):

Expected Maturity (to      05/2013      05/2013      11/2012     11/2012      04/2012     09/2011      11/2010       N/A
maturity)(5):

Last Scheduled             09/2036      09/2036      09/2036     09/2036      09/2036     09/2036      09/2036       N/A
Distribution Date(6):

Interest Accrual            30/360    Actual/360     30/360     Actual/360    30/360       30/360      30/360        N/A
Method(7)

Payment Delay:                24           0           24           0           24           24          24           0

Anticipated Ratings        A/NR/NR      A/NR/NR     A-/NR/NR     A-/NR/NR   BBB+/NR/NR   BBB/NR/NR   BBB-/NR/NR   AAA/AAA/NR
S&P/Fitch/Moody's

----------
Other information:

(1) The initial certificate principal balances shown above are subject to a permitted variance of plus or minus 5%.

(2) Subject to the related available funds cap and the related maximum rate cap. The pass-through rate for each of the class AF-1, class AV-1, class AV-2 and class AV-3 certificates is one-month LIBOR plus the applicable pass-through margin. These pass-through rates are subject to adjustment and the pass-through rate on your class of certificates may be lower. See "Description of the Certificates--Distributions--Distributions of Interest."

(3) If the 10% optional termination does not occur by the first distribution date on which it may occur, the margin on each of the class AF-1, class AV-1, class AV-2 and class AV-3 certificates will increase to 2 times its margin shown above, and the margin on each of the class M-1B, class M-2B, class M-3B, class M-4B, class M-5B and class M-6B certificates will increase to 1.5 times its margin shown above.

(4) If the 10% optional termination does not occur by the first distribution date on which it may occur, the pass-through rate on each of the class AF-2, class AF-3, class AF-4, class AF-5, class M-1A, class M-2A, class M-3A, class M-4A, class M-5A, class M-6A, class B-1, class B-2 and class B-3 certificates shown above will increase by 0.50%.

(5) The information set forth above regarding first principal payment date, weighted average life at issuance and expected maturity is based on the modeling assumptions defined beginning on page S-151 and 120% of the prepayment assumption for fixed rate mortgage loans and 100% of the prepayment assumption for adjustable rate mortgage loans.

(6)   Latest maturity date for any mortgage loan plus one year.

(7) The interest rate index reset date is two business days prior to the start of each interest accrual period.

(8) Plans may purchase the certificates subject to certain considerations. See "ERISA Considerations" in this prospectus supplement.

Credit Enhancement:

      Excess Interest
      Overcollateralization
      Subordination
      Certificate Guaranty Insurance Policy for the Class AF-2,
      Class AF-4 and Class AF-5 Certificates
      Net Swap Payments received from the Swap Counterparty (if any)

Overcollateralization Requirements:

      Initial Overcollateralization Amount: approximately 0.00% of the sum of
      (x) the original principal balance of the mortgage loans and (y) the original pre-funded amount.

      Targeted Overcollateralization Amount: 0.80% of the sum of (x) the original principal balance of the mortgage loans and (y) the original pre-funded amount.

      Stepdown Overcollateralization Amount: 1.60% of the current principal balance of the mortgage loans.

      Minimum Required Overcollateralization Amount: 0.50% of the sum of (x) the original principal balance of the mortgage loans and (y) the original pre-funded amount.

      Earliest Possible Stepdown Date: November 2008.

--------------------------------------------------------------------------------

                               Summary Information

      This section briefly summarizes major characteristics of the certificates and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. To fully understand the terms of the certificates, you should read both this prospectus supplement and the attached prospectus in their entirety.

                                Principal Parties

Issuer: Terwin Mortgage Trust, Series TMTS 2005-16HE.

Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357. See "The Depositor" in the prospectus.

Seller: Terwin Advisors LLC, a Delaware limited liability company whose address is 45 Rockefeller Plaza, Suite 420, New York, New York 10111 and whose telephone number is (212) 218-5888. See "The Seller."

Servicer: Specialized Loan Servicing LLC, a Delaware limited liability company whose address is 8742 Lucent Boulevard, Highlands Ranch, Colorado 80129 and whose telephone number is (720) 241-7200. See "The Servicer."

Certificate Insurer: Financial Security Assurance Inc., a New York financial guaranty insurance company, whose address is 31 West 52nd Street, New York, New York 10019, and whose telephone number is (212) 826-0100. See "Description of the Certificates--The Certificate Insurer."

Swap Counterparty: Bear Stearns Financial Products, a bankruptcy remote derivatives product company, whose address is 383 Madison Avenue, New York, New York 10179, and whose telephone number is (212) 272-4009. See "Description of the Certificates--Swap Agreement."

Servicing Administrator, Securities Administrator and Backup Servicer: JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States whose address is 4 New York Plaza, New York, New York 10004-2477 and whose telephone number is (212) 623-5600. See "The Servicing Administrator," "Servicing of the Mortgage Loans--The Securities Administrator" and "The Pooling and Servicing Agreement--The Backup Servicer."

Trustee: U.S. Bank National Association, a national banking association whose address is 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604 and whose telephone number is (800) 934-6802. See "The Pooling and Servicing Agreement--The Trustee."

Custodian: Deutsche Bank National Trust Company, a national banking association whose address is 1761 East St. Andrew Place, Santa Ana, California 92705-4934 and whose telephone number is (714) 247-6000. See "The Pooling and Servicing Agreement--The Custodian."

Credit Risk Manager: The Murrayhill Company, a Colorado corporation whose address is 1700 Lincoln Street, Suite 1600, Denver, Colorado 80203 and whose telephone number is (720) 947-6947. See "Servicing of the Mortgage Loans--Credit Risk Manager."

                               Cut-off Date

For any initial mortgage loan, the cut-off date will be October 1, 2005, which is referred to in this prospectus supplement as the cut-off date. For any subsequent mortgage loan, the cut-off date will be the first day of the calendar month the mortgage loan is transferred to the trust fund, which is referred to in this prospectus supplement as the subsequent cut-off date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  Closing Date

The closing date will be on or about October 19, 2005.

                                Distribution Date

The 25th day of each month, beginning in November 2005. If the 25th day is not a business day, then the distribution date will be the next business day.

                                 The Trust Fund

The name of the trust fund is Terwin Mortgage Trust, Series TMTS 2005-16HE. We are forming the trust fund to own a pool of sub-prime mortgage loans secured by first liens on real properties and approximately $19,385,064 deposited in an account to be used by the trust fund to purchase additional sub-prime mortgage loans during the period from the closing date to December 16, 2005. The trust fund will contain fixed rate and adjustable rate mortgage loans. Each class of certificates represents an interest in the trust fund.

                     The Series TMTS 2005-16HE Certificates

The certificates represent beneficial ownership interests in the underlying trust fund assets, including the interest rate swap agreement, as described herein. The class AF-1, class AF-2, class AF-3, class AF-4, class AF-5, class AV-1, class AV-2, class AV-3, class M-1A, class M-1B, class M-2A, class M-2B, class M-3A, class M-3B, class M-4A, class M-4B, class M-5A, class M-5B, class M-6A, class M-6B, class B-1, class B-2, class B-3 and class R certificates, which are referred to herein as the offered certificates, will have the original certificate principal balances, pass-through rates and other features set forth in the table on page S-3. The trust fund will issue the certificates under a pooling and servicing agreement dated as of October 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as depositor, Terwin Advisors LLC, as seller, JPMorgan Chase Bank, N.A., as servicing administrator, securities administrator and backup servicer, Specialized Loan Servicing LLC, as servicer, and U.S. Bank National Association, as trustee.

Interest collections on the mortgage loans will be used to pay fees to the servicer, the securities administrator, the certificate insurer and the credit risk manager, certain payments to the interest rate swap counterparty and to make interest or principal payments on the certificates. All principal collections will be used to make payments to one or more classes of the certificates and to pay fees to the certificate insurer. Any interest collections in excess of the amount paid to holders of the offered certificates (either as interest or principal), the servicer, the securities administrator, the credit risk manager, the certificate insurer and the interest rate swap counterparty will be paid to the owner of the residual certificate or to the owners of the other classes of certificates that we are not offering by this prospectus supplement that are entitled to receive those excess amounts. See "Description of the Certificates--Distributions."

                          Interest Distributions

Interest will accrue on each class of certificates at the pass-through rate for that class. Interest will accrue on the class AF-1, class AV-1, class AV-2, class AV-3, class M-1B, class M-2B, class M-3B, class M-4B, class M-5B and class M-6B certificates from the prior distribution date (or the closing date, in the case of the first distribution date) to the day prior to the current distribution date. Interest will accrue on the class AF-2, class AF-3, class AF-4, class AF-5, class M-1A, class M-2A, class M-3A, class M-4A, class M-5A, class M-6A and class B certificates during the calendar month immediately preceding the month in which the related distribution date occurs.

The pass-through rates on each class of the class A, class M and class B certificates will be subject to an available funds cap, as described in more detail herein. This cap limits the pass-through rates on each class of the class A, class M and class B certificates.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The pass-through rates on the class AF-1, class AF-2, class AF-3, class AF-4 and class AF-5 certificates will be limited by an available funds cap to a rate determined by dividing the scheduled interest due on the group I included mortgage loans, as reduced by the servicing fee, the securities administrator fee, the certificate insurer premium, the credit risk manager fee and any amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty) allocable to the group I included mortgage loans by the aggregate principal balance of the group I included mortgage loans as of the first day of the related accrual period, and, in the case of the class AF-1 certificates, adjusted for the actual number of days in the related accrual period.

The pass-through rates on the class AV-1, class AV-2 and class AV-3 certificates will be limited by an available funds cap to a rate determined by dividing the scheduled interest due on the group II included mortgage loans, as reduced by the servicing fee, the securities administrator fee, the certificate insurer premium, the credit risk manager fee and any amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty) allocable to the group II included mortgage loans by the aggregate principal balance of the group II included mortgage loans as of the first day of the related accrual period, adjusted for the actual number of days in the related accrual period.

The pass-through rates on the class M and class B certificates will be limited by an available funds cap to a rate equal to the weighted average (weighted in proportion to the results of subtracting the current principal balance of the related class A certificates and, in the case of group I, the class R certificate from the sum of (x) the aggregate principal balance of the related mortgage group and (y) the portion of the remaining pre-funding amount related to such mortgage group disregarding any income or loss on investments of amounts on deposit in the pre-funding account) of the group I available funds cap and the group II available funds cap (disregarding, in the case of the class M-1A, class M-2A, class M-3A, class M-4A, class M-5A, class M-6A and class B certificates, any adjustment for the actual number of days in the related accrual period).

Any interest shortfalls arising from the application of an available funds cap will be carried over on a subordinated basis with accrued interest at the then applicable pass-through rate and paid from excess cashflow in a later distribution, if available.

The pass-through rates on each class of the class A, class M and class B certificates will also be subject to a maximum interest rate cap.

The maximum interest rate cap, in the case of the class AF-1 certificates, will be equal to the product of (i) 12 times the quotient obtained by dividing the scheduled interest that would have been due on the group I included mortgage loans during the related due period had the group I adjustable rate mortgage loans provided for interest at their maximum lifetime mortgage rates and the group I fixed rate mortgage loans provided for interest at their mortgage rates, reduced by the servicing fee, the securities administrator fee, the certificate insurer premium, the credit risk manager fee and any amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty) allocable to the group I included mortgage loans, by the aggregate principal balance of the group I included mortgage loans and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period. The maximum interest rate cap, in the case of the class AF-2, class AF-3, class AF-4 and class AF-5 certificates, will be equal to 12 times the quotient obtained by dividing the scheduled interest that would have been due on the group I included mortgage loans during the related due period had the group I adjustable rate mortgage loans provided for interest at their maximum lifetime mortgage rates and the group I fixed rate mortgage loans provided for interest at their

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

mortgage rates, reduced by the servicing fee, the securities administrator fee, the certificate insurer premium, the credit risk manager fee and any amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty) allocable to the group I included mortgage loans, by the aggregate principal balance of the group I included mortgage loans.

The maximum interest rate cap, in the case of the class AV-1, class AV-2 and class AV-3 certificates, will be equal to the product of (i) 12 times the quotient obtained by dividing the scheduled interest that would have been due on the group II included mortgage loans during the related due period had the group II adjustable rate mortgage loans provided for interest at their maximum lifetime mortgage rates, reduced by the servicing fee, the securities administrator fee, the certificate insurer premium, the credit risk manager fee and any amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty) allocable to the group II included mortgage loans, by the aggregate principal balance of the group II included mortgage loans and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

The maximum interest rate cap, in the case of the class M and class B certificates, will be equal to the weighted average (weighted in proportion to the results of subtracting the current principal balance of the related class A certificates and, in the case of group I, the class R certificate from the sum of (x) the aggregate principal balance of the related mortgage group and (y) the amount on deposit in the pre-funding account related to such mortgage group disregarding income or loss on investments of amounts on deposit in the pre-funding account) of the group I maximum rate cap (adjusted, in the case of the class M-1B, class M-2B, class M-3B, class M-4B, class M-5B and class M-6B certificates, to reflect the actual number of days in the related accrual period) and the group II maximum rate cap (disregarding, in the case of the class M-1A, class M-2A, class M-3A, class M-4A, class M-5A, class M-6A and class B certificates, any adjustment for the actual number of days in the related accrual period). Any interest shortfalls arising as a result of the application of a maximum interest rate cap will not be carried forward for distribution on future distribution dates. See "Description of the Certificates--Distributions--Distributions of Interest."

                             Principal Distributions

Principal distributions to the certificates will generally reflect principal collections on the mortgage loans in the trust fund. The class AF-1, class AF-2, class AF-3, class AF-4, class AF-5 and class R certificates will generally receive principal collected on the group I mortgage loans. The class AV-1, class AV-2 and class AV-3 certificates will generally receive principal collected on the group II mortgage loans. The class M and class B certificates will generally receive principal collected on both groups of mortgage loans. Principal distributions will also include a portion of interest collections to the extent necessary to restore or maintain overcollateralization to the required level, as described below. See "Description of the Certificates--Distributions-- Distributions of Principal."

                          Interest Rate Swap Agreement

On the closing date, the trust will enter into an interest rate swap agreement with Bear Stearns Financial Products, the swap counterparty. Bear Stearns Financial Products is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. As of the date of this prospectus supplement, the swap counterparty has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service.

Under the interest rate swap agreement, with respect to each distribution date on or prior to October 2010, the trust will pay to the swap counterparty a fixed payment at a per annum rate as set forth in the table on page S-82, calculated on the basis of a 360-day year assumed to consist of twelve 30-day months and the interest rate swap

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

counterparty will pay to the trust a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), calculated on the basis of a 360-day year and the actual number of days elapsed in the accrual period, in each case calculated on the product of the scheduled notional amount set forth on the schedule included in this prospectus supplement for that distribution date. To the extent that the fixed payment exceeds the floating payment payable with respect to any of the distribution dates on or prior to the distribution date in October 2010, amounts otherwise available for payments on the certificates will be applied on that distribution date to make a net payment to the swap counterparty, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the those distribution dates, the swap counterparty will make a net payment to the trust on the business day preceding that distribution date. Any net amounts received by or paid out from the trust under the interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under "Description of the Certificates-- Distributions from the Supplemental Interest Trust" in this prospectus supplement. The interest rate swap agreement is scheduled to terminate following the distribution date in October 2010.

For further information regarding the interest rate swap agreement, see "Description of the Certificates--Swap Agreement" and "-- Distributions from the Supplemental Interest Trust" in this prospectus supplement.

                                 Denominations

The trust fund will issue the offered certificates (other than the class R certificate) in minimum denominations of $25,000 in original principal amount and integral multiples of $1 in excess of $25,000. A single class R certificate will be issued in definitive form in a $100 denomination.

                             Book-Entry Registration

The trust fund will initially issue the offered certificates (other than the class R certificate) in book-entry form. You may elect to hold your interest in the certificates through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or the Euroclear System in Europe, or indirectly through participants in those systems. See "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement and "Description of the Securities" in the prospectus.

                               Credit Enhancement

Credit enhancement is intended to reduce the harm caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the certificates will consist of excess interest, overcollateralization, subordination, net swap payments received from the swap counterparty, if any, and, with respect to the class AF-2, class AF-4 and class AF-5 certificates, the certificate guaranty insurance policy, as described in this prospectus supplement.

Excess Interest and Overcollateralization. The overcollateralization amount is the excess of the sum of the aggregate outstanding principal balance of the mortgage loans plus the amount on deposit in the pre-funding account (disregarding income or loss on investments of amounts on deposit in the pre-funding account) over the aggregate principal balance of the class A, class M, class B and class R certificates. On the closing date, the overcollateralization amount will equal approximately 0.00% of the sum of the aggregate outstanding principal balance of the mortgage loans as of the cut-off date and the amounts on deposit in the pre-funding account on the closing date. Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

interest accrued on the class A, class M and class B certificates and the expenses of the trust fund, there is expected to be excess interest each month.

On each distribution date, the trust fund will apply some or all of the excess interest as a principal payment on the classes of certificates then entitled to principal until the targeted overcollateralization amount is reached, resulting in a limited acceleration of amortization of the certificates relative to the amortization of the mortgage loans. Once the targeted overcollateralization amount is reached, the acceleration feature will cease. If the overcollateralization amount is reduced below the targeted overcollateralization amount as a result of losses on the mortgage loans, the trust fund will apply some or all of this excess interest as principal payments on the classes of certificates then entitled to principal until the overcollateralization target is restored, resulting in a limited acceleration of certain classes of certificates relative to the mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the overcollateralization target is restored, the acceleration feature will cease, unless it becomes necessary again to maintain the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the certificates. See "Description of the Certificates--Overcollateralization Provisions."

Subordination. The rights of the holders of the more junior classes of certificates to receive distributions will be subordinated to the rights of the holders of the more senior classes of certificates to receive distributions. See "Description of the Certificates -- Distributions."

Priority of Distributions and Allocation of Losses. In general, the protection afforded the holders of more senior classes of certificates by means of subordination of the junior classes of certificates will be effected in two ways:

o by the preferential right of the holders of the more senior classes of certificates to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amount of interest and principal due on the more senior classes of certificates and, if necessary, by the right of the holders of the more senior classes of certificates to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates; and

o by the allocation to the more junior classes of certificates (in inverse order of seniority) of losses resulting from the liquidation of defaulted mortgage loans or the bankruptcy of mortgagors prior to the allocation of these losses to the more senior classes of certificates, until their respective certificate principal balances have been reduced to zero.

The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit support provided to the various classes of certificates, which assumes that the targeted overcollateralization amount has been reached.


                                                Initial
                           Credit                Credit
Class(es)                 Support               Support*
---------                 -------               --------
A and R          class M-1A, class M-1B,        13.40%
                 class M-2A, class M-2B,
                 class M-3A, class M-3B,
                 class M-4A, class M-4B,
                 class M-5A, class M-5B,
                 class M-6A, class M-6B,
                 class B-1, class B-2 and
                 class B-3
M-1A and M-1B    class M-2A, class M-2B,         9.30%
                 class M-3A, class M-3B,
                 class M-4A, class M-4B,
                 class M-5A, class M-5B,
                 class M-6A, class M-6B,
                 class B-1, class B-2 and
                 class B-3
M-2A and M-2B    class M-3A, class M-3B,         7.30%
                 class M-4A, class M-4B,
                 class M-5A, class M-5B,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                 class M-6A, class M-6B,
                 class B-1, class B-2 and
                 class B-3
M-3A and M-3B    class M-4A, class M-4B,         6.25%
                 class M-5A, class M-5B,
                 class M-6A, class M-6B,
                 class B-1, class B-2 and
                 class B-3
M-4A and M-4B    class M-5A, class M-5B,         3.55%
                 class M-6A, class M-6B,
                 class B-1, class B-2 and
                 class B-3
M-5A and M-5B    class M-6A, class M-6B,         2.95%
                 class B-1, class B-2 and
                 class B-3
M-6A and M-6B    class B-1, class B-2 and        2.45%
                 class B-3
B-1              class B-2 and class B-3         1.95%
B-2              class B-3                       1.45%
B-3              overcollateralization           0.80%

* Approximate

Certificate Guaranty Insurance Policy. On the closing date, Financial Security Assurance Inc. will issue a certificate guaranty insurance policy guaranteeing certain payments of principal and interest on the class AF-2, class AF-4 and class AF-5 certificates. This insurance policy will, in general, guarantee accrued and unpaid interest on the class AF-2, class AF-4 and class AF-5 certificates on each distribution date and the principal amount then owing on the class AF-2, class AF-4 and class AF-5 certificates on the last scheduled distribution date. Payments received under the certificate guaranty insurance policy will be available to pay shortfalls in respect of payments of principal and interest only on the class AF-2, class AF-4 and class AF-5 certificates. See "Description of the Certificates-- The Certificate Guaranty Insurance Policy."

Optional Purchase of Delinquent Mortgage Loans

As to any mortgage loan that is 90 days or more delinquent, the servicer will have the option (but not the obligation), subject to the limitations described in the pooling and servicing agreement, to purchase such mortgage loan from the trust fund. See "The Pooling and Servicing Agreement--Optional Purchase of Defaulted Loans."

                              Optional Termination

Subject to restrictions described in this prospectus supplement, Specialized Loan Servicing LLC (with the consent of the certificate insurer, subject to the terms and conditions set forth in the pooling and servicing agreement) will have the option (but not the obligation) to terminate the trust fund after the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the cut-off date and the amount on deposit in the pre-funding account on the closing date. See "The Pooling and Servicing Agreement--Optional Termination."

If Specialized Loan Servicing LLC does not exercise its option to purchase the mortgage loans as described above when it is first entitled to do so, the margins or pass-through rates, as applicable, on each class of the class A, class M and class B certificates will be increased as described in this prospectus supplement. No optional termination will be permitted without the consent of the certificate insurer if a draw on the certificate guaranty insurance policy will be made or if amounts due to the certificate insurer would remain unreimbursed on the final distribution date.

                                Legal Investment

When issued, none of the certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. After the pre-funding period, the class A certificates and the class M-1A, class M-1B, class M-2A, class M-2B, class M-3A and class M-3B certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as such certificates are rated in one of the two highest rating categories by at least one

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

nationally recognized statistical rating organization. You should consult your own counsel as to whether and to what extent the certificates constitute legal investments for you. See "Risk Factors--Certain of the certificates lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell" and "Legal Investment" in this prospectus supplement and "Legal Investment" in the prospectus.

                         Federal Income Tax Consequences

For federal income tax purposes, the trust fund, other than the pre-funding account, the capitalized interest account, the rights to the initial ES strip, the supplemental interest trust, the rights to receive payments on the interest rate swap agreement and the rights to prepayment penalties, will elect to be treated as one or more real estate mortgage investment conduits ("REMICs"). For federal income tax purposes, each class of the class A, class M and class B certificates will represent ownership of regular interests in a REMIC and the right to receive, and the obligation to make, payments under certain non-REMIC contracts.

To the extent that the offered certificates represent regular interests in a REMIC, they will generally be treated as debt instruments for federal income tax purposes. Holders of offered certificates will be required to include in income all interest and original issue discount on the portion of their offered certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus for a discussion of the federal income tax treatment of a holder of a regular interest in a REMIC and for a discussion of the federal income tax consequences associated with the deemed rights to receive, and the obligations to make, payments under the non-REMIC contracts. See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

For federal income tax purposes, the class R certificate will represent the residual interest in each of the REMICs included in the trust fund. The class R certificate will not be treated as a debt instrument for federal income tax purposes. The beneficial owner of the class R certificate will be required to include the taxable income or loss of the REMICs in determining its taxable income. All or most of the taxable income of the REMICs includable by the beneficial owner of the class R certificate will be treated as "excess inclusion" income which is subject to special limitations for federal income tax purposes. As a result of this tax treatment, the after-tax return on the class R certificate may be significantly lower than would be the case if the class R certificate were taxed as a debt instrument, or may be negative. See "Federal Income Tax Consequences--Class R Certificate" in this prospectus supplement.

Additionally, the class R certificate will be treated as a "noneconomic residual interest" for tax purposes and, as a result, certain transfers of the class R certificate may be disregarded for federal income tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates. See "Description of the Certificates--Restrictions on Transfer of the Class R Certificate" and "Federal Income Tax Consequences--Class R Certificate" in this prospectus supplement and "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

                              ERISA Considerations

Under current law, in general, the offered certificates (other than the class R certificate) will be eligible for purchase by retirement or other employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended. However, prior to the termination of the interest rate swap agreement, such employee benefit plans or plans subject to Section 4975 may not acquire the offered certificates (other than the class R certificate) unless such acquisition and holding satisfies the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

requirements for exemptive relief under and is covered by one of the investor-based exemptions issued by the Department of Labor. Prospective investors should consult with their counsel regarding the legal consequences of such a retirement or other employee benefit plan's acquisition and holding of the certificates. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                     Ratings

The offered certificates are required to receive ratings not lower than those indicated under the heading "Anticipated Ratings" in the table on page S-3 of this prospectus supplement.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency. The ratings on the certificates address the likelihood of the receipt by holders of the certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any interest carry forward amount will be paid.

The ratings do not address the likelihood that any payments will be made to the offered certificates under the interest rate swap agreement. See "Ratings."

                               Pre-Funding Account

Subject to conditions described in this prospectus supplement, the trust fund will be obligated to purchase from the seller on or before December 16, 2005 additional sub-prime first lien mortgage loans having an aggregate outstanding principal balance of approximately $19,385,064, of which $4,537,470 will be allocated to group I and $14,847,594 of which will be allocated to group II. On the closing date, the depositor will deposit from the proceeds received from the sale of the certificates with the securities administrator on behalf of the trustee approximately $19,385,064, to provide the trust fund with sufficient cash to purchase the additional mortgage loans. See "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account" in this prospectus supplement.

                               The Mortgage Loans

We will divide the mortgage loans into two separate groups referred to as group I and group II. Group I will consist of first lien fixed rate and adjustable rate mortgage loans that bear interest at a fixed rate for an initial period of five or more years after origination and thereafter have semi-annual and annual interest rate and payment adjustments. Group II will consist of first lien adjustable rate mortgage loans that bear interest at a fixed rate for an initial period of three or fewer years after origination and thereafter have semi-annual interest rate and payment adjustments.

The following tables summarize approximate characteristics of the entire mortgage pool as of October 1, 2005 and include both mortgage loans included in the trust fund as of the closing date and those that are expected to be acquired by the trust fund during the funding period that ends on December 16, 2005, each of which has already been identified by Terwin Advisors LLC, as well as certain mortgage loans that will be deleted from the mortgage pool prior to the closing date. We refer to this pool of the mortgage loans as the statistical mortgage pool. When we refer to percentages of mortgage loans in the following tables and in the remainder of this prospectus supplement, we are describing the percentages of the statistical mortgage pool. The sum of the percentages may not equal 100.00% due to rounding.

Investors should understand that the following tables and the percentages specified in the remainder of this prospectus supplement describe the mortgage loans in the statistical mortgage pool. The mortgage pool as of the closing date may include certain mortgage loans that are not included in the statistical mortgage pool in this prospectus supplement; furthermore,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

certain mortgage loans that are included in the statistical mortgage pool in this prospectus supplement will be deleted from the final mortgage pool. We do not expect the inclusion or deletion of these mortgage loans to change the material characteristics of the final mortgage pool. In addition, as described in this prospectus supplement under "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account" approximately $19,385,064 in aggregate outstanding principal balance of the mortgage loans will be added to the mortgage pool after the closing date, but on or before December 16, 2005. It is not expected, however, that the material characteristics of the mortgage pool on December 16, 2005 will differ from the approximate characteristics of the final mortgage pool set forth in this prospectus supplement. Within 15 days of the end of the funding period, we will file a form 8-K with the Securities and Exchange Commission, which will include the characteristics of the final mortgage pool. For additional information on the mortgage loans, see "The Mortgage Pool."

--------------------------------------------------------------------------------

                          Mortgage Loan Characteristics
                           (Statistical Mortgage Pool)

Number of loans                                                    2,506
Aggregate outstanding principal balance                         $550,003,757
Number of loans with prepayment penalties at origination           1,453
Weighted average prepayment term at origination for loans
with prepayment penalties (in months)                                28

                                         Average or
                                      Weighted Average            Range
                                      ----------------    ---------------------
Outstanding principal balance(1)          $219,475        $22,879 to $1,995,000
Original principal balance(1)             $219,703        $23,000 to $1,995,000
Mortgage rates(2)                          7.102%           5.200% to 12.871%
Original loan-to-value ratio(2)            78.20%            6.26% to 100.00%
Stated remaining term to
   maturity (in months)(2)                   356                165 to 360
Credit score(2)(3)                           672                500 to 817
Maximum mortgage rate(2)(4)                12.904%          9.030% to 18.500%
Minimum mortgage rate(2)(4)                5.403%           2.250% to 11.060%
Gross margin(2)(4)                         4.585%            2.250% to 9.400%
Initial rate cap(2)(4)                     3.427%            1.000% to 6.000%
Periodic rate cap(2)(4)                    1.043%            1.000% to 6.000%
Months to roll(2)(4)                         32                  2 to 117

----------
(1)   Indicates average.
(2)   Indicates weighted average.
(3)   Mortgage loans that were scored only.
(4)   Adjustable rate mortgage loans only.

                      Mortgage Rates for the Mortgage Pool

[The following information was depicted as a bar chart in the printed material]

                 Mortgage Rates                             %
                 --------------                          ------
                 5.500% or less                           0.92%
                 5.501% to 6.000%                         9.52%
                 6.001% to 6.500%                        17.39%
                 6.501% to 7.000%                        25.08%
                 7.001% to 7.500%                        17.97%
                 7.501% to 8.000%                        15.74%
                 8.001% to 8.500%                         7.93%
                 8.501% to 9.000%                         4.12%
                 9.001% to 9.500%                         0.96%
                 9.501% to 10.000%                        0.27%
                 10.001% or greater                       0.11%
                 Total:                                 100.00%

                Original Principal Balances for the Mortgage Pool

[The following information was depicted as a bar chart in the printed material]

                 Original Principal Balances                %
                 ---------------------------             ------
                       $1 to  $50,000                     0.42%
                  $50,001 to $100,000                     4.81%
                 $100,001 to $150,000                    10.65%
                 $150,001 to $200,000                    16.24%
                 $200,001 to $250,000                    13.46%
                 $250,001 to $300,000                    11.73%
                 $300,001 to $350,000                    10.50%
                 $350,001 to $400,000                     9.66%
                 $400,001 to $450,000                     7.17%
                 $450,001 to $500,000                     5.39%
                 $500,001 or greater                      9.96%
                 Total:                                 100.00%

                       Product Types for the Mortgage Pool

[The following information was depicted as a pie chart in the printed material]

                 Product Types                              %
                 -------------                           ------
                 15 Year Fixed Loans                      0.61%
                 20 Year Fixed Loans                      0.11%
                 25 Year Fixed Loans                      0.05%
                 30 Year Fixed Loans                     33.14%
                 Six-Month LIBOR Loans                    0.34%
                 2/28 LIBOR Loans                        39.22%
                 3/27 LIBOR Loans                        10.41%
                 5/25 LIBOR Loans                        15.40%
                 7/23 LIBOR Loans                         0.03%
                 10/20 LIBOR Loans                        0.07%
                 2/28/30 LIBOR 30/40 Balloon Loans        0.45%
                 Balloon Loans                            0.17%
                 Total:                                 100.00%


               Original Loan-to-Value Ratios for the Mortgage Pool

[The following information was depicted as a bar chart in the printed material]

                 Loan-to-Value Ratios                       %
                 --------------------                    ------
                 50.00% or less                           1.53%
                 50.01% to 55.00%                         0.97%
                 55.01% to 60.00%                         2.12%
                 60.01% to 65.00%                         2.57%
                 65.01% to 70.00%                         6.45%
                 70.01% to 75.00%                         6.70%
                 75.01% to 80.00%                        67.94%
                 80.01% to 85.00%                         3.62%
                 85.01% to 90.00%                         5.96%
                 90.01% to 95.00%                         1.86%
                 95.01% to 100.00%                        0.29%
                 Total:                                 100.00%

                   Credit Score Summary for the Mortgage Pool

[The following information was depicted as a bar chart in the printed material]

                 Credit Score Summary                        %
                 --------------------                    ------
                 Not Available                            0.03%
                 451 to 500                               0.02%
                 501 to 550                               3.43%
                 551 to 600                               7.36%
                 601 to 650                              25.35%
                 651 to 700                              32.28%
                 701 to 750                              22.52%
                 751 to 800                               8.11%
                 801 to 850                               0.90%
                 Total:                                 100.00%


           Original Prepayment Penalty Summary for the Mortgage Pool

[The following information was depicted as a bar chart in the printed material]

                 Prepayment Penalty Summary                 %
                 --------------------------              ------
                 None                                    44.51%
                 5 Months                                 0.38%
                 6 Months                                 1.45%
                 7 Months                                 0.06%
                 12 Months                                5.37%
                 24 Months                               25.69%
                 30 Months                                0.03%
                 36 Months                               21.45%
                 60 Months                                1.07%
                 Total:                                 100.00%

                                  Risk Factors

The overcollateralization provisions of your certificates will affect the yields to maturity of the certificates

      The overcollateralization provisions of the trust fund will affect the weighted average lives of the certificates and consequently the yields to maturity of the certificates. To the extent necessary to reach, restore or maintain the required amount of overcollateralization, net excess cashflow will be applied as distributions of principal to the classes of certificates then entitled to principal, thereby reducing the weighted average lives of the certificates. The actual required amount of overcollateralization may change from distribution date to distribution date, producing uneven distributions of accelerated payments in respect of principal under these circumstances. We cannot predict whether, or to what degree, it will be necessary to apply net excess cashflow as distributions of principal in order to maintain the required amount of overcollateralization.

      Net excess cashflow generally is the excess of interest collected or advanced on the mortgage loans over the amount required to pay interest on the certificates and the trust fund expenses. Mortgage loans with higher interest rates will contribute more interest to the net excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of net excess cashflow.

      As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average lives of the offered certificates may vary significantly over time. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield Considerations--Prepayments--Maturity and Weighted Average Life" in the prospectus.

Prepayments of the mortgage loans will affect the yields to maturity of the certificates
      The yields to maturity and weighted average lives of the certificates will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of mortgagors to refinance their mortgage loans. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicer intends to enforce these provisions unless enforcement is not permitted by applicable law, or the servicer, in a manner consistent with accepted servicing practices, permits the purchaser of the related mortgaged property to assume the mortgage loan. Further, the certificate guaranty insurance policy does not insure against prepayment interest shortfalls.

      To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

      Specialized Loan Servicing LLC (with the consent of the certificate insurer, subject to the terms and conditions set forth in the pooling and servicing agreement) will have the option (but not the obligation) to terminate the trust fund after the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the cut-off date and the amount on deposit in the pre-funding account on the closing date. A swap termination payment may be owed to the swap counterparty upon the termination of the trust fund. Any such swap termination payment shall be included in the calculation of the price to be paid in order to effect the optional termination of the trust fund. No optional termination will be permitted without the consent of the certificate insurer if a draw on the certificate guaranty insurance policy will be made or if amounts due to the certificate insurer would remain unreimbursed on the final distribution date.

      The yield on the class AF-1, class AV-1, class AV-2, class AV-3, class M-1B, class M-2B, class M-3B, class M-4B, class M-5B and class M-6B certificates will also be sensitive to the level of one-month LIBOR. In addition, the yields to maturity of any offered certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because approximately 55.49% of the mortgage loans in the statistical mortgage pool contain prepayment penalties, the rate of principal prepayments during the term of such prepayment penalties may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment penalties; however, principal prepayments of such mortgage loans could be expected to increase, perhaps materially, at or shortly after the time of the expiration of such prepayment penalties. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the resulting yields to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the certificateholders as described in this prospectus supplement. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield Considerations--Prepayments--Maturity and Weighted Average Life" in the prospectus.

Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies

      The underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund consider the credit quality of a mortgagor and the value of the mortgaged property. The mortgagors generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines. Furthermore, the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund do not prohibit a borrower from obtaining secondary financing on the mortgaged property. Secondary financing would reduce the borrower's equity in the related mortgaged property.

      As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines. Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the trust fund. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

The interest rate on the certificates may be capped depending on fluctuations in one-month LIBOR, six-month LIBOR and one-year LIBOR

      The pass-through rates on the class AF-1, class AV-1, class AV-2, class AV-3, class M-1B, class M-2B, class M-3B, class M-4B, class M-5B and class M-6B certificates are calculated based upon the value of an index (one-month LIBOR) that is different from the value of the index applicable to substantially all of the adjustable rate mortgage loans (six-month LIBOR or one-year LIBOR) in the mortgage pool as described under "The Mortgage Pool--General". In addition, the fixed rate mortgage loans have mortgage rates that are not dependent on any index.

      Further, the pass-through rates on the class A, class M and class B certificates are subject to an available funds cap and a maximum rate cap. The available funds cap effectively limits the amount of interest accrued on each class of class A, class M and class B certificates. The group I available funds cap effectively limits the amount of interest accrued on the class AF-1 certificates to a per annum rate equal to the product of (a) 12, (b) an amount obtained by dividing the amount of interest due on the group I included mortgage loans, less certain amounts, by the aggregate stated principal balance of the group I included mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period. The group I net wac cap effectively limits the amount of interest accrued on the class AF-2, class AF-3, class AF-4 and class AF-5 certificates to a per annum rate equal to 12 times an amount obtained by dividing the amount of interest due on the group I included mortgage loans, less certain amounts, by the aggregate stated principal balance of the group I included mortgage loans as of the first day of the related accrual period. The group II available funds cap effectively limits the amount of interest accrued on the class AV-1, class AV-2 and class AV-3 certificates to a per annum rate equal to the product of (a) 12, (b) an amount obtained by dividing the amount of interest due on the group II included mortgage loans, less certain amounts, by the aggregate stated principal balance of the group II included mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period. The pass-through rates on the class M and class B certificates will be limited to a rate equal to the weighted average (weighted in proportion to the results of subtracting the current principal balance of the related class A certificates and, in the case of group I, the class R certificate from the sum of (x) the aggregate principal balance of the related mortgage group and (y) the amounts on deposit in the pre-funding amount related to such mortgage group disregarding income or loss on investments of amounts on deposit in the pre-funding account) of the group I available funds cap and the group II available funds cap (disregarding, in the case of the class M-1A, class M-2A, class M-3A, class M-4A, class M-5A, class M-6A and class B certificates, any adjustment for the actual number of days in the related accrual period).

      Various factors may cause an available funds cap to limit the interest rate on each class of certificates. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR or one-year LIBOR. In addition, the pass-through rates on the class AF-1, class AV-1, class AV-2, class AV-3, class M-1B, class M-2B, class M-3B, class M-4B, class M-5B and class M-6B certificates adjust monthly, while the interest rates on substantially all of the adjustable rate mortgage loans adjust less frequently and the interest rates on the fixed rate mortgage loans remain constant, with the result that the operation of an available funds cap described above may cause the pass-through rates to be reduced for extended periods in a rising interest rate environment. The adjustable rate mortgage loans are also subject to periodic adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the available funds cap described above limiting increases in the pass-through rates for the each class of certificates. Consequently, the interest that becomes due on the adjustable rate mortgage loans (net of the servicing fee rate, the securities administrator fee rate, the certificate insurer premium, the credit risk manager fee rate, the net swap payments owed to the swap counterparty, if any, and the swap termination payment owed to the swap counterparty, if any (other than defaulted swap termination payments)) with respect to any distribution date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the class AF-1, class AV-1, class AV-2, class AV-3, class M-1B, class M-2B, class M-3B, class M-4B, class M-5B and class M-6B certificates during the related period. Furthermore, if an available funds cap described above determines the pass-through rates for a class of certificates for a distribution date, the market value of those certificates may be temporarily or permanently reduced.

      In addition, the pass-through rate on each class of certificates is subject to a maximum rate cap, which limits the pass-through rate on each such class of certificates based on the maximum lifetime mortgage rates on the adjustable rate mortgage loans and the mortgage rates on the fixed rate mortgage loans. The maximum rate cap may limit increases in the pass-through rates on each class of certificates. This can occur even if there is sufficient interest collected on the mortgage loans in the trust fund, net of trust fund expenses, to pay interest on the offered certificates without giving effect to the maximum rate cap.

      The group I maximum rate cap effectively limits the pass-through rates of the group I senior certificates to a per annum rate equal to 12 times the quotient obtained by dividing the scheduled interest that would have been due on the group I included mortgage loans during the related due period had the group I adjustable rate mortgage loans provided for interest at their maximum lifetime mortgage rates and the group I fixed rate mortgage loans provided for interest at their mortgage rates, less certain amounts, by the aggregate principal balance of the group I included mortgage loans, and in the case of the class AF-1 certificates, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

      The group II maximum rate cap effectively limits the pass-through rates of the group II senior certificates to a per annum rate equal to the product of (i) 12 times the quotient obtained by dividing the scheduled interest that would have been due on the group II included mortgage loans during the related due period had the group II adjustable rate mortgage loans provided for interest at their maximum lifetime mortgage rates, less certain amounts, by the aggregate principal balance of the group II included mortgage loans and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

      The subordinated maximum rate cap effectively limits the subordinated certificates to a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting the current principal balance of the related class A certificates and, in the case of group I, the class R certificate from the sum of (x) the aggregate principal balance of the related mortgage group and (y) the amount on deposit in the pre-funding account related to such mortgage group disregarding income or loss on investments of amounts on deposit in the pre-funding account) of the group I maximum rate cap (adjusted, in the case of the class M-1B, class M-2B, class M-3B, class M-4B, class M-5B and class M-6B certificates, to reflect the actual number of days in the related accrual period) and the group II maximum rate cap (disregarding, in the case of the class M-1A, class M-2A, class M-3A, class M-4A, class M-5A, class M-6A and class B certificates, any adjustment for the actual number of days in the related accrual period).

The protection afforded to your certificates by subordination is limited

      The rights of each class of the class M certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A certificates, class R certificate and any class M certificates having a lower numerical designation to receive those distributions, and the rights of each class of the class B certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A certificates, class R certificate, class M certificates and any class B certificates having a lower numerical designation to receive those distributions. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of certificates of the full amount of the monthly distributions allocable to them and to afford protection against losses.

Allocation of losses to the subordinated certificates makes the yield to maturity on those classes of certificates sensitive to defaults on the mortgage loans

      If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate principal balance of the class A, class M, class B and class R certificates exceeds the aggregate stated principal balance of the mortgage loans plus the amount on deposit in the pre-funding account (disregarding income or loss on investments of amounts on deposit in the pre-funding account), the principal balances of the class M and class B certificates will be reduced in reverse order of seniority (first, the class B-3 certificates, second, the class B-2 certificates, third, the class B-1 certificates, fourth, the class M-6A and class M-6B certificates on a pro rata basis, fifth, the class M-5A and class M-5B certificates on a pro rata basis, sixth, the class M-4A and class M-4B certificates on a pro rata basis, seventh, the class M-3A and class M-3B certificates on a pro rata basis, eighth, the class M-2A and class M-2B certificates on a pro rata basis and ninth, the class M-1A and class M-1B certificates on a pro rata basis) by the amount of the excess. Consequently, the yield to maturity on the class M and class B certificates will be sensitive, in varying degrees, to defaults on the mortgage loans and the timing of those defaults. Investors should fully consider the risks associated with an investment in the class M and class B certificates, including the possibility that these investors may not fully recover their initial investments as a result of realized losses on the mortgage loans.

Delays and expenses connected with the liquidation of mortgaged properties may result in losses to you

      Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes of certificates.

Ratings on the certificates do not address all of the factors you should consider when purchasing certificates

      The rating of each class of certificates will depend primarily on an assessment by each rating agency of the mortgage loans as well as the structure of the transaction. The rating by each rating agency of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any floating rate certificate carryover amounts will be paid. See "Ratings" in this prospectus supplement.

Interest only mortgage loan risk

      As of the cut-off date, approximately 55.49% of the mortgage loans in the statistical mortgage pool do not provide for any payments of principal prior to
(i) two years from their origination, (ii) three years from their origination,
(iii) five years from their origination or (iv) ten years from their origination, as applicable. These mortgage loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of that mortgage loan will be higher than for an amortizing mortgage loan.

Collections on the mortgage loans may be delayed or reduced if the seller or the servicer becomes insolvent

      The sale of the mortgage loans from Terwin Advisors LLC to Merrill Lynch Mortgage Investors, Inc. will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Terwin Advisors LLC, the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing, secured by a pledge of the applicable mortgage loans. If the transfers discussed above were to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

      In the event of a bankruptcy or insolvency of Specialized Loan Servicing LLC, as servicer, the bankruptcy trustee or receiver may have the power to prevent JPMorgan Chase Bank, N.A., as securities administrator, U.S. Bank National Association, as trustee, or the certificateholders from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Specialized Loan Servicing LLC, as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The recording of mortgages in the name of MERS may affect the yields on the certificates

      The mortgages or assignments of mortgage for a significant portion of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the mortgage loan originator and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS(R) System. However, if MERS discontinues the MERS(R) System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust fund and will reduce the amount available to pay principal and interest on the class or classes of certificates with certificate principal balances greater than zero with the lowest payment priorities.

      The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

Failure to record assignments of mortgage may affect the yields on the certificates

      When the security interest in a mortgage note is properly perfected, the current UCC does not require the recordation of assignments of mortgage to ensure enforceability of the lien on the related property and the depositor does not expect to cause the assignments to be recorded. However, if the assignment of mortgage is not recorded in the name of the servicer or the trustee on behalf of the trust, notices of certain matters related to the mortgaged property, such as tax liens, condemnation proceedings and certain matters with respect to the senior lien, could be delivered to the holder of record and not to the attention of the servicer or the trustee. Such non-delivery of notices could result in losses on the certificates. Additionally, the non-recordation of any such assignments may result in further expenses to the trust fund in connection with the recording of those assignments when the applicable mortgage loans are paid in full. Furthermore, the potential inability of the servicer to timely release the mortgage liens on mortgage loans that have been paid in full may expose the trust fund and the servicer to claims and liability for violations or breaches of applicable law or the terms of the related mortgage loans.

The certificates may be inappropriate for individual investors

      The offered certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

      o The yields to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

      o The rate of principal distributions on, and the weighted average lives of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

      o You may not be able to reinvest amounts distributed in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate on your certificates; or

      o It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

      You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement, and in the prospectus under the heading "Risk Factors."

The geographic concentration of mortgage loans means your investment may be especially sensitive to economic conditions in particular states

      As of the cut-off date, approximately 17.44%, 12.53%, 12.01%, 7.05% and 6.23% of the mortgaged properties relating to the mortgage loans in the mortgage pool were located in California, New York, Florida, Arizona and New Jersey, respectively. An overall decline in the residential real estate market in those states could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the residential real estate market in those states will not weaken. If the residential real estate market in those states should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially.

      Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans. Properties in these states, particularly California, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

Potential damage to mortgaged properties

      Hurricane Dennis, which struck the southeastern United States and surrounding areas in July 2005, may have adversely affected any mortgaged properties located in those areas. In connection with Hurricane Dennis, the Federal Emergency Management Agency has issued major disaster declarations for counties in Florida, Alabama and Mississippi. Approximately 0.50% of the mortgaged properties are located in these counties. Hurricane Katrina, which struck Louisiana, the southeastern United States and surrounding areas on August 29, 2005, may have adversely affected any mortgaged properties located in those areas. In connection with Hurricane Katrina, the Federal Emergency Management Agency has issued major disaster declarations for counties in Louisiana, Mississippi and surrounding regions of southeastern United States. Approximately 0.28% of the mortgaged properties are located in these counties. Hurricane Rita, which struck Texas and the surrounding areas on September 22, 2005, may have adversely affected any mortgaged properties located in those areas. In connection with Hurricane Rita, the Federal Emergency Management Agency has issued major disaster declarations for counties in Texas. Approximately 0.08% of the mortgaged properties are located in these counties. The seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date. We do not know how many mortgaged properties have been or may be affected by these hurricanes. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by these hurricanes. Any adverse impact as a result of these events may be borne by the holders of the certificates, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty.

Mortgage loans with special introductory "teaser" rates may have greater default risk

      As of the cut-off date, approximately 65.13% of the adjustable rate mortgage loans in the statistical mortgage pool bear a fixed interest rate for two, three, five, seven or ten years from the date of origination. These mortgage loans have low special introductory interest rates known as "teaser" rates. At the expiration of the initial fixed rate period, the interest rate may adjust to a rate that is significantly higher than the initial rate. The amount of the increases in the interest rate (on the initial and subsequent adjustment dates) may be limited by periodic adjustment caps. However, despite the rate adjustment caps, this could result in a significant increase in the borrower's monthly mortgage payment, which may cause some of these borrowers to default on their mortgage loans. As a result, the default risk associated with teaser rate mortgage loans is greater than that associated with mortgage loans that do not have a low introductory interest rate. In addition, borrowers of this type of mortgage loan may be encouraged to refinance or prepay their mortgages upon the end of the teaser rate, which may also affect the return on your notes. See "The Mortgage Pool --Mortgage Loans" for information concerning periodic rate adjustment caps and the next adjustment date for the adjustable rate mortgage loans.

Mortgage loans with balloon payments may experience higher default rates

      Approximately 0.62% of the mortgage loans in the statistical mortgage pool are "balloon loans" that provide for the payment of the unamortized principal balance of the mortgage loan in a single payment at maturity. The balloon loans provide for equal monthly payments, consisting of principal and interest, generally based on a 40 year amortization schedule, and a single payment of the remaining balance of the balloon loan generally up to 30 years after origination. Amortization of a balloon loan based on a scheduled period that is longer than the term of the mortgage loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. We do not have any information regarding the default history or prepayment history of payments on balloon loans. Because borrowers of balloon loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the balloon loans is greater than that associated with fully-amortizing loans.

The mortgage pool may contain delinquent mortgage loans which may decrease the amount of principal distributed to you

      The trust fund may include mortgage loans that are delinquent as of the cut-off date. It is expected that as of the cut-off date, none of the mortgage loans in the statistical mortgage pool will be between 31 and 60 days delinquent. None of the mortgage loans in the statistical mortgage pool are expected to be 61 days or more delinquent as of the cut-off date. If there are not sufficient funds from amounts collected on the mortgage loans, the aggregate amount of principal returned to any class of offered certificateholders may be less than the principal balance of a class on the day that class was issued. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

Recent formation of Specialized Loan Servicing LLC

      Specialized Loan Servicing LLC was formed in December 2002 and began servicing activities in January 2004. Because of Specialized Loan Servicing LLC's relative lack of experience in primary servicing of mortgage loans, the foreclosure, delinquency and loss experience of the mortgage loans serviced by it may be higher than if the mortgage loans were serviced by a primary servicer with more experience.

      As of the closing date, Specialized Loan Servicing LLC will service all of the initial mortgage loans. As of the final subsequent transfer date, Specialized Loan Servicing LLC will service all of the mortgage loans. See "The Servicer" in this prospectus supplement.

The original mortgage loan sellers may not be able to repurchase defective mortgage loans

      The original mortgage loan sellers and Terwin Advisors LLC will make various representations and warranties related to the mortgage loans. Those representations are summarized in "The Pooling and Servicing
Agreement--Assignment of Mortgage Loans" in this prospectus supplement.

      If the applicable original mortgage loan seller or Terwin Advisors LLC fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely matter, then the original mortgage loan seller or Terwin Advisors LLC, as applicable, will be required to repurchase the defective mortgage loan. It is possible that the original mortgage loan seller or Terwin Advisors LLC may not be capable of repurchasing any defective mortgage loans, for financial or other reasons. The inability of any original mortgage loan seller or Terwin Advisors LLC to repurchase defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

Certain of the certificates lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell

      The underwriters intend to make a secondary market in the offered certificates, but will have no obligation to do so. We cannot assure you that a secondary market for any class of offered certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of offered certificates. Prior to the end of the pre-funding period, the offered certificates will not constitute "mortgage related securities" for purposes of SMMEA and after the end of the pre-funding period, the class R, class M-4A, class M-4B, class M-5A, class M-5B, class M-6A, class M-6B, class B-1, class B-2 and class B-3 certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in these classes of the offered certificates, thereby limiting the market for such classes of the offered certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA securities such as the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

Payments Due Under the Terms of the Interest Rate Swap Agreement May be Delayed, Reduced or Eliminated if the Swap Counterparty Becomes Insolvent

      The trust fund will include an interest rate swap agreement for the benefit of the offered certificates under which the interest rate swap counterparty, Bear Stearns Financial Products, is obligated on any distribution date to make certain payments to the trust fund in the event that LIBOR exceeds a per annum rate with respect to that distribution date as set forth in the table on page S-82. The swap agreement will terminate following the distribution date in October 2010. However, in the event of the insolvency or bankruptcy of the interest rate swap counterparty payments due under the interstate rate swap agreement may be delayed, reduced or eliminated. Moreover, the interest rate swap agreement may be subject to early termination if either party thereto fails to perform or such interstate rate swap agreement becomes illegal or subject to certain kinds of taxation. In the event of early termination, there may not be an interest rate swap agreement and the trust may be obligated to make a one-time termination payment to the interest rate swap counterparty. In certain circumstances, where the early termination is not the result of an event of default by the interest rate swap counterparty or other certain termination events, payments to certificateholders will be subordinate to the one-time termination payment to the interest rate swap counterparty.

Rapid Prepayments of the Mortgage Loans Could Increase Relative Amounts Due Under the Interest Rate Swap Agreement and Affect the Yield to Maturity of the Certificates

      Any net payment payable to the interest rate swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates on the offered certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the amount on which payments due under the interest rate swap agreement are calculated (namely, the scheduled notional amount) may exceed the aggregate scheduled principal balance of the mortgage loans in the pool, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the interest rate swap counterparty. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.

      In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the interest rate swap counterparty on a senior basis and such payments may reduce amounts available for distribution to certificateholders.

      Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay current interest and interest carry forward, interest shortfalls, amounts owed to the certificate insurer and maintain overcollateralization. However, no amounts will be payable to the trust by the interest rate swap counterparty unless the floating payment owed by the interest rate swap counterparty for a distribution date exceeds the fixed payment owed to the interest rate swap counterparty for that distribution date. This will not occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds a per annum rate as set forth in the table on page S-82. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain required overcollateralization. See "Description of the Certificates--Distributions," in this prospectus supplement.

The subsequent mortgage loans may have characteristics different from those of the initial mortgage loans

      The subsequent mortgage loans may have characteristics different from those of the initial mortgage loans and these differing characteristics may affect the weighted average lives and yields of the certificates. However, each subsequent mortgage loan must satisfy the eligibility criteria referred to herein under "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account" at the time of its conveyance to the trust fund and be underwritten in accordance with the criteria set forth under "Underwriting Guidelines--The Winter Group Underwriting Guidelines" in this prospectus supplement.

If the amounts in the pre-funding account have not been used to purchase mortgage loans, those amounts will be paid to investors

      To the extent that the amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before December 16, 2005, the holders of the class A, class M and class B certificates will receive on the distribution date in December 2005, as a distribution of principal, any cash in the pre-funding account (other than income on the investment of funds on deposit in the pre-funding account) remaining after giving effect to all purchases of subsequent mortgage loans. If holders of the certificates receive such distribution of cash, such distribution will affect the yield to maturity on the certificates.

Payments due under the terms of the certificate guaranty insurance policy may be delayed, reduced or eliminated if Financial Security Assurance Inc. becomes insolvent

      The trust fund will include a certificate guaranty insurance policy issued by Financial Security Assurance Inc. for the benefit of the class AF-2, class AF-4 and class AF-5 certificateholders. This insurance policy will, in general, guarantee payments of accrued and unpaid interest on the class AF-2, class AF-4 and class AF-5 certificates on each distribution date and the principal amount then owing on the class AF-2, class AF-4 and class AF-5 certificates on the last scheduled distribution date. Payments received under the certificate guaranty insurance policy will be available to pay shortfalls in respect of payments of principal and interest only on the class AF-2, class AF-4 and class AF-5 certificates. However, in the event of the insolvency or bankruptcy of Financial Security Assurance Inc., payments due under the certificate guaranty insurance policy may be delayed, reduced or eliminated.

Violations of federal, state and local laws

      Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and the originators. Actual or alleged violations of these federal, state and local laws may, among other things:

      o limit the ability of the servicer to collect principal or interest on the mortgage loans,

      o     provide the borrowers with a right to rescind the mortgage loans,

      o entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

      o result in a litigation proceeding (including class action litigation) being brought against the trust, and

      o subject the trust to liability for expenses, penalties and damages resulting from the violations.

      As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

Recent developments may increase risk of loss on the mortgage loans

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940. The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forgo certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

      The Servicemembers Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

      We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation. The certificate guaranty insurance policy will not cover interest shortfalls due to application of the Servicemembers Civil Relief Act. See "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

High cost loans

      Terwin Advisors LLC has made a representation and warranty to the depositor that none of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994. Such representation and warranty has been assigned by the depositor to the trustee for the benefit of the holders of the certificates.

      In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the trust fund, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust fund or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

      In addition, Terwin Advisors LLC will represent and warrant to the trustee for the benefit of the holders of the certificates that none of the mortgage loans are classified as a "high cost home," "covered," "high cost," "high risk home," "predatory" or similarly classified loan under any applicable state, federal or local law. In the event of a breach of a representation and warranty described in this section that adversely and materially affects the value of a mortgage loan or the interests of the certificate insurer, Terwin Advisors LLC shall substitute or repurchase such mortgage loan from the trust fund. The principal balance of any substitute mortgage loan or the repurchase price for such mortgage loan shall be an amount equal to the unpaid principal balance of such mortgage loan as of the date of such purchase, together with any unreimbursed servicing advances and accrued interest and any unreimbursed costs, penalties and/or damages incurred by the trust fund in connection with any violation relating to such mortgage loan of any predatory or abusive lending law.

                           Forward-Looking Statements

      In this prospectus supplement and the attached prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

      o     economic conditions and industry competition;

      o     political, social and economic conditions;

      o     the law and government regulatory initiatives; and

      o     interest rate fluctuations.

      We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                    Glossary

      A glossary of defined terms used in this prospectus supplement begins on page S-135.

                                The Mortgage Pool

General

      The Statistical Mortgage Pool consists of approximately 2,506 mortgage loans evidenced by promissory notes having an aggregate principal balance of approximately $550,003,757. The mortgage pool consists of both fixed and adjustable rate first lien mortgage loans. The mortgage pool as of the Closing Date may include certain Mortgage Loans that are not included in the Statistical Mortgage Pool; furthermore, certain Mortgage Loans that are included in the Statistical Mortgage Pool will be deleted from the final mortgage pool. We do not expect the inclusion or deletion of such Mortgage Loans to change the material characteristics of the mortgage pool, other than to reduce the aggregate outstanding principal balance of the Initial Mortgage Loans. Updated statistical information on the final composition of the Mortgage Loans will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the Certificates at, and will be filed with, the Securities Exchange Commission within 15 days of the end of the Funding Period.

      The mortgage pool will be divided into two groups, referred to as Group I and Group II.

      Group I, representing approximately 49.58% of the Statistical Mortgage Pool, will consist of Fixed Rate Mortgage Loans and Adjustable Rate Mortgage Loans that bear interest at a fixed rate for an initial period of five or more years after origination and thereafter have semi-annual and annual interest rate and payment adjustments. Group II, representing approximately 50.42% of the Statistical Mortgage Pool, will consist of Adjustable Rate Mortgage Loans that bear interest at a fixed rate for an initial period of three or fewer years after origination and thereafter have semi-annual interest rate and payment adjustments.

      The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class R Certificates will generally represent interests in the Group I Mortgage Loans. On each Distribution Date, principal and interest received with respect to the Group I Mortgage Loans generally will be applied to pay principal and interest with respect to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class R Certificates. The Class AV-1, Class AV-2 and Class AV-3 Certificates will generally represent interests in the Group II Mortgage Loans. On each Distribution Date, principal and interest received with respect to the Group II Mortgage Loans generally will be applied to pay principal and interest with respect to the Class AV-1, Class AV-2 and Class AV-3 Certificates. The Class M and Class B Certificates will generally represent interests in both the Group I and Group II Mortgage Loans. On each Distribution Date, principal and interest received with respect to both the Group I and Group II Mortgage Loans will be applied to pay principal and interest with respect to the Class M and Class B Certificates.

      The mortgage pool ultimately will consist of the Initial Mortgage Loans and Subsequent Mortgage Loans, which mortgage loans will in turn consist of mortgage loans in the Statistical Mortgage Pool plus any mortgage loans added to the mortgage pool and minus any mortgage loans deleted from the mortgage pool, in each case on or before the Closing Date in the case of the Initial Mortgage Loans and a Subsequent Transfer Date in the case of the Subsequent Mortgage Loans. The statistical information presented in this Prospectus Supplement describes only the Statistical Mortgage Pool and does not include statistical information with respect to the composition of either the Initial Mortgage Loans (after giving effect to additions and deletions from the Statistical Mortgage Pool) or the Subsequent Mortgage Loans. References herein to percentages of mortgage loans refer in each case to the percentage of the aggregate principal balance of the mortgage loans in the Statistical Mortgage Pool as of October 1, 2005, after giving effect to Scheduled Payments due on or prior to October 1, 2005, whether or not received. References to percentages of mortgage properties refer, in each case, to the percentages of aggregate principal balances of the related mortgage loans in the Statistical Mortgage Pool (determined as of the preceding sentence).

      Although there is no assurance that the Subsequent Mortgage Loans will all be acquired by the Trust Fund prior to the end of the Funding Period, it is expected that the material characteristics of the mortgage pool as of the end of the Funding Period will not materially differ from the approximate characteristics set forth below and in the following tables.

      The Mortgage Notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on real properties including single-family residences, townhouses, two- to four-family dwelling units, condominiums, cooperative housing units and planned unit developments. The Trust Fund includes, in addition to the mortgage pool, the following:

      o certain amounts held from time to time in Accounts maintained by the Securities Administrator in the name of the Trustee under the Pooling and Servicing Agreement;

      o any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed-in-lieu of foreclosure;

      o all insurance policies described below, along with the proceeds of those policies; and

      o rights to require repurchase of a Mortgage Loan by the originator of such Mortgage Loan or, under very limited circumstances, the Seller, as applicable, for breach of a representation or warranty.

      The Mortgage Loans to be included in the Trust Fund have been or, in the case of the Subsequent Mortgage Loans, will be purchased by the Seller and have been or, in the case of the Subsequent Mortgage Loans, will be originated substantially in accordance with the underwriting criteria for sub-prime mortgage loans described herein under "Underwriting Guidelines." Sub-prime mortgage loans are generally mortgage loans made to borrowers who do not qualify for financing under conventional underwriting criteria due to prior credit difficulties, the inability to satisfy conventional documentation standards and/or conventional debt to income ratios.

      All of the Initial Mortgage Loans were originated or acquired by a third party and subsequently purchased by the Seller. Approximately 11.90% of the Initial Mortgage Loans were originated by Lender Direct Capital Corp. The remaining 88.10% The Mortgage Loans in the Statistical Mortgage Pool were originated by various originators, each of which originated less than 10% of the Mortgage Loans in the Statistical Mortgage Pool. Substantially all of the Initial Mortgage Loans were originated on or after February 13, 2004.

      Approximately 55.49% of the Mortgage Loans in the Statistical Mortgage Pool as of the Cut-off Date are Interest-Only Mortgage Loans.

      Scheduled Payments either earlier or later than the scheduled due dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest. Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately 55.49% of the Mortgage Loans in the Statistical Mortgage Pool provided at origination for the payment by the borrower of a prepayment charge in limited circumstances on full or partial prepayments made during the prepayment penalty term. The weighted average prepayment penalty term at origination is approximately 28 months with respect to the Mortgage Loans in the Statistical Mortgage Pool which have prepayment penalties. In general, the related Mortgage Note will provide that a prepayment charge will apply if, during the prepayment penalty term, the borrower prepays the mortgage loan in full or in part. The enforceability of prepayment penalties is unclear under the laws of many states. Prepayment penalties will not be available for distribution to holders of the Offered Certificates. See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

      Approximately 34.08% of the Mortgage Loans in the Statistical Mortgage Pool are Fixed Rate Mortgage Loans.

      Approximately 0.34% of the Mortgage Loans in the Statistical Mortgage Pool as of the Cut-off Date are Six-Month LIBOR Loans. The Six-Month LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 2.713% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 2.713% with respect to each Adjustment Date thereafter. The Six-Month LIBOR Loans have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 8.835%.

      Approximately 39.22% of the Mortgage Loans in the Statistical Mortgage Pool as of the Cut-off Date are 2/28 LIBOR Loans. The 2/28 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 2.938% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.024% with respect to each Adjustment Date thereafter. The 2/28 LIBOR Loans have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.285%.

      Approximately 10.41% of the Mortgage Loans in the Statistical Mortgage Pool as of the Cut-off Date are 3/27 LIBOR Loans. The 3/27 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 3.017% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.034% with respect to each Adjustment Date thereafter. The 3/27 LIBOR Loans have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.025%.

      Approximately 15.40% of the Mortgage Loans in the Statistical Mortgage Pool as of the Cut-off Date are 5/25 LIBOR Loans. The 5/25 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 4.975% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.060% with respect to each Adjustment Date thereafter. The 5/25 LIBOR Loans have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 5.032%.

      Approximately 0.03% of the Mortgage Loans in the Statistical Mortgage Pool as of the Cut-off Date are 7/23 LIBOR Loans. The 7/23 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 5.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The 7/23 LIBOR Loans have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 5.000%.

      Approximately 0.07% of the Mortgage Loans in the Statistical Mortgage Pool as of the Cut-off Date are 10/20 LIBOR Loans. The 10/20 LIBOR Loans are subject to a weighted average Periodic Rate Cap of approximately 3.000% with respect to the first Adjustment Date and a weighted average Periodic

Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The 10/20 LIBOR Loans have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 5.000%.

      Approximately 0.45% of the Mortgage Loans in the Statistical Mortgage Pool as of the Cut-off Date are 2/28 LIBOR 30/40 Balloon Loans. The 2/28 LIBOR 30/40 Balloon Loans are subject to a weighted average Periodic Rate Cap of approximately 3.000% with respect to the first Adjustment Date and a weighted average Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date thereafter. The 2/28 LIBOR 30/40 Balloon Loans have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus approximately 6.000%.

      The mortgage index applicable to substantially all of the Adjustable Rate Mortgage Loans is Six-Month LIBOR or One-Year LIBOR, as applicable.

      As of the Cut-off Date, the aggregate original principal balance of the Mortgage Loans in the Statistical Mortgage Pool was approximately $550,576,097. As of the Cut-off Date, the aggregate outstanding principal balance of the Mortgage Loans in the Statistical Mortgage Pool was approximately $550,003,757, the minimum outstanding principal balance was approximately $22,879, the maximum outstanding principal balance was approximately $1,995,000, the lowest Mortgage Rate and the highest Mortgage Rate were 5.200% and 12.871% per annum, respectively, and the weighted average Mortgage Rate was approximately 7.102% per annum. Approximately 0.62% of the Mortgage Loans in the Statistical Mortgage Pool are Balloon Loans. The weighted average Loan-to-Value Ratio as of the Cut-off Date was approximately 78.20%.

      The weighted average Credit Score of the Mortgage Loans in the Statistical Mortgage Pool that were scored as of the Cut-off Date was approximately 672. The Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower. None of the Depositor, the Seller, the Servicing Administrator, the Securities Administrator, the Backup Servicer, the Certificate Insurer, the Swap Counterparty or the Servicer makes any representations or warranties as to the actual performance of any mortgage loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the mortgage loan according to its terms.

      As used herein, the Credit Score of a mortgage loan is generally equal to the lower of two Credit Scores or the middle of three Credit Scores for two-file and three-file credit reports, respectively.

Mortgage Loans

      The following tables describe the Mortgage Loans in the Statistical Mortgage Pool and the related mortgaged properties as of the close of business on the Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.

                          The Statistical Mortgage Pool

                                 Mortgage Rates

                                         Aggregate     Percent               Weighted     Average     Weighted
                             Number of   Principal       of       Weighted   Average     Principal     Average
                             Mortgage     Balance     Mortgage    Average     Credit      Balance     Original    Percent    Percent
Range of Mortgage Rates       Loans     Outstanding     Pool       Coupon     Score     Outstanding      LTV      Full Doc     IO
---------------------------  ---------  -----------   --------    --------   --------   -----------   --------    --------   -------
5.500% or less ............      20    $  5,036,723      0.92%     5.385%      700      $251,836       75.90%     56.70%     87.26%
5.501% to 6.000% ..........     203      52,386,565      9.52      5.883       693       258,062       75.14      43.58      72.04
6.001% to 6.500% ..........     378      95,656,237     17.39      6.339       675       253,059       77.07      32.43      63.09
6.501% to 7.000% ..........     611     137,939,782     25.08      6.796       671       225,761       77.73      24.33      54.60
7.001% to 7.500% ..........     441      98,845,104     17.97      7.325       672       224,139       79.15      18.46      54.02
7.501% to 8.000% ..........     436      86,543,418     15.74      7.795       674       198,494       79.60      12.00      52.13
8.001% to 8.500% ..........     227      43,588,286      7.93      8.260       665       192,019       80.00      13.41      45.26
8.501% to 9.000% ..........     130      22,665,101      4.12      8.776       638       174,347       80.56      15.73      34.04
9.001% to 9.500% ..........      37       5,264,921      0.96      9.212       607       142,295       82.80      13.42      27.66
9.501% to 10.000% .........      13       1,480,797      0.27      9.752       547       113,907       63.63      15.37       0.00
10.001% to 10.500% ........       3         254,665      0.05     10.136       522        84,888       75.38      10.55       0.00
10.501% to 11.000% ........       3         121,626      0.02     10.687       553        40,542       59.69     100.00       0.00
11.001% to 11.500% ........       2         141,881      0.03     11.160       522        70,941       68.51       0.00       0.00
11.501% to 12.000% ........       1          53,766      0.01     11.800       563        53,766       70.00     100.00       0.00
12.501% to 13.000% ........       1          24,885      0.00     12.871       666        24,885       38.46     100.00       0.00
                              -----    ------------    ------     ------       ---      --------       -----     ------      -----
   Total ..................   2,506    $550,003,757    100.00%     7.102%      672      $219,475       78.20%     23.54%     55.49%
                              =====    ============    ======     ======       ===      ========       =====     ======      =====

      As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans in the Statistical Mortgage Pool ranged from 5.200% per annum to approximately 12.871% per annum and the weighted average Mortgage Rate of the Mortgage Loans in the Statistical Mortgage Pool was approximately 7.102% per annum.

                       Remaining Months to Stated Maturity

                                         Aggregate     Percent               Weighted     Average     Weighted
                             Number of   Principal       of       Weighted   Average     Principal     Average
Range of Remaining Months    Mortgage     Balance     Mortgage    Average     Credit      Balance     Original    Percent    Percent
to Stated Maturity            Loans     Outstanding     Pool       Coupon     Score     Outstanding      LTV      Full Doc     IO
---------------------------  ---------  -----------   --------    --------   --------   -----------   --------    --------   -------
157 to 168 ................       1    $    152,227      0.03%      5.750%      672      $152,227       42.93%      0.00%      0.00%
169 to 180 ................      29       3,198,598      0.58       6.485       679       110,296       70.24      53.89       0.00
217 to 228 ................       1          28,813      0.01       6.750       682        28,813        9.01     100.00       0.00
229 to 240 ................       9         568,662      0.10       7.826       605        63,185       57.31      52.95       0.00
289 to 300 ................       5         256,934      0.05       7.845       694        51,387       45.55      53.48       0.00
337 to 348 ................       2         242,227      0.04       7.094       608       121,114       92.38     100.00       0.00
349 to 360 ................   2,459     545,556,296     99.19       7.105       672       221,861       78.29      23.29      55.94
   Total ..................   2,506    $550,003,757    100.00%      7.102%      672      $219,475       78.20%     23.54%     55.49%
                              =====    ============    ======       =====       ===      ========       =====      =====      =====

      As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans in the Statistical Mortgage Pool ranged from 165 months to 360 months and the weighted average term to stated maturity of the Mortgage Loans in the Statistical Mortgage Pool was approximately 356 months.

                    Original Mortgage Loan Principal Balances

                                         Aggregate     Percent               Weighted     Average     Weighted
                             Number of   Principal       of       Weighted   Average     Principal     Average
Range of Original Mortgage   Mortgage     Balance     Mortgage    Average     Credit      Balance     Original    Percent    Percent
Loan Principal Balances       Loans     Outstanding     Pool       Coupon     Score     Outstanding      LTV      Full Doc     IO
---------------------------  ---------  -----------   --------    --------   --------   -----------   --------    --------   -------
$50,000 or less ...........      59    $  2,335,511      0.42%      8.219%      642    $   39,585       68.47%     60.71%      0.00%
$50,001 to $100,000 .......     340      26,482,509      4.81       7.562       663        77,890       77.88      32.90      32.53
$100,001 to $150,000 ......     471      58,573,448     10.65       7.315       665       124,360       78.15      30.29      39.03
$150,001 to $200,000 ......     508      89,302,161     16.24       7.098       668       175,792       77.58      27.96      50.76
$200,001 to $250,000 ......     329      74,029,815     13.46       7.095       668       225,015       78.19      23.63      55.87
$250,001 to $300,000 ......     236      64,532,150     11.73       7.121       670       273,441       78.99      18.48      58.20
$300,001 to $350,000 ......     178      57,746,261     10.50       7.017       682       324,417       78.78      13.97      63.57
$350,001 to $400,000 ......     142      53,119,211      9.66       7.010       672       374,079       78.81      18.51      53.43
$400,001 to $450,000 ......      93      39,449,452      7.17       7.009       668       424,188       79.37      24.70      62.42
$450,001 to $500,000 ......      62      29,670,436      5.39       6.953       671       478,555       78.36      19.57      61.71
$500,001 to $550,000 ......      26      13,579,209      2.47       6.907       698       522,277       79.07      23.09      73.01
$550,001 to $600,000 ......      25      14,487,796      2.63       6.962       686       579,512       77.39      16.03      79.93
$600,001 to $650,000 ......      27      17,182,825      3.12       6.765       683       636,401       76.11      22.25      70.58
$650,001 to $700,000 ......       2       1,376,201      0.25       7.755       674       688,100       61.49       0.00      49.77
$750,001 to $800,000 ......       2       1,591,200      0.29       7.006       748       795,600       80.00      49.72     100.00
$800,001 to $850,000 ......       1         846,400      0.15       6.625       731       846,400       80.00     100.00     100.00
$850,001 to $900,000 ......       1         844,975      0.15       5.990       668       844,975       75.00       0.00     100.00
$900,001 to $950,000 ......       1         920,000      0.17       7.125       680       920,000       80.00     100.00     100.00
$950,001 to $1,000,000 ....       2       1,939,197      0.35       6.629       631       969,598       74.95     100.00      49.51
$1,000,001 or greater .....       1       1,995,000      0.36       8.125       683     1,995,000       70.00       0.00     100.00
                              -----    ------------    ------       -----       ---    ----------       -----      -----      -----
   Total ..................   2,506    $550,003,757    100.00%      7.102%      672    $  219,475       78.20%     23.54%     55.49%
                              =====    ============    ======       =====       ===    ==========       =====      =====      =====

      As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans in the Statistical Mortgage Pool ranged from approximately $22,879 to approximately $1,995,000 and the average outstanding principal balance of the Mortgage Loans in the Statistical Mortgage Pool was approximately $219,475.

                                  Product Types

                                         Aggregate     Percent               Weighted     Average     Weighted
                             Number of   Principal       of       Weighted   Average     Principal     Average
                             Mortgage     Balance     Mortgage    Average     Credit      Balance     Original    Percent    Percent
Product Type                  Loans     Outstanding     Pool       Coupon     Score     Outstanding      LTV      Full Doc     IO
---------------------------  ---------  -----------   --------    --------   --------   -----------   --------    --------   -------
Fixed Rate Balloon
  Loans ...................       4    $    945,673      0.17%      6.853%      623      $236,418       75.51%     33.76%      0.00%
2/28 LIBOR
30/40 Balloon Loans .......       9       2,491,136      0.45       7.844       602       276,793       82.77       7.34       0.00
15 Year Fixed Loans .......      30       3,350,825      0.61       6.451       679       111,694       69.00      51.44       0.00
20 Year Fixed Loans .......      10         597,475      0.11       7.774       609        59,748       54.98      55.22       0.00
25 Year Fixed Loans .......       5         256,934      0.05       7.845       694        51,387       45.55      53.48       0.00
30 Year Fixed Loans .......     863     182,285,264     33.14       7.427       682       211,223       77.56      22.08      42.35
Six-Month LIBOR Loans .....       7       1,850,899      0.34       6.154       692       264,414       76.85       0.00      21.73
2/28 LIBOR Loans ..........   1,001     215,718,242     39.22       7.083       658       215,503       79.17      22.04      55.90
3/27 LIBOR Loans ..........     236      57,243,399     10.41       6.839       661       242,557       78.95      32.39      59.87
5/25 LIBOR Loans ..........     339      84,721,528     15.40       6.652       695       249,916       77.12      23.91      85.45
7/23 LIBOR Loans ..........       1         182,382      0.03       5.375       735       182,382       74.69     100.00       0.00
10/20 LIBOR Loans .........       1         360,000      0.07       7.275       758       360,000       80.00       0.00     100.00
                              -----    ------------    ------       -----       ---      --------       -----      -----      -----
   Total ..................   2,506    $550,003,757    100.00%      7.102%      672      $219,475       78.20%     23.54%     55.49%
                              =====    ============    ======       =====       ===      ========       =====      =====      =====

                                Amortization Type

                                         Aggregate     Percent               Weighted     Average     Weighted
                             Number of   Principal       of       Weighted   Average     Principal     Average
                             Mortgage     Balance     Mortgage    Average     Credit      Balance     Original    Percent    Percent
Amortization Type             Loans     Outstanding     Pool       Coupon     Score     Outstanding      LTV      Full Doc     IO
---------------------------  ---------  -----------   --------    --------   --------   -----------   --------    --------   -------
Fully Amortizing ..........   1,278    $241,357,134     43.88%      7.261%      658      $188,855       78.12%     23.46%      0.00%
Balloon ...................      13       3,436,809      0.62       7.572       607       264,370       80.77      14.61       0.00
24 Month Interest-Only ....     183      40,562,579      7.37       6.806       655       221,653       80.06      11.80     100.00
36 Month Interest-Only ....      18       5,158,606      0.94       6.707       657       286,589       83.21      61.56     100.00
60 Month Interest-Only ....     266      73,436,202     13.35       6.939       676       276,076       79.21      31.56     100.00
120 Month Interest-Only ...     748     186,052,426     33.83       7.026       693       248,733       77.31      22.15     100.00
                              -----    ------------    ------       -----       ---      --------       -----      -----      -----
   Total ..................   2,506    $550,003,757    100.00%      7.102%      672      $219,475       78.20%     23.54%     55.49%
                              =====    ============    ======       =====       ===      ========       =====      =====      =====

                   State Distributions of Mortgaged Properties

                                         Aggregate    Percent                Weighted     Average     Weighted
                             Number of   Principal       of       Weighted   Average     Principal     Average
                             Mortgage     Balance     Mortgage    Average     Credit      Balance     Original    Percent    Percent
Geographic Area               Loans     Outstanding     Pool       Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------  -----------   --------    --------   --------   -----------   --------    --------   -------
Alabama ...................      14    $  1,430,379      0.26%      8.077%      639      $102,170       80.25%     38.82%      0.00%
Alaska ....................       3         523,987      0.10       6.934       628       174,662       80.00     100.00       0.00
Arizona ...................     197      38,752,692      7.05       6.798       689       196,714       77.87      33.97      76.29
Arkansas ..................       5         504,349      0.09       6.730       692       100,870       78.88      91.84      64.48
California ................     306      95,919,219     17.44       6.839       675       313,462       75.44      21.09      70.59
Colorado ..................      85      14,365,559      2.61       6.990       666       169,007       78.11      15.62      85.17
Connecticut ...............      36       8,141,311      1.48       7.072       655       226,148       76.67      28.35      38.40
Delaware ..................       4         519,369      0.09       7.867       572       129,842       63.88      48.41       0.00
District of Columbia ......      12       2,850,494      0.52       7.086       662       237,541       73.06       6.40      69.89
Florida ...................     349      66,081,037     12.01       7.079       661       189,344       79.89      16.41      39.13
Georgia ...................      75      13,080,163      2.38       7.319       683       174,402       79.13      34.72      80.90
Hawaii ....................       1         150,000      0.03       6.300       739       150,000       75.00       0.00     100.00
Idaho .....................       6         907,807      0.17       6.495       683       151,301       78.70      45.01      61.33
Illinois ..................      52      10,253,224      1.86       6.844       661       197,177       79.85      49.46      44.88
Indiana ...................      25       3,332,851      0.61       7.011       674       133,314       81.19      59.90       7.49
Iowa ......................       9         688,810      0.13       7.385       656        76,534       84.05      62.80      27.53
Kentucky ..................      12       1,067,374      0.19       7.325       642        88,948       79.46      11.58       0.00
Louisiana .................      14       1,582,503      0.29       6.837       694       113,036       77.43      32.25      21.25
Maine .....................       7       1,058,757      0.19       8.112       688       151,251       77.30      21.78       0.00
Maryland ..................     129      33,047,607      6.01       7.141       657       256,183       77.43      30.67      66.58
Massachusetts .............      63      18,478,623      3.36       7.535       690       293,311       78.58      16.86      33.92
Michigan ..................      61       7,501,716      1.36       7.327       646       122,979       81.80      31.72      31.88
Minnesota .................      23       4,720,395      0.86       7.033       673       205,235       79.22      20.61      69.10
Mississippi ...............       2         210,723      0.04       6.681       672       105,361       73.39       0.00       0.00
Missouri ..................      18       1,661,273      0.30       7.198       635        92,293       79.50      43.26      11.74
Montana ...................       3         462,208      0.08       7.164       684       154,069       78.67     100.00       0.00
Nebraska ..................       2         127,818      0.02       6.732       652        63,909       75.77     100.00       0.00
Nevada ....................      61      13,171,449      2.39       7.198       690       215,925       78.87       7.77      85.40
New Hampshire .............       7       1,704,109      0.31       7.942       693       243,444       81.45       0.00      19.99
New Jersey ................     130      34,275,569      6.23       7.249       652       263,658       78.40      24.78      39.80
New Mexico ................       5         930,462      0.17       6.583       746       186,092       77.94       2.67      10.82
New York ..................     199      68,912,470     12.53       7.132       674       346,294       78.02      17.46      46.88
North Carolina ............      77       9,483,207      1.72       7.405       669       123,159       79.62      21.21      61.06
Ohio ......................      27       2,925,742      0.53       7.547       628       108,361       81.28      62.83       8.57
Oklahoma ..................      19       1,135,319      0.21       7.851       624        59,754       82.51      39.81       0.00
Oregon ....................      52       9,818,926      1.79       7.329       700       188,825       80.46      22.65      65.66
Pennsylvania ..............      40       4,714,529      0.86       7.466       619       117,863       78.29      46.65      18.61
Rhode Island ..............      28       6,361,031      1.16       7.860       689       227,180       79.77      14.25      37.19
South Carolina ............      17       2,110,729      0.38       7.783       689       124,161       79.97      23.85      34.06
Tennessee .................      18       2,850,529      0.52       6.929       674       158,363       80.97      24.93      13.89
Texas .....................      91      15,009,373      2.73       7.271       674       164,938       79.50      24.91      40.56

                                         Aggregate    Percent                Weighted     Average     Weighted
                             Number of   Principal       of       Weighted   Average     Principal     Average
                             Mortgage     Balance     Mortgage    Average     Credit      Balance     Original    Percent    Percent
Geographic Area               Loans     Outstanding     Pool       Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------  -----------   --------    --------   --------   -----------   --------    --------   -------
Utah ......................      31       4,484,914      0.82       7.268       707       144,675       80.16      22.73      59.29
Vermont ...................       2         380,240      0.07       7.578       684       190,120       80.00       0.00       0.00
Virginia ..................     125      32,768,959      5.96       7.149       680       262,152       78.46      14.36      69.37
Washington ................      53      10,393,423      1.89       6.971       691       196,102       79.87      48.36      69.33
West Virginia .............       1         157,000      0.03       6.625       642       157,000       77.60     100.00     100.00
Wisconsin .................       8         820,419      0.15       7.513       649       102,552       82.74      50.91      25.23
Wyoming ...................       2         175,112      0.03       6.750       620        87,556       80.00       0.00      45.23
                              -----    ------------    ------       -----       ---      --------       -----      -----      -----
   Total ..................   2,506    $550,003,757    100.00%      7.102%      672      $219,475       78.20%     23.54%     55.49%
                              =====    ============    ======       =====       ===      ========       =====      =====      =====

      As of the Cut-off Date, no more than approximately 0.63% of the Mortgage Loans in the Statistical Mortgage Pool will be secured by mortgaged properties located in any one zip code area.

                          Original Loan-to-Value Ratio

                                         Aggregate    Percent                Weighted     Average     Weighted
                             Number of   Principal       of       Weighted   Average     Principal     Average
Range of Original            Mortgage     Balance     Mortgage    Average     Credit      Balance     Original    Percent    Percent
Loan-to-Value Ratio           Loans     Outstanding     Pool       Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------  -----------   --------    --------   --------   -----------   --------    --------   -------
50.00% or less ............      63    $  8,399,324      1.53%      6.836%      651      $133,323       40.91%     20.36%     43.02%
50.01% to 55.00% ..........      23       5,326,610      0.97       7.057       627       231,592       53.13      12.22      33.93
55.01% to 60.00% ..........      43      11,638,854      2.12       6.667       645       270,671       58.33      22.00      43.11
60.01% to 65.00% ..........      60      14,115,576      2.57       6.752       640       235,260       64.03      22.57      45.99
65.01% to 70.00% ..........     168      35,462,866      6.45       7.092       665       211,088       69.45      21.17      56.62
70.01% to 75.00% ..........     181      36,844,700      6.70       6.775       660       203,562       74.25      30.82      54.43
75.01% to 80.00% ..........    1650     373,678,640     67.94       7.112       684       226,472       79.89      20.70      61.17
80.01% to 85.00% ..........      89      19,934,503      3.62       7.192       616       223,983       84.42      43.20      25.70
85.01% to 90.00% ..........     162      32,800,882      5.96       7.451       631       202,475       89.63      31.58      29.94
90.01% to 95.00% ..........      53      10,203,317      1.86       7.717       642       192,515       94.61      50.40      37.53
95.01% to 100.00% .........      14       1,598,486      0.29       8.189       674       114,178       99.42      64.56      48.56
                              -----    ------------    ------       -----       ---      --------       -----      -----      -----
   Total ..................   2,506    $550,003,757    100.00%      7.102%      672      $219,475       78.20%     23.54%     55.49%
                              =====    ============    ======       =====       ===      ========       =====      =====      =====

      As of the Cut-off Date, the original Loan-to-Value Ratios of the Mortgage Loans in the Statistical Mortgage Pool ranged from approximately 6.26% to approximately 100.00% and the weighted average original Loan-to-Value Ratio of the Mortgage Loans in the Statistical Mortgage Pool was approximately 78.20%.

                               Mortgage Insurance

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Mortgage Insurance             Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
No Mortgage Insurance .....    2,478    $544,936,252     99.08%    7.101%       671      $219,910       78.08%     23.52%     55.54%
Mortgage Insurance ........       28       5,067,505      0.92     7.203        701       180,982       91.14      26.02      49.85
                               -----    ------------    ------     -----        ---      --------       -----      -----      -----
   Total ..................    2,506    $550,003,757    100.00%    7.102%       672      $219,475       78.20%     23.54%     55.49%
                               =====    ============    ======     =====        ===      ========       =====      =====      =====

                                  Loan Purpose

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Loan Purpose                   Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Purchase ..................    1,543     $344,039,287    62.55%     7.154%      691      $222,968       79.31%     18.53%     62.17%
Refinance - Cashout .......      807      171,427,474    31.17      7.056       636       212,426       76.22      33.10      40.90
Refinance - Rate Term .....      156       34,536,996     6.28      6.811       661       221,391       76.89      26.04      61.45
                               -----     ------------   ------      -----       ---      --------       -----      -----      -----
   Total ..................    2,506     $550,003,757   100.00%     7.102%      672      $219,475       78.20%     23.54%     55.49%
                               =====     ============   ======      =====       ===      ========       =====      =====      =====

                                  Property Type

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Property Type                  Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Single Family Residence ...    1,553     $317,961,397    57.81%     7.072%      665      $204,740       77.92%     24.34%     52.32%
Townhouse .................       20        3,558,148     0.65      7.584       650       177,907       77.66      16.84      70.87
Condominium ...............      205       40,985,462     7.45      7.177       668       199,929       79.05      23.30      63.50
Two-to-Four Family ........      283       86,451,106    15.72      7.379       687       305,481       78.38      18.00      44.90
Cooperative ...............        3          665,649     0.12      7.538       677       221,883       74.38       0.00       0.00
Planned Unit Development ..      437       99,977,820    18.18      6.903       682       228,782       78.64      25.97      71.50
Manufactured Housing ......        5          404,173     0.07      8.253       643        80,835       74.90     100.00       0.00
                               -----     ------------   ------      -----       ---      --------       -----      -----      -----
   Total ..................    2,506     $550,003,757   100.00%     7.102%      672      $219,475       78.20%     23.54%     55.49%
                               =====     ============   ======      =====       ===      ========       =====      =====      =====

                              Documentation Summary

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Documentation Type             Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Full Documentation ........      695     $162,364,617    29.52%     7.064%      675      $233,618       78.74%      0.00%     60.16%
Reduced Documentation .....      625      133,675,098    24.30      7.360       658       213,880       77.83       0.00      41.09
Stated Documentation ......      665      129,480,345    23.54      6.773       657       194,707       78.98     100.00      55.88
No Ratio ..................      244       68,503,429    12.46      7.263       694       280,752       78.02       0.00      69.01
No Income/No Asset ........      277       55,980,268    10.18      7.159       703       202,095       75.93       0.00      58.91
                               -----     ------------   ------      -----       ---      --------       -----      -----      -----
   Total ..................    2,506     $550,003,757   100.00%     7.102%      672      $219,475       78.20%     23.54%     55.49%
                               =====     ============   ======      =====       ===      ========       =====      =====      =====

                                 Occupancy Types

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Occupancy                      Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Primary ...................    1,826     $426,935,792    77.62%     6.971%      663      $233,809       78.34%     24.65%     53.70%
Investment ................      599      106,527,750    19.37      7.610       702       177,843       77.72      20.47      59.59
Second Home ...............       81       16,540,215     3.01      7.195       707       204,200       77.60      14.72      75.39
                              ------     ------------   ------     ------      ----     ---------      ------     ------     ------
   Total ..................    2,506     $550,003,757   100.00%     7.102%      672      $219,475       78.20%     23.54%     55.49%
                              ======     ============   ======     ======      ====     =========      ======     ======     ======

      The information set forth above with respect to occupancy is based upon representations of the related mortgagers at the time of origination.

                            Mortgage Loan Age Summary

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Mortgage Loan Age (Months)     Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
--------------------------   ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
0 .........................       25     $  6,513,670     1.18%     6.802%      692      $260,547       73.28%     23.31%     72.98%
1 .........................      460      108,536,730    19.73      6.969       685       235,949       75.85      25.25      72.88
2 .........................      874      189,408,999    34.44      7.063       677       216,715       78.30      22.39      54.22
3 .........................      753      161,593,805    29.38      7.166       660       214,600       79.52      21.68      46.95
4 .........................      274       65,653,368    11.94      7.265       669       239,611       79.07      25.61      50.82
5 .........................       57        8,599,940     1.56      7.277       664       150,876       79.44      22.77      62.53
6 .........................       23        5,640,710     1.03      7.050       641       245,248       74.77      35.96      67.32
7 .........................        8          994,496     0.18      7.939       640       124,312       82.64      31.23       0.00
8 .........................        5          902,346     0.16      7.213       639       180,469       84.19      56.23      28.37
9 .........................        6          498,648     0.09      7.163       579        83,108       77.82      70.97       0.00
10 ........................       11          902,320     0.16      7.245       596        82,029       79.25      74.66       0.00
11 ........................        6          335,457     0.06      8.580       576        55,910       76.05      59.22       0.00
12 ........................        2          242,227     0.04      7.094       608       121,114       92.38     100.00       0.00
15 ........................        1          152,227     0.03      5.750       672       152,227       42.93       0.00       0.00
19 ........................        1           28,813     0.01      6.750       682        28,813        9.01     100.00       0.00
                              ------     ------------   ------      -----      ----      --------       -----     ------      -----
   Total ..................    2,506     $550,003,757   100.00%     7.102%      672      $219,475       78.20%     23.54%     55.49%
                              ======     ============   ======      =====      ====      ========       =====     ======      =====

      As of the Cut-off Date, the weighted average age of the Mortgage Loans in the Statistical Mortgage Pool was approximately 2 months.

                        Original Prepayment Penalty Term

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
Original Prepayment           Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Penalty Term                   Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
None ......................    1,053     $244,786,089    44.51%     7.202%      675      $232,465       78.27%     23.33%     54.09%
5 Months ..................        9        2,078,780     0.38      8.134       698       230,976       80.00      22.72     100.00
6 Months ..................       34        7,989,830     1.45      6.939       721       234,995       74.81      12.19      91.98
7 Months ..................        2          315,500     0.06      6.458       782       157,750       76.34       0.00     100.00
12 Months .................      103       29,510,744     5.37      7.223       684       286,512       77.12      15.57      64.41
24 Months .................      699      141,275,916    25.69      7.028       660       202,111       78.90      20.51      51.49
30 Months .................        1          184,640     0.03      7.375       694       184,640       80.00       0.00     100.00
36 Months .................      571      117,983,264    21.45      6.935       673       206,626       77.55      28.78      58.34
60 Months .................       34        5,878,993     1.07      7.345       628       172,912       80.76      57.65      38.97
                               -----     ------------   ------      -----       ---      --------       -----      -----      -----
   Total ..................    2,506     $550,003,757   100.00%     7.102%      672      $219,475       78.20%     23.54%     55.49%
                               =====     ============   ======      =====       ===      ========       =====      =====      =====

      As of the Cut-off Date, the weighted average original prepayment penalty term at origination with respect to the Mortgage Loans in the Statistical Mortgage Pool having prepayment penalties was approximately 28 months.

                                  Credit Scores

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Range of Credit Scores         Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
----------------------       ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Not Available .............        1     $    143,801     0.03%     7.875%        0      $143,801       80.00%      0.00%      0.00%
500 .......................        1           88,653     0.02      6.150       500        88,653       30.80     100.00       0.00
501 to 525 ................       52        9,430,226     1.71      8.368       515       181,350       71.62      49.41       6.93
526 to 550 ................       53        9,439,940     1.72      8.056       540       178,112       74.44      40.57       2.10
551 to 575 ................       69       11,639,806     2.12      7.476       563       168,693       75.06      45.08      14.49
576 to 600 ................      149       28,866,020     5.25      7.228       588       193,732       80.88      38.00      41.22
601 to 625 ................      246       55,659,909    10.12      7.059       615       226,260       78.96      29.64      45.82
626 to 650 ................      375       83,790,007    15.23      7.001       639       223,440       78.27      28.04      57.81
651 to 675 ................      392       85,259,065    15.50      7.107       663       217,498       78.10      18.30      58.78
676 to 700 ................      401       92,257,949    16.77      7.055       687       230,070       78.31      17.42      67.56
701 to 725 ................      315       71,853,632    13.06      7.076       713       228,107       77.90      15.54      56.57
726 to 750 ................      232       52,009,597     9.46      6.985       738       224,179       78.64      16.95      59.25
751 to 775 ................      133       27,773,837     5.05      6.998       763       208,826       78.52      20.91      56.56
776 to 800 ................       68       16,854,019     3.06      6.827       786       247,853       78.34      33.81      78.32
801 to 817 ................       19        4,937,298     0.90      7.345       805       259,858       77.73      30.82      81.48
                              ------     ------------   ------      -----       ---      --------       -----      -----      -----
   Total ..................    2,506     $550,003,757   100.00%     7.102%      672      $219,475       78.20%     23.54%     55.49%
                              ======     ============   ======      =====       ===      ========       =====      =====      =====

      The Credit Scores of the Mortgage Loans in the Statistical Mortgage Pool that were scored as of the Cut-off Date ranged from 500 to 817 and the weighted average Credit Score of the Mortgage Loans in the Statistical Mortgage Pool that were scored as of the Cut-off Date was approximately 672.

                                  Gross Margins
                      (Excludes Fixed Rate Mortgage Loans)

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Range of Gross Margins         Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
----------------------       ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
2.001% to 2.500% ..........       18    $  3,730,214      1.03%     6.709%      720      $207,234       79.12%     25.39%     83.30%
2.501% to 3.000% ..........      390     100,345,648     27.68      6.677       698       257,297       77.11      18.63      83.40
3.001% to 3.500% ..........       64      16,780,783      4.63      7.143       707       262,200       77.86      13.74      72.20
3.501% to 4.000% ..........      168      42,048,099     11.60      6.857       698       250,286       77.24      23.59      80.75
4.001% to 4.500% ..........       56      12,872,974      3.55      7.585       699       229,875       78.04       9.32      70.23
4.501% to 5.000% ..........       60      13,682,020      3.77      6.727       682       228,034       78.50      37.56      50.69
5.001% to 5.500% ..........      189      39,363,408     10.86      6.749       658       208,272       79.78      28.19      54.93
5.501% to 6.000% ..........      409      85,343,241     23.54      6.946       646       208,663       81.28      16.88      51.99
6.001% to 6.500% ..........       88      18,171,896      5.01      7.320       590       206,499       75.85      52.91      39.16
6.501% to 7.000% ..........       74      15,718,690      4.34      7.465       601       212,415       76.28      43.24      25.15
7.001% to 7.500% ..........       27       5,499,217      1.52      7.509       584       203,675       83.20      52.21      14.35
7.501% to 8.000% ..........       21       4,521,762      1.25      7.873       577       215,322       85.89      32.77      16.51
8.001% to 8.500% ..........       16       2,422,547      0.67      8.491       560       151,409       85.77      55.59      10.20
8.501% to 9.000% ..........       11       1,557,490      0.43      8.859       551       141,590       69.80      57.42       0.00
9.001% to 9.500% ..........        3         509,599      0.14      8.966       563       169,866       80.88       0.00      65.33
                               -----    ------------    ------      -----       ---      --------       -----      -----      -----
   Total ..................    1,594    $362,567,586    100.00%     6.944%      667      $227,458       78.67%     23.92%     62.89%
                               =====    ============    ======      =====       ===      ========       =====      =====      =====

      As of the Cut-off Date, the Gross Margins for the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool ranged from 2.250% per annum to 9.400% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool was approximately 4.585% per annum.

                             Maximum Mortgage Rates
                      (Excludes Fixed Rate Mortgage Loans)

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
Range of Maximum              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Mortgage Rates                 Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
11.000% or less ...........       79    $ 20,749,855      5.72%     5.897%      712      $262,656       73.64%     44.80%     85.26%
11.001% to 11.500% ........      114      29,417,179      8.11      6.241       687       258,045       76.79      27.50      80.37
11.501% to 12.000% ........      193      45,856,228     12.65      6.338       689       237,597       77.77      32.43      72.36
12.001% to 12.500% ........      178      46,564,402     12.84      6.564       684       261,598       77.55      28.89      72.10
12.501% to 13.000% ........      237      58,439,829     16.12      6.789       661       246,582       78.02      23.92      62.30
13.001% to 13.500% ........      238      58,015,335     16.00      7.078       670       243,762       79.92      19.43      61.64
13.501% to 14.000% ........      243      47,066,425     12.98      7.436       655       193,689       80.36      14.04      59.08
14.001% to 14.500% ........      141      28,543,497      7.87      7.817       645       202,436       80.29      13.25      44.87
14.501% to 15.000% ........       81      13,951,937      3.85      8.138       604       172,246       81.92      13.53      34.95
15.001% to 15.500% ........       39       6,111,083      1.69      8.526       583       156,694       83.66      38.90      20.06
15.501% to 16.000% ........       28       4,661,134      1.29      9.030       564       166,469       78.32      19.47      10.78
16.001% to 16.500% ........       13       1,722,832      0.48      9.175       593       132,526       89.96       7.02      15.49
16.501% to 17.000% ........        3         164,329      0.05      9.795       571        54,776       83.57       0.00       0.00
17.001% to 17.500% ........        4         597,767      0.16      8.129       617       149,442       75.15       0.00      45.17
17.501% to 18.000% ........        1          71,799      0.02     10.600       535        71,799       80.00     100.00       0.00
18.001% to 18.500% ........        2         633,954      0.17      6.437       703       316,977       80.00       0.00       0.00
                               -----    ------------    ------      -----       ---      --------       -----      -----      -----
   Total ..................    1,594    $362,567,586    100.00%     6.944%      667      $227,458       78.67%     23.92%     62.89%
                               =====    ============    ======      =====       ===      ========       =====      =====      =====

      As of the Cut-off Date, the weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool ranged from 9.030% per annum to 18.500% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans in the Statistical Mortgage Pool was approximately 12.904% per annum.

                            Next Rate Adjustment Date
                      (Excludes Fixed Rate Mortgage Loans)

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Next Rate Adjustment Date      Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
December 2005 .............        2        $614,671      0.17%     6.439%      725      $307,335       75.94%      0.00%      0.00%
January 2006 ..............        2         589,106      0.16      5.917       687       294,553       77.71       0.00      45.83
February 2006 .............        3         647,122      0.18      6.100       666       215,707       76.93       0.00      20.43
February 2007 .............        1         256,000      0.07      7.625       663       256,000       80.00       0.00     100.00
March 2007 ................        3         583,317      0.16      7.843       681       194,439       84.16      12.31       0.00
April 2007 ................        8       2,449,843      0.68      6.985       625       306,230       78.38      60.79      80.77
May 2007 ..................       42       6,462,013      1.78      7.342       647       153,857       80.00      22.37      69.10
June 2007 .................      145      33,913,116      9.35      7.242       660       233,884       79.38      26.23      57.20
July 2007 .................      448      96,550,352     26.63      7.113       647       215,514       80.25      20.84      52.58
August 2007 ...............      312      64,316,428     17.74      7.010       665       206,142       78.59      20.82      52.16
September 2007 ............       50      13,358,308      3.68      6.832       691       267,166       73.81      17.33      76.12
October 2007 ..............        1         320,000      0.09      5.875       709       320,000       80.00       0.00       0.00
March 2008 ................        1         172,377      0.05      8.850       519       172,377       79.99       0.00       0.00
April 2008 ................        3         801,622      0.22      6.754       682       267,207       61.91       0.00      81.09
May 2008 ..................        4       1,044,291      0.29      6.770       735       261,073       77.21       0.00      66.28
June 2008 .................       40      10,183,099      2.81      7.145       645       254,577       81.47      44.70      57.61
July 2008 .................       73      15,570,653      4.29      6.940       650       213,297       78.83      37.22      47.01
August 2008 ...............       78      20,312,658      5.60      6.671       658       260,419       80.35      32.89      61.04
September 2008 ............       32       7,575,550      2.09      6.674       691       236,736       76.21      20.02      80.75
October 2008 ..............        5       1,583,150      0.44      6.701       710       316,630       68.78       0.00      77.42
April 2010 ................        4       1,555,064      0.43      6.997       647       388,766       78.47      11.58      75.14
May 2010 ..................        2         219,900      0.06      6.000       749       109,950       79.99     100.00     100.00
June 2010 .................        7       1,986,149      0.55      6.935       710       283,736       80.00      11.44      82.95
July 2010 .................       37       9,445,550      2.61      6.565       706       255,285       76.23       6.65      89.37
August 2010 ...............      147      36,987,983     10.20      6.641       693       251,619       77.82      27.69      80.20
September 2010 ............      138      33,504,081      9.24      6.661       695       242,783       76.25      25.07      90.24
October 2010 ..............        4       1,022,800      0.28      6.618       711       255,700       79.99      35.20     100.00
July 2012 .................        1         182,382      0.05      5.375       735       182,382       74.69     100.00       0.00
July 2015 .................        1         360,000      0.10      7.275       758       360,000       80.00       0.00     100.00
                               -----    ------------    ------      -----       ---      --------       -----      -----      -----
   Total ..................    1,594    $362,567,586    100.00%     6.944%      667      $227,458       78.67%     23.92%     62.89%
                               =====    ============    ======      =====       ===      ========       =====      =====      =====

                           The Group I Mortgage Loans

                  Mortgage Rates for the Group I Mortgage Loans

------------------------------------------------------------------------------------------------------------------------------------
                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Range of Mortgage Rates        Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
5.500% or less ............        6    $  1,533,582      0.56%     5.463%      706      $255,597       76.57%     51.48%     88.11%
5.501% to 6.000% ..........       85      22,042,077      8.08      5.937       711       259,319       72.35      45.34      77.09
6.001% to 6.500% ..........      174      43,194,143     15.84      6.329       678       248,242       76.27      39.73      66.23
6.501% to 7.000% ..........      315      70,502,608     25.85      6.799       686       223,818       76.34      25.91      52.02
7.001% to 7.500% ..........      214      46,945,853     17.22      7.342       681       219,373       78.64      17.97      51.19
7.501% to 8.000% ..........      242      49,848,271     18.28      7.805       687       205,985       78.68      10.09      49.88
8.001% to 8.500% ..........      118      22,836,757      8.37      8.302       683       193,532       79.48       8.81      46.29
8.501% to 9.000% ..........       75      13,581,326      4.98      8.789       681       181,084       79.23       8.78      43.24
9.001% to 9.500% ..........       14       1,810,354      0.66      9.279       684       129,311       80.76       3.59      54.75
9.501% to 10.000% .........        4         207,853      0.08      9.724       635        51,963       55.72      46.09       0.00
10.001% to 10.500% ........        1          26,863      0.01     10.375       679        26,863       40.91     100.00       0.00
10.501% to 11.000% ........        2          49,828      0.02     10.813       579        24,914       30.43     100.00       0.00
11.001% to 11.500% ........        1          41,916      0.02     11.400       559        41,916       75.00       0.00       0.00
11.501% to 12.000% ........        1          53,766      0.02     11.800       563        53,766       70.00     100.00       0.00
12.501% to 13.000% ........        1          24,885      0.01     12.871       666        24,885       38.46     100.00       0.00
                               -----    ------------    ------     ------       ---      --------       -----      -----      -----
   Total ..................    1,253    $272,700,081    100.00%     7.172%      686      $217,638       77.23%     23.18%     54.99%
                               =====    ============    ======     ======       ===      ========       =====      =====      =====

      As of the Cut-off Date, the Mortgage Rates of the Group I Mortgage Loans ranged from 5.250% per annum to approximately 12.871% per annum and the weighted average Mortgage Rate of the Group I Mortgage Loans was approximately 7.172% per annum.

       Remaining Months to Stated Maturity for the Group I Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
Range of Remaining Months     Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
to Stated Maturity             Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
157 to 168 ................        1        $152,227      0.06%     5.750%      672      $152,227       42.93%      0.00%      0.00%
169 to 180 ................       29       3,198,598      1.17      6.485       679       110,296       70.24      53.89       0.00
217 to 228 ................        1          28,813      0.01      6.750       682        28,813        9.01     100.00       0.00
229 to 240 ................        9         568,662      0.21      7.826       605        63,185       57.31      52.95       0.00
289 to 300 ................        5         256,934      0.09      7.845       694        51,387       45.55      53.48       0.00
337 to 348 ................        2         242,227      0.09      7.094       608       121,114       92.38     100.00       0.00
349 to 360 ................    1,206     268,252,620     98.37      7.179       686       222,432       77.40      22.65      55.90
                               -----    ------------    ------      -----       ---      --------       -----      -----      -----
   Total ..................    1,253    $272,700,081    100.00%     7.172%      686      $217,638       77.23%     23.18%     54.99%
                               =====    ============    ======      =====       ===      ========       =====      =====      =====

      As of the Cut-off Date, the remaining term to stated maturity of the Group I Mortgage Loans ranged from 165 months to 360 months and the weighted average term to stated maturity of the Group I Mortgage Loans was approximately 355 months.

    Original Mortgage Loan Principal Balances for the Group I Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
Range of Original Mortgage    Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Loan Principal Balances        Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
$50,000 or less ...........       39      $1,493,760      0.55%     8.171%      653       $38,302       63.45%     64.17%      0.00%
$50,001 to $100,000 .......      178      13,777,144      5.05      7.498       680        77,400       76.47      39.24      27.51
$100,001 to $150,000 ......      226      27,950,819     10.25      7.333       682       123,676       77.06      33.87      41.75
$150,001 to $200,000 ......      258      45,220,182     16.58      7.115       686       175,272       76.65      30.10      59.83
$200,001 to $250,000 ......      152      34,223,197     12.55      7.201       689       225,153       78.18      22.94      61.07
$250,001 to $300,000 ......      119      32,490,311     11.91      7.353       687       273,028       78.01      15.73      56.23
$300,001 to $350,000 ......       86      27,801,429     10.19      7.147       691       323,272       77.59      10.32      65.04
$350,001 to $400,000 ......       71      26,542,585      9.73      7.068       687       373,839       78.16      21.25      50.47
$400,001 to $450,000 ......       42      17,884,996      6.56      7.139       671       425,833       79.46      23.65      49.97
$450,001 to $500,000 ......       33      15,674,205      5.75      7.002       680       474,976       76.60      12.49      51.72
$500,001 to $550,000 ......       12       6,189,669      2.27      7.108       710       515,806       77.04      16.63      66.48
$550,001 to $600,000 ......       16       9,274,792      3.40      6.873       701       579,674       75.95      12.58      74.67
$600,001 to $650,000 ......       16      10,183,994      3.73      6.755       680       636,500       75.08      12.67      62.68
$650,001 to $700,000 ......        2       1,376,201      0.50      7.755       674       688,100       61.49       0.00      49.77
$750,001 to $800,000 ......        1         791,200      0.29      6.000       686       791,200       80.00     100.00     100.00
$800,001 to $850,000 ......        1         846,400      0.31      6.625       731       846,400       80.00     100.00     100.00
$950,001 to $1,000,000 ....        1         979,197      0.36      7.000       603       979,197       70.00     100.00       0.00
                               -----    ------------    ------      -----       ---      --------       -----      -----      -----
   Total ..................    1,253    $272,700,081    100.00%     7.172%      686      $217,638       77.23%     23.18%     54.99%
                               =====    ============    ======      =====       ===      ========       =====      =====      =====

      As of the Cut-off Date, the outstanding principal balances of the Group I Mortgage Loans ranged from approximately $22,879 to approximately $979,197 and the average outstanding principal balance of the Group I Mortgage Loans was approximately $217,638.

                  Product Types for the Group I Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Product Type                   Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Fixed Rate Balloon Loans ..        4    $    945,673      0.35%     6.853%      623     $ 236,418       75.51%     33.76%      0.00%
15 Year Fixed Loans .......       30       3,350,825      1.23      6.451       679       111,694       69.00      51.44       0.00
20 Year Fixed Loans .......       10         597,475      0.22      7.774       609        59,748       54.98      55.22       0.00
25 Year Fixed Loans .......        5         256,934      0.09      7.845       694        51,387       45.55      53.48       0.00
30 Year Fixed Loans .......      863     182,285,264     66.84      7.427       682       211,223       77.56      22.08      42.35
5/25 LIBOR Loans ..........      339      84,721,528     31.07      6.652       695       249,916       77.12      23.91      85.45
7/23 LIBOR Loans ..........        1         182,382      0.07      5.375       735       182,382       74.69     100.00       0.00
10/20 LIBOR Loans .........        1         360,000      0.13      7.275       758       360,000       80.00       0.00     100.00
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $272,700,081    100.00%     7.172%      686     $ 217,638       77.23%     23.18%     54.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

                Amortization Type for the Group I Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Amortization Type              Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Fully Amortizing ..........      631    $121,800,991     44.66%     7.315%      680     $ 193,029       76.98%     22.75%      0.00%
Balloon ...................        4         945,673      0.35      6.853       623       236,418       75.51      33.76       0.00
60 Month Interest-Only ....       47      13,544,580      4.97      6.781       700       288,183       78.88      21.83     100.00
120 Month Interest-Only ...      571     136,408,837     50.02      7.084       690       238,895       77.31      23.62     100.00
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $272,700,081    100.00%     7.172%      686     $ 217,638       77.23%     23.18%     54.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

   State Distributions of Mortgaged Properties for the Group I Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Geographic Area                Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Alabama ...................       11    $  1,037,063      0.38%     8.021%      665     $  94,278       77.47%     26.88%      0.00%
Alaska ....................        1         182,777      0.07      7.350       639       182,777       80.00     100.00       0.00
Arizona ...................      145      28,619,059     10.49      6.725       700       197,373       77.44      32.22      84.86
Arkansas ..................        4         447,880      0.16      6.513       701       111,970       80.00      90.81      72.61
California ................      118      34,654,535     12.71      6.949       680       293,682       72.56      20.38      64.61
Colorado ..................       21       3,355,979      1.23      7.139       695       159,809       78.33      28.15      92.01
Connecticut ...............       21       4,532,285      1.66      7.152       680       215,823       74.31      25.02      40.18
Delaware ..................        3         373,005      0.14      7.638       590       124,335       66.00      67.41       0.00
District of Columbia ......        7       1,578,578      0.58      7.337       642       225,511       72.12       0.00      54.48
Florida ...................      107      20,322,999      7.45      7.112       680       189,935       79.10      23.75      41.98
Georgia ...................       50       7,878,704      2.89      7.360       681       157,574       78.70      46.23      76.83
Idaho .....................        4         634,664      0.23      6.660       673       158,666       78.13      21.34      64.18
Illinois ..................       19       4,536,725      1.66      6.750       675       238,775       77.35      69.28      79.81
Indiana ...................        8       1,363,881      0.50      7.307       687       170,485       79.72      51.41       7.16
Iowa ......................        4         340,151      0.12      7.260       676        85,038       85.03      81.66      55.74
Kentucky ..................        4         315,961      0.12      7.890       666        78,990       74.47      24.89       0.00
Louisiana .................       10       1,432,890      0.53      6.690       690       143,289       77.68      25.18      23.47
Maine .....................        6         901,219      0.33      8.241       679       150,203       76.83      25.59       0.00
Maryland ..................       62      15,105,128      5.54      7.187       678       243,631       75.55      18.64      71.26
Massachusetts .............       45      14,025,113      5.14      7.662       697       311,669       78.72       9.44      26.41
Michigan ..................       12       1,249,401      0.46      7.214       667       104,117       79.29      36.23      14.73
Minnesota .................       17       3,119,588      1.14      7.006       677       183,505       78.74      21.67      56.40
Mississippi ...............        1         107,500      0.04      6.375       671       107,500       80.00       0.00       0.00
Missouri ..................        9         745,809      0.27      7.238       621        82,868       77.71      53.66       0.00
Montana ...................        2         325,523      0.12      6.581       753       162,762       76.01     100.00       0.00
Nebraska ..................        1          24,711      0.01      7.700       704        24,711       58.14     100.00       0.00
Nevada ....................       19       3,591,905      1.32      7.531       695       189,048       76.78      10.56      86.10
New Hampshire .............        5       1,193,007      0.44      8.024       710       238,601       80.00       0.00      28.55
New Jersey ................       64      17,557,598      6.44      7.393       674       274,337       78.32      11.73      39.83
New Mexico ................        3         721,005      0.26      6.531       767       240,335       76.47       3.45      13.96
New York ..................      117      41,965,479     15.39      7.140       686       358,679       77.24      14.19      44.12
North Carolina ............       20       2,404,656      0.88      7.271       684       120,233       77.44      16.49      25.17
Ohio ......................       18       1,577,209      0.58      7.558       673        87,623       79.63      43.00      15.89
Oklahoma ..................       10         544,993      0.20      7.610       619        54,499       75.71      63.82       0.00
Oregon ....................       43       8,287,669      3.04      7.338       712       192,736       79.45      23.37      68.81
Pennsylvania ..............       19       1,877,084      0.69      7.702       637        98,794       74.43      51.91       9.60
Rhode Island ..............       18       3,955,941      1.45      7.872       691       219,774       79.45       5.66      17.80
South Carolina ............       13       1,410,214      0.52      7.607       692       108,478       79.17      35.70      17.01
Tennessee .................        7         939,979      0.34      6.901       673       134,283       80.26      25.90      17.87
Texas .....................       77      12,280,518      4.50      7.324       679       159,487       78.90      29.55      45.76
Utah ......................       22       2,929,685      1.07      7.527       711       133,167       79.77      30.50      66.99
Vermont ...................        2         380,240      0.14      7.578       684       190,120       80.00       0.00       0.00
Virginia ..................       64      16,389,556      6.01      7.224       682       256,087       78.42      13.92      70.86
Washington ................       37       7,104,348      2.61      7.112       711       192,009       79.66      50.95      74.48
West Virginia .............        1         157,000      0.06      6.625       642       157,000       77.60     100.00     100.00
Wisconsin .................        1         124,953      0.05      8.125       737       124,953       80.00       0.00       0.00
Wyoming ...................        1          95,917      0.04      6.750       651        95,917       80.00       0.00       0.00
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $272,700,081    100.00%     7.172%      686     $ 217,638       77.23%     23.18%     54.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

      As of the Cut-off Date, no more than approximately 0.75% of the Group I Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

           Original Loan-to-Value Ratio for the Group I Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
Range of Original             Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Loan-to-Value Ratio            Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
50.00% or less ............       43    $  5,204,167      1.91%     6.645%      677     $ 121,027       39.80%     15.71%     50.91%
50.01% to 55.00% ..........       13       2,693,343      0.99      6.763       663       207,180       53.10      18.99      60.71
55.01% to 60.00% ..........       26       7,307,357      2.68      6.515       665       281,052       58.46      21.62      47.99
60.01% to 65.00% ..........       37       8,597,938      3.15      6.745       652       232,377       64.13      20.51      43.63
65.01% to 70.00% ..........       82      17,310,828      6.35      6.965       669       211,108       69.42      25.20      45.90
70.01% to 75.00% ..........       76      15,418,058      5.65      6.915       678       202,869       74.15      31.27      42.62
75.01% to 80.00% ..........      902     202,985,200     74.44      7.274       692       225,039       79.90      21.51      60.04
80.01% to 85.00% ..........       22       4,399,069      1.61      6.726       677       199,958       83.81      46.33       7.73
85.01% to 90.00% ..........       32       5,720,524      2.10      7.311       648       178,766       89.35      43.31      13.53
90.01% to 95.00% ..........       18       2,931,425      1.07      7.197       686       162,857       94.47      35.52      31.32
95.01% to 100.00% .........        2         132,173      0.05      7.984       717        66,087      100.00     100.00       0.00
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $272,700,081    100.00%     7.172%      686     $ 217,638       77.23%     23.18%     54.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

      As of the Cut-off Date, the original Loan-to-Value Ratios of the Group I Mortgage Loans ranged from approximately 6.26% to approximately 100.00% and the weighted average original Loan-to-Value Ratio of the Group I Mortgage Loans was approximately 77.23%.

                Mortgage Insurance for the Group I Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Mortgage Insurance             Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
No Mortgage Insurance .....    1,231    $269,474,284     98.82%     7.171%      685     $ 218,907       77.07%     23.16%     55.14%
Mortgage Insurance ........       22       3,225,798      1.18      7.263       704       146,627       90.61      24.22      41.95
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $272,700,081    100.00%     7.172%      686     $ 217,638       77.23%     23.18%     54.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

                   Loan Purpose for the Group I Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Loan Purpose                   Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Purchase ..................      801    $179,083,698     65.67%     7.315%      696     $ 223,575       79.24%     20.82%     60.46%
Refinance - Cashout .......      352      73,870,394     27.09      6.906       665       209,859       72.75      27.44      41.56
Refinance - Rate Term .....      100      19,745,989      7.24      6.870       672       197,460       75.83      28.58      55.55
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $272,700,081    100.00%     7.172%      686     $ 217,638       77.23%     23.18%     54.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

                  Property Type for the Group I Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Property Type                  Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Single Family Residence ...      724    $140,474,786     51.51%     7.113%      680     $ 194,026       76.45%     23.94%     51.94%
Townhouse .................       16       2,724,041      1.00      7.587       650       170,253       77.52      11.32      73.56
Condominium ...............       89      16,993,656      6.23      7.330       680       190,940       77.50      19.21      63.33
Two-to-Four Family ........      210      63,622,104     23.33      7.465       694       302,962       78.17      16.05      44.31
Cooperative ...............        3         665,649      0.24      7.538       677       221,883       74.38       0.00       0.00
Planned Unit Development ..      209      48,111,589     17.64      6.870       695       230,199       78.24      32.59      74.91
Manufactured Housing ......        2         108,256      0.04      7.477       771        54,128       66.17     100.00       0.00
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $272,700,081    100.00%     7.172%      686     $ 217,638       77.23%     23.18%     54.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

              Documentation Summary for the Group I Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Documentation Type             Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Full Documentation ........      351    $ 63,202,408     23.18%     6.755%      679     $ 180,064       77.66%    100.00%     55.65%
Reduced Documentation .....      371      86,068,090     31.56      7.267       685       231,989       77.96       0.00      56.74
Stated Documentation ......      196      44,576,827     16.35      7.486       679       227,433       75.68       0.00      41.82
No Ratio ..................      173      46,792,699     17.16      7.287       690       270,478       78.20       0.00      59.82
No Income/No Asset ........      162      32,060,057     11.76      7.131       702       197,902       75.19       0.00      60.24
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $272,700,081    100.00%     7.172%      686     $ 217,638       77.23%     23.18%     54.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

                 Occupancy Types for the Group I Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Occupancy                      Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Primary ...................      768    $182,216,882     66.82%     6.943%      677     $ 237,262       77.00%     24.26%     52.54%
Investment ................      431      79,913,744     29.30      7.678       703       185,415       77.77      21.92      57.39
Second Home ...............       54      10,569,455      3.88      7.290       702       195,731       77.15      13.96      79.10
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $272,700,081    100.00%     7.172%      686     $ 217,638       77.23%     23.18%     54.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

      The information set forth above with respect to occupancy is based upon representations of the related mortgagers at the time of origination.

            Mortgage Loan Age Summary for the Group I Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Mortgage Loan Age (Months)     Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
0 .........................       19    $  4,610,520      1.69%     6.901%      685     $ 242,659       74.36%     32.94%     76.52%
1 .........................      378      87,602,872     32.12      7.016       684       231,754       76.13      26.90      71.70
2 .........................      481     104,132,791     38.19      7.179       688       216,492       77.72      21.45      54.36
3 .........................      230      48,883,694     17.93      7.357       686       212,538       78.31      18.65      35.83
4 .........................       87      20,942,482      7.68      7.386       695       240,718       77.48      16.08      38.67
5 .........................       11       1,093,637      0.40      7.378       696        99,422       78.27      46.83      20.11
6 .........................       12       2,389,245      0.88      7.215       644       199,104       75.38      22.56      48.91
7 .........................        4         238,802      0.09      7.515       628        59,700       80.85     100.00       0.00
8 .........................        4         646,346      0.24      7.050       630       161,586       85.85      78.50       0.00
9 .........................        6         498,648      0.18      7.163       579        83,108       77.82      70.97       0.00
10 ........................       11         902,320      0.33      7.245       596        82,029       79.25      74.66       0.00
11 ........................        6         335,457      0.12      8.580       576        55,910       76.05      59.22       0.00
12 ........................        2         242,227      0.09      7.094       608       121,114       92.38     100.00       0.00
15 ........................        1         152,227      0.06      5.750       672       152,227       42.93       0.00       0.00
19 ........................        1          28,813      0.01      6.750       682        28,813        9.01     100.00       0.00
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $272,700,081    100.00%     7.172%      686     $ 217,638       77.23%     23.18%     54.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

      As of the Cut-off Date, the weighted average age of the Group I Mortgage Loans was approximately 2 months.

         Original Prepayment Penalty Term for the Group I Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
Original Prepayment           Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Penalty Term                   Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
None ......................      610    $139,479,269     51.15%     7.269%      687     $ 228,655       77.61%     20.43%     51.93%
5 Months ..................        9       2,078,780      0.76      8.134       698       230,976       80.00      22.72     100.00
6 Months ..................       17       4,362,194      1.60      6.815       710       256,600       75.68       9.44      97.39
12 Months .................       53      15,168,412      5.56      7.186       682       286,196       76.69      16.04      58.95
24 Months .................      113      23,567,742      8.64      7.235       690       208,564       76.69      22.66      52.54
36 Months .................      429      84,710,345     31.06      6.981       682       197,460       76.82      28.66      57.08
60 Months .................       22       3,333,339      1.22      7.315       658       151,515       78.68      53.36      45.44
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $272,700,081    100.00%     7.172%      686     $ 217,638       77.23%     23.18%     54.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

      As of the Cut-off Date, the weighted average original prepayment penalty term at origination with respect to the Group I Mortgage Loans having prepayment penalties was approximately 30 months.

                  Credit Scores for the Group I Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Range of Credit Scores         Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Not Available .............        1    $    143,801      0.05%     7.875%        0     $ 143,801       80.00%      0.00%      0.00%
508 to 525 ................        6         790,719      0.29      8.121       516       131,786       62.87      74.12       0.00
526 to 550 ................        5         612,588      0.22      7.481       545       122,518       72.48     100.00       0.00
551 to 575 ................       20       1,953,158      0.72      7.799       566        97,658       69.74      74.30       0.00
576 to 600 ................       24       3,083,877      1.13      7.218       589       128,495       70.24      67.64       0.00
601 to 625 ................       89      21,883,022      8.02      7.103       618       245,877       75.69      27.53      47.91
626 to 650 ................      200      44,796,868     16.43      7.141       639       223,984       76.79      25.89      55.92
651 to 675 ................      222      48,963,695     17.96      7.276       663       220,557       77.23      19.49      55.84
676 to 700 ................      218      47,145,074     17.29      7.203       688       216,262       78.30      18.72      60.70
701 to 725 ................      198      44,598,971     16.35      7.197       712       225,247       77.18      15.83      55.96
726 to 750 ................      130      28,758,998     10.55      7.100       737       221,223       78.05      23.43      51.32
751 to 775 ................       88      17,759,564      6.51      7.143       763       201,813       78.51      24.81      53.58
776 to 800 ................       42       9,956,777      3.65      6.770       786       237,066       77.97      27.66      73.13
801 to 817 ................       10       2,252,970      0.83      6.868       804       225,297       78.48      67.55      86.26
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $272,700,081    100.00%     7.172%      686     $ 217,638       77.23%     23.18%     54.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

      The Credit Scores of the Group I Mortgage Loans that were scored as of the Cut-off Date ranged from 503 to 817 and the weighted average Credit Score of the Group I Mortgage Loans that were scored as of the Cut-off Date was approximately 686.

                  Gross Margins for the Group I Mortgage Loans
                      (Excludes Fixed Rate Mortgage Loans)

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Range of Gross Margins         Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
2.001% to 2.500% ..........        8    $  1,791,936      2.10%     6.753%      751     $ 223,992       78.91%     37.68%     85.37%
2.501% to 3.000% ..........      241      60,480,578     70.93      6.692       693       250,957       77.31      22.16      85.71
3.001% to 3.500% ..........        1         436,000      0.51      7.500       683       436,000       80.00       0.00     100.00
3.501% to 4.000% ..........       76      18,763,870     22.01      6.491       696       246,893       75.42      23.27      84.70
4.001% to 4.500% ..........        1         183,533      0.22      6.125       733       183,533       80.00       0.00     100.00
4.501% to 5.000% ..........        8       1,793,562      2.10      6.684       702       224,195       78.11      59.98      59.03
5.001% to 5.500% ..........        3       1,293,713      1.52      6.414       724       431,238       86.07      70.80     100.00
5.501% to 6.000% ..........        1          79,998      0.09      7.475       650        79,998       80.00       0.00     100.00
6.001% to 6.500% ..........        1          94,320      0.11      8.925       609        94,320       90.00       0.00     100.00
6.501% to 7.000% ..........        1         346,400      0.41      7.125       781       346,400       80.00       0.00     100.00
                                 ---    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................      341    $ 85,263,910    100.00%     6.652%      696     $ 250,041       77.13%     23.97%     85.33%
                                 ===    ============    ======      =====       ===     =========       =====      =====      =====

      As of the Cut-off Date, the Gross Margins for the Group I Adjustable Rate Mortgage Loans ranged from 2.250% per annum to 6.875% per annum and the weighted average Gross Margin of the Group I Adjustable Rate Mortgage Loans was approximately 3.074% per annum.

              Maximum Mortgage Rates for the Group I Mortgage Loans
                      (Excludes Fixed Rate Mortgage Loans)

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
Range of Maximum              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Mortgage Rates                 Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
11.000% or less ...........       73    $ 18,946,305     22.22%     5.909%      713     $ 259,538       73.06%     46.30%     90.67%
11.001% to 11.500% ........       98      24,815,332     29.10      6.320       687       253,218       76.82      23.01      82.52
11.501% to 12.000% ........       86      20,612,319     24.17      6.778       699       239,678       78.60      21.26      81.21
12.001% to 12.500% ........       39      10,346,176     12.13      7.261       702       265,287       80.75      11.06      91.98
12.501% to 13.000% ........       26       6,054,079      7.10      7.677       672       232,849       77.82       3.75      97.77
13.001% to 13.500% ........       11       2,988,589      3.51      8.053       669       271,690       79.58       6.69      75.30
13.501% to 14.000% ........        6       1,326,792      1.56      8.750       670       221,132       79.97       0.00      37.67
14.001% to 14.500% ........        1          79,998      0.09      7.475       650        79,998       80.00       0.00     100.00
15.501% to 16.000% ........        1          94,320      0.11      8.925       609        94,320       90.00       0.00     100.00
                                 ---    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................      341    $ 85,263,910    100.00%     6.652%      696     $ 250,041       77.13%     23.97%     85.33%
                                 ===    ============    ======      =====       ===     =========       =====      =====      =====

      As of the Cut-off Date, the weighted average Maximum Mortgage Rate for the Group I Adjustable Rate Mortgage Loans ranged from 10.250% per annum to 15.925% per annum and the weighted average Maximum Mortgage Rate of the Group I Adjustable Rate Mortgage Loans was approximately 11.684% per annum.

            Next Rate Adjustment Date for the Group I Mortgage Loans
                      (Excludes Fixed Rate Mortgage Loans)

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
Next Rate Adjustment          Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Date                           Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
April 2010 ................        4    $  1,555,064      1.82%     6.997%      647     $ 388,766       78.47%     11.58%     75.14%
May 2010 ..................        2         219,900      0.26      6.000       749       109,950       79.99     100.00     100.00
June 2010 .................        7       1,986,149      2.33      6.935       710       283,736       80.00      11.44      82.95
July 2010 .................       37       9,445,550     11.08      6.565       706       255,285       76.23       6.65      89.37
August 2010 ...............      147      36,987,983     43.38      6.641       693       251,619       77.82      27.69      80.20
September 2010 ............      138      33,504,081     39.29      6.661       695       242,783       76.25      25.07      90.24
October 2010 ..............        4       1,022,800      1.20      6.618       711       255,700       79.99      35.20     100.00
July 2012 .................        1         182,382      0.21      5.375       735       182,382       74.69     100.00       0.00
July 2015 .................        1         360,000      0.42      7.275       758       360,000       80.00       0.00     100.00
                                 ---    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................      341    $ 85,263,910    100.00%     6.652%      696     $ 250,041       77.13%     23.97%     85.33%
                                 ===    ============    ======      =====       ===     =========       =====      =====      =====

                           The Group II Mortgage Loans

                 Mortgage Rates for the Group II Mortgage Loans

------------------------------------------------------------------------------------------------------------------------------------
                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Range of Mortgage Rates        Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
5.500% or less ............       14    $  3,503,141      1.26%     5.351%      697     $ 250,224       75.61%     58.98%     86.89%
5.501% to 6.000% ..........      118      30,344,488     10.94      5.845       679       257,157       77.16      42.30      68.38
6.001% to 6.500% ..........      204      52,462,094     18.92      6.348       671       257,167       77.73      26.42      60.51
6.501% to 7.000% ..........      296      67,437,174     24.32      6.792       655       227,828       79.18      22.68      57.30
7.001% to 7.500% ..........      227      51,899,251     18.72      7.310       665       228,631       79.61      18.91      56.58
7.501% to 8.000% ..........      194      36,695,147     13.23      7.783       656       189,150       80.86      14.59      55.18
8.001% to 8.500% ..........      109      20,751,529      7.48      8.214       646       190,381       80.57      18.48      44.12
8.501% to 9.000% ..........       55       9,083,775      3.28      8.755       572       165,160       82.56      26.13      20.30
9.001% to 9.500% ..........       23       3,454,567      1.25      9.177       566       150,199       83.86      18.57      13.46
9.501% to 10.000% .........        9       1,272,944      0.46      9.756       533       141,438       64.92      10.36       0.00
10.001% to 10.500% ........        2         227,802      0.08     10.107       503       113,901       79.45       0.00       0.00
10.501% to 11.000% ........        1          71,799      0.03     10.600       535        71,799       80.00     100.00       0.00
11.001% to 11.500% ........        1          99,965      0.04     11.060       506        99,965       65.79       0.00       0.00
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $277,303,675    100.00%     7.033%      658     $ 221,312       79.14%     23.90%     55.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

      As of the Cut-off Date, the Mortgage Rates of the Group II Mortgage Loans ranged from 5.200% per annum to approximately 11.060% per annum and the weighted average Mortgage Rate of the Group II Mortgage Loans was approximately 7.033% per annum.

       Remaining Months to Stated Maturity for the Group II Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
Range of Remaining Months     Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
to Stated Maturity             Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
349 to 360 ................    1,253    $277,303,675    100.00%     7.033%      658     $ 221,312       79.14%     23.90%     55.99%
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $277,303,675    100.00%     7.033%      658     $ 221,312       79.14%     23.90%     55.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

      As of the Cut-off Date, the remaining term to stated maturity of the Group II Mortgage Loans ranged from 352 months to 360 months and the weighted average term to stated maturity of the Group II Mortgage Loans was approximately 357 months.

    Original Mortgage Loan Principal Balances for the Group II Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
Range of Original Mortgage    Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Loan Principal Balances        Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
$50,000 or less ...........       20    $    841,751      0.30%     8.305%      623     $  42,088       77.36%     54.57%      0.00%
$50,001 to $100,000 .......      162      12,705,365      4.58      7.632       645        78,428       79.41      26.03      37.97
$100,001 to $150,000 ......      245      30,622,629     11.04      7.299       649       124,990       79.14      27.02      36.53
$150,001 to $200,000 ......      250      44,081,980     15.90      7.081       650       176,328       78.53      25.76      41.46
$200,001 to $250,000 ......      177      39,806,617     14.35      7.004       650       224,896       78.20      24.22      51.40
$250,001 to $300,000 ......      117      32,041,839     11.55      6.886       654       273,862       79.98      21.27      60.20
$300,001 to $350,000 ......       92      29,944,832     10.80      6.897       674       325,487       79.89      17.36      62.21
$350,001 to $400,000 ......       71      26,576,626      9.58      6.953       657       374,319       79.45      15.77      56.38
$400,001 to $450,000 ......       51      21,564,456      7.78      6.901       666       422,832       79.29      25.57      72.74
$450,001 to $500,000 ......       29      13,996,232      5.05      6.898       660       482,629       80.33      27.49      72.90
$500,001 to $550,000 ......       14       7,389,539      2.66      6.738       688       527,824       80.78      28.51      78.48
$550,001 to $600,000 ......        9       5,213,005      1.88      7.122       658       579,223       79.96      22.17      89.28
$600,001 to $650,000 ......       11       6,998,831      2.52      6.781       686       636,257       77.61      36.18      82.08
$750,001 to $800,000 ......        1         800,000      0.29      8.000       809       800,000       80.00       0.00     100.00
$850,001 to $900,000 ......        1         844,975      0.30      5.990       668       844,975       75.00       0.00     100.00
$900,001 to $950,000 ......        1         920,000      0.33      7.125       680       920,000       80.00     100.00     100.00
$950,001 to $1,000,000  ...        1         960,000      0.35      6.250       660       960,000       80.00     100.00     100.00
$1,000,001 or greater .....        1       1,995,000      0.72      8.125       683     1,995,000       70.00       0.00     100.00
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
 Total ....................    1,253    $277,303,675    100.00%     7.033%      658     $ 221,312       79.14%     23.90%     55.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

      As of the Cut-off Date, the outstanding principal balances of the Group II Mortgage Loans ranged from approximately $27,949 to approximately $1,995,000 and the average outstanding principal balance of the Group II Mortgage Loans was approximately $221,312.

                  Product Types for the Group II Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Product Type                   Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Six-Month LIBOR Loans .....        7    $  1,850,899      0.67%     6.154%      692     $ 264,414       76.85%      0.00%     21.73%
2/28 LIBOR Loans ..........    1,001     215,718,242     77.79      7.083       658       215,503       79.17      22.04      55.90
3/27 LIBOR Loans ..........      236      57,243,399     20.64      6.839       661       242,557       78.95      32.39      59.87
2/28 LIBOR 30/40
 Balloon Loans ............        9       2,491,136      0.90      7.844       602       276,793       82.77       7.34       0.00
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $277,303,675    100.00%     7.033%      658     $ 221,312       79.14%     23.90%     55.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

                Amortization Type for the Group II Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Product Type                   Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Fully Amortizing ..........      647    $119,556,143     43.11%     7.207%      636     $ 184,785       79.27%     24.19%      0.00%
Balloon Loans .............        9       2,491,136      0.90      7.844       602       276,793       82.77       7.34       0.00
24 Month Interest-Only ....      183      40,562,579     14.63      6.806       655       221,653       80.06      11.80     100.00
36 Month Interest-Only ....       18       5,158,606      1.86      6.707       657       286,589       83.21      61.56     100.00
60 Month Interest-Only ....      219      59,891,623     21.60      6.975       671       273,478       79.29      33.77     100.00
120 Month Interest-Only ...      177      49,643,589     17.90      6.865       702       280,472       77.32      18.11     100.00
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $277,303,675    100.00%     7.033%      658     $ 221,312       79.14%     23.90%     55.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

   State Distributions of Mortgaged Properties for the Group II Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Geographic Area                Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Alabama ...................        3    $    393,316      0.14%     8.224%      572     $ 131,105       87.56%     70.31%      0.00%
Alaska ....................        2         341,210      0.12      6.712       623       170,605       80.00     100.00       0.00
Arizona ...................       52      10,133,633      3.65      7.005       658       194,878       79.11      38.92      52.07
Arkansas ..................        1          56,470      0.02      8.450       623        56,470       70.00     100.00       0.00
California ................      188      61,264,685     22.09      6.776       671       325,876       77.07      21.50      73.98
Colorado ..................       64      11,009,580      3.97      6.945       657       172,025       78.05      11.80      83.08
Connecticut ...............       15       3,609,026      1.30      6.972       623       240,602       79.64      32.53      36.17
Delaware ..................        1         146,364      0.05      8.450       525       146,364       58.50       0.00       0.00
District of Columbia ......        5       1,271,916      0.46      6.774       686       254,383       74.22      14.33      89.02
Florida ...................      242      45,758,037     16.50      7.064       652       189,083       80.25      13.14      37.87
Georgia ...................       25       5,201,460      1.88      7.256       686       208,058       79.79      17.28      87.05
Hawaii ....................        1         150,000      0.05      6.300       739       150,000       75.00       0.00     100.00
Idaho .....................        2         273,143      0.10      6.112       704       136,571       80.00     100.00      54.73
Illinois ..................       33       5,716,499      2.06      6.919       649       173,227       81.83      33.72      17.16
Indiana ...................       17       1,968,970      0.71      6.806       665       115,822       82.21      65.78       7.72
Iowa ......................        5         348,658      0.13      7.507       636        69,732       83.11      44.40       0.00
Kentucky ..................        8         751,413      0.27      7.087       632        93,927       81.55       5.98       0.00
Louisiana .................        4         149,613      0.05      8.250       732        37,403       75.00     100.00       0.00
Maine .....................        1         157,537      0.06      7.375       739       157,537       80.00       0.00       0.00
Maryland ..................       67      17,942,479      6.47      7.102       640       267,798       79.02      40.79      62.65
Massachusetts .............       18       4,453,510      1.61      7.136       668       247,417       78.14      40.21      57.57
Michigan ..................       49       6,252,315      2.25      7.350       642       127,598       82.31      30.82      35.31
Minnesota .................        6       1,600,807      0.58      7.084       665       266,801       80.15      18.55      93.83
Mississippi ...............        1         103,222      0.04      7.000       674       103,222       66.50       0.00       0.00
Missouri ..................        9         915,465      0.33      7.166       646       101,718       80.96      34.79      21.30
Montana ...................        1         136,685      0.05      8.550       520       136,685       85.00     100.00       0.00
Nebraska ..................        1         103,107      0.04      6.500       640       103,107       80.00     100.00       0.00
Nevada ....................       42       9,579,544      3.45      7.072       688       228,084       79.65       6.73      85.14
New Hampshire .............        2         511,103      0.18      7.750       654       255,551       84.85       0.00       0.00
New Jersey ................       66      16,717,971      6.03      7.098       628       253,303       78.48      38.49      39.77
New Mexico ................        2         209,458      0.08      6.761       674       104,729       83.01       0.00       0.00
New York ..................       82      26,946,992      9.72      7.120       655       328,622       79.23      22.56      51.19
North Carolina ............       57       7,078,551      2.55      7.450       664       124,185       80.36      22.82      73.25
Ohio ......................        9       1,348,533      0.49      7.534       576       149,837       83.21      86.01       0.00
Oklahoma ..................        9         590,326      0.21      8.073       628        65,592       88.78      17.64       0.00
Oregon ....................        9       1,531,256      0.55      7.286       634       170,140       85.92      18.77      48.62
Pennsylvania ..............       21       2,837,444      1.02      7.310       607       135,116       80.85      43.18      24.56
Rhode Island ..............       10       2,405,090      0.87      7.839       685       240,509       80.28      28.38      69.08
South Carolina ............        4         700,515      0.25      8.137       682       175,129       81.57       0.00      68.39
Tennessee .................       11       1,910,550      0.69      6.942       674       173,686       81.31      24.45      11.93
Texas .....................       14       2,728,855      0.98      7.036       653       194,918       82.22       4.06      17.14
Utah ......................        9       1,555,229      0.56      6.782       700       172,803       80.89       8.08      44.79
Virginia ..................       61      16,379,402      5.91      7.073       678       268,515       78.50      14.81      67.88
Washington ................       16       3,289,075      1.19      6.668       650       205,567       80.33      42.75      58.19
Wisconsin .................        7         695,467      0.25      7.403       633        99,352       83.23      60.05      29.76
Wyoming ...................        1          79,194      0.03      6.750       583        79,194       80.00       0.00     100.00
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $277,303,675    100.00%     7.033%      658     $ 221,312       79.14%     23.90%     55.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

      As of the Cut-off Date, no more than approximately 1.18% of the Group II Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

          Original Loan-to-Value Ratio for the Group II Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
Range of Original             Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Loan-to-Value Ratio            Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
50.00% or less ............       20    $  3,195,157      1.15%     7.149%      609     $ 159,758       42.74%     27.93%     30.16%
50.01% to 55.00% ..........       10       2,633,267      0.95      7.358       590       263,327       53.17       5.30       6.54
55.01% to 60.00% ..........       17       4,331,497      1.56      6.923       612       254,794       58.11      22.65      34.88
60.01% to 65.00% ..........       23       5,517,638      1.99      6.763       621       239,897       63.87      25.79      49.67
65.01% to 70.00% ..........       86      18,152,039      6.55      7.213       662       211,070       69.49      17.32      66.84
70.01% to 75.00% ..........      105      21,426,642      7.73      6.673       647       204,063       74.31      30.50      62.94
75.01% to 80.00% ..........      748     170,693,440     61.55      6.918       675       228,200       79.88      19.75      62.53
80.01% to 85.00% ..........       67      15,535,434      5.60      7.324       599       231,872       84.59      42.32      30.79
85.01% to 90.00% ..........      130      27,080,358      9.77      7.480       627       208,310       89.70      29.10      33.41
90.01% to 95.00% ..........       35       7,271,892      2.62      7.926       624       207,768       94.67      56.40      40.03
95.01% to 100.00% .........       12       1,466,312      0.53      8.207       670       122,193       99.37      61.37      52.94
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $277,303,675    100.00%     7.033%      658     $ 221,312       79.14%     23.90%     55.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

      As of the Cut-off Date, the original Loan-to-Value Ratios of the Group II Mortgage Loans ranged from approximately 16.29% to approximately 100.00% and the weighted average original Loan-to-Value Ratio of the Group II Mortgage Loans was approximately 79.14%.

               Mortgage Insurance for the Group II Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Mortgage Insurance             Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
No Mortgage Insurance .....    1,247    $275,461,968     99.34%     7.033%      658     $ 220,900       79.06%     23.87%     55.94%
Mortgage Insurance ........        6       1,841,707      0.66      7.100       696       306,951       92.08      29.17      63.68
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $277,303,675    100.00%     7.033%      658     $ 221,312       79.14%     23.90%     55.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

                  Loan Purpose for the Group II Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Loan Purpose                   Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Purchase ..................      742    $164,955,589     59.49%     6.979%      685     $ 222,312       79.39%     16.04%     64.01%
Refinance - Cashout .......      455      97,557,079     35.18      7.171       614       214,411       78.85      37.38      40.40
Refinance - Rate Term .....       56      14,791,007      5.33      6.732       645       264,125       78.30      22.64      69.33
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $277,303,675    100.00%     7.033%      658     $ 221,312       79.14%     23.90%     55.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

                  Property Type for the Group II Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Property Type                  Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Single Family Residence ...      829    $177,486,611     64.00%     7.039%      653     $ 214,097       79.08%     24.66%     52.62%
Townhouse .................        4         834,108      0.30      7.574       652       208,527       78.13      34.83      62.10
Condominium ...............      116      23,991,806      8.65      7.068       659       206,826       80.15      26.19      63.63
Two-to-Four Family ........       73      22,829,003      8.23      7.139       665       312,726       78.96      23.45      46.55
Planned Unit Development ..      228      51,866,232     18.70      6.934       671       227,483       79.01      19.82      68.34
Manufactured Housing ......        3         295,917      0.11      8.537       597        98,639       78.09     100.00       0.00
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $277,303,675    100.00%     7.033%      658     $ 221,312       79.14%     23.90%     55.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

              Documentation Summary for the Group II Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Documentation Type             Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Full Documentation ........      314    $ 66,277,937     23.90%     6.790%      635     $ 211,076       80.23%    100.00%     56.09%
Reduced Documentation .....      324      76,296,526     27.51      6.836       663       235,483       79.61       0.00      64.01
Stated Documentation ......      429      89,098,271     32.13      7.297       647       207,688       78.90       0.00      40.73
No Ratio ..................       71      21,710,730      7.83      7.210       703       305,785       77.63       0.00      88.82
No Income/No Asset ........      115      23,920,210      8.63      7.196       703       208,002       76.93       0.00      57.14
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $277,303,675    100.00%     7.033%      658     $ 221,312       79.14%     23.90%     55.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

                 Occupancy Types for the Group II Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Occupancy                      Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
Primary ...................    1,058    $244,718,909     88.25%     6.993%      652     $ 231,303       79.34%     24.94%     54.56%
Investment ................      168      26,614,005      9.60      7.407       699       158,417       77.54      16.12      66.19
Second Home ...............       27       5,970,761      2.15      7.028       715       221,139       78.39      16.08      68.83
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $277,303,675    100.00%     7.033%      658     $ 221,312       79.14%     23.90%     55.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

The information set forth above with respect to occupancy is based upon representations of the related mortgagers at the time of origination.

            Mortgage Loan Age Summary for the Group II Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Mortgage Loan Age (Months)     Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
0 .........................        6    $  1,903,150      0.69%     6.562%      710     $ 317,192       70.66%      0.00%     64.40%
1 .........................       82      20,933,858      7.55      6.774       691       255,291       74.68      18.31      77.79
2 .........................      393      85,276,208     30.75      6.923       663       216,988       79.00      23.54      54.04
3 .........................      523     112,710,111     40.65      7.083       648       215,507       80.04      23.00      51.78
4 .........................      187      44,710,885     16.12      7.209       657       239,096       79.81      30.08      56.50
5 .........................       46       7,506,304      2.71      7.263       659       163,181       79.61      19.26      68.71
6 .........................       11       3,251,465      1.17      6.928       639       295,588       74.32      45.81      80.85
7 .........................        4         755,694      0.27      8.072       644       188,924       83.21       9.50       0.00
8 .........................        1         256,000      0.09      7.625       663       256,000       80.00       0.00     100.00
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $277,303,675    100.00%     7.033%      658     $ 221,312       79.14%     23.90%     55.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

      As of the Cut-off Date, the weighted average age of the Group II Mortgage Loans was approximately 3 months.

        Original Prepayment Penalty Term for the Group II Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
Original Prepayment           Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Penalty Term                   Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
None ......................      443    $105,306,821     37.98%     7.113%      660     $ 237,713       79.14%     27.18%     56.95%
6 Months ..................       17       3,627,636      1.31      7.089       734       213,390       73.76      15.49      85.47
7 Months ..................        2         315,500      0.11      6.458       782       157,750       76.34       0.00     100.00
12 Months .................       50      14,342,332      5.17      7.261       686       286,847       77.58      15.08      70.18
24 Months .................      586     117,708,174     42.45      6.986       654       200,867       79.34      20.08      51.27
30 Months .................        1         184,640      0.07      7.375       694       184,640       80.00       0.00     100.00
36 Months .................      142      33,272,919     12.00      6.820       652       234,316       79.40      29.10      61.57
60 Months .................       12       2,545,654      0.92      7.384       589       212,138       83.49      63.28      30.50
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $277,303,675    100.00%     7.033%      658     $ 221,312       79.14%     23.90%     55.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

      As of the Cut-off Date, the weighted average original prepayment penalty term at origination with respect to the Group II Mortgage Loans having prepayment penalties was approximately 25 months.

                  Credit Scores for the Group II Mortgage Loans

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Range of Credit Scores         Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
500 .......................        1    $     88,653      0.03%     6.150%      500     $  88,653       30.80%    100.00%      0.00%
501 to 525 ................       46       8,639,507      3.12      8.390       515       187,815       72.42      47.15       7.57
526 to 550 ................       48       8,827,352      3.18      8.096       540       183,903       74.57      36.45       2.25
551 to 575 ................       49       9,686,647      3.49      7.411       563       197,687       76.14      39.19      17.41
576 to 600 ................      125      25,782,142      9.30      7.230       588       206,257       82.15      34.45      46.15
601 to 625 ................      157      33,776,887     12.18      7.031       613       215,139       81.07      31.01      44.46
626 to 650 ................      175      38,993,139     14.06      6.841       638       222,818       79.96      30.51      59.97
651 to 675 ................      170      36,295,370     13.09      6.878       664       213,502       79.27      16.71      62.75
676 to 700 ................      183      45,112,876     16.27      6.900       687       246,518       78.32      16.07      74.72
701 to 725 ................      117      27,254,660      9.83      6.878       714       232,946       79.09      15.08      57.58
726 to 750 ................      102      23,250,599      8.38      6.842       739       227,947       79.36       8.94      69.06
751 to 775 ................       45      10,014,273      3.61      6.742       763       222,539       78.54      13.99      61.83
776 to 800 ................       26       6,897,242      2.49      6.909       787       265,279       78.86      42.68      85.82
801 to 809 ................        9       2,684,328      0.97      7.744       805       298,259       77.09       0.00      77.48
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $277,303,675    100.00%     7.033%      658     $ 221,312       79.14%     23.90%     55.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

      The Credit Scores of the Group II Mortgage Loans that were scored as of the Cut-off Date ranged from 500 to 809 and the weighted average Credit Score of the Group II Mortgage Loans that were scored as of the Cut-off Date was approximately 658.

                  Gross Margins for the Group II Mortgage Loans
                      (Excludes Fixed Rate Mortgage Loans)

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
                              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Range of Gross Margins         Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
2.001% to 2.500% ..........       10    $  1,938,278      0.70%     6.668%      691     $ 193,828       79.30%     14.03%     81.39%
2.501% to 3.000% ..........      149      39,865,070     14.38      6.654       706       267,551       76.79      13.28      79.88
3.001% to 3.500% ..........       63      16,344,783      5.89      7.133       707       259,441       77.81      14.11      71.46
3.501% to 4.000% ..........       92      23,284,229      8.40      7.152       700       253,089       78.72      23.85      77.57
4.001% to 4.500% ..........       55      12,689,441      4.58      7.606       699       230,717       78.01       9.46      69.80
4.501% to 5.000% ..........       52      11,888,458      4.29      6.734       679       228,624       78.56      34.18      49.43
5.001% to 5.500% ..........      186      38,069,695     13.73      6.760       656       204,676       79.56      26.74      53.40
5.501% to 6.000% ..........      408      85,263,242     30.75      6.946       646       208,979       81.28      16.90      51.94
6.001% to 6.500% ..........       87      18,077,576      6.52      7.311       590       207,788       75.77      53.19      38.84
6.501% to 7.000% ..........       73      15,372,290      5.54      7.473       597       210,579       76.20      44.21      23.47
7.001% to 7.500% ..........       27       5,499,217      1.98      7.509       584       203,675       83.20      52.21      14.35
7.501% to 8.000% ..........       21       4,521,762      1.63      7.873       577       215,322       85.89      32.77      16.51
8.001% to 8.500% ..........       16       2,422,547      0.87      8.491       560       151,409       85.77      55.59      10.20
8.501% to 9.000% ..........       11       1,557,490      0.56      8.859       551       141,590       69.80      57.42       0.00
9.001% to 9.500% ..........        3         509,599      0.18      8.966       563       169,866       80.88       0.00      65.33
                               -----    ------------    ------      -----       ---     ---------       -----      -----      -----
   Total ..................    1,253    $277,303,675    100.00%     7.033%      658     $ 221,312       79.14%     23.90%     55.99%
                               =====    ============    ======      =====       ===     =========       =====      =====      =====

      As of the Cut-off Date, the Gross Margins for the Group II Adjustable Rate Mortgage Loans ranged from 2.250% per annum to 9.400% per annum and the weighted average Gross Margin of the Group II Adjustable Rate Mortgage Loans was approximately 5.049% per annum.

             Maximum Mortgage Rates for the Group II Mortgage Loans
                      (Excludes Fixed Rate Mortgage Loans)

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
Range of Maximum              Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Mortgage Rates                 Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
11.000% or less............        6     $ 1,803,550      0.65%     5.768%      696      $300,592       79.76%     29.00%     28.34%
11.001% to 11.500%.........       16       4,601,847      1.66      5.816       683       287,615       76.59      51.73      68.77
11.501% to 12.000%.........      107      25,243,909      9.10      5.979       680       235,924       77.10      41.54      65.14
12.001% to 12.500%.........      139      36,218,226     13.06      6.365       679       260,563       76.63      33.98      66.42
12.501% to 13.000%.........      211      52,385,750     18.89      6.686       660       248,274       78.04      26.25      58.20
13.001% to 13.500%.........      227      55,026,746     19.84      7.025       670       242,409       79.94      20.12      60.90
13.501% to 14.000%.........      237      45,739,633     16.49      7.398       655       192,994       80.37      14.45      59.70
14.001% to 14.500%.........      140      28,463,499     10.26      7.818       645       203,311       80.29      13.29      44.71
14.501% to 15.000%.........       81      13,951,937      5.03      8.138       604       172,246       81.92      13.53      34.95
15.001% to 15.500%.........       39       6,111,083      2.20      8.526       583       156,694       83.66      38.90      20.06
15.501% to 16.000%.........       27       4,566,814      1.65      9.032       563       169,141       78.08      19.87       8.93
16.001% to 16.500%.........       13       1,722,832      0.62      9.175       593       132,526       89.96       7.02      15.49
16.501% to 17.000%.........        3         164,329      0.06      9.795       571        54,776       83.57       0.00       0.00
17.001% to 17.500%.........        4         597,767      0.22      8.129       617       149,442       75.15       0.00      45.17
17.501% to 18.000%.........        1          71,799      0.03     10.600       535        71,799       80.00     100.00       0.00
18.001% to 18.500%.........        2         633,954      0.23      6.437       703       316,977       80.00       0.00       0.00
                               -----    ------------    ------      -----       ---      --------       -----      -----      -----
   Total...................    1,253    $277,303,675    100.00%     7.033%      658      $221,312       79.14%     23.90%     55.99%
                               =====    ============    ======      =====       ===      ========       =====      =====      =====

      As of the Cut-off Date, the weighted average Maximum Mortgage Rate for the Group II Adjustable Rate Mortgage Loans ranged from 9.030% per annum to 18.500% per annum and the weighted average Maximum Mortgage Rate of the Group II Adjustable Rate Mortgage Loans was approximately 13.279% per annum.

            Next Rate Adjustment Date for the Group II Mortgage Loans
                      (Excludes Fixed Rate Mortgage Loans)

                                          Aggregate    Percent               Weighted     Average     Weighted
                             Number of    Principal       of      Weighted   Average     Principal     Average
Next Rate Adjustment          Mortgage     Balance     Mortgage   Average     Credit      Balance     Original    Percent    Percent
Date                           Loans     Outstanding     Pool      Coupon     Score     Outstanding      LTV      Full Doc      IO
---------------------------  ---------   -----------   --------   --------   --------   -----------   --------    --------   -------
December 2005 .............        2    $    614,671      0.22%     6.439%      725      $307,335       75.94%      0.00%      0.00%
January 2006 ..............        2         589,106      0.21      5.917       687       294,553       77.71       0.00      45.83
February 2006 .............        3         647,122      0.23      6.100       666       215,707       76.93       0.00      20.43
February 2007 .............        1         256,000      0.09      7.625       663       256,000       80.00       0.00     100.00
March 2007 ................        3         583,317      0.21      7.843       681       194,439       84.16      12.31       0.00
April 2007 ................        8       2,449,843      0.88      6.985       625       306,230       78.38      60.79      80.77
May 2007 ..................       42       6,462,013      2.33      7.342       647       153,857       80.00      22.37      69.10
June 2007 .................      145      33,913,116     12.23      7.242       660       233,884       79.38      26.23      57.20
July 2007 .................      448      96,550,352     34.82      7.113       647       215,514       80.25      20.84      52.58
August 2007 ...............      312      64,316,428     23.19      7.010       665       206,142       78.59      20.82      52.16
September 2007 ............       50      13,358,308      4.82      6.832       691       267,166       73.81      17.33      76.12
October 2007 ..............        1         320,000      0.12      5.875       709       320,000       80.00       0.00       0.00
March 2008 ................        1         172,377      0.06      8.850       519       172,377       79.99       0.00       0.00
April 2008 ................        3         801,622      0.29      6.754       682       267,207       61.91       0.00      81.09
May 2008 ..................        4       1,044,291      0.38      6.770       735       261,073       77.21       0.00      66.28
June 2008 .................       40      10,183,099      3.67      7.145       645       254,577       81.47      44.70      57.61
July 2008 .................       73      15,570,653      5.62      6.940       650       213,297       78.83      37.22      47.01
August 2008 ...............       78      20,312,658      7.33      6.671       658       260,419       80.35      32.89      61.04
September 2008 ............       32       7,575,550      2.73      6.674       691       236,736       76.21      20.02      80.75
October 2008 ..............        5       1,583,150      0.57      6.701       710       316,630       68.78       0.00      77.42
                               -----    ------------    ------      -----       ---      --------       -----      -----      -----
   Total ..................    1,253    $277,303,675    100.00%     7.033%      658      $221,312       79.14%     23.90%     55.99%
                               =====    ============    ======      =====       ===      ========       =====      =====      =====

The Index

      The mortgage loan index with respect to substantially all of the adjustable rate mortgage loans is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by The Wall Street Journal (the "Index"). If the Index becomes unpublished or is otherwise unavailable, the servicer will select an alternative index that is based upon comparable information.

      Listed below are historical values of certain average yields, which are related to the Index. The monthly averages shown are intended only to provide an historical summary of the movements in the Index and may not be indicative of future rates. The values shown below have been obtained from Bloomberg L.P. and may not be identical to the Index as published by a different source for the same period.

                                                                 Six-Month LIBOR
                          -------------------------------------------------------------------------------------------
Month                       2005            2004             2003             2002            2001             2000
-----                     --------        --------         --------         --------        --------         --------
January..............     2.96000%        1.21375%         1.34875%         2.03375%        5.26250%         6.28875%
February.............     3.16000%        1.17000%         1.34000%         2.03000%        4.90750%         6.33125%
March................     3.40000%        1.16000%         1.23125%         2.33000%        4.71000%         6.52625%
April................     3.40875%        1.38000%         1.29000%         2.12000%        4.30250%         6.73125%
May..................     3.53750%        1.57750%         1.21375%         2.08000%        3.98000%         7.10500%
June.................     3.71000%        1.94000%         1.11938%         1.95625%        3.90875%         7.00000%
July.................     3.92375%        1.98000%         1.14625%         1.87000%        3.68875%         6.89375%
August...............     4.05500%        1.99000%         1.19750%         1.79500%        3.45250%         6.83000%
September............     4.23063%        2.19625%         1.18000%         1.71000%        2.52250%         6.76000%
October..............                     2.31250%         1.23000%         1.60000%        2.14625%         6.72000%
November.............                     2.63500%         1.25875%         1.46875%        2.03000%         6.64000%
December.............                     2.78063%         1.22000%         1.38000%        1.98125%         6.20375%

Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account

      Under and to the extent provided in the Pooling and Servicing Agreement, following the initial issuance of the Certificates, the Trust Fund will be obligated to purchase from the Depositor during the Funding Period, subject to the availability thereof, the Subsequent Mortgage Loans. The Subsequent Mortgage Loans will be transferred to the Trust Fund under Subsequent Transfer Instruments between the Depositor and the Trust Fund. In connection with the purchase of Subsequent Mortgage Loans on each Subsequent Transfer Date, the Trust Fund will be required to pay to the Depositor from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof as of the related Subsequent Cut-off Date. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Mortgage Loans. Following each Subsequent Transfer Date, the aggregate principal balance of the Mortgage Loans will increase by an amount equal to the aggregate principal balance of the related Subsequent Mortgage Loans so purchased and the amount in the Pre-Funding Account will decrease accordingly.

      The Pre-Funding Account will be established by the Securities Administrator on behalf of the Trustee and funded on the Closing Date with the Original Pre-Funded Amount to provide the Trust Fund with sufficient funds to purchase Subsequent Mortgage Loans. The Original Pre-Funded Amount will be reduced during the Funding Period by the amount used to purchase Subsequent Mortgage Loans in accordance with the Pooling and Servicing Agreement. During the Funding Period, such Original Pre-Funded Amount, reduced as described herein, will be maintained in the Pre-Funding Account.

      Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to conditions including, but not limited to:

      (1) each Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Subsequent Transfer Instrument and the Pooling and Servicing Agreement;

      (2) the Depositor will not select the Subsequent Mortgage Loans in a manner that it believes to be adverse to the interests of the certificateholders;

      (3) the Depositor will deliver an opinion of counsel with respect to the validity of the conveyance of the Subsequent Mortgage Loans; and

      (4) as of the Subsequent Cut-off Date each Subsequent Mortgage Loan will satisfy the following criteria:

            (A) the Subsequent Mortgage Loan may not be 31 or more days delinquent as of the related Subsequent Cut-off Date (except with respect to approximately 1.50% of the Subsequent Mortgage Loans, by aggregate principal balance as of the related Subsequent Cut-off Date, which may be 31 or more days delinquent but less than 61 days delinquent as of the related Subsequent Cut-off Date);

            (B) the term to stated maturity of the Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months;

            (C) the Subsequent Mortgage Loan may not provide for negative amortization;

            (D) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 100%;

            (E) the Subsequent Mortgage Loan will have, as of the Subsequent Cut-off Date, a term since origination not in excess of six months;

            (F) the Subsequent Mortgage Loan must have a first payment date occurring on or before December 16, 2005;

            (G) the Subsequent Mortgage Loan will be secured by a first lien on a Mortgage Property; and

            (H) the Depositor shall have provided the Trustee with an opinion of counsel that transfer of the Subsequent Mortgage Loans is authorized and permitted by the Pooling and Servicing Agreement.

      In addition, following the purchase of any Subsequent Mortgage Loan by the Trust Fund, the characteristics of the mortgage pool (including the Subsequent Mortgage Loans) will not be materially different from the characteristics of the mortgage pool as of the Cut-off Date. Notwithstanding these conditions, any Subsequent Mortgage Loan may be rejected by the Rating Agencies if the inclusion of the Subsequent Mortgage Loan would adversely affect the rating on any class of Certificates.

                                   The Seller

      The Seller is a Delaware limited liability company engaged in the acquisition of prime, sub-prime and under-performing residential mortgage loans as well as seasoned performing mortgages. The Seller does not originate mortgage loans.

      The Mortgage Loans were purchased by the Seller in the ordinary course of its business and will be conveyed to the Depositor, who will, in turn, transfer them to the Trust Fund.

      The Seller is an affiliate of Terwin Capital LLC and SLS.

                             Underwriting Guidelines

      The Mortgage Loans were originated generally in accordance with the underwriting criteria, standards and guidelines of either the Seller or of each such originator. Approximately 52.60% of the Mortgage Loans in the Statistical Mortgage Pool were underwritten in accordance with The Winter Group Underwriting Guidelines. The remaining Mortgage Loans were originated by various third party originators in accordance with their respective underwriting guidelines. The following is a general summary of the underwriting guidelines used in originating substantially all of the Mortgage Loans. Underwriting criteria are generally not available with respect to a small percentage of the Mortgage Loans. These summaries do not purport to be a complete description of any such underwriting guidelines. In addition, from time to time, exceptions and/or variances to the underwriting guidelines may be made. No assurances can be given that the Mortgage Loans originated pursuant to guidelines other than The Winter Group Underwriting Guidelines were originated in accordance with the criteria set forth herein. In general, the Seller did not re-underwrite any of the Mortgage Loans.

General

      All of the Mortgage Loans are "conventional mortgage loans" (i.e., loans that are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration). The underwriting standards applicable to the Mortgage Loans typically differ from, and, with respect to a substantial number of Mortgage Loans, are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, mortgagor income, mortgagor credit history, mortgagor employment history, required documentation, interest rates, mortgagor occupancy of the mortgaged property and/or property types. Because the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Mortgage Loans thereunder may reflect relatively higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein may have been made in cases where compensating factors were demonstrated by a prospective mortgagor. In general, neither the Seller nor the Depositor has re-underwritten any mortgage loan.

      Generally, each mortgagor was required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, such mortgagor generally furnished information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of an investment property or two- to four-unit dwelling, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to a mortgaged property consisting of a vacation or second home, income derived from the property generally was not considered for underwriting purposes. In the case of certain mortgagors with acceptable payment histories, income was not required to be stated (or verified) in connection with their loan applications.

      Based on the data provided in the application and certain verifications (if required), a determination was made by the original lender that the mortgagor's monthly income (if required to be stated) should be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case-by-case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the mortgage loan. The originator may also have considered the amount of liquid assets available to the mortgagor at the time of origination.

      The credit score tables included herein show the credit scores, if any, that the originators of the mortgage loans collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of borrowers. Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness. However, credit scores do not necessarily correspond to the probability of default over the life of the related mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this Prospectus Supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

      Certain Mortgage Loans were originated under "alternative," "reduced documentation," "no-ratio," "stated income/stated assets," "no documentation," or "no income/no asset" programs, which require either alternative or less documentation and verification than do traditional "full documentation" programs. Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income and/or employment is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a "no-ratio" program, certain mortgagors with acceptable payment histories and credit scores will not be required to provide any information regarding income and no other investigation regarding the mortgagor's income will be undertaken. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator. Generally, under a no-documentation program, no verification of a borrower's income or assets is undertaken by the originator. Generally, under a "no income/no asset" program, the mortgagor is not required to state its income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such Mortgage Loans may be based primarily or entirely on the estimated value of the mortgaged property and the loan-to-value ratio at origination as well as on the credit score.

      The adequacy of the mortgaged property as security for repayment of the related mortgage loan generally will have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Generally, appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are on forms acceptable to Fannie Mae and/or Freddie Mac.

Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

      Under the underwriting standards, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories generally establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt-to-income ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the underwriting standards establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.

The Winter Group Underwriting Guidelines

      This section applies only to those mortgage loans underwritten in accordance with The Winter Group Underwriting Guidelines (approximately 52.60% of the Mortgage Loans in the Statistical Mortgage Pool).

      The information set forth in the following paragraphs has been provided by The Winter Group and none of the Depositor, the underwriters, the Servicer, the Servicing Administrator, the Securities Administrator, the Backup Servicer, the Trustee, the Certificate Insurer, the Swap Counterparty or any other person makes any representation as to the accuracy or completeness of such information.

      The Winter Group Underwriting Guidelines consist of the following four main risk categories based on the loan-to-value ratio of the mortgage loan: (1) 70% or less, (2) 71%-80%, (3) 81%-85%, and (4) 86%-95%.

      For mortgage loans with loan-to-value ratios of 70% or less, the mortgage loan must generally have the following characteristics: a minimum FICO score of 620; a maximum loan amount of $1,000,000 (full or alternative documentation), $650,000 (reduced or no ratio), $500,000 (stated income), or $350,000 (no income/no asset); and a maximum debt-to-income ratio of 60%.

      For mortgage loans with loan-to-value ratios greater than 70% and less than or equal to 80%, the mortgage loan must generally have the following characteristics: a minimum FICO score of 620; a maximum loan amount of $1,000,000 (full or alternative documentation), $650,000 (reduced or no ratio), $500,000 (stated), or $350,000 (no income/no asset); and a maximum debt-to-income ratio of 55%.

      For mortgage loans with loan-to-value ratios greater than 80% and less than or equal to 85%, the mortgage loan must generally have the following characteristics: a minimum FICO score of 620; a maximum loan amount for a primary residence or a second home of $650,000 (full, alternative, reduced, or no ratio), $500,000 (stated), or $350,000 (no income/no asset); and a maximum debt-to-income ratio of 45%. The maximum loan amount for an investment property is $350,000 (full, alternative, reduced or no ratio) or $300,000 (stated or no income/no asset); and the maximum cash out to the borrower is $200,000 (full, alternative, reduced, and no ratio) or $100,000 (stated or no income/no asset).

      For mortgage loans with loan-to-value ratios greater than 85% and less than or equal to 95%, the mortgage generally must have the following characteristics: a minimum FICO score of 620 (full, alternative, reduced, no ratio, stated or no income/no asset); a maximum loan amount of $650,000 (full, alternative, reduced or no ratio), $500,000 (stated) or $350,000 (no income/no asset); and a maximum debt-to-income ratio of 40%. The maximum loan amount for an investment property is $350,000 (full, alternative, reduced and no ratio) or $300,000 (stated or no income/no asset); and the maximum cash out to the borrower is $200,000 (full, alternative, reduced and no ratio) or $100,000 (stated or no income/no asset).

      Generally, a minimum two-year credit history for each borrower is required. Current housing payments must be verified for the previous twelve months. Any serious derogatory items in the credit report must be explained in writing by the borrower. A written explanation from the borrower is required for recent late payments or an excessive number of aged late payments. Any liens, judgments or garnishments appearing in the credit report generally must have been satisfied for more than two years and otherwise will be considered on a case-by-case basis. Normally, prior Chapter 7 bankruptcies must have been discharged for at least four years and Chapter 13 bankruptcies must have been discharged for at least two years and the borrower must provide a written explanation of the circumstances surrounding the bankruptcy. Borrowers who have experienced prior mortgage foreclosures or given a deed-in-lieu of foreclosure may be considered for financing for primary residence loans only. The foreclosures or deed-in-lieu must have occurred at least three years prior to the subject loan and must have resulted from circumstances beyond the borrower's control.

      As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the applicant reflects compensating factors. It is expected that certain of the Mortgage Loans underwritten in accordance with The Winter Group Underwriting Guidelines will represent these kinds of exceptions.

                           The Servicing Administrator

General

      The Servicing Administrator will oversee and enforce the obligations of the Servicer in connection with its servicing obligations with respect to the Mortgage Loans as specified in the Pooling and Servicing Agreement. Pursuant to the Pooling and Servicing Agreement, the Servicing Administrator will be required to make Compensating Interest payments (to the extent of the Securities Administrator Fee for the related Distribution Date), in each case, to the extent that the Servicer or Backup Servicer as successor servicer, as applicable, is required to do so under the Pooling and Servicing Agreement, but fails to do so, but only to the extent of the Securities Administrator Fee for the related Distribution Date with respect to Compensating Interest.

      The principal compensation to be paid to the Servicing Administrator in respect of its obligations under the Pooling and Servicing Agreement will be paid by the Securities Administrator pursuant to an agreement between the Servicing Administrator and the Securities Administrator. Certain out-of-pocket expenses of the Servicing Administrator incurred in connection with the performance of its obligations will be reimbursed by the Trust Fund.

                                  The Servicer

General

      Specialized Loan Servicing LLC ("SLS") will act as the Servicer of the Mortgage Loans, and its obligations with respect to the Mortgage Loans that it services are limited to its contractual servicing obligations. As of the final Subsequent Transfer Date, it is expected that SLS will service all of the Mortgage Loans in accordance with the Pooling and Servicing Agreement.

      The information contained herein with regard to SLS has been provided by SLS. None of the Depositor, the Seller, the Trustee, the Securities Administrator, the Servicing Administrator, the Certificate Insurer, the Swap Counterparty, the underwriters or any of their respective affiliates (other than SLS) has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of this information.

      SLS is a Delaware limited liability company, engaged in the residential mortgage loan servicing business. SLS is affiliated with and under common ownership and control with the Seller and Terwin Capital LLC.

      The principal executive offices of SLS are located at 8742 Lucent Boulevard, Highlands Ranch, CO 80129.

      SLS was formed December 2002 and began servicing operations January 2004. As of September 30, 2005, SLS provided servicing for approximately $6.9 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for affiliated entities. The mortgage loans that are serviced by SLS in its portfolio are first and second-lien, fixed or adjustable rate Alt-A, sub-prime mortgage loans secured by single-family residences.

      SLS has received the following residential primary servicer ratings from
Fitch: "RPS3-" for subprime and Alt A products and "RSS3-" for special servicing. SLS has received the following residential primary servicer rating from Moody's: "SQ3-" for subprime products and "SQ3-" for second liens.

SLS's Foreclosure, Delinquency and Loss Experience

      Due to its recent formation and growth of its servicing portfolio, SLS does not have meaningful historical servicing data, including relevant static pool data. There can be no assurance, and no representation is made, that factors, such as the recent formation of SLS, national or local economic conditions or downturns in the real estate markets of its servicing areas, will not result in higher than usual rates of delinquencies and foreclosure losses on the mortgage loans serviced by SLS.

      A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, SLS may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

      The following table sets forth certain information regarding the delinquency experience of SLS with respect to all the residential mortgage loans serviced by it.

                          SLS Delinquency Experience(1)

                                At September 30, 2005      At December 31, 2004
                               -----------------------   -----------------------
Total Portfolio                    $ Loans      % by $       $ Loans      % by $
                               --------------   ------   --------------   ------
Number of Loans ............           68,602                    25,554
Total Portfolio ............   $6,886,896,279            $3,231,604,707
Period of Delinquency
   30-59 Days ..............   $  105,176,987   1.527%   $   38,051,393   1.177%
   60-89 Days ..............   $   27,565,318   0.400%   $   14,948,355   0.463%
   90 or more Days .........   $   29,074,355   0.422%   $   10,486,485   0.324%
Sub-Total ..................   $  161,816,660   2.350%   $   63,486,233   1.965%
                               --------------   -----    --------------   -----
Delinquency Status
   Bankruptcy ..............   $   34,402,114   0.500%   $   13,001,588   0.402%
   Foreclosure .............   $   76,469,697   1.110%   $   34,969,534   1.082%
   Real Estate Owned .......   $    8,283,794   0.120%   $      766,369   0.024%
   Sub-Total ...............   $  119,155,605   1.730%   $   48,737,491   1.508%
                               --------------   -----    --------------   -----
Total Delinquent Loans .....   $  280,972,265   4.080%   $  112,223,724   3.473%
                               ==============   =====    ==============   =====

(1)   All percentages based on the total loan balance outstanding.

      There can be no assurance that the delinquency and foreclosure experience of the mortgage loans included in the trust will correspond to the delinquency and foreclosure experience set forth in the foregoing tables.

Pledge of Servicing Rights

      On or after the Closing Date, the Servicing Rights Owner, with the consent of the Certificate Insurer, shall have the option, but not the obligation, to pledge and assign all of its right, title and interest in, to and under the Pooling and Servicing Agreement with respect to all or some of the Mortgage Loans to one or more lenders, as servicing rights pledgees, selected by the Servicing Rights Owner. Upon the exercise of such option by the Servicing Rights Owner and notice of such exercise to the Trustee, the Certificate Insurer and the Securities Administrator, the Securities Administrator shall appoint the servicing rights pledgee or its designee as successor servicer of such Mortgage Loans, provided that at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer described in the Pooling and Servicing Agreement (including being acceptable to the Rating Agencies and the Certificate Insurer) and that the servicing rights pledgee agrees to be subject to the terms of the Pooling and Servicing Agreement. Under no circumstances will JPMorgan Chase Bank, N.A. be required to act as a backup servicer with respect to such successor servicer.

Solicitations

      Refinancing programs, which may involve soliciting some or all of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the Mortgage Loans. These refinancing programs may be offered by the Servicer, its affiliates or other parties.

                         Servicing of the Mortgage Loans

General

      The Servicer will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement among the Trustee, the Depositor, the Servicing Administrator, the Seller, the Securities Administrator, the Backup Servicer and the Servicer. Notwithstanding anything to the contrary in the Prospectus, the Securities Administrator will not be responsible for the performance of the servicing activities by the Servicer. If the Servicer is in default of its obligations under the Pooling and Servicing Agreement, the Securities Administrator may, in its discretion with the consent of the Certificate Insurer, or shall, at the direction of the Certificate Insurer or certificateholders, terminate the Servicer, in which case the Securities Administrator is obligated to appoint a successor servicer as provided in the Pooling and Servicing Agreement subject to the rights of the servicing rights pledgee. If no successor servicer acceptable to the Securities Administrator pursuant to the Pooling and Servicing Agreement can be found, the Securities Administrator shall assume the primary servicing duties. Terwin Advisors or its designee in its capacity as the Servicing Rights Owner shall have the right to replace the Servicer in certain circumstances and subject to certain conditions specified in the Pooling and Servicing Agreement. JPMorgan Chase Bank, N.A. will not act as backup servicer with respect to any such successor servicer.

      In accordance with the Pooling and Servicing Agreement, the Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers, which may be affiliates of the Servicer. Notwithstanding any subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Servicer alone were servicing the Mortgage Loans for which it is responsible.

      The servicing rights with respect to the Mortgage Loans may be transferred to one or more successor servicers at any time, subject to the conditions set forth in the Pooling and Servicing Agreement, including the requirements that any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and that each Rating Agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Offered Certificates (without regard to the Certificate Guaranty Insurance Policy).

Servicing Compensation and Payment of Expenses

      The Servicer will be paid a portion of the Servicing Fee (the remainder of the Servicing Fee generally will be used to pay the Class ES Distribution Amount), which is to be paid from interest collections on the Mortgage Loans; provided, however, that any successor to SLS as servicer will be entitled to a fee in an amount up to the entire Servicing Fee. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid mortgage loans, as described below under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Servicer is also entitled to receive, as additional servicing compensation, all late payment charges, insufficient funds charges, assumption fees and other similar charges (other than prepayment penalties) and all investment income earned on amounts on deposit in the related Collection Account. The Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans in connection with its responsibilities under the Pooling and Servicing Agreement.

Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans

      When a mortgagor prepays all or a portion of a mortgage loan between Due Dates, the mortgagor pays interest on the amount prepaid only to the date of the prepayment. Prepayments received during the related Prepayment Period are included in the distribution to certificateholders on the related Distribution Date thereby causing a shortfall in interest, except with respect to prepayments on the Mortgage Loans serviced by the Servicer that are received between the 1st and the 11th of each month, as such prepayments will be distributed on the Distribution Date occurring in that month. In order to mitigate the effect of any such shortfall in interest distributions to certificateholders on any Distribution Date, the Servicer shall deposit Compensating Interest in the related Collection Account for distribution to the certificateholders on such Distribution Date. Pursuant to the Pooling and Servicing Agreement, the Servicing Administrator will be required to remit Compensating Interest to the extent that the Servicer is required to do so under the Pooling and Servicing Agreement, but fails to do so, but only to the extent required in the Pooling and Servicing Agreement. Any such deposit by the Servicer will be reflected in the distributions to the certificateholders made on such Distribution Date. Any Prepayment Interest Shortfall will be allocated on such Distribution Date pro rata among the outstanding classes of Certificates based upon the amount of interest each such class would otherwise be paid on such Distribution Date.

Advances

      Subject to the following limitations, the Servicer will be required to make Advances. In the event that a Balloon Loan is not paid in full on its maturity date, the Servicer will also be obligated to make Advances with respect to the assumed scheduled payments that would have been due on such Balloon Loan based upon the original amortization schedule for such Balloon Loan, unless the Servicer determines that the Advance would not be recoverable. In no event will the Servicer be obligated to advance the balloon payment due on any Balloon Loan. The Servicer will Advance interest only with respect to any REO Properties.

      Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from late collections, insurance proceeds or liquidation proceeds from the related Mortgage Loans. No party will be required, however, to make any Advances with respect to reductions in the amount of the Scheduled Payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act.

      All Advances will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loans as to which such unreimbursed Advances were made. In addition, any Advances previously made in respect of any Mortgage Loans that are deemed by the Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the related Collection Account prior to the distributions on the Certificates. Furthermore, the Servicer shall have the right to reimburse itself for any such Advances from amounts held from time to time in the related Collection Account to the extent such amounts are not then required to be distributed to certificateholders or to the Certificate Insurer; provided, however, that any funds so applied and transferred shall be replaced by the Servicer by deposit in the related Collection Account no later than one Business Day prior to the Distribution Date on which such funds are required to be distributed.

      In the course of performing its servicing obligations, the Servicer will pay Servicing Advances to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds.

      The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loans, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related mortgagor or otherwise relating to the Mortgage Loans in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Certificate Account or Collection Account, respectively.

      The Pooling and Servicing Agreement will permit the Servicer, with the consent of the Certificate Insurer, to enter into an advance facility with one or more entities. The Pooling and Servicing Agreement will provide that (i) the Servicer may enter into a facility with any person which provides that such person may fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the Servicer's obligation to fund such Advances and/or Servicing Advances, and (ii) the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of the certificateholders, but with the consent of the Certificate Insurer, as necessary or appropriate to effect the terms of such a facility.

Securities Administrator

      JPMorgan Chase Bank, N.A. will be the Securities Administrator under the Pooling and Servicing Agreement. The Securities Administrator will be paid the Securities Administrator Fee. The Securities Administrator will be entitled to reimbursement of certain expenses, indemnities and other amounts prior to distributions of any amounts to Certificateholders, as described in the Pooling and Servicing Agreement. The office of the Securities Administrator is located at (i) for Certificate transfer purposes, 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention: Worldwide Securities Services/Global Debt (Terwin, TMTS 2005-16HE), and (ii) for all other purposes, 4 New York Plaza, 6th Floor, New York, New York 10004-2477, Attention: Worldwide Securities Services/Global Debt (Terwin, TMTS 2005-16HE), or at such other addresses as the Securities Administrator may designate from time to time. The Securities Administrator may resign at any time, in which event the Depositor will be obligated to appoint a successor Securities Administrator. The Depositor may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Securities Administrator becomes insolvent. The Securities Administrator may also be removed at any time by the Certificate Insurer, the Trustee with the consent of the Certificate Insurer or by Certificateholders evidencing not less than 51% of the voting rights evidenced by the Certificates. In such circumstances, the Depositor will also be obligated to appoint a successor Securities Administrator satisfactory to the Certificate Insurer. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Securities Administrator will:

      (1) provide administrative services and file reports with regard to the Certificates;

      (2) make available to the Trustee, the Certificate Insurer and Certificateholders reports regarding the Mortgage Loans and the Certificates;

      (3) receive payments with respect to the Mortgage Loans from the Servicing Administrator and, in its capacity as paying agent for the Certificates, remit the payments to the Certificateholders as described herein;

      (4) make any claims required to be made under the Certificate Guaranty Insurance Policy;

      (5) establish and maintain the Pre-Funding Account, the Certificate Account, the Capitalized Interest Account and the Supplemental Interest Trust; and

      (6) administer the terms of the Swap Agreement and the Certificate Guaranty Insurance Policy on behalf of the Trust.

      The Securities Administrator, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights as it would have if it were not Securities Administrator.

      The Securities Administrator will also act as paying agent, certificate registrar and authenticating agent under the Pooling and Servicing Agreement.

      The principal compensation to be paid to the Securities Administrator in respect of its activities under the Pooling and Servicing Agreement for the Certificates is the Securities Administrator Fee. The Securities Administrator will be paid the Securities Administrator Fee prior to any distributions on the Certificates.

Credit Risk Manager

      The Murrayhill Company will act as the Trust Fund's representative in advising the Servicer regarding certain delinquent and defaulted Mortgage Loans and in monitoring and reporting to the Seller on the performance of such Mortgage Loans. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

      The Credit Risk Manager will be entitled to receive a Credit Risk Manager Fee until the termination of the Trust Fund or until its removal by a vote of the holders of Certificates representing at least 66 2/3% of the voting interests of the Certificates. Such fee will be paid from the Trust Fund in accordance with the Pooling and Servicing Agreement.

                         Description of the Certificates

General

      The Certificates will represent the entire beneficial ownership interest in the Trust Fund to be created under the Pooling and Servicing Agreement. A copy of the Pooling and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the Certificates at, and will be filed with, the Securities and Exchange Commission within 15 days of the initial delivery of the Certificates. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Pooling and Servicing Agreement.

      The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

      The Certificates will consist of:

      (1) the Class AF-1 Certificates, Class AF-2 Certificates, Class AF-3 Certificates, Class AF-4 Certificates, Class AF-5 Certificates, Class AV-1 Certificates, Class AV-2 Certificates, Class AV-3 Certificates, Class R Certificate, Class M-1A Certificates, Class M-1B Certificates, Class M-2A Certificates, Class M-2B Certificates, Class M-3A Certificates, Class M-3B Certificates, Class M-4A Certificates, Class M-4B Certificates, Class M-5A Certificates, Class M-5B Certificates, Class M-6A Certificates, Class M-6B Certificates, Class B-1

            Certificates, Class B-2 Certificates and Class B-3 Certificates (all of which are being offered hereby); and

      (2) the Class ES Certificates and Class X Certificates (none of which are being offered hereby).

      The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class R Certificates will generally represent interests in the Group I Mortgage Loans. On each Distribution Date, principal and interest received with respect to the Group I Mortgage Loans generally will be applied to pay principal and interest with respect to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class R Certificates. The Class AV-1, Class AV-2 and Class AV-3 Certificates will generally represent interests in the Group II Mortgage Loans. On each Distribution Date, principal and interest received with respect to the Group II Mortgage Loans generally will be applied to pay principal and interest with respect to the Class AV-1, Class AV-2 and Class AV-3 Certificates. The Class M and Class B Certificates will generally represent interests in both the Group I and Group II Mortgage Loans. On each Distribution Date, principal and interest received with respect to both the Group I and Group II Mortgage Loans will be applied to pay principal and interest with respect to the Class M and Class B Certificates.

      The Offered Certificates (other than the Class R Certificate) will be issued in book-entry form as described below. The Definitive Certificates will be transferable and exchangeable through the Securities Administrator. The Offered Certificates (other than the Class R Certificate) will each be issued in minimum dollar denominations of $25,000 in original principal amount and integral multiples of $1 in excess of $25,000. A single Class R Certificate will be issued in definitive form in a $100 denomination.

Book-Entry Certificates

      The Offered Certificates (other than the Class R Certificate) will be Book-Entry Certificates. Certificate Owners may elect to hold their Book-Entry Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum Certificate Principal Balances of $25,000 and integral multiples of $1 in excess of $25,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

      The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Indirect Participants, with whom Certificate Owners have accounts with respect to Book-Entry Certificates, are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see "Material Federal Income Tax Consequences--Grantor Trust Funds--Non-U.S. Persons," "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons," "Material Federal Income Tax Consequences--Tax Treatment of Certificates as Debt for Tax Purposes--Foreign Investors" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex 1 hereto.

      Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

      Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of 28 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

      Euroclear was created to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium. The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co., as nominee of DTC. Distributions with respect to Book-Entry Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Grantor Trust Funds--Non-U.S. Persons," "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" and "Material Federal Income Tax Consequences--Tax Treatment of Certificates as Debt for Tax Purposes--Foreign Investors" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of those Offered Certificates in the secondary market since some potential investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates.

      Monthly and annual reports on the Trust Fund provided by the Securities Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

      DTC has advised the Depositor, the Securities Administrator and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if:

      (1) DTC or the Depositor advises the Securities Administrator and the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Securities Administrator is unable to locate a qualified successor;

      (2) the Depositor, at its sole option, elects to terminate a book-entry system through DTC; or

      (3) after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the voting rights evidenced by any class of Book-Entry Certificates advise the Securities Administrator, the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Trustee and the Securities Administrator will recognize the holders of such Definitive Certificates as holders of the Offered Certificates under the Pooling and Servicing Agreement.

      Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Collection Account; Servicing Administrator Collection Account; Certificate Account; Supplemental Interest Trust

      The Pooling and Servicing Agreement provides that the Servicer for the benefit of the certificateholders shall establish and maintain one or more Collection Accounts, into which the Servicer is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days of receipt, the payments and collections described in "Description of the Agreements--Collection Account and Related Accounts" in the Prospectus, except that the Servicer generally may deduct the portion of the Servicing Fee that is not used to fund the Class ES Distribution Amount and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Pooling and Servicing Agreement permits the Servicer to direct any depository institution maintaining a Collection Account to invest the funds in the related Collection Account in one or more investments acceptable to each Rating Agency as provided in the Pooling and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicer will be entitled to all income and gain realized from its Collection Account investments, and the income and gain will be subject to withdrawal by the Servicer from time to time. The Servicer will be required to deposit the amount of any losses incurred in respect of any of its respective Collection Account investments out of its own funds as the losses are realized.

      The Pooling and Servicing Agreement provides that the Servicing Administrator for the benefit of the certificateholders shall establish and maintain the Servicing Administrator Collection Account, into which the Servicing Administrator is generally required to deposit or cause to be deposited, promptly upon receipt from the Servicer on the Servicer Remittance Date and retain on deposit until the Servicing Administrator Remittance Date amounts remitted by the Servicer and any other amounts required to be deposited under the Pooling and Servicing Agreement. Subject to restrictions set forth in the Pooling and Servicing Agreement, the Servicing Administrator is permitted to direct that the funds in the Servicing Administrator Collection Account either be held uninvested or be invested so long as the investments mature no later than the Servicing Administrator Remittance Date. All income and gain realized from any Servicing Administrator Collection

Account investment will belong to the Servicing Administrator. The Servicing Administrator will be required to deposit in the Servicing Administrator Collection Account out of its own funds the amount of any losses incurred in respect of any Servicing Administrator Collection Account investment, as the losses are realized.

      The Securities Administrator will be obligated to establish the Certificate Account, into which the Securities Administrator will deposit or cause to be deposited not later than 2:00 p.m. New York City time on the Servicing Administrator Remittance Date from amounts on deposit in the Servicing Administrator Collection Account remitted to it by the Servicing Administrator, the Interest Funds (less amounts owed to the Trustee, the Servicing Administrator, the Securities Administrator (other than the Securities Administrator Fee) and the Custodian), the Principal Funds, an amount equal to the Securities Administrator Fee and an amount equal to the Credit Risk Manager Fee with respect to the related Distribution Date. Funds in the Certificate Account shall remain uninvested. The Securities Administrator will retain for its own account the Securities Administrator Fee and will remit the Credit Risk Manager Fee to the Credit Risk Manager from funds in the Certificate Account on a monthly basis.

      The Securities Administrator will be obligated to establish a non-interest bearing trust account, the Supplemental Interest Trust. On any Distribution Date, any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of, or any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty will be deposited into, the Supplemental Interest Trust. The Supplemental Interest Trust will not be an asset of any REMIC. On each Distribution Date, the Securities Administrator will distribute funds in the Supplemental Interest Trust in the manner described in "Description of the Certificates--Distributions from the Supplemental Interest Trust."

Distributions

      General. Distributions on the Certificates will be made by the Securities Administrator, on each Distribution Date, commencing in November 2005, to the persons in whose names the Certificates are registered at the close of business on the Record Date.

      Distributions on each Distribution Date will be made by wire transfer or, in the case of any certificateholder that has not provided the Securities Administrator with wire instructions, by check mailed to the address of the person entitled to distributions as it appears on the certificate register; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of such Certificates at the applicable office of the Securities Administrator or such other address designated in writing by the Securities Administrator. On each Distribution Date, a holder of a Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

      Distributions of Interest. On each Distribution Date, the interest distributable with respect to the Offered Certificates is the interest which has accrued thereon at the then applicable related Pass-Through Rate during the related Accrual Period.

      All calculations of interest on the Class AF-1, Class AV-1, Class AV-2, Class AV-3, Class M-1B, Class M-2B, Class M-3B, Class M-4B, Class M-5B and Class M-6B Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class M-1A, Class M-2A, Class M-3A, Class M-4A, Class M-5A, Class M-6A and Class B Certificates will be made on the basis of a 360-day year and twelve 30-day months.

      On each Distribution Date, the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

      (1) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty;

      (2) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Trust to the Swap Counterparty (other than Defaulted Swap Termination Payments);

      (3) to the Certificate Insurer, accrued and unpaid Certificate Insurer Premiums due with respect to the Certificate Guaranty Insurance Policy;

      (4) to each class of the Class A Certificates, concurrently, any Current Interest and any Interest Carry Forward Amount with respect to each such class; provided, however, that if Interest Funds are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Class A Certificates, Interest Funds will be distributed pro rata among each class of the Class A Certificates based upon the ratio of
            (x) the Current Interest and Interest Carry Forward Amount for such class to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Certificates;

      (5) to the Certificate Insurer, any Certificate Insurer Reimbursement Amount;

      (6) pro rata to each class of the Class M-1 Certificates, the Current Interest and any Interest Carry Forward Amount with respect to such class;

      (7) pro rata to each class of the Class M-2 Certificates, the Current Interest and any Interest Carry Forward Amount with respect to such class;

      (8) pro rata to each class of the Class M-3 Certificates, the Current Interest and any Interest Carry Forward Amount with respect to such class;

      (9) pro rata to each class of the Class M-4 Certificates, the Current Interest and any Interest Carry Forward Amount with respect to such class;

      (10) pro rata to each class of the Class M-5 Certificates, the Current Interest and any Interest Carry Forward Amount with respect to such class;

      (11) pro rata to each class of the Class M-6 Certificates, the Current Interest and any Interest Carry Forward Amount with respect to such class;

      (12) to the Class B-1 Certificates, the Current Interest and any Interest Carry Forward Amount with respect to such class;

      (13) to the Class B-2 Certificates, the Current Interest and any Interest Carry Forward Amount with respect to such class;

      (14) to the Class B-3 Certificates, the Current Interest and any Interest Carry Forward Amount with respect to such class; and

      (15) any remainder to be distributed as described under "--Overcollateralization Provisions" below.

      On each Distribution Date, subject to the proviso in (4) above, Interest Funds received on the Group I Mortgage Loans will be deemed to be distributed to the Class R and Group I Senior Certificates and Interest Funds received on the Group II Mortgage Loans will be deemed to be distributed to the Group II Senior Certificates, in each case, until the related Current Interest and Interest Carry Forward

Amount of each class of such certificates for such Distribution Date has been paid in full, and thereafter, Interest Funds not required for such distributions will be available to be applied, if necessary, to the class or classes of certificates that are not related to such group of Mortgage Loans.

      Distributions of Principal. On each Distribution Date, the Principal Distribution Amount (other than the Extra Principal Distribution Amount) for each Distribution Date is required to be distributed as follows until the Principal Distribution Amount has been fully distributed:

      (1) to the Class R Certificate and the Class A Certificates, the Class A Principal Distribution Amount will be distributed, concurrently, as follows:

            (a) the Group I Principal Distribution Amount will be distributed as follows: (i) to the Class R Certificate until the Certificate Principal Balance of such class is reduced to zero; (ii) to the Class AF-5 Certificates in an amount equal to the Class AF-5 Lockout Distribution Amount until the Certificate Principal Balance of such class is reduced to zero and then (iii) to the Class AF-1, Class AF-2, Class AF-3, Class AF-4 and Class AF-5 Certificates sequentially in that order until the Certificate Principal Balance of each such class is reduced to zero; and

            (b) the Group II Principal Distribution Amount will be distributed to the Class AV-1, Class AV-2 and Class AV-3 Certificates sequentially in that order until the Certificate Principal Balance of each such class is reduced to zero;

      (2) to the Certificate Insurer, any Certificate Insurer Reimbursement Amounts, to the extent not paid pursuant to "--Distribution of Interest" above;

      (3) pro rata to each class of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

      (4) pro rata to each class of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount;

      (5) pro rata to each class of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount;

      (6) pro rata to each class of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount;

      (7) pro rata to each class of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount;

      (8) pro rata to each class of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount;

      (9) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

      (10) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

      (11) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount; and

      (12) any remainder to be distributed as described under "--Overcollateralization Provisions" below.

Overcollateralization Provisions

      If on any Distribution Date, after giving effect to any Extra Principal Distribution Amount, the aggregate Certificate Principal Balance of the Class A, Class R, Class M and Class B Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account (disregarding income or loss on investments of amounts on deposit in the Pre-

Funding Account), the Certificate Principal Balance of the Subordinated Certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 Certificates) by an amount equal to such excess.

      If the Certificate Principal Balance of a class of Subordinated Certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the Certificate Principal Balance as so reduced. On subsequent Distribution Dates, however, as described below, Interest Funds and Principal Funds not otherwise required to be distributed pursuant to "--Distributions--Distributions of Interest" and "--Distributions of Principal" will be applied to reduce Unpaid Realized Loss Amounts previously allocated to such Certificates in order of seniority.

      On any Distribution Date on or prior to the Distribution Date in April 2006, 50% of Interest Funds and Principal Funds not otherwise required to be distributed pursuant to "--Distributions--Distributions of Interest" and "--Distributions of Principal", and on any Distribution Date thereafter, 100% of such amounts will be required to be distributed, without duplication, until fully distributed as follows:

      (1) for distribution as part of the Principal Distribution Amount, the Extra Principal Distribution Amount;

      (2) pro rata to each class of the Class M-1 Certificates, any Unpaid Realized Loss Amount for such class;

      (3) pro rata to each class of the Class M-2 Certificates, any Unpaid Realized Loss Amount for such class;

      (4) pro rata to each class of the Class M-3 Certificates, any Unpaid Realized Loss Amount for such class;

      (5) pro rata to each class of the Class M-4 Certificates, any Unpaid Realized Loss Amount for such class;

      (6) pro rata to each class of the Class M-5 Certificates, any Unpaid Realized Loss Amount for such class;

      (7) pro rata to each class of the Class M-6 Certificates, any Unpaid Realized Loss Amount for such class;

      (8) to the Class B-1 Certificates, any Unpaid Realized Loss Amount for such class;

      (9) to the Class B-2 Certificates, any Unpaid Realized Loss Amount for such class;

      (10) to the Class B-3 Certificates, any Unpaid Realized Loss Amount for such class;

      (11)  to the Class R Certificate, the Residual Excess Interest Amount;

      (12) to the Offered Certificates (other than the Class R Certificate), on a pro rata basis, the Floating Rate Certificate Carryover;

      (13) to the Supplemental Interest Trust, any Defaulted Swap Termination Payment;

      (14) to the Class X Certificates, the amount to which the Class X Certificates are entitled under the Pooling and Servicing Agreement;

      (15) to the Securities Administrator and the Trustee, reimbursement for certain reimbursable amounts under the Pooling and Servicing Agreement; and

      (16)  to the Class R Certificate, any remaining amount.

      On any Distribution Date on or prior to the Distribution Date in April 2006, 50% of Interest Funds and Principal Funds not otherwise required to be distributed with respect to principal of and interest on the Certificates as described above, will be required to be distributed, without duplication, until fully distributed as follows:

      (1)   to the Class R Certificate, the Residual Excess Interest Amount;

      (2)   to the Class X Certificates, any remaining amount.

      On each Distribution Date, the Securities Administrator is required to distribute (1) to the holders of the Class X Certificates all amounts representing prepayment penalties in respect of the Mortgage Loans received during the related Prepayment Period and (ii) to the holders of the Class ES Certificates, the Class ES Distribution Amount for such Distribution Date.

Distributions from the Supplemental Interest Trust

      On each Distribution Date, funds in the Supplemental Interest Trust will be distributed in the following order of priority:

      (1) to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for such Distribution Date;

      (2) to the Swap Counterparty, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Counterparty;

      (3) to the Certificate Insurer, the Certificate Insurer Premium, to the extent not paid pursuant to "--Distributions of Interest" above;

      (4) to each class of the Class A Certificates, on a pro rata basis, any Current Interest and any Interest Carry Forward Amount with respect to such class to the extent unpaid from Interest Funds and Principal Funds;

      (5) to the Certificate Insurer, any Certificate Insurer Reimbursement Amounts, to the extent not paid pursuant to "--Distributions of Interest" and "--Distributions of Principal" above;

      (6) sequentially, to each class (on a pro rata basis) of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in that order, any Current Interest for such class to the extent unpaid from Interest Funds and Principal Funds;

      (7) to the Offered Certificates, to pay principal as described and in the same manner and order of priority as set forth in paragraphs (1) through (10) of "--Distributions of Principal" in order to maintain any previously attained amounts in respect of the Targeted Overcollateralization Amount, and after giving effect to distributions from Principal Distribution Amount for each such Class;

      (8) sequentially, to each class (on a pro rata basis) of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in that order, any Interest Carry Forward with respect to such class to the extent unpaid from Interest Funds and Principal Funds;

      (9) sequentially, to each class (on a pro rata basis) of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates, in that order, any Unpaid Realized Loss Amount for such class to the extent unpaid from Interest Funds and Principal Funds;

      (10) to the Offered Certificates, on a pro rata basis, any Floating Rate Certificate Carryover to the extent not paid from Interest Funds or Principal Funds based on the amount of such unpaid Floating Rate Certificate Carryover;

      (11) to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty to the extent not already paid; and

      (12)  to the holders of the Class X Certificates, any remaining amounts.

      Any Floating Rate Certificate Carryover will be paid on future Distribution Dates from and to the extent of funds available for that purpose as described in this prospectus supplement. The ratings on the Offered Certificates do not address the likelihood of the payment of any Floating Rate Certificate Carryover.

      In the event that the Trust receives a Swap Termination Payment, and a successor Swap Counterparty cannot be obtained with such Swap Termination Payment, then such Swap Termination Payment will be deposited into a reserve account and the Securities Administrator, on each subsequent Distribution Date (until the termination date of the original Swap Agreement), will withdraw the amount of any Net Swap Payment deemed due to the Trust (calculated in accordance with the terms of the original Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement. Any such reserve account shall not be an asset of any REMIC. Any amounts remaining in such reserve account shall be distributed to the holders of the Class X Certificates on the Distribution Date following the earlier of (i) the exercise of the option to terminate the Trust Fund by SLS and (ii) October 10, 2010.

Swap Agreement

      On the closing date, the Trust will enter into a Swap Agreement with the Swap Counterparty. Bear Stearns Financial Products Inc. or BSFP, will be the Swap Counterparty (whichever applies). BSFP is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. As of the date of this prospectus supplement, BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Request for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at
(212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc.

      The information contained in this section relates to and has been obtained from the Swap Counterparty. The information concerning the Swap Counterparty contained herein is furnished solely to provide limited introductory information regarding the Swap Counterparty and does not purport to be comprehensive.

      Under the Swap Agreement, with respect to each Distribution Dates on or prior to the Distribution Date in October 2010, the Trust will owe to the Swap Counterparty a fixed payment at a per annum rate as set forth in the table below, determined on the basis of a 360-day year with twelve 30-day months, and the Swap Counterparty will owe to the Trust a floating payment at a rate of One-Month Libor (as determined pursuant to the Swap Agreement), determined based on a 360-day year and the actual number of days in the accrual period, in each case calculated on the scheduled notional amount set forth in the schedule below. To the extent the fixed payment owed by the Trust exceeds the floating payment owed by the Swap Counterparty, on the related Distribution Date the Trust will make a Net Swap Payment to the Swap Counterparty out of amounts otherwise available to certificate holders as described in "Distributions--Supplemental Interest Trust." To the extent that the floating payment owed by the Swap Counterparty exceeds the fixed payment owed by the Trust, on the related Distribution Date, the Swap Counterparty shall make a Net Swap Payment to the Trust, which shall be deposited in the Supplemental Interest Trust.

      The Swap Agreement Notional Balances will be as shown in the following table:

                      Swap Agreement Notional Balance Table

----------------------------------------------------------------------------------------------------------------
                                                Fixed                                                    Fixed
           Beginning    Ending       Notional   Strike             Beginning     Ending      Notional    Strike
            Accrual     Accrual      Balance     Rate               Accrual      Accrual      Balance     Rate
 Period      Date        Date          ($)        (%)     Period     Date          Date         ($)        (%)
----------------------------------------------------------------------------------------------------------------
    1     10/31/2005  11/25/2005   285,448,000   4.005      31     4/25/2008    5/25/2008    44,074,762   4.461

    2     11/25/2005  12/25/2005   281,448,808   4.110      32     5/25/2008    6/25/2008    41,113,504   4.459

    3     12/25/2005   1/25/2006   276,471,716   4.249      33     6/25/2008    7/25/2008    37,128,843   4.457

    4      1/25/2006   2/25/2006   270,477,123   4.379      34     7/25/2008    8/25/2008    33,525,558   4.457

    5      2/25/2006   3/25/2006   263,480,179   4.410      35     8/25/2008    9/25/2008    31,772,000   4.458

    6      3/25/2006   4/25/2006   255,486,213   4.394      36     9/25/2008   10/25/2008    31,772,000   4.459

    7      4/25/2006   5/25/2006   246,552,844   4.362      37    10/25/2008   11/25/2008    31,772,000   4.459

    8      5/25/2006   6/25/2006   236,516,435   4.327      38    11/25/2008   12/25/2008    31,772,000   4.460

    9      6/25/2006   7/25/2006   225,641,699   4.302      39    12/25/2008    1/25/2009    31,772,000   4.460

   10      7/25/2006   8/25/2006   214,064,052   4.300      40     1/25/2009    2/25/2009    29,841,528   4.461

   11      8/25/2006   9/25/2006   203,315,727   4.322      41     2/25/2009    3/25/2009    27,875,322   4.462

   12      9/25/2006  10/25/2006   193,089,794   4.350      42     3/25/2009    4/25/2009    26,004,795   4.463

   13     10/25/2006  11/25/2006   183,360,863   4.376      43     4/25/2009    5/25/2009    24,225,057   4.466

   14     11/25/2006  12/25/2006   174,104,779   4.398      44     5/25/2009    6/25/2009    22,531,345   4.469

   15     12/25/2006   1/25/2007   165,298,562   4.416      45     6/25/2009    7/25/2009    20,919,148   4.473

   16      1/25/2007   2/25/2007   156,920,345   4.429      46     7/25/2009    8/25/2009    19,384,821   4.479

   17      2/25/2007   3/25/2007   148,949,329   4.438      47     8/25/2009    9/25/2009    17,924,311   4.485

   18      3/25/2007   4/25/2007   141,365,722   4.444      48     9/25/2009   10/25/2009    16,533,853   4.492

   19      4/25/2007   5/25/2007   134,150,696   4.450      49    10/25/2009   11/25/2009    15,188,424   4.498

   20      5/25/2007   6/25/2007   127,286,336   4.455      50    11/25/2009   12/25/2009    13,862,051   4.505

   21      6/25/2007   7/25/2007   111,525,219   4.460      51    12/25/2009    1/25/2010    12,592,604   4.511

   22      7/25/2007   8/25/2007    97,650,472   4.464      52     1/25/2010    2/25/2010    11,383,625   4.517

   23      8/25/2007   9/25/2007    85,546,643   4.468      53     2/25/2010    3/25/2010    10,232,133   4.524

   24      9/25/2007  10/25/2007    74,979,270   4.471      54     3/25/2010    4/25/2010     9,135,240   4.530

   25     10/25/2007  11/25/2007    65,745,490   4.472      55     4/25/2010    5/25/2010     8,090,189   4.538

   26     11/25/2007  12/25/2007    61,538,507   4.472      56     5/25/2010    6/25/2010     7,093,597   4.546

   27     12/25/2007   1/25/2008    57,619,908   4.471      57     6/25/2010    7/25/2010     5,856,998   4.556

   28      1/25/2008   2/25/2008    53,926,914   4.469      58     7/25/2010    8/25/2010     4,716,133   4.566

   29      2/25/2008   3/25/2008    50,446,507   4.466      59     8/25/2010    9/25/2010     3,663,046   4.576

   30      3/25/2008   4/25/2008    47,166,339   4.463      60     9/25/2010   10/25/2010     3,016,471   4.586
----------------------------------------------------------------------------------------------------------------

      Upon early termination of the Swap Agreement, the Swap Counterparty may owe the Trust a Swap Termination Payment, or the Trust may owe the Swap Counterparty a Swap Termination Payment. Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) payable to the Swap Counterparty shall be paid out of the Supplemental Interest Trust on a senior basis on each applicable Distribution Date. Defaulted Swap Termination Payments owed to the Swap Counterparty shall be paid out of the Supplemental Interest Trust on a subordinated basis. See "Descriptions of the Certificates--Descriptions Supplemental Interest Trust."

      The Swap Agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of default applicable to either party under the Swap Agreement include, among other things, the following:

            o     failure to pay;

            o     certain bankruptcy and insolvency events; and

            o a merger without an assumption of obligations under the interest rate swap agreement.

            Early termination events under the Swap Agreement include, among other things:

            o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Agreement or guaranty, as applicable);

            o a tax event (which generally relates to either party to the interest rate swap agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax);

            o a tax event upon merger (which generally relates to either party receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger);

            o the aggregate Certificate Principal Balance of all Certificates outstanding has been reduced to zero;

            o the exercise of the Optional Termination of the Trust by SLS as described under "The Pooling and Servicing
                  Agreement--Optional Termination"; and

            o     the occurrence of a Downgrade Termination Event.

      If the Securities Administrator, on behalf of the Trust, is unable to or, if applicable, chooses not to obtain a substitute swap agreement in the event that the Swap Agreement is terminated, interest distributable on the certificates will be paid from amounts received on the Mortgage Loans without the benefit of a Swap Agreement or a substitute swap agreement; provided, however, the Securities Administrator shall thereafter administer the Swap Termination Payment received by the Trust as described under "Descriptions of the Certificates--Distributions from the Supplemental Interest Trust."

      On or after the Closing Date and so long as the Rating Agency Condition has been satisfied, (i) the Securities Administrator, on behalf of the Trust, may, with the consent of the Swap Counterparty, assign or transfer all or a portion of the Swap Agreement, (ii) the Swap Counterparty may assign its obligations under the Swap Agreement to any institution, (iii) the Swap Agreement may be amended, with the consent of the Certificate Insurer, and/or
(iv) the Swap Agreement may be terminated or replaced, with the consent of the Certificate Insurer.

      The Swap Agreement is scheduled to terminate by its terms after the Distribution Date in October 2010 and upon termination of the Swap Agreement no further amounts will be paid to the Swap Counterparty by the Trust and no further regularly scheduled amounts will be paid to the Trust by the Swap Counterparty.

      Control Rights of the Certificate Insurer. Unless it is in default under the Certificate Guaranty Insurance Policy, or certain events of bankruptcy or insolvency have occurred with respect to the Certificate Insurer, the Certificate Insurer will have the right to exercise all rights, including voting rights, which the holders of the Class AF-2, Class AF-4 and Class AF-5 Certificates are entitled to exercise under the Pooling and Servicing Agreement and the other transaction documents. In addition, the Certificate Insurer shall have the right to participate in, to direct the enforcement or defense of, and at the Certificate Insurer's sole option, to institute or assume the defense of, any action, proceeding or investigation for any remedy available to the trustee with respect to any matter that could adversely affect the trust fund or the rights or obligations of the Certificate Insurer, under the Pooling and Servicing Agreement and the other transaction documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of any originator, the Seller, the Servicer, the Depositor or any affiliate thereof. Following written notice to the Trustee, the Certificate Insurer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Trust Fund, and the Trustee shall have no responsibility with respect to such actions. The Certificate Insurer shall be entitled to reimbursement for all costs and expenses incurred in connection with such action, proceeding or investigation, including (without limitation) reasonable attorneys' fees and any judgment or settlement entered into affecting the Certificate Insurer or the Certificate Insurer's interests.

      If (i) the Class AF-2, Class AF-4 and Class AF-5 Certificates have been paid in full and all amounts owing to the Certificate Insurer have been paid in full, or (ii) if the Certificate Insurer is in default, the control rights of the Certificate Insurer will terminate.

The Certificate Guaranty Insurance Policy

      The following summary of terms of the Certificate Guaranty Insurance Policy to be issued by Financial Security Assurance Inc., which is referred to herein as FSA or the Certificate Insurer, does not purport to be complete and is qualified in its entirety by reference to the Certificate Guaranty Insurance Policy.

      Simultaneously with the issuance of the Class AF-2, Class AF-4 and Class AF-5 Certificates, FSA will deliver the Certificate Guaranty Insurance Policy to the Securities Administrator, on behalf of the Trustee, for the benefit of the holders of the Class AF-2, Class AF-4 and Class AF-5 Certificates. Under the Certificate Guaranty Insurance Policy, FSA unconditionally and irrevocably guarantees to the Securities Administrator, on behalf of the Trustee, for the benefit of each holder of a Class AF-2, Class AF-4 or Class AF-5 Certificate the full and complete payment of (1) Guaranteed Distributions on the Class AF-2, Class AF-4 or Class AF-5 Certificates and (2) the amount of any Guaranteed Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law.

      "Guaranteed Distributions" mean, (i) with respect to any Distribution Date, the amount, if any, by which the amount available to be paid as interest to the Class AF-2, Class AF-4 and Class AF-5 Certificates, pursuant to the priority of payment set forth in the Pooling and Servicing Agreement, is less than the Current Interest and Interest Carry Forward Amount (excluding clause
(2) of such definition relating to interest on such excess if such Interest Carry Forward Amount is due to the untimely delivery of the notice of claim to the Certificate Insurer or delivery of a notice of claim that contained erroneous information) and (ii) to the extent unpaid on the Last Scheduled Distribution Date, after payment of all other amounts due to the Class AF-2, Class AF-4 and Class AF-5 Certificates, any remaining Certificate Principal Balance for the Class AF-2, Class AF-4 and Class AF-5 Certificates. The Certificate Guaranty Insurance Policy will not cover interest shortfalls due to
(i) mortgagor prepayments on the related Mortgage Loans, (ii) application of the Servicemembers Civil Relief Act, (iii) withholding or other charges imposed by a government authority or (iv) Floating Rate Certificate Carryovers. For purposes of this definition, (i) any payment of interest previously made by FSA under the Certificate Guaranty Insurance Policy shall be excluded, from and including the date of payment by FSA thereof, when calculating Interest Carry Forward Amounts and (ii) Current Interest shall not include any amounts previously distributed with respect to Current Interest or Interest Carry Forward Amounts that are recovered as a voidable preference by a trustee in bankruptcy.

      Payment of claims on the Certificate Guaranty Insurance Policy made in respect of Guaranteed Distributions will be made by FSA following receipt by FSA of the appropriate notice for payment on the later to occur of (1) 12:00 noon New York City time, on the second business day following receipt of such notice for payment and (2) 12:00 noon New York City time, on the date on which such payment was due on the Class AF-2, Class AF-4 or Class AF-5 Certificates, as applicable.

      If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Certificate Guaranty Insurance Policy, FSA shall cause that payment to be made on the later of (a) the date when due to be paid pursuant to the order described below or (b) the first to occur of (1) the fourth business day following receipt by FSA from the Securities Administrator, on behalf of the trustee, of

      (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the holder of such Class AF-2, Class AF-4 or Class AF-5 Certificate, as applicable, is required to return principal or interest paid on such certificate during the term of the Certificate Guaranty Insurance Policy because those distributions were avoidable as preference payments under applicable bankruptcy law,

      (B) a certificate of the holder of such Class AF-2, Class AF-4 or Class AF-5 Certificate, as applicable, that the Order has been entered and is not subject to any stay, and

      (C) an assignment duly executed and delivered by the holder of such Class AF-2, Class AF-4 or Class AF-5 Certificate, as applicable, in the form as is reasonably required by FSA and provided to the holder of such Class AF-2, Class AF-4 or Class AF-5 Certificate, as applicable, by FSA, irrevocably assigning to FSA all rights and claims of the holder of such Class AF-2, Class AF-4 or Class AF-5 Certificate, as applicable, relating to or arising under such Class AF-2, Class AF-4 or Class AF-5 Certificate, as applicable, against the trust or otherwise with respect to the preference payment, or (2) the date of receipt by FSA from the Securities Administrator, on behalf of the Trustee, of the items referred to in clauses (A), (B) and (C) above if, at least four business days prior to the date of receipt, FSA shall have received written notice from the Securities Administrator, on behalf of the Trustee, that the items referred to in clauses (A), (B) and (C) above were to be delivered on that date and that date was specified in the notice. Payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Securities Administrator, on behalf of the Trustee, or any holder of a Class AF-2, Class AF-4 or Class AF-5 Certificate, as applicable, directly, unless a holder of a Class AF-2, Class AF-4 or Class AF-5 Certificate, as applicable, has previously paid that amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case the payment shall be disbursed to the Securities Administrator, on behalf of the Trustee, for distribution to the holder of such Class AF-2, Class AF-4 or Class AF-5 Certificate, as applicable, upon proof of payment reasonably satisfactory to FSA. In connection with the foregoing, FSA shall have the rights provided pursuant to the pooling and servicing agreement to the holders of the Class AF-2, Class AF-4 and Class AF-5 Certificates, as applicable, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the Securities Administrator, on behalf of the Trustee, and each holder of a Class AF-2, Class AF-4 or Class AF-5 Certificate, as applicable, in the conduct of any proceeding with respect to a preference claim.

      The terms "receipt" and "received," with respect to the Certificate Guaranty Insurance Policy, shall mean actual delivery to FSA and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be receipt on the next succeeding business day. If any notice or certificate given under the Certificate Guaranty Insurance Policy by the Securities Administrator, on behalf of the Trustee, is not in proper form or is not properly completed, executed or delivered, or contains a misstatement, it shall be deemed not to have been received, and FSA or the fiscal agent shall promptly so advise the Securities Administrator, on behalf of the Trustee, and the Securities Administrator, on behalf of the Trustee, may submit an amended notice.

      Under the Certificate Guaranty Insurance Policy, "business day" means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in New York, New York, or the States of Minnesota, California, Illinois, Texas or Colorado or any other location of any successor servicer, successor trustee or successor securities administrator are authorized or obligated by law, executive order or governmental decree to be closed.

      FSA's obligations under the Certificate Guaranty Insurance Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the securities administrator, on behalf of the Trustee, as provided in the Certificate Guaranty Insurance Policy whether or not those funds are properly applied by the Securities Administrator, on behalf of the trustee.

      FSA shall be subrogated to the rights of the holder of a Class AF-2, Class AF-4 and Class AF-5 Certificate, as applicable, to receive payments of principal and interest to the extent of any payment by FSA under the Certificate Guaranty Insurance Policy.

      Claims under the Certificate Guaranty Insurance Policy constitute direct, unsecured and unsubordinated obligations of FSA ranking not less than pari passu with other unsecured and unsubordinated indebtedness of FSA for borrowed money. Claims against FSA under the Certificate Guaranty Insurance Policy and claims against FSA under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of FSA. The terms of the Certificate Guaranty Insurance Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust fund. The Certificate Guaranty Insurance Policy may not be canceled or revoked prior to payment in full of all Guaranteed Distributions with respect to the Offered Certificates. The Certificate Guaranty Insurance Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Certificate Guaranty Insurance Policy is governed by the laws of the State of New York.

The Certificate Insurer

      The following information has been obtained from Financial Security Assurance Inc., which is referred to in this prospectus supplement as "FSA" or the Certificate Insurer. None of the Depositor, the Seller, the Trustee, the Securities Administrator, the Servicing Administrator, the underwriters or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of this information.

      FSA accepts no responsibility for the accuracy or completeness of this prospectus supplement, the accompanying prospectus, or any other information or disclosure contained herein or therein, or omitted herefrom or therefrom, other than with respect to the accuracy of the information regarding the Certificate Insurer and its affiliates set forth under this heading or incorporated by reference herein. In addition, FSA makes no representation regarding the Certificates or the advisability of investing in the Certificates.

      General. FSA is a financial guaranty insurance company incorporated in 1984 under the laws of the State of New York. FSA is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

      FSA and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer's obligations--thereby enhancing the credit rating of those obligations--in consideration for the payment of a premium to the insurer. FSA and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). FSA insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy FSA's underwriting criteria.

      FSA is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this prospectus supplement as "Holdings." Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or FSA is obligated to pay any debt of FSA or any claim under any insurance policy issued by FSA or to make any additional contribution to the capital of FSA.

      The principal executive offices of FSA are located at 31 West 52nd Street, New York, New York 10019, and its telephone number at that location is (212) 826-0100.

      Reinsurance. Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by FSA or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, FSA reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by FSA as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit FSA's obligations under any financial guaranty insurance policy.

      Ratings. FSA's financial strength is rated "triple-A" by Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See "Ratings" in this prospectus supplement.

      Capitalization. The following table sets forth the capitalization of FSA and its subsidiaries as of June 30, 2005 (unaudited) on the basis of accounting principles generally accepted in the United States of America:

                                                                  June 30, 2005
                                                                  --------------
                                                                  (In thousands)
                                                                    (unaudited)
Deferred Premium Revenue (net of
  prepaid reinsurance premiums) .............................       $1,404,195
                                                                    ----------
Surplus Notes ...............................................          108,850
                                                                    ----------
Minority Interest ...........................................           50,235
                                                                    ----------
Shareholder's Equity:

  Common Stock ..............................................           15,000
  Additional Paid-In Capital ................................          844,371
  Accumulated Other Comprehensive Income
  (net of deferred ..........................................          163,892
  income taxes)
  Accumulated Earnings ......................................        1,795,840
                                                                    ----------
Total Shareholder's Equity ..................................        2,819,103
                                                                    ----------
Total Deferred Premium Revenue (net), Surplus Notes,
  Minority Interest and Shareholder's Equity ................       $4,382,383
                                                                    ==========

      For further information concerning FSA, see the Consolidated Financial Statements of FSA and its subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. FSA's financial statements are included as exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR website maintained by the Securities and Exchange Commission and at Holdings' website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by FSA are available upon request to the State of New York Insurance Department.

      Incorporation of Certain Documents by Reference

      The consolidated financial statements of FSA included in, or as exhibits to, the following documents filed by Holdings with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

      (a)   Annual Report on Form 10-K for the year ended December 31, 2004;

      (b) Quarterly Report on Form 10-Q for the period ended March 31, 2005 (unaudited); and

      (c) Quarterly Report on Form 10-Q for the period ended June 30, 2005 (unaudited).

      All financial statements of FSA included in, or as exhibits to, documents filed by Holdings pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the filing of this prospectus supplement and before the termination of the offering of the Class AF-2, Class AF-4 and Class AF-5 Certificates shall be deemed incorporated by reference into this prospectus supplement.

      You may request a free copy of any of the filings incorporated by reference into this prospectus supplement by calling or writing to Merrill Lynch Mortgage Investors, Inc. at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, (212) 449-0357.

      The Depositor, on behalf of the Trust Fund, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust Fund's Annual Report on Form 10-K pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the financial statements of FSA included in or as an exhibit to the Annual Report of Financial Security Assurance Holdings Ltd. filed pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the Class AF-2, Class AF-4 and Class AF-5 Certificates offered by this prospectus supplement, and the offering of the Class AF-2, Class AF-4 and Class AF-5 Certificates at that time shall be deemed to be the initial bona fide offering thereof.

      Insurance Regulation. FSA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, FSA and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, FSA is subject to
Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as FSA, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

Calculation of One-Month LIBOR

      On each Interest Determination Date, the Securities Administrator will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the Securities Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

      If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Offered Certificates will be established by the Securities Administrator as follows:

      (1) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Offered Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

      (2) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Offered Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Mandatory Prepayments on the Certificates

      The Certificates will be prepaid in part on the Distribution Date immediately following the end of the Funding Period to the extent of any amounts remaining on deposit in the Pre-Funding Account on such Distribution Date (other than amounts representing income from the investment of funds on deposit in the Pre-Funding Account). Although no assurance can be given, it is anticipated by the Depositor that the principal amount of Subsequent Mortgage Loans sold to the Trust Fund will require the application of substantially all of the Original Pre-Funded Amount and that there will be no material amount of principal prepaid to the holders of the Certificates from the Pre-Funding Account. It is unlikely, however, that the Depositor will be able to deliver Subsequent Mortgage Loans with an aggregate principal balance identical to the related Original Pre-Funded Amount. Accordingly, a small amount of principal is likely to be prepaid on the Certificates on the Distribution Date immediately following the end of the Funding Period with respect to each of the Group I Mortgage Loans and the Group II Mortgage Loans. Such principal shall be distributed in accordance with the priorities specified under "Description of the Certificates--Distributions--Distributions of Principal." Income from the investment of amounts on deposit in the Pre-Funding Account will be transferred to the Capitalized Interest Account prior to each Distribution Date. The Seller shall be required to deposit into the Pre-Funding Account the amount of any loss with respect to any investment made with funds on deposit in the Pre-Funding Account immediately upon realization of such loss.

Capitalized Interest Account

      The Securities Administrator, on behalf of the Trustee, will establish for the benefit of the holders of the Certificates the "Capitalized Interest Account." On the Closing Date, the Securities Administrator shall, promptly upon receipt, deposit in the Capitalized Interest Account and retain therein the Capitalized Interest Amount, if any, remitted on the Closing Date to the Securities Administrator on behalf of the Trustee by the Seller. On each Distribution Date up to and including the Distribution Date in December 2005, the Seller will be required to deposit into the Capitalized Interest Account such amount as may be required to permit the Securities Administrator to make the Required Withdrawal from the Capitalized Interest Account for such Distribution Date. On the first Distribution Date following the termination of the Funding Period (after the distribution on the Certificates to be made on such Distribution Date), funds remaining on deposit in the Capitalized Interest Account will be released by the Securities Administrator to the Seller or its designee.

Reports to Certificateholders

      On each Distribution Date, the Securities Administrator will make available on its website located at www.jpmorgan.com/sfr to each certificateholder, the Seller, the Servicing Administrator, the Backup Servicer, the Servicer, the Depositor, the Trustee, the Swap Counterparty, the Certificate Insurer, the Credit Risk Manager and any other interested party a statement generally setting forth, among other information:

      (1) the amount of the related distribution to holders of each class of Certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate amount of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount, in the aggregate and with respect to the Group I Mortgage Loans and Group II Mortgage Loans;

      (2) the amount of such distribution to holders of each class of Certificates allocable to interest;

      (3)   the Interest Carry Forward Amount for each class of Certificates;

      (4) the Certificate Principal Balance of each class of Certificates after giving effect to the distribution of principal on such Distribution Date;

      (5) the aggregate outstanding principal balance of each class of Certificates for the following Distribution Date;

      (6) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date;

      (7) the amount of the Servicing Fee paid to or retained by the Servicer or used to pay the Class ES Distribution Amount, the amount of the Securities Administrator Fee paid to the Securities Administrator, the amount of the Certificate Insurer Premium paid to the Certificate Insurer and the amount of the Credit Risk Manager Fee paid to the Credit Risk Manager for the related Due Period;

      (8) the Pass-Through Rate for each class of Certificates for such Distribution Date;

      (9) the amount of Advances included in the distribution on such Distribution Date;

      (10) the cumulative amount of reimbursement to the Servicer of non-recoverable Advances previously made;

      (11) the cumulative amount of (A) Realized Losses, (B) Applied Realized Loss Amounts to date and (C) Unpaid Realized Loss Amounts;

      (12) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date;

      (13) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (i) 30 days,
            (ii) 60 days, (iii) 90 days and (iv) 120 days (to include such delinquent loans which are also in foreclosure or bankruptcy) as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group I Mortgage Loans and Group II Mortgage Loans;

      (14) the number and aggregate principal amounts of Mortgage Loans that were in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group I Mortgage Loans and Group II Mortgage Loans;

      (15) the number and aggregate principal amounts of Mortgage Loans that were in foreclosure as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group I Mortgage Loans and Group II Mortgage Loans;

      (16)  whether a Trigger Event has occurred;

      (17) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate;

      (18) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each class of Certificates on such Distribution Date;

      (19) the number and aggregate principal balance of all Subsequent Mortgage Loans added during the preceding Due Period in the aggregate and with respect to Group I and Group II;

      (20) for each Distribution Date during the Pre-Funding Period, the amount on deposit in the Pre-Funding Account and the Capitalized Interest Account and the amount, if any, that has not been used to purchase Subsequent Mortgage Loans and that is being distributed to certificateholders as a mandatory prepayment of principal on such Distribution Date, such amounts being stated in the aggregate and with respect to Group I and Group II;

      (21) the number and aggregate principal balance of Mortgage Loans from which prepayment penalties were collected for the related Prepayment Period in the aggregate;

      (22) the current and cumulative number and amount of prepayment penalties and the current and cumulative amount of late payment fees received during the related Prepayment Period in the aggregate;

      (23) the total number and principal balance of any Mortgage Loans that were repurchased during the calendar month preceding such Distribution Date and the total number and principal balance of any Mortgage Loans that were repurchased from the Closing Date to such Distribution Date;

      (24) the aggregate amount of Subsequent Recoveries for such Distribution Date and the aggregate amount of Subsequent Recoveries collected after the Closing Date to such Distribution Date;

      (25) the weighted average remaining term to maturity of the Mortgage Loans as of the first day of the calendar month preceding such Distribution Date;

      (26) the amount distributed as interest to each class of Certificates attributable to a regular interest in a REMIC and the amount distributed to each class of Certificates not attributable to a regular interest in a REMIC; and

      (27) as of each Distribution Date, the amount of any Net Swap Payments or Swap Termination Payments paid or received by the Trust, and the amount of any Defaulted Swap Termination Payments paid by the Trust.

      Assistance in using the Securities Administrator's website can be obtained by calling the Securities Administrator's customer service desk at 1-877-722-1095. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

      In addition, within a reasonable period of time after the end of each calendar year if requested in writing or required by applicable law, the Securities Administrator will prepare and deliver to each certificateholder of record during the previous calendar year, a statement containing information necessary to enable certificateholders to prepare their tax returns. The information included in any statement, whether an annual report or a report relating to a Distribution Date, will be based solely on the information received from the Servicer. Accordingly, the Securities Administrator will not be responsible for any errors, misstatements or omissions that may be incorporated therein. Such statements will not have been examined and reported upon by an independent public accountant.

Additional Rights of the Class R Certificateholder

      The Class R Certificate will remain outstanding for so long as the Trust Fund shall exist, whether or not such Class R Certificate is receiving current distributions of principal. In addition to distributions of principal distributable as described under "--Distributions," the holder of the Class R Certificate will be entitled to receive (i) the amounts, if any, remaining in each REMIC on any Distribution Date after distributions of principal and interest on the regular interests and Class R Certificate on such date and (ii) the proceeds of the assets of the Trust Fund, if any, remaining in each REMIC after distributions in respect of any accrued and unpaid interest on such regular interests and Class R Certificate, and after distributions in respect of principal have reduced the principal amounts of the regular interests and Class R Certificate to zero. After the Certificate Principal Balance of the Class R Certificate is reduced to zero, it is not anticipated that any material distributions will be made with respect to the Class R Certificate at any time. See "Material Federal Income Tax Consequences--REMICs-Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

Restrictions on Transfer of the Class R Certificate

      The Class R Certificate will be subject to the following restrictions on transfer, and the Class R Certificate will contain a legend describing such restrictions.

      The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations (as defined in the Prospectus) and (ii) certain pass-through entities (as defined in the Prospectus) that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an "electing large partnership" as defined in the Code) with respect to the Class R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a disqualified organization or a nominee for a disqualified organization. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Securities Administrator an affidavit, in the form attached as an exhibit to the Pooling and Servicing Agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing the Class R Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing in such affidavit to the Securities Administrator that it has no actual knowledge that such affidavit is false. Further, such affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class R Certificate in excess of cashflows generated thereby, (iii) intends to pay taxes associated with holding the Class R Certificate as such taxes become due, (iv) will not transfer the Class R Certificate to any person or entity that does not provide a similar affidavit and (v) will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer.

      In addition, the Class R Certificate may not be purchased by or transferred to any person that is not a U.S. Person (as defined in the prospectus), unless such person holds such Class R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective IRS Form W-8ECI (or any successor thereto).

      The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

      The Class R Certificate may not be acquired by or transferred to a Plan or a person acting for, on behalf of or with any assets of any such Plan. See "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.

                       The Pooling and Servicing Agreement

General

      The Offered Certificates will be issued pursuant to the Pooling and Servicing Agreement among the Depositor, the Seller, the Servicing Administrator, the Servicer, the Backup Servicer, the Securities Administrator and the Trustee. The Offered Certificates in certificated form will be transferable and exchangeable at the office of the Securities Administrator, which will serve as certificate registrar and paying agent. The Securities Administrator will provide to a prospective or actual certificateholder upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to JPMorgan Chase Bank, N.A., 4 New York Plaza, New York, New York 10004-2477, Attention: Worldwide Securities Services/Global Debt (Terwin Mortgage Trust, Series TMTS 2005-16HE).

Assignment of Mortgage Loans

      On the Closing Date, the Initial Mortgage Loans will be conveyed to the Trustee, together with all principal and interest received with respect to the Initial Mortgage Loans on and after the Cut-off Date, other than Scheduled Payments due on or before that date. On each Subsequent Transfer Date, Subsequent Mortgage Loans will be conveyed to the Trustee, together with all principal and interest received with respect to the Subsequent Mortgage Loans on and after such Subsequent Cut-off Date, other than Scheduled Payments due on or before such Subsequent Cut-off Date. The Securities Administrator, as authenticating agent, will, concurrently with the conveyance of the Initial Mortgage Loans on the Closing Date and the deposit of the Original Pre-Funded Amount into the Pre-Funding Account, authenticate and deliver the Offered Certificates. Each Initial Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement that will specify with respect to each Initial Mortgage Loan, among other things, the original principal balance and the Stated Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the Servicer of such Mortgage Loan. At the conclusion of the Funding Period, the Depositor will deliver to the Trustee, the Securities Administrator, the Servicing Administrator, the Servicer and the Backup Servicer a revised schedule which will reflect the addition of the Subsequent Mortgage Loans to the mortgage pool.

      As to each Mortgage Loan the following documents are generally required to be delivered to the Custodian in accordance with the Pooling and Servicing
Agreement: (1) the related original Mortgage Note endorsed without recourse to the Trustee or in blank, (2) the original mortgage with evidence of recording indicated (or, if the original recorded mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording, or, in lieu of delivery of the original mortgage, the Seller, on behalf of the Depositor, may deliver or cause to be delivered, a true and correct copy thereof and in lieu of delivery of original mortgage notes, the Depositor may deliver or cause to be delivered a lost note affidavit executed or assigned by the Seller), (3) an original assignment of the mortgage to the Trustee or in blank in recordable form (except as described below), (4) the policies of title insurance issued with respect to each Mortgage Loan and (5) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the mortgages or assignments of mortgage with respect to many of the Mortgage Loans will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In those cases, no mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. The Depositor does not expect to cause the assignments to be recorded.

      Notwithstanding the foregoing, in lieu of providing a duly executed assignment of the mortgage to the Trustee and an original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, the Depositor may at its discretion provide evidence that the related mortgage is held through the MERS System(R). In addition, the mortgages for some or all of the Mortgage Loans in the Trust Fund that are not already held through the MERS System(R), the mortgage is recorded in the name of Mortgage Electronic Registrations Systems, Inc., or MERS, as nominee for the owner of the mortgage loan. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee and does not have any interest in the Mortgage Loan.

      Within 90 days of the Closing Date, the Custodian will review the Mortgage Loans and the related documents pursuant to the Pooling and Servicing Agreement to ascertain whether all required documents have been received by it. If any Mortgage Loan or related document is found to not conform with the review criteria set forth in the Custodial Agreement, such nonconformity has a material adverse effect on the value of the Mortgage Loan or the Certificateholders' or the Certificate Insurer's interest in the related Mortgage Loan and such nonconformity is not cured within a specified period of time following notification thereof to the Seller by the Custodian, the Seller will be obligated to either (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price equal to (without duplication) the outstanding Stated Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected plus the amount of any unreimbursed Advances and Servicing Advances. The purchase price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and related documents available to the Trustee or the Certificateholders.

      In connection with the substitution of a Qualified Substitute Mortgage Loan, the Seller will be required to deposit the Substitution Amount into the Collection Account on or prior to the next succeeding Determination Date after such obligation arises.

      Pursuant to the terms of various sale agreements, the originators of the Mortgage Loans have made or assigned, as of the date of (or provided in) such agreement, to the Seller certain representations and warranties concerning the related Mortgage Loans that generally include representations and warranties similar to those summarized in the Prospectus under the heading "Description of the Agreements--Representations and Warranties; Repurchases." On the Closing Date (or each Subsequent Transfer Date with respect to Subsequent Mortgage Loans), the Seller's rights under the various sale agreements will be assigned by the Seller to the Depositor and, in turn, by the Depositor to the Trustee for the benefit of holders of the Certificates. In addition, with respect to the Initial Mortgage Loans, the Seller will represent and warrant on the Closing Date that each such Mortgage Loan will make its scheduled payment for October 2005, November 2005 and December 2005, within 30 days of the related Due Date. Within the period of time specified in the various sale agreements following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of Certificates and the Certificate Insurer in a Mortgage Loan, or receipt of notice of such breach, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, to substitute another mortgage loan).

      Pursuant to the terms of the mortgage loan sale and assignment agreement whereby the Mortgage Loans will be purchased by the Depositor, the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Certificates and the Certificate Insurer) representations and warranties as of the Closing Date (or each Subsequent Transfer Date with respect to Subsequent Mortgage Loans) similar to those described in the preceding paragraph. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by an originator as described above, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loans, as described above.

      To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not purchased by the originator or the Seller, and a Realized Loss occurs with respect to that Mortgage Loan, holders of the Certificates may incur a loss.

Amendment

      The Pooling and Servicing Agreement may be amended by the Depositor, the Servicing Administrator, the Servicer, the Backup Servicer, the Securities Administrator and the Trustee, without the consent of certificateholders, but with the consent of the Certificate Insurer, for any of the purposes set forth under "Description of the Agreements--Amendment" in the Prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Securities Administrator, the Servicer, the Backup Servicer, the Servicing Administrator and the Trustee and the holders of a 66 2/3% ownership interest of each class of Certificates affected thereby, with the consent of the Certificate Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

      (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the holder of such Certificate;

      (2) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in clause (1) above, without the consent of the holders of Certificates of such class evidencing, as to such class, Percentage Interests aggregating 66 2/3%; or

      (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such class.

Optional Termination

      SLS (with the consent of the Certificate Insurer, subject to the terms and conditions set forth in the Pooling and Servicing Agreement) will have the option (but not the obligation) to terminate the Trust Fund and thereby effect the early retirement of all the Certificates on any Distribution Date on or after the Optional Termination Date at a price equal to the sum of (i) the aggregate outstanding principal balance of the Mortgage Loans (or if any such Mortgage Loan is an REO Property, the fair market value of such REO Property), plus accrued interest thereon through the Due Date preceding distribution of the proceeds, (ii) any unreimbursed out-of-pocket costs and expenses of the Trustee, the Securities Administrator, the Servicing Administrator, the Servicer, the Backup Servicer and the Credit Risk Manager and all of unreimbursed Advances,
(iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any anti-predatory or anti-abusive lending law and (iv) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, owed to the Swap Counterparty. Proceeds from the purchase will be distributed to the certificateholders in the order of priority described above. Any such optional termination of the Trust Fund will result in an early retirement of the Certificates.

      No optional termination will be permitted without the consent of the Certificate Insurer if a draw on the Certificate Guaranty Insurance Policy will be made or if amounts due to the Certificate Insurer would remain unreimbursed on the final Distribution Date.

Optional Purchase of Defaulted Loans

      As to any Mortgage Loan that is 90 days or more delinquent, the Servicer will have the option (but not the obligation), subject to the conditions described in the Pooling and Servicing Agreement, to purchase the related Mortgage Loan from the Trust Fund at a price equal to the sum of (i) the aggregate outstanding principal balance of such Mortgage Loan together with any unreimbursed Advances, (ii) accrued interest thereon through the Due Date preceding the next Distribution Date, (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to such Mortgage Loan of any anti-predatory or anti-abusive lending law and (iv) any unreimbursed out-of-pocket costs and expenses. Such purchase price shall be delivered to the Securities Administrator for deposit into the Certificate Account for the benefit of the certificateholders.

Events of Default

            Events of default will consist of:

      (1) any failure by the Servicer to deposit in the Collection Account or the Servicing Administrator to deposit in the Servicing Administrator Collection Account or the Certificate Account the required amounts or remit to the Securities Administrator any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement), which continues unremedied for the number of days set forth in the Pooling and Servicing Agreement after written notice of the failure shall have been given to the Servicer or the Servicing Administrator, as applicable, by the Securities Administrator, the Trustee, the Depositor or the Certificate Insurer, or to the Servicer, the Servicing Administrator or the Securities Administrator by the holders of Certificates evidencing at least 50% of the voting rights evidenced by the Certificates;

      (2) any failure by the Servicer or the Servicing Administrator, as applicable, to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Servicer or the Servicing Administrator in the Pooling and Servicing Agreement, which continues unremedied for the number of days set forth in the Pooling and Servicing Agreement after the giving of written notice of the failure to the Servicer or the Servicing Administrator, as applicable, by the Securities Administrator, the Trustee, the Depositor or the Certificate Insurer, or to the Securities Administrator by the holders of Certificates evidencing at least 50% of the voting rights evidenced by the Certificates;

      (3) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicing Administrator or the Servicer and, if such proceeding is being contested by the Servicing Administrator or the Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 90 days or results in the entry of an order for relief of any such adjudication or appointment;

      (4) the Servicing Administrator or the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or relating to all or substantially all of its property;

      (5) the Servicing Administrator or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

      (6) failure by the Servicing Administrator or the Servicer to duly perform, within the required time period, its obligations pursuant to certain officer's certificates and accountants' statements as described in the Pooling and Servicing Agreement and such failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicing Administrator or the Servicer by any party to the Pooling and Servicing Agreement; and

      (7) any failure of the Servicing Administrator or the Servicer to make any Advances when due that is not remedied on the first Business Day immediately following the date upon which such Advance was required to be remitted to the Securities Administrator and notice of such failure has been received.

      As of any date of determination, (1) holders of the Class A, Class R, Class M and Class B Certificates will be allocated 98% of all voting rights, allocated among such Certificates in proportion to their respective outstanding Certificate Principal Balances and (2) holders of the Class ES and Class X Certificates will be allocated all of the remaining voting rights. Voting rights will be allocated among the certificates of each class in accordance with their respective Percentage Interests.

      As specified in the Pooling and Servicing Agreement, upon the occurrence of certain events with respect to SLS, SLS' rights and obligations as the servicer under the Pooling and Servicing Agreement will be terminated and the Backup Servicer shall succeed as successor servicer with respect to the related Mortgage Loans.

Rights upon Event of Default

      If an event of default described in clauses (1) through (7) above under the caption "-- Events of Default" shall occur with respect to the Servicer or the Servicing Administrator, then, and in each and every such case, so long as such event of default shall not have been remedied (in the case of an event of default described in clause (7), without regard to the grace period, after 5:00 PM on the date of the required advance), the Trustee may, or upon the receipt of instructions from the Certificate Insurer or the holders of Certificates having greater than 50% of the voting rights evidenced by the Certificates shall, by notice, in writing, to the Servicer or the Servicing Administrator, with a copy to each Rating Agency, terminate all of the rights and obligations of the defaulting Servicer or the defaulting Servicing Administrator in its capacity as Servicer or Servicing Administrator, as applicable, under the Pooling and Servicing Agreement, to the extent permitted by law, and in and to the affected Mortgage Loans and the proceeds thereof. If an event of default described in clause (1) above under the caption "-- Events of Default" shall occur, the Trustee, upon receipt of notice of such default, shall, by notice in writing to the Servicer or the Servicing Administrator and the Depositor, terminate all of the rights and obligations of the Servicer or the Servicing Administrator in its capacity as the Servicer or as the Servicing Administrator, as applicable, under the Pooling and Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the defaulting Servicer or the defaulting Servicing Administrator of such written notice of termination, all authority and power of the Servicer or such Servicing Administrator under the Pooling and Servicing Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans, or otherwise, subject to the rights of the servicing rights owner to appoint a successor servicer, shall pass and be vested in (i) the Backup Servicer if such event of default occurred with respect to SLS or (ii) the Securities Administrator if such event of default occurred with respect to the Servicing Administrator, in each case pursuant to the terms of the Pooling and Servicing Agreement including, without limitation, the obligation to make Advances to the extent provided in the Pooling and Servicing Agreement. Pursuant to the terms of the Pooling and Servicing Agreement, the Servicing Administrator is authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise. Upon the termination of the Servicing Administrator or the Servicer, all costs related to the appointment and transfer of servicing to a successor Servicing Administrator or servicer shall be borne by the terminated Servicing Administrator or servicer or, if the terminated servicing administrator or servicer fails to make such payments, the Trust Fund, as further described in the Pooling and Servicing Agreement. No assurance can be given that termination of the rights and obligations of the defaulting Servicer or defaulting Servicing Administrator under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans serviced by the Servicer or such Servicing Administrator, including the delinquency experience of such Mortgage Loans. Further, there can be no assurance that there will be a successor servicing administrator or servicer (other than the parties to the Pooling and Servicing Agreement obligated to act as successor servicer) willing to service the mortgage loans at the Servicing Fee Rate.

      No certificateholder, solely by virtue of the holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding regarding an event of default, unless the holder previously has given to the Trustee written notice of the continuation of an event of default and unless the holders of Certificates having not less than 25% of the voting rights evidenced by the Certificates have made written request to the Trustee to institute such proceeding in its own name as trustee thereunder and have offered to the Trustee indemnity satisfactory to it and the Trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

      The Trustee will be the trustee under the Pooling and Servicing Agreement and will be paid a fee in consideration of its services. The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling and Servicing Agreement will be paid by the Securities Administrator. The Trustee will be entitled to reimbursement of certain expenses, indemnities and other amounts prior to distributions of any amounts to certificateholders, as described in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any claim, loss, liability or expense incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement or the Custodial Agreement, other than any claim, loss, liability or expense (i) the indemnification for which would violate the REMIC provisions of the Code or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling and Servicing Agreement.

      The office of the Trustee is located at 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604 or at such other address as the Trustee may designate from time to time.

The Custodian

      Deutsche Bank National Trust Company, a national banking association organized and existing under the laws of the United States of America, will be named custodian under the Pooling and Servicing Agreement. The Custodian will act as custodian and bailee of the Trustee.

The Backup Servicer

      JPMorgan will act as Backup Servicer of the SLS serviced mortgage loans pursuant to the Pooling and Servicing Agreement. JPMorgan's offices are located at 4 New York Plaza, 6th Floor, New York, New York 10004-2477, Attention:
Worldwide Securities Services/Global Debt (Terwin, TMTS 2005-16HE). If SLS is terminated as servicer under the Pooling and Servicing Agreement, JPMorgan (or its affiliate or agent, which will meet the requirements of a successor servicer, as set forth in the Pooling and Servicing Agreement, including being acceptable to the Rating Agencies and the Certificate Insurer) will be required to act as successor servicer thereunder. The Backup Servicer will have no servicing obligations under the Pooling and Servicing Agreement unless and until the Backup Servicer (or its affiliate or agent) becomes the successor servicer to SLS. The fee of the Backup Servicer will be paid by the Depositor.

                  Yield, Prepayment and Maturity Considerations

General

      The weighted average life of and the yield to maturity on each class of Offered Certificates will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the mortgagors' equity in the related properties, changes in the mortgagors' housing needs and employment status and job transfers of the mortgagors, as well as whether the related mortgage loans are subject to prepayment penalties. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

      The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

      The weighted average life of and yield to maturity on each class of Offered Certificates will also be influenced by the amount of Net Excess Cashflow generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of such Certificates. The level of Net Excess Cashflow available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Class A, Class R, Class M and Class B Certificates will be influenced by, among other factors:

      (1) the overcollateralization level of the assets at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balances of the Class A, Class R, Class M and Class B Certificates);

      (2)   the delinquency and default experience of the Mortgage Loans;

      (3)   the level of One-Month LIBOR; and

      (4) the provisions of the Pooling and Servicing Agreement that permit Net Excess Cashflow to be distributed to the Class X Certificates or the Class R Certificate when required overcollateralization levels have been met.

To the extent that greater (or lesser) amounts of Net Excess Cashflow are distributed in reduction of the Certificate Principal Balances of a class of Offered Certificates, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of Net Excess Cashflow distributed at any time or in the aggregate. See "Description of the Certificates--Overcollateralization Provisions."

      To the extent that the Original Pre-Funded Amount has not been fully applied to the purchase of Subsequent Mortgage Loans by the end of the Funding Period, the holders of the Class A, Class M, and Class B Certificates will receive on the Distribution Date immediately following the end of the Funding Period a prepayment of principal in an amount equal to the lesser of (1) any amounts remaining in the Pre-Funding Account (other than income arising from the investment of amounts on deposit in the Pre-Funding Account) and (2) the outstanding Certificate Principal Balance of the Certificates. Although no assurance can be given, it is anticipated by the Depositor that the principal amount of Subsequent Mortgage Loans sold to the Trust Fund will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material amount of principal prepaid to the holders of the Certificates. However, it is unlikely that the Depositor will be able to deliver Subsequent Mortgage Loans with an aggregate principal balance identical to the Original Pre-Funded Amount. Accordingly, a small amount of principal is likely to be prepaid on the Class A, Class M and Class B Certificates on the Distribution Date immediately following the end of the Funding Period. Income from the investment of amounts on deposit in the Pre-Funding Account will be transferred to the Capitalized Interest Account prior to each Distribution Date. The Seller shall be required to deposit into the Pre-Funding Account the amount of any loss with respect to any investment made with funds on deposit in the Pre-Funding Account immediately upon realization of such loss.

      Any Net Swap Payments owed to the Swap Counterparty will reduce amounts available for distribution to Certificateholders, and may reduce the Pass-Through Rates on the Offered Certificates. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the amount on which payments due under the Swap Agreement are calculated (namely, the scheduled notional amount) may exceed the aggregate scheduled principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make Net Swap Payments to the Swap Counterparty. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.

Prepayments and Yields for Offered Certificates

      Generally, if purchased at other than par, the yield to maturity on the Offered Certificates will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Offered Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Offered Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. Because approximately 55.49% of the Mortgage Loans in the Statistical Mortgage Pool contain prepayment penalties, the rate of principal prepayments during the term of such prepayment penalties may be less than the rate of principal prepayments for mortgage loans which do not contain prepayment penalties; however, principal prepayments of the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such prepayment penalties.

      Approximately 34.08% of the Mortgage Loans in the Statistical Mortgage Pool are Fixed Rate Mortgage Loans. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, fixed rate mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on fixed rate mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, fixed rate mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on fixed rate mortgage loans.

      Approximately 65.92% of the Mortgage Loans in the Statistical Mortgage Pool are Adjustable Rate Mortgage Loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. In addition, depending on prevailing interest rates, adjustable rate mortgage loans could experience higher prepayment rates at or near the time of any interest rate adjustment. Nevertheless, no assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

      Although the Mortgage Rates on the Adjustable Rate Mortgage Loans are subject to adjustment, the Mortgage Rates with respect to substantially all of the Adjustable Rate Mortgage Loans adjust less frequently than the Pass-Through Rates on the Offered Certificates and adjust by reference to the applicable mortgage loan index. Changes in One-Month LIBOR may not correlate with changes in Six-Month LIBOR or One-Year LIBOR and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Offered Certificates. The Mortgage Rate applicable to substantially all of the Adjustable Rate Mortgage Loans and any Adjustment Date will be based on the Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the related Available Funds Cap. Moreover, the Fixed Rate Mortgage Loans have Mortgage Rates which will not adjust and the presence of the Fixed Rate Mortgage Loans in the mortgage pool will make the related Available Funds Caps less likely to adjust either upward or downward. See "The Mortgage Pool."

      The calculation of the Pass-Through Rate on each class of the Class AF-1, Class AV-1, Class AV-2, Class AV-3, Class M-1B, Class M-2B, Class M-3B, Class M-4B, Class M-5B and Class M-6B Certificates is based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to substantially all of the Adjustable Rate Mortgage Loans (Six-Month LIBOR or One-Year LIBOR) as described under "The Mortgage Pool--General." In addition, the Fixed Rate Mortgage Loans have Mortgage Rates that are not dependent upon any index. The Pass-Through Rate on the Class AF-1 Certificates is also subject to the Group I Available Funds Cap which effectively limits the rate of interest accrued on each Class AF-1 Certificate. The Pass-Through Rate on each of the Class AF-2, Class AF-3, Class AF-4 and Class AF-5 Certificates is also subject to the Group I Net WAC Cap which effectively limits the rate of interest accrued on each of the Class AF-2, Class AF-3, Class AF-4 and Class AF-5 Certificates. The Pass-Through Rate on each of the Class AV-1, Class AV-2 and Class AV-3 Certificates is also subject to the Group II Available Funds Cap, which effectively limits the rate of interest accrued on each of the Class AV-1, Class AV-2 and Class AV-3 Certificates. The Pass-Through Rates on each of the Class M and Class B Certificates is also subject to the Subordinated Available Funds Cap, which effectively limits the rate of interest accrued on each of the Class M and Class B Certificates.

      Furthermore, even if One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR were at the same level, various factors may cause the related Available Funds Cap to limit the amount of interest that would otherwise accrue on each class of Class A, Class M and Class B Certificates. In particular, the

Pass-Through Rate on each of the Class AF-1, Class AV-1, Class AV-2, Class AV-3, Class M-1B, Class M-2B, Class M-3B, Class M-4B, Class M-5B and Class M-6B Certificates adjusts monthly, while the interest rates on the Adjustable Rate Mortgage Loans adjust less frequently and the interest rates on the Fixed Rate Mortgage Loans remain constant, with the result that the operation of the related Available Funds Cap may cause the Pass-Through Rates to be reduced for extended periods in a rising interest rate environment. In addition, the Adjustable Rate Mortgage Loans are subject to periodic adjustment caps, minimum and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the related Available Funds Cap limiting increases in the Pass-Through Rate for such classes of Certificates. Consequently, the interest that becomes due on the Mortgage Loans (net of the sum of the Servicing Fees, the Securities Administration Fee, the Certificate Insurer Premium and the Credit Risk Manager Fee, if applicable) with respect to any Distribution Date less any Net Swap Payments owed to the Swap Counterparty or Swap Termination payments owed to the Swap Counterparty for the related Distribution Date (other than Defaulted Swap Termination Payments), may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on each of the Class AF-1, Class AV-1, Class AV-2, Class AV-3, Class M-1B, Class M-2B, Class M-3B, Class M-4B, Class M-5B and Class M-6B Certificates. Furthermore, if the related Available Funds Cap determines the Pass-Through Rate for a class of Class A, Class M and Class B Certificates for a Distribution Date, the market value of such class of Class A, Class M and Class B Certificates may be temporarily or permanently reduced. Although the Pooling and Servicing Agreement provides a mechanism to pay, on a subordinated basis, any Floating Rate Certificate Carryover, there is no assurance that funds will be available to pay such amount. The ratings assigned to the Class A, Class M and Class B Certificates do not address the likelihood of the payment of any such amount.

      In addition, the Pass-Through Rate on each class of Class A, Class M and Class B Certificates is subject to a Maximum Rate Cap. The Maximum Rate Cap may limit increases in the Pass-Through Rate on such class of Class A, Class M and Class B Certificates, and any shortfall of interest will not be recovered.

      The extent to which the yields to maturity on the Offered Certificates may vary from the anticipated yields will depend upon the degree to which they are purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

      The Last Scheduled Distribution Date for each class of Offered Certificates is set forth in the chart appearing on page S-3. The actual final Distribution Date with respect to each class of Offered Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

      (1) prepayments are likely to occur and such prepayments will be applied to the payment of the Certificate Principal Balance thereof;

      (2) excess interest to the extent available will be applied as an accelerated payment of principal on the Offered Certificates as described herein; and

      (3) SLS (with the consent of the Certificate Insurer) may cause the purchase of all the Mortgage Loans in the mortgage pool when the Stated Principal Balance of the Mortgage Loans and REO

            Properties at the time of purchase is less than or equal to 10% of the sum of (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and (y) the Original Pre-Funded Amount.

      Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment model used in this Prospectus Supplement is the Prepayment Assumption.

      CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund. Each of the Prepayment Scenarios in the table below assumes the respective percentages of the Prepayment Assumption, as applicable, indicated for such scenario.

      The tables entitled "Percentage of Initial Principal Balance Outstanding" were prepared on the basis of the Modeling Assumptions and the tables set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Initial Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust Fund will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal on such classes of Offered Certificates may be made earlier or later than indicated in the tables.

      There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the prepayment model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers, employment status, the solicitation of mortgagors to refinance their mortgage loans and the existence of prepayment penalties. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

                             Prepayment Scenarios(1)

                                  Scenario I   Scenario II  Scenario III  Scenario IV  Scenario V
                                  ----------   -----------  ------------  -----------  ----------
   Fixed Rate Mortgage Loans          0%           96%          120%          180%         240%
Adjustable Rate Mortgage Loans        0%           80%          100%          150%         200%

(1)   Percentage of Prepayment Assumption.

                        Group I Fixed Rate Mortgage Loans

                                                                Original     Remaining                                 Original
                                                              Amortization  Amortization                               Months to
                                 Net     Original  Remaining   Term (less    Term (less     Original      Remaining   Prepayment
     Current       Mortgage   Mortgage     Term       Term      IO Term)      IO Term)      Interest    Interest-Only   Penalty
   Balance($)       Rate(%)    Rate(%)    months)   (months)    (months)      (months)     Only Term        Term      Expiration
----------------------------------------------------------------------------------------------------------------------------------
    180,559.06       8.800      8.280      360        359          480          479             0             0             0
    765,113.92       6.394      5.874      360        358          480          478             0             0            36
  2,219,175.52       6.470      5.950      180        176          180          176             0             0             0
    125,676.02       5.750      5.230      180        176          180          176             0             0            12
    139,065.12       6.375      5.855      180        178          180          178             0             0            24
    866,907.84       6.518      5.998      180        178          180          178             0             0            36
    243,009.42       7.766      7.246      240        234          240          234             0             0             0
    189,391.96       8.189      7.669      240        235          240          235             0             0            36
    165,073.82       7.310      6.790      240        237          240          237             0             0            60
    219,156.54       8.120      7.600      300        297          300          297             0             0             0
     37,777.18       6.250      5.730      300        296          300          296             0             0            36
 57,300,749.58       7.586      7.066      360        357          360          357             0             0             0
  5,247,475.56       7.071      6.551      360        357          360          357             0             0            12
  9,313,704.34       7.635      7.115      360        358          360          358             0             0            24
 31,459,194.26       7.062      6.542      360        358          360          358             0             0            36
    113,838.56       7.750      7.230      360        358          360          358             0             0             6
  1,653,710.10       7.475      6.955      360        357          360          357             0             0            60
 37,704,548.94       7.435      6.915      360        358          240          240           120           118             0
  6,143,069.68       7.492      6.972      360        358          240          240           120           118            12
  5,637,009.10       7.390      6.870      360        358          240          240           120           118            24
 22,884,196.60       7.425      6.905      360        359          240          240           120           119            36
  1,898,780.00       8.171      7.651      360        358          240          240           120           118             5
    785,330.36       8.650      8.130      360        358          240          240           120           118             6
  1,046,955.24       7.577      7.057      360        357          240          240           120           117            60
    243,192.00       7.375      6.855      360        356          300          300            60            56            12
    853,510.00       6.362      5.842      360        358          300          300            60            58            36

                     Group I Adjustable Rate Mortgage Loans

                                                          Original        Remaining     Original   Remaining
                         Net     Original   Remaining   Amortization    Amortization   Interest-   Interest-
 Current     Mortgage  Mortgage   Term        Term      Term (less IO   Term (less IO  Only Term   Only Term      Gross
Balance($)    Rate(%)   Rate(%)  (months)   (months)    Term) (months)  Term) (months)  (months)    (months)    Margin(%)
--------------------------------------------------------------------------------------------------------------------------
 360,000.00    7.275     6.755     360        357            240             240          120         117         4.525
6,880,979.72   6.712     6.192     360        358            360             358           0           0          2.953
 853,073.90    8.347     7.827     360        358            360             358           0           0          3.560
1,731,836.26   6.654     6.134     360        358            360             358           0           0          3.174
2,858,813.38   6.510     5.990     360        358            360             358           0           0          3.347
25,728,863.80  6.688     6.168     360        358            240             240          120         118         2.921
1,672,000.00   6.214     5.694     360        358            240             240          120         118         2.803
5,127,269.00   6.632     6.112     360        358            240             240          120         118         2.804
23,310,189.50  6.552     6.032     360        358            240             240          120         118         3.098
 180,000.00    7.750     7.230     360        356            240             240          120         116         2.750
3,463,025.00   6.368     5.848     360        358            240             240          120         118         3.750
 467,600.00    6.163     5.643     360        358            240             240          120         118         2.587
8,603,826.00   6.748     6.228     360        358            300             300           60          58         2.920
 523,925.00    6.150     5.630     360        358            300             300           60          58         5.500
1,618,858.48   6.991     6.471     360        358            300             300           60          58         3.526
1,302,868.34   7.009     6.489     360        358            300             300           60          58         4.486
 398,400.00    7.250     6.730     360        356            300             300           60          56         2.250
 182,382.06    5.375     4.855     360        357            360             357           0           0          2.250

                                                                       Months                   Original
               Initial                                      Rate     Until Next                 Months To
                 Rate    Subsequent                        Change       Rate                    Prepayment
 Current        Change    Periodic   Maximum   Minimum   Frequency   Adjustment     Mortgage      Penalty
Balance($)      Cap(%)     Cap (%)   Rate(%)   Rate(%)    (months)      Date         Index      Expiration
------------------------------------------------------------------------------------------------------------
 360,000.00     3.000      1.000      12.275    4.525         6         117      6 Month LIBOR     12
6,880,979.72    5.000      1.000      11.712    2.953         6          58      6 Month LIBOR     0
 853,073.90     5.000      1.000      13.347    3.560         6          58      6 Month LIBOR     12
1,731,836.26    4.395      1.000      11.703    3.174         6          58      6 Month LIBOR     24
2,858,813.38    5.000      1.000      11.510    3.347         6          58      6 Month LIBOR     36
25,728,863.80   4.999      1.098      11.721    3.000         6          58      6 Month LIBOR     0
1,672,000.00    5.000      1.000      11.214    4.115         6          58      6 Month LIBOR     12
5,127,269.00    4.928      1.000      11.668    2.871         6          58      6 Month LIBOR     24
23,310,189.50   5.015      1.077      11.568    3.227         6          58      6 Month LIBOR     36
 180,000.00     5.000      1.000      12.750    2.750         6          56      6 Month LIBOR     5
3,463,025.00    5.000      1.000      11.368    3.750         6          58      6 Month LIBOR     6
 467,600.00     5.000      1.000      11.163    2.587         6          58      6 Month LIBOR     60
8,603,826.00    5.000      1.000      11.748    2.920         6          58      6 Month LIBOR     0
 523,925.00     3.000      1.000      12.150    5.500         6          58      6 Month LIBOR     12
1,618,858.48    5.000      1.000      11.991    3.865         6          58      6 Month LIBOR     24
1,302,868.34    4.998      1.266      12.543    5.635         6          58      6 Month LIBOR     36
 398,400.00     5.000      2.000      12.250    2.250         6          56      1 Year LIBOR      0
 182,382.06     5.000      1.000      10.375    2.250         6          81      6 Month LIBOR     36

                     Group II Adjustable Rate Mortgage Loans

                                                          Original        Remaining     Original   Remaining
                         Net     Original   Remaining   Amortization    Amortization   Interest-   Interest-
 Current     Mortgage  Mortgage   Term        Term      Term (less IO   Term (less IO  Only Term   Only Term      Gross
Balance($)    Rate(%)   Rate(%)  (months)   (months)    Term) (months)  Term) (months)  (months)    (months)    Margin(%)
--------------------------------------------------------------------------------------------------------------------------
1,045,306.52   8.207     7.687     360        357            480             477           0           0          5.578
 343,718.12    6.750     6.230     360        358            480             478           0           0          5.250
1,102,111.28   7.841     7.321     360        357            480             477           0           0          5.751
32,811,957.82  7.249     6.729     360        357            360             357           0           0          5.343
3,414,818.42   7.268     6.748     360        357            360             357           0           0          5.783
55,656,616.36  7.223     6.703     360        357            360             357           0           0          5.692
1,115,515.08   7.518     6.998     360        357            360             357           0           0          6.307
 526,994.68    6.356     5.836     360        358            360             358           0           0          3.659
1,609,576.20   7.932     7.412     360        358            360             358           0           0          7.682
9,736,065.00   6.913     6.393     360        358            240             240          120         118         3.435
4,091,800.00   7.680     7.160     360        358            240             240          120         118         4.233
12,291,490.82  6.775     6.255     360        357            240             240          120         117         3.752
1,556,867.34   7.191     6.671     360        358            240             240          120         118         3.521
2,538,750.00   7.371     6.851     360        358            240             240          120         118         3.496
 361,400.00    6.622     6.102     360        358            240             240          120         118         2.899
 199,999.64    6.000     5.480     360        357            240             240          120         117         2.750
9,478,885.66   7.221     6.701     360        357            336             336           24          21         5.203
2,325,838.00   6.977     6.457     360        357            336             336           24          21         5.645
27,720,814.12  6.651     6.131     360        357            336             336           24          21         5.819
 561,891.00    6.500     5.980     360        357            336             336           24          21         6.500
 115,500.00    7.250     6.730     360        358            336             336           24          22         3.375
28,408,580.66  7.147     6.627     360        357            300             300           60          57         4.924
2,338,655.92   7.150     6.630     360        357            300             300           60          57         4.704
17,785,190.44  6.910     6.390     360        357            300             300           60          57         4.696
 296,425.00    6.632     6.112     360        358            300             300           60          58         5.794
 414,959.74    6.206     5.686     360        357            300             300           60          57         5.956
 359,650.00    6.990     6.470     360        357            336             336           24          21         6.990
10,026,565.48  7.131     6.611     360        357            360             357           0           0          5.221
 517,701.66    6.612     6.092     360        357            360             357           0           0          5.351
 596,613.20    6.612     6.092     360        358            360             358           0           0          4.735
11,671,347.18  7.153     6.633     360        357            360             357           0           0          6.194
 159,718.28    6.650     6.130     360        358            360             358           0           0          6.400

                                                                       Months                   Original
               Initial                                      Rate     Until Next                 Months To
                 Rate    Subsequent                        Change       Rate                    Prepayment
 Current        Change    Periodic   Maximum   Minimum   Frequency   Adjustment     Mortgage      Penalty
Balance($)      Cap(%)     Cap (%)   Rate(%)   Rate(%)    (months)      Date         Index      Expiration
------------------------------------------------------------------------------------------------------------
1,045,306.52    3.000      1.000      14.207    8.207         6          21      6 Month LIBOR     0
 343,718.12     3.000      1.000      12.750    6.750         6          22      6 Month LIBOR     12
1,102,111.28    3.000      1.000      13.841    7.841         6          21      6 Month LIBOR     24
32,811,957.82   2.826      1.037      13.338    6.813         6          21      6 Month LIBOR     0
3,414,818.42    3.000      1.000      13.640    6.714         6          21      6 Month LIBOR     12
55,656,616.36   2.980      1.005      13.689    6.976         6          21      6 Month LIBOR     24
1,115,515.08    2.697      1.000      13.560    6.797         6          21      6 Month LIBOR     36
 526,994.68     3.000      1.000      12.659    4.091         6          22      6 Month LIBOR     6
1,609,576.20    3.000      1.000      13.932    7.932         6          22      6 Month LIBOR     60
9,736,065.00    3.000      1.000      12.859    3.435         6          22      6 Month LIBOR     0
4,091,800.00    3.000      1.000      13.643    4.739         6          22      6 Month LIBOR     12
12,291,490.82   3.000      1.000      12.668    4.152         6          21      6 Month LIBOR     24
1,556,867.34    3.000      1.000      12.874    3.521         6          22      6 Month LIBOR     36
2,538,750.00    3.000      1.000      13.371    3.496         6          22      6 Month LIBOR     6
 361,400.00     3.000      1.000      12.622    2.899         6          22      6 Month LIBOR     60
 199,999.64     3.000      1.000      12.000    2.750         6          21      6 Month LIBOR     7
9,478,885.66    3.027      1.000      13.699    5.923         6          21      6 Month LIBOR     0
2,325,838.00    3.000      1.000      13.864    6.744         6          21      6 Month LIBOR     12
27,720,814.12   3.054      1.000      13.530    6.619         6          21      6 Month LIBOR     24
 561,891.00     3.000      1.000      12.500    6.500         6          21      6 Month LIBOR     6
 115,500.00     3.000      1.000      13.250    3.375         6          22      6 Month LIBOR     7
28,408,580.66   2.745      1.123      13.209    6.539         6          21      6 Month LIBOR     0
2,338,655.92    3.000      1.000      13.215    6.923         6          21      6 Month LIBOR     12
17,785,190.44   2.954      1.016      12.948    6.709         6          21      6 Month LIBOR     24
 296,425.00     3.000      1.000      12.632    6.632         6          22      6 Month LIBOR     36
 414,959.74     3.000      1.000      12.206    6.206         6          21      6 Month LIBOR     60
 359,650.00     3.000      1.000      12.990    6.990        12          21      1 Year LIBOR      24
10,026,565.48   3.000      1.063      13.187    5.972         6          33      6 Month LIBOR     0
 517,701.66     3.000      1.000      12.012    6.012         6          33      6 Month LIBOR     12
 596,613.20     3.000      1.000      12.612    4.806         6          34      6 Month LIBOR     24
11,671,347.18   2.970      1.039      13.233    6.784         6          33      6 Month LIBOR     36
 159,718.28     3.000      1.000      12.650    6.650         6          34      6 Month LIBOR     60

                                                          Original        Remaining     Original   Remaining
                         Net     Original   Remaining   Amortization    Amortization   Interest-   Interest-
 Current     Mortgage  Mortgage   Term        Term      Term (less IO   Term (less IO  Only Term   Only Term      Gross
Balance($)    Rate(%)   Rate(%)  (months)   (months)    Term) (months)  Term) (months)  (months)    (months)    Margin(%)
--------------------------------------------------------------------------------------------------------------------------
5,455,492.12   6.932     6.412     360        358            240             240          120         118         2.779
 477,500.00    6.671     6.151     360        358            240             240          120         118         2.750
 970,477.84    6.269     5.749     360        357            240             240          120         117         2.985
11,561,566.00  6.558     6.038     360        358            240             240          120         118         3.097
3,078,596.14   6.850     6.330     360        357            324             324           36          33         6.379
 529,210.00    7.698     7.178     360        358            324             324           36          34         6.713
1,550,800.00   6.084     5.564     360        358            324             324           36          34         5.291
3,414,472.42   6.439     5.919     360        358            300             300           60          58         4.022
 832,300.00    7.233     6.713     360        357            300             300           60          57         4.264
 696,000.00    6.560     6.040     360        357            300             300           60          57         4.244
 184,640.00    7.375     6.855     360        357            300             300           60          57         2.750
5,520,398.48   6.637     6.117     360        357            300             300           60          57         4.761
1,448,718.86   6.222     5.702     360        357            360             357           0           0          3.560
 402,180.00    5.909     5.389     360        357            240             240          120         117         3.034

                                                                       Months                   Original
               Initial                                      Rate     Until Next                 Months To
                 Rate    Subsequent                        Change       Rate                    Prepayment
 Current        Change    Periodic   Maximum   Minimum   Frequency   Adjustment     Mortgage      Penalty
Balance($)      Cap(%)     Cap (%)   Rate(%)   Rate(%)    (months)      Date         Index      Expiration
------------------------------------------------------------------------------------------------------------

5,455,492.12    3.210      1.000      12.827    2.827         6          34      6 Month LIBOR       0
 477,500.00     3.000      1.000      12.671    2.750         6          34      6 Month LIBOR       12
 970,477.84     3.000      1.000      12.269    2.985         6          33      6 Month LIBOR       24
11,561,566.00   3.058      1.000      12.558    3.190         6          34      6 Month LIBOR       36
3,078,596.14    3.125      1.042      12.850    6.440         6          33      6 Month LIBOR       0
 529,210.00     3.000      1.000      13.698    6.806         6          34      6 Month LIBOR       24
1,550,800.00    3.000      1.000      12.461    5.195         6          34      6 Month LIBOR       36
3,414,472.42    2.738      1.174      12.439    5.222         6          34      6 Month LIBOR       0
 832,300.00     3.000      1.000      13.233    7.233         6          33      6 Month LIBOR       12
 696,000.00     3.000      1.000      12.560    5.051         6          33      6 Month LIBOR       24
 184,640.00     3.000      1.000      13.375    7.375         6          33      6 Month LIBOR       30
5,520,398.48    3.000      1.022      12.682    6.130         6          33      6 Month LIBOR       36
1,448,718.86    3.188      3.188      14.817    3.560         6          3       6 Month LIBOR       0
 402,180.00     1.000      1.000      15.608    3.034         6          3       6 Month LIBOR       0

               Percentage of Initial Principal Balance Outstanding
                     at the Respective Prepayment Scenarios

                                            Class AF-1                                        Class AF-2
                        ------------------------------------------------  ------------------------------------------------
Distribution Date       Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario
                           I         II       III        IV        V          I        II        III       IV         V
-----------------       --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Initial Percentage           100       100       100       100       100       100       100       100       100       100
October 25, 2006              97        57        46        21         0       100       100       100       100        91
October 25, 2007              95        13         0         0         0       100       100        91        28         0
October 25, 2008              94         0         0         0         0       100        66        32         0         0
October 25, 2009              93         0         0         0         0       100        42        17         0         0
October 25, 2010              91         0         0         0         0       100        19         0         0         0
October 25, 2011              89         0         0         0         0       100         3         0         0         0
October 25, 2012              88         0         0         0         0       100         0         0         0         0
October 25, 2013              86         0         0         0         0       100         0         0         0         0
October 25, 2014              84         0         0         0         0       100         0         0         0         0
October 25, 2015              82         0         0         0         0       100         0         0         0         0
October 25, 2016              78         0         0         0         0       100         0         0         0         0
October 25, 2017              74         0         0         0         0       100         0         0         0         0
October 25, 2018              69         0         0         0         0       100         0         0         0         0
October 25, 2019              64         0         0         0         0       100         0         0         0         0
October 25, 2020              58         0         0         0         0       100         0         0         0         0
October 25, 2021              52         0         0         0         0       100         0         0         0         0
October 25, 2022              45         0         0         0         0       100         0         0         0         0
October 25, 2023              38         0         0         0         0       100         0         0         0         0
October 25, 2024              29         0         0         0         0       100         0         0         0         0
October 25, 2025              20         0         0         0         0       100         0         0         0         0
October 25, 2026              10         0         0         0         0       100         0         0         0         0
October 25, 2027               0         0         0         0         0        99         0         0         0         0
October 25, 2028               0         0         0         0         0        81         0         0         0         0
October 25, 2029               0         0         0         0         0        66         0         0         0         0
October 25, 2030               0         0         0         0         0        49         0         0         0         0
October 25, 2031               0         0         0         0         0        32         0         0         0         0
October 25, 2032               0         0         0         0         0        12         0         0         0         0
October 25, 2033               0         0         0         0         0         0         0         0         0         0
October 25, 2034               0         0         0         0         0         0         0         0         0         0
October 25, 2035               0         0         0         0         0         0         0         0         0         0

Weighted Average
Life In Years
(to maturity)              14.95      1.22      1.01      0.72      0.58     24.94      3.91      3.00      1.82      1.35
(to call)                  14.95      1.22      1.01      0.72      0.58     24.94      3.91      3.00      1.82      1.35

               Percentage of Initial Principal Balance Outstanding
                     at the Respective Prepayment Scenarios

                                           Class AF-3                                          Class AF-4
                        ------------------------------------------------  ------------------------------------------------
Distribution Date       Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario
                           I         II       III        IV        V          I        II        III       IV         V
-----------------       --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Initial Percentage           100       100       100       100       100       100       100       100       100       100
October 25, 2006             100       100       100       100       100       100       100       100       100       100
October 25, 2007             100       100       100       100         0       100       100       100       100        39
October 25, 2008             100       100       100         0         0       100       100       100        10         0
October 25, 2009             100       100       100         0         0       100       100       100        10         0
October 25, 2010             100       100        31         0         0       100       100       100         3         0
October 25, 2011             100       100         0         0         0       100       100        76         0         0
October 25, 2012             100         0         0         0         0       100        99        59         0         0
October 25, 2013             100         0         0         0         0       100        93        57         0         0
October 25, 2014             100         0         0         0         0       100        81        50         0         0
October 25, 2015             100         0         0         0         0       100        70        39         0         0
October 25, 2016             100         0         0         0         0       100        59        28         0         0
October 25, 2017             100         0         0         0         0       100        48        19         0         0
October 25, 2018             100         0         0         0         0       100        37        11         0         0
October 25, 2019             100         0         0         0         0       100        28         5         0         0
October 25, 2020             100         0         0         0         0       100        20         1         0         0
October 25, 2021             100         0         0         0         0       100        13         0         0         0
October 25, 2022             100         0         0         0         0       100         7         0         0         0
October 25, 2023             100         0         0         0         0       100         3         0         0         0
October 25, 2024             100         0         0         0         0       100         0         0         0         0
October 25, 2025             100         0         0         0         0       100         0         0         0         0
October 25, 2026             100         0         0         0         0       100         0         0         0         0
October 25, 2027             100         0         0         0         0       100         0         0         0         0
October 25, 2028             100         0         0         0         0       100         0         0         0         0
October 25, 2029             100         0         0         0         0       100         0         0         0         0
October 25, 2030             100         0         0         0         0       100         0         0         0         0
October 25, 2031             100         0         0         0         0       100         0         0         0         0
October 25, 2032             100         0         0         0         0       100         0         0         0         0
October 25, 2033               0         0         0         0         0        96         0         0         0         0
October 25, 2034               0         0         0         0         0        43         0         0         0         0
October 25, 2035               0         0         0         0         0         0         0         0         0         0

Weighted Average Life
In Years
(to maturity)              27.83      6.68      5.00      2.49      1.80     28.92     12.13      9.02      3.05      2.03
(to call)                  27.83      6.68      5.00      2.49      1.80     28.61      8.36      6.34      2.96      2.03

               Percentage of Initial Principal Balance Outstanding
                     at the Respective Prepayment Scenarios

                                           Class AF-5                                        Class AV-1
                        ------------------------------------------------  ------------------------------------------------
Distribution Date       Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario
                           I         II       III        IV        V          I        II        III       IV         V
-----------------       --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Initial Percentage           100       100       100       100       100       100       100       100       100       100
October 25, 2006             100       100       100       100       100        97        56        46        19         0
October 25, 2007             100       100       100       100       100        96         0         0         0         0
October 25, 2008             100       100       100       100         0        95         0         0         0         0
October 25, 2009             100        92        93       100         0        94         0         0         0         0
October 25, 2010              99        82        81        93         0        93         0         0         0         0
October 25, 2011              99        68        65        56         0        91         0         0         0         0
October 25, 2012              98        54        50        33         0        89         0         0         0         0
October 25, 2013              95        28        24        15         0        87         0         0         0         0
October 25, 2014              91        15        10         5         0        84         0         0         0         0
October 25, 2015              87         8         4         0         0        81         0         0         0         0
October 25, 2016              80         4         1         0         0        77         0         0         0         0
October 25, 2017              73         2         *         0         0        73         0         0         0         0
October 25, 2018              66         1         *         0         0        68         0         0         0         0
October 25, 2019              58         *         *         0         0        63         0         0         0         0
October 25, 2020              51         *         *         0         0        57         0         0         0         0
October 25, 2021              44         *         0         0         0        51         0         0         0         0
October 25, 2022              38         *         0         0         0        44         0         0         0         0
October 25, 2023              31         *         0         0         0        37         0         0         0         0
October 25, 2024              25         0         0         0         0        29         0         0         0         0
October 25, 2025              20         0         0         0         0        20         0         0         0         0
October 25, 2026              15         0         0         0         0        10         0         0         0         0
October 25, 2027              10         0         0         0         0         0         0         0         0         0
October 25, 2028               7         0         0         0         0         0         0         0         0         0
October 25, 2029               5         0         0         0         0         0         0         0         0         0
October 25, 2030               3         0         0         0         0         0         0         0         0         0
October 25, 2031               2         0         0         0         0         0         0         0         0         0
October 25, 2032               1         0         0         0         0         0         0         0         0         0
October 25, 2033               *         0         0         0         0         0         0         0         0         0
October 25, 2034               *         0         0         0         0         0         0         0         0         0
October 25, 2035               0         0         0         0         0         0         0         0         0         0

Weighted Average
Life in Years
(to maturity)              15.53      7.07      6.82      6.57      2.35     14.93      1.17      1.00      0.74      0.60
(to call)                  15.53      6.73      5.96      4.10      2.35     14.93      1.17      1.00      0.74      0.60

----------
*     Less than 0.5% but greater than 0.0%.

               Percentage of Initial Principal Balance Outstanding
                     at the Respective Prepayment Scenarios

                                            Class AV-2                                       Class AV-3
                        ------------------------------------------------  ------------------------------------------------
Distribution Date       Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario
                           I         II       III        IV        V          I        II        III       IV         V
-----------------       --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Initial Percentage           100       100       100       100       100       100       100       100       100       100
October 25, 2006             100       100       100       100        90       100       100       100       100       100
October 25, 2007             100        96        71        13         0       100       100       100       100         0
October 25, 2008             100        51        24         0         0       100       100       100         0         0
October 25, 2009             100        32        13         0         0       100       100       100         0         0
October 25, 2010             100        16         0         0         0       100       100        99         0         0
October 25, 2011             100         5         0         0         0       100       100        55         0         0
October 25, 2012             100         0         0         0         0       100        83        26         0         0
October 25, 2013             100         0         0         0         0       100        53         7         0         0
October 25, 2014             100         0         0         0         0       100        31         0         0         0
October 25, 2015             100         0         0         0         0       100        16         0         0         0
October 25, 2016             100         0         0         0         0       100         5         0         0         0
October 25, 2017             100         0         0         0         0       100         0         0         0         0
October 25, 2018             100         0         0         0         0       100         0         0         0         0
October 25, 2019             100         0         0         0         0       100         0         0         0         0
October 25, 2020             100         0         0         0         0       100         0         0         0         0
October 25, 2021             100         0         0         0         0       100         0         0         0         0
October 25, 2022             100         0         0         0         0       100         0         0         0         0
October 25, 2023             100         0         0         0         0       100         0         0         0         0
October 25, 2024             100         0         0         0         0       100         0         0         0         0
October 25, 2025             100         0         0         0         0       100         0         0         0         0
October 25, 2026             100         0         0         0         0       100         0         0         0         0
October 25, 2027              99         0         0         0         0       100         0         0         0         0
October 25, 2028              85         0         0         0         0       100         0         0         0         0
October 25, 2029              73         0         0         0         0       100         0         0         0         0
October 25, 2030              61         0         0         0         0       100         0         0         0         0
October 25, 2031              48         0         0         0         0       100         0         0         0         0
October 25, 2032              33         0         0         0         0       100         0         0         0         0
October 25, 2033              16         0         0         0         0       100         0         0         0         0
October 25, 2034               0         0         0         0         0        91         0         0         0         0
October 25, 2035               0         0         0         0         0         0         0         0         0         0

Weighted Average
Life in Years
(to maturity)              25.70      3.57      2.75      1.76      1.41     29.45      8.45      6.39      2.61      1.90
(to call)                  25.70      3.57      2.75      1.76      1.41     28.77      7.87      6.06      2.61      1.90

               Percentage of Initial Principal Balance Outstanding
                     at the Respective Prepayment Scenarios

                                          Class M-1A, M-1B                                 Class M-2A, M-2B
                        ------------------------------------------------  ------------------------------------------------
Distribution Date       Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario
                           I         II       III        IV        V          I        II        III       IV         V
-----------------       --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Initial Percentage           100       100       100       100       100       100       100       100       100       100
October 25, 2006             100       100       100       100       100       100       100       100       100       100
October 25, 2007             100       100       100       100       100       100       100       100       100       100
October 25, 2008             100       100       100       100         0       100       100       100       100        48
October 25, 2009             100        69        51        88         0       100        69        51        21        48
October 25, 2010             100        52        35        11         0       100        52        35        11        48
October 25, 2011             100        39        24         7         0       100        39        24         6        15
October 25, 2012             100        29        17         1         0       100        29        17         0         0
October 25, 2013             100        22        12         0         0       100        22        12         0         0
October 25, 2014             100        17         9         0         0       100        17         9         0         0
October 25, 2015             100        13         6         0         0       100        13         3         0         0
October 25, 2016             100        10         2         0         0       100        10         0         0         0
October 25, 2017             100         7         0         0         0       100         7         0         0         0
October 25, 2018             100         6         0         0         0       100         1         0         0         0
October 25, 2019             100         1         0         0         0       100         0         0         0         0
October 25, 2020             100         0         0         0         0       100         0         0         0         0
October 25, 2021             100         0         0         0         0       100         0         0         0         0
October 25, 2022             100         0         0         0         0       100         0         0         0         0
October 25, 2023             100         0         0         0         0       100         0         0         0         0
October 25, 2024             100         0         0         0         0       100         0         0         0         0
October 25, 2025             100         0         0         0         0       100         0         0         0         0
October 25, 2026             100         0         0         0         0       100         0         0         0         0
October 25, 2027             100         0         0         0         0       100         0         0         0         0
October 25, 2028              99         0         0         0         0        99         0         0         0         0
October 25, 2029              88         0         0         0         0        88         0         0         0         0
October 25, 2030              76         0         0         0         0        76         0         0         0         0
October 25, 2031              63         0         0         0         0        63         0         0         0         0
October 25, 2032              48         0         0         0         0        48         0         0         0         0
October 25, 2033              32         0         0         0         0        32         0         0         0         0
October 25, 2034              15         0         0         0         0        15         0         0         0         0
October 25, 2035               0         0         0         0         0         0         0         0         0         0

Weighted Average
Life in Years
(to maturity)              26.77      6.15      5.06      4.59      2.72     26.76      6.09      4.98      4.12      4.35
(to call)                  26.65      5.59      4.61      4.09      2.72     26.65      5.58      4.57      3.87      2.85

               Percentage of Initial Principal Balance Outstanding
                     at the Respective Prepayment Scenarios

                                         Class M-3A, M-3B                                  Class M-4A, M-4B
                        ------------------------------------------------  ------------------------------------------------
Distribution Date       Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario
                           I         II       III        IV        V          I        II        III       IV         V
-----------------       --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Initial Percentage           100       100       100       100       100       100       100       100       100       100
October 25, 2006             100       100       100       100       100       100       100       100       100       100
October 25, 2007             100       100       100       100       100       100       100       100       100       100
October 25, 2008             100       100       100       100       100       100       100       100       100       100
October 25, 2009             100        69        51        21       100       100        69        51        21        47
October 25, 2010             100        52        35        11        20       100        52        35         8         0
October 25, 2011             100        39        24         0         0       100        39        24         0         0
October 25, 2012             100        29        17         0         0       100        29        17         0         0
October 25, 2013             100        22        12         0         0       100        22         9         0         0
October 25, 2014             100        17         9         0         0       100        17         1         0         0
October 25, 2015             100        13         0         0         0       100        11         0         0         0
October 25, 2016             100        10         0         0         0       100         4         0         0         0
October 25, 2017             100         3         0         0         0       100         0         0         0         0
October 25, 2018             100         0         0         0         0       100         0         0         0         0
October 25, 2019             100         0         0         0         0       100         0         0         0         0
October 25, 2020             100         0         0         0         0       100         0         0         0         0
October 25, 2021             100         0         0         0         0       100         0         0         0         0
October 25, 2022             100         0         0         0         0       100         0         0         0         0
October 25, 2023             100         0         0         0         0       100         0         0         0         0
October 25, 2024             100         0         0         0         0       100         0         0         0         0
October 25, 2025             100         0         0         0         0       100         0         0         0         0
October 25, 2026             100         0         0         0         0       100         0         0         0         0
October 25, 2027             100         0         0         0         0       100         0         0         0         0
October 25, 2028              99         0         0         0         0        99         0         0         0         0
October 25, 2029              88         0         0         0         0        88         0         0         0         0
October 25, 2030              76         0         0         0         0        76         0         0         0         0
October 25, 2031              63         0         0         0         0        63         0         0         0         0
October 25, 2032              48         0         0         0         0        48         0         0         0         0
October 25, 2033              32         0         0         0         0        32         0         0         0         0
October 25, 2034              15         0         0         0         0        15         0         0         0         0
October 25, 2035               0         0         0         0         0         0         0         0         0         0

Weighted Average
Life in Years
(to maturity)              26.76      6.04      4.92      3.96      4.88     26.74      5.93      4.82      3.76      4.06
(to call)                  26.65      5.58      4.56      3.74      2.85     26.65      5.58      4.54      3.59      2.85

               Percentage of Initial Principal Balance Outstanding
                     at the Respective Prepayment Scenarios

                                          Class M-5A, M-5B                                  Class M-6A, M-6B
                        ------------------------------------------------  ------------------------------------------------
Distribution Date       Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario
                           I         II       III        IV        V          I        II        III       IV         V
-----------------       --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Initial Percentage           100       100       100       100       100       100       100       100       100       100
October 25, 2006             100       100       100       100       100       100       100       100       100       100
October 25, 2007             100       100       100       100       100       100       100       100       100       100
October 25, 2008             100       100       100       100       100       100       100       100       100       100
October 25, 2009             100        69        51        21         0       100        69        51        21         0
October 25, 2010             100        52        35         0         0       100        52        35         0         0
October 25, 2011             100        39        24         0         0       100        39        24         0         0
October 25, 2012             100        29        17         0         0       100        29         1         0         0
October 25, 2013             100        22         0         0         0       100        22         0         0         0
October 25, 2014             100        16         0         0         0       100         0         0         0         0
October 25, 2015             100         0         0         0         0       100         0         0         0         0
October 25, 2016             100         0         0         0         0       100         0         0         0         0
October 25, 2017             100         0         0         0         0       100         0         0         0         0
October 25, 2018             100         0         0         0         0       100         0         0         0         0
October 25, 2019             100         0         0         0         0       100         0         0         0         0
October 25, 2020             100         0         0         0         0       100         0         0         0         0
October 25, 2021             100         0         0         0         0       100         0         0         0         0
October 25, 2022             100         0         0         0         0       100         0         0         0         0
October 25, 2023             100         0         0         0         0       100         0         0         0         0
October 25, 2024             100         0         0         0         0       100         0         0         0         0
October 25, 2025             100         0         0         0         0       100         0         0         0         0
October 25, 2026             100         0         0         0         0       100         0         0         0         0
October 25, 2027             100         0         0         0         0       100         0         0         0         0
October 25, 2028              99         0         0         0         0        99         0         0         0         0
October 25, 2029              88         0         0         0         0        88         0         0         0         0
October 25, 2030              76         0         0         0         0        76         0         0         0         0
October 25, 2031              63         0         0         0         0        63         0         0         0         0
October 25, 2032              48         0         0         0         0        48         0         0         0         0
October 25, 2033              32         0         0         0         0        32         0         0         0         0
October 25, 2034               7         0         0         0         0         0         0         0         0         0
October 25, 2035               0         0         0         0         0         0         0         0         0         0

Weighted Average
Life in Years
(to maturity)              26.71      5.75      4.65      3.57      3.56     26.67      5.64      4.56      3.51      3.45
(to call)                  26.65      5.58      4.52      3.48      2.85     26.65      5.58      4.52      3.47      2.85

               Percentage of Initial Principal Balance Outstanding
                     at the Respective Prepayment Scenarios

                                            Class B-1                                         Class B-2
                        ------------------------------------------------  ------------------------------------------------
Distribution Date       Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario  Scenario
                           I         II       III        IV        V          I        II        III       IV         V
-----------------       --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
Initial Percentage           100       100       100       100       100       100       100       100       100       100
October 25, 2006             100       100       100       100       100       100       100       100       100       100
October 25, 2007             100       100       100       100       100       100       100       100       100       100
October 25, 2008             100       100       100       100       100       100       100       100       100       100
October 25, 2009             100        69        51         2         0       100        69        51         0         0
October 25, 2010             100        52        35         0         0       100        52        35         0         0
October 25, 2011             100        39        19         0         0       100        39         0         0         0
October 25, 2012             100        29         0         0         0       100        14         0         0         0
October 25, 2013             100         9         0         0         0       100         0         0         0         0
October 25, 2014             100         0         0         0         0       100         0         0         0         0
October 25, 2015             100         0         0         0         0       100         0         0         0         0
October 25, 2016             100         0         0         0         0       100         0         0         0         0
October 25, 2017             100         0         0         0         0       100         0         0         0         0
October 25, 2018             100         0         0         0         0       100         0         0         0         0
October 25, 2019             100         0         0         0         0       100         0         0         0         0
October 25, 2020             100         0         0         0         0       100         0         0         0         0
October 25, 2021             100         0         0         0         0       100         0         0         0         0
October 25, 2022             100         0         0         0         0       100         0         0         0         0
October 25, 2023             100         0         0         0         0       100         0         0         0         0
October 25, 2024             100         0         0         0         0       100         0         0         0         0
October 25, 2025             100         0         0         0         0       100         0         0         0         0
October 25, 2026             100         0         0         0         0       100         0         0         0         0
October 25, 2027             100         0         0         0         0       100         0         0         0         0
October 25, 2028              99         0         0         0         0        99         0         0         0         0
October 25, 2029              88         0         0         0         0        88         0         0         0         0
October 25, 2030              76         0         0         0         0        76         0         0         0         0
October 25, 2031              63         0         0         0         0        63         0         0         0         0
October 25, 2032              48         0         0         0         0        48         0         0         0         0
October 25, 2033              32         0         0         0         0        26         0         0         0         0
October 25, 2034               0         0         0         0         0         0         0         0         0         0
October 25, 2035               0         0         0         0         0         0         0         0         0         0

Weighted Average
Life in Years
(to maturity)              26.62      5.48      4.44      3.38      3.34     26.52      5.24      4.25      3.26      3.25
(to call)                  26.62      5.48      4.44      3.38      2.85     26.52      5.24      4.25      3.26      2.85

               Percentage of Initial Principal Balance Outstanding
                     at the Respective Prepayment Scenarios

                                                Class B-3
                           ------------------------------------------------
Distribution Date          Scenario  Scenario  Scenario  Scenario  Scenario
                              I        II        III        IV        V
-----------------          --------  --------  --------  --------  --------
Initial Percentage              100       100       100       100       100
October 25, 2006                100       100       100       100       100
October 25, 2007                100       100       100       100       100
October 25, 2008                100       100       100       100       100
October 25, 2009                100        69        36         0         0
October 25, 2010                100        38         1         0         0
October 25, 2011                100        10         0         0         0
October 25, 2012                100         0         0         0         0
October 25, 2013                100         0         0         0         0
October 25, 2014                100         0         0         0         0
October 25, 2015                100         0         0         0         0
October 25, 2016                100         0         0         0         0
October 25, 2017                100         0         0         0         0
October 25, 2018                100         0         0         0         0
October 25, 2019                100         0         0         0         0
October 25, 2020                100         0         0         0         0
October 25, 2021                100         0         0         0         0
October 25, 2022                100         0         0         0         0
October 25, 2023                100         0         0         0         0
October 25, 2024                100         0         0         0         0
October 25, 2025                100         0         0         0         0
October 25, 2026                100         0         0         0         0
October 25, 2027                100         0         0         0         0
October 25, 2028                 99         0         0         0         0
October 25, 2029                 88         0         0         0         0
October 25, 2030                 76         0         0         0         0
October 25, 2031                 63         0         0         0         0
October 25, 2032                 30         0         0         0         0
October 25, 2033                  0         0         0         0         0
October 25, 2034                  0         0         0         0         0
October 25, 2035                  0         0         0         0         0

Weighted Average
Life in Years
(to maturity)                 26.11      4.67      3.82      3.11      3.15
(to call)                     26.11      4.67      3.82      3.11      2.85

Hypothetical Available Funds Cap Table

      Based upon the Modeling Assumptions and assuming further that the Mortgage Loans prepay at the percentages of the Prepayment Assumption specified in the footnotes to the following table, the following table indicates the Available Funds Cap under such an assumed hypothetical scenario. There is no assurance, therefore, of whether or to what extent the actual weighted average Net Mortgage Rate of the Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for such Distribution Date in the following table.

                                             Subordinated  Subordinated                                  Subordinated  Subordinated
                                               Available     Available                                     Available     Available
                                   Group II      Funds         Funds      Group I             Group II       Funds         Funds
                Group I   Group I  Available      Cap           Cap      Available   Group I  Available       Cap           Cap
               Available  Net WAC   Funds       (Fixed)     (Floating)     Funds     Net WAC    Funds       (Fixed)     (Floating)
Distribution     Funds    Cap (%)   Cap (%)        (%)        Cap (%)     Cap (%)    Cap (%)   Cap (%)         (%)        Cap (%)
    Date         (1)(2)    (1)(2)    (1)(2)      (1)(2)       (1)(2)       (1)(3)     (1)(3)    (1)(3)       (1)(3)        (1)(3)
-----------------------------------------------------------------------------------------------------------------------------------
11/25/2005       5.347     6.595     5.236        6.526        5.291        5.347      6.595    5.236         6.526        5.291
12/25/2005       6.537     6.537     6.401        6.468        6.468       14.816     14.816   14.680        14.747       14.747
 1/25/2006       6.322     6.533     6.191        6.465        6.256       14.550     15.035   14.420        14.967       14.485
 2/25/2006       6.257     6.466     6.137        6.403        6.197       14.418     14.899   14.306        14.840       14.362
 3/25/2006       6.696     6.250     6.563        6.187        6.629       14.772     13.787   14.648        13.729       14.710
 4/25/2006       6.251     6.459     6.131        6.397        6.190       14.222     14.697   14.110        14.638       14.166
 5/25/2006       6.411     6.411     6.287        6.348        6.348       14.259     14.259   14.143        14.201       14.201
 6/25/2006       6.285     6.494     6.164        6.431        6.224       13.982     14.448   13.869        14.390       13.925
 7/25/2006       6.445     6.445     6.320        6.382        6.382       13.970     13.970   13.853        13.911       13.911
 8/25/2006       6.300     6.510     6.179        6.447        6.239       13.633     14.087   13.536        14.037       13.584
 9/25/2006       6.292     6.502     6.169        6.438        6.230       13.453     13.901   13.354        13.850       13.403
10/25/2006       6.434     6.434     6.305        6.369        6.369       13.425     13.425   13.322        13.373       13.373
11/25/2006       6.274     6.483     6.148        6.417        6.210       13.100     13.536   12.998        13.484       13.049
12/25/2006       6.421     6.421     6.289        6.354        6.354       13.085     13.085   12.978        13.031       13.031
 1/25/2007       6.262     6.471     6.134        6.404        6.197       12.767     13.193   12.663        13.138       12.715
 2/25/2007       6.260     6.468     6.130        6.400        6.194       12.608     13.029   12.515        12.980       12.562
 3/25/2007       6.764     6.313     6.619        6.245        6.691       12.960     12.096   12.855        12.047       12.907
 4/25/2007       6.259     6.468     6.126        6.398        6.192       12.304     12.714   12.208        12.665       12.256
 5/25/2007       6.419     6.419     6.280        6.349        6.349       12.317     12.317   12.216        12.266       12.266
 6/25/2007       6.260     6.468     6.124        6.398        6.191       12.013     12.414   11.914        12.362       11.963
 7/25/2007       6.433     6.433     6.288        6.360        6.360       11.682     11.682   11.575        11.628       11.628
 8/25/2007       6.276     6.485     7.804        7.282        7.047       11.066     11.435   12.927        12.401       12.001
 9/25/2007       6.283     6.492     7.872        7.322        7.085       10.655     11.010   12.724        12.084       11.694
10/25/2007       6.467     6.467     8.089        7.286        7.286       10.458     10.458   12.571        11.520       11.520
11/25/2007       6.300     6.510     7.848        7.318        7.082        9.943     10.274   11.963        11.323       10.958
12/25/2007       6.485     6.485     8.082        7.291        7.291       10.001     10.001   12.081        11.046       11.046
 1/25/2008       6.309     6.519     7.849        7.323        7.086        9.699     10.023   11.707        11.065       10.708
 2/25/2008       6.313     6.524     7.897        7.350        7.113        9.582      9.901   12.256        11.289       10.925
 3/25/2008       6.700     6.477     8.394        7.304        7.556        9.849      9.521   12.778        10.943       11.321
 4/25/2008       6.323     6.534     7.903        7.358        7.121        9.355      9.667   12.089        11.086       10.729
 5/25/2008       6.514     6.514     8.142        7.336        7.336        9.432      9.432   12.251        10.848       10.848

                                             Subordinated  Subordinated                                  Subordinated  Subordinated
                                               Available     Available                                     Available     Available
                                   Group II      Funds         Funds      Group I             Group II       Funds         Funds
                Group I   Group I  Available      Cap           Cap      Available   Group I  Available       Cap           Cap
               Available  Net WAC   Funds       (Fixed)     (Floating)     Funds     Net WAC    Funds       (Fixed)     (Floating)
Distribution     Funds    Cap (%)   Cap (%)        (%)        Cap (%)     Cap (%)    Cap (%)   Cap (%)         (%)        Cap (%)
    Date         (1)(2)    (1)(2)    (1)(2)      (1)(2)       (1)(2)       (1)(3)     (1)(3)    (1)(3)       (1)(3)        (1)(3)
-----------------------------------------------------------------------------------------------------------------------------------
 3/25/2009       6.956     6.492     9.248        7.578        8.119        9.479      8.847   15.229        11.551       12.376
 4/25/2009       6.345     6.556     8.412        7.645        7.398        8.769      9.061   13.959        11.774       11.394
 5/25/2009       6.540     6.540     8.673        7.629        7.629        8.865      8.865   14.227        11.581       11.581
 6/25/2009       6.350     6.562     8.412        7.651        7.404        8.578      8.864   13.764        11.582       11.209
 7/25/2009       6.547     6.547     8.675        7.637        7.637        8.677      8.677   14.034        11.399       11.399
 8/25/2009       6.355     6.567     8.413        7.658        7.411        8.388      8.668   13.913        11.574       11.201
 9/25/2009       6.357     6.569     8.413        7.662        7.415        8.294      8.570   13.911        11.531       11.159
10/25/2009       6.557     6.557     8.678        7.651        7.651        8.396      8.396   14.198        11.362       11.362
11/25/2009       6.362     6.574     8.413        7.670        7.423        8.102      8.373   13.715        11.345       10.979
12/25/2009       6.564     6.564     8.680        7.661        7.661        8.199      8.199   13.996        11.179       11.179
 1/25/2010       6.368     6.580     8.413        7.680        7.432        7.898      8.161   13.506        11.149       10.789
 2/25/2010       6.371     6.583     8.414        7.685        7.438        7.795      8.055   13.519        11.114       10.756
 3/25/2010       7.022     6.554     9.280        7.658        8.205        8.340      7.784   14.765        10.896       11.674
 4/25/2010       6.377     6.590     8.415        7.697        7.449        7.589      7.842   13.389        10.964       10.610
 5/25/2010       6.584     6.584     8.687        7.695        7.695        7.689      7.689   13.680        10.822       10.822
 6/25/2010       6.383     6.596     8.416        7.711        7.462        7.381      7.627   13.177        10.772       10.425
 7/25/2010       6.593     6.593     8.691        7.711        7.711        7.450      7.450   13.428        10.603       10.603
 8/25/2010       6.396     6.609     8.420        7.737        7.487        7.112      7.349   12.894        10.534       10.194
 9/25/2010       6.581     6.800     8.421        7.836        7.584        8.117      8.387   12.758        10.972       10.618
10/25/2010       6.796     6.796     8.696        7.843        7.843        8.248      8.248   13.075        10.877       10.877
11/25/2010       6.593     6.812     8.428        7.869        7.615        7.498      7.748   12.197        10.421       10.085
12/25/2010       6.811     6.811     8.705        7.878        7.878        7.715      7.715   12.600        10.434       10.434
 1/25/2011       6.590     6.810     8.421        7.883        7.628        7.457      7.706   12.191        10.446       10.109
 2/25/2011       6.590     6.809     8.419        7.889        7.635        7.449      7.697   12.189        10.461       10.123
 3/25/2011       7.297     6.810     9.318        7.897        8.461        8.247      7.698   13.493        10.480       11.229
 4/25/2011       6.590     6.810     8.414        7.904        7.649        7.441      7.689   12.185        10.497       10.158
 5/25/2011       6.810     6.810     8.692        7.911        7.911        7.680      7.680   12.589        10.514       10.514
 6/25/2011       6.590     6.810     8.410        7.919        7.664        7.424      7.671   12.181        10.532       10.193
 7/25/2011       6.809     6.809     8.688        7.928        7.928        7.663      7.663   12.585        10.552       10.552
 8/25/2011       6.590     6.809     8.405        7.936        7.680        7.407      7.654   12.177        10.572       10.231
 9/25/2011       6.589     6.809     8.403        7.945        7.689        7.400      7.647   12.175        10.594       10.253

                                             Subordinated  Subordinated                                  Subordinated  Subordinated
                                               Available     Available                                     Available     Available
                                   Group II      Funds         Funds      Group I             Group II       Funds         Funds
                Group I   Group I  Available      Cap           Cap      Available   Group I  Available       Cap           Cap
               Available  Net WAC   Funds       (Fixed)     (Floating)     Funds     Net WAC    Funds       (Fixed)     (Floating)
Distribution     Funds    Cap (%)   Cap (%)        (%)        Cap (%)     Cap (%)    Cap (%)   Cap (%)         (%)        Cap (%)
    Date         (1)(2)    (1)(2)    (1)(2)      (1)(2)       (1)(2)       (1)(3)     (1)(3)    (1)(3)       (1)(3)        (1)(3)
-----------------------------------------------------------------------------------------------------------------------------------
 6/25/2008       6.332     6.543     7.903        7.363        7.125        9.135      9.440   11.857        10.852       10.502
 7/25/2008       6.528     6.528     8.155        7.350        7.350        9.140      9.140   11.961        10.558       10.558
 8/25/2008       6.343     6.555     8.274        7.563        7.319        8.782      9.075   12.602        11.058       10.701
 9/25/2008       6.346     6.558     8.390        7.624        7.378        8.735      9.026   12.942        11.210       10.848
10/25/2008       6.537     6.537     8.651        7.605        7.605        9.005      9.005   13.363        11.195       11.195
11/25/2008       6.346     6.558     8.393        7.626        7.380        8.896      9.193   13.123        11.387       11.020
12/25/2008       6.534     6.534     8.650        7.600        7.600        9.164      9.164   13.534        11.353       11.353
 1/25/2009       6.342     6.553     8.387        7.619        7.373        9.051      9.353   13.277        11.543       11.171
 2/25/2009       6.343     6.554     8.411        7.635        7.389        8.964      9.263   13.996        11.876       11.493

                                             Subordinated  Subordinated                                  Subordinated  Subordinated
                                               Available     Available                                     Available     Available
                                   Group II      Funds         Funds      Group I             Group II       Funds         Funds
                Group I   Group I  Available      Cap           Cap      Available   Group I  Available       Cap           Cap
               Available  Net WAC   Funds       (Fixed)     (Floating)     Funds     Net WAC    Funds       (Fixed)     (Floating)
Distribution     Funds    Cap (%)   Cap (%)        (%)        Cap (%)     Cap (%)    Cap (%)   Cap (%)         (%)        Cap (%)
    Date         (1)(2)    (1)(2)    (1)(2)      (1)(2)       (1)(2)       (1)(3)     (1)(3)    (1)(3)       (1)(3)        (1)(3)
-----------------------------------------------------------------------------------------------------------------------------------
10/25/2011        6.809     6.809    8.680        7.954        7.954        7.638      7.638   12.578        10.617       10.617
11/25/2011        6.589     6.809    8.397        7.964        7.707        7.384      7.630   12.170        10.641       10.298
12/25/2011        6.808     6.808    8.675        7.974        7.974        7.621      7.621   12.574        10.666       10.666
 1/25/2012        6.588     6.808    8.392        7.985        7.727        7.367      7.613   12.166        10.693       10.348
 2/25/2012        6.588     6.808    8.389        7.996        7.738        7.359      7.605   12.163        10.721       10.375
 3/25/2012        7.042     6.808    8.965        8.007        8.283        7.860      7.598   12.999        10.750       11.121
 4/25/2012        6.588     6.807    8.384        8.019        7.760        7.345      7.590   12.158        10.781       10.433
 5/25/2012        6.807     6.807    8.660        8.031        8.031        7.581      7.581   12.561        10.812       10.812

----------
(1) Available Funds Cap for the Class AF-1 Certificates is a per annum rate equal to 12 times the quotient obtained by dividing (x) the excess of (i) the total scheduled interest on the Group I Included Mortgage Loans based on the Group I Net Mortgage Rates in effect on the related Due Date over
      (ii) the portion allocable to Group I of the Certificate Insurer Premium and any amounts owed to the Swap Counterparty (other than Defaulted Swap Termination Payments), divided by (y) the aggregate principal balance of the Group I Included Mortgage Loans as of the first day of the related Accrual Period, and multiplied by 30 and divided by the actual number of days in the related Accrual Period. Available Funds Cap for the Class AF-2, Class AF-3, Class AF-4 and Class AF-5 Certificates is a per annum rate equal to 12 times the quotient obtained by dividing (x) the excess of
      (i) the total scheduled interest on the Group I Included Mortgage Loans based on the Group I Net Mortgage Rates in effect on the related Due Date over (ii) the portion allocable to Group I of the Certificate Insurer Premium and any amounts owed to the Swap Counterparty (other than Defaulted Swap Termination Payments), divided by (y) the aggregate principal balance of the Group I Included Mortgage Loans as of the first day of the related Accrual Period. Available Funds Cap for the Class AV-1, Class AV-2 and Class AV-3 Certificates is a per annum rate equal to 12 times the quotient obtained by dividing (x) the excess of (i) the total scheduled interest on the Group II Included Mortgage Loans based on the Group II Net Mortgage Rates in effect on the related Due Date over (ii) the portion allocable to Group II of the Certificate Insurer Premium and any amounts owed to the Swap Counterparty (other than Defaulted Swap Termination Payments), divided by (y) the aggregate principal balance of the Group II Included Mortgage Loans as of the first day of the related Accrual Period, and multiplied by 30 and divided by the actual number of days in the related Accrual Period. Available Funds Cap for the Class M and Class B Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting the current principal balance of the related Class A Certificates and, in the case of Group I, the Class R Certificate from the sum of (x) the aggregate principal balance of each Mortgage Group and (y) the portion of the remaining Pre-Funding Amount related to such Mortgage Group disregarding income or loss on investments of amounts on deposit in the Pre-Funding Account) of the Group I Net WAC Cap and the Group II Net WAC Cap (and, in the case of the Class M-1B, Class M-2B, Class M-3B, Class M-4B, Class M-5B and Class M-6B Certificates, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period).

(2) Assumes no losses, 10% optional termination, 120% of the Prepayment Assumption for Fixed Rate Mortgage Loans and 100% of the Prepayment Assumption for Adjustable Rate Mortgage Loans and One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remain constant at 3.9800%, 4.3500% and 4.3500%, respectively.

(3) Assumes no losses, 10% optional termination, 120% of the Prepayment Assumption for Fixed Rate Mortgage Loans and 100% of the Prepayment Assumption for Adjustable Rate Mortgage Loans and One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR start at 3.9800%, 4.3500% and 4.3500% in month 1, respectively, all three increasing to 20% in month 2 and thereafter. Calculated in the same manner as the related Available Funds Cap including Net Swap Payments received from the Swap Counterparty.

Additional Information

      The Depositor has filed additional yield tables and other computational materials with respect to the Certificates with the Securities and Exchange Commission in a Current Report on Form 8-K. Those tables and materials were prepared by the underwriters for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                         Federal Income Tax Consequences

      For federal income tax purposes, the Trust Fund will include one or more segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. The Trust Fund will also include (i) the Pre-Funding Account and Capitalized Interest Account, (ii) the rights to prepayment penalties and (iii) the rights to the Initial ES Strip and (iv) a grantor trust which will hold the Class X Certificates, the Supplemental Interest Trust and the rights and obligations under the Swap Agreement and certain rights and obligations with respect to excess interest payments described below. Each class of Offered Certificates (other than the Class R Certificate) will represent the beneficial ownership of the corresponding regular interest of the highest-tier REMIC. The Class R Certificate will represent the beneficial ownership of the residual interest in each of the REMICs.

      For federal income tax purposes, each of the interests in the highest-tier REMIC that corresponds to an Offered Certificate (other than the Class R Certificate) will be subject to a cap equal to the Net WAC Cap. Such interests in the highest-tier REMIC shall not be entitled to reimbursement for shortfalls caused by such interest rate cap. In addition to representing the beneficial ownership of the corresponding interest of the highest-tier REMIC, each of the Offered Certificates (other than the Class R Certificate) will also represent the beneficial ownership of any excess of the interest distributable on such class over the interest that would have accrued on the corresponding class of interest had each of the Offered Certificates (other than the Class R Certificate) been subject to a cap equal to the Net WAC Cap (such excess, "excess interest payments"). Further, in addition to ownership of the corresponding interest in the highest-tier REMIC and the right to receive excess interest payments, each of the Offered Certificates will also represent the obligation under a notional principal contract to pay any excess of the interest distributable on such interest in the highest-tier REMIC over the interest distributable on such Offered Certificate (such excess also, "excess interest payments"). The rights and obligations with respect to excess interest payments associated with the Offered Certificates will not, for federal income tax purposes, be treated as interests in a REMIC.

      Upon the issuance of the Offered Certificates, Dechert LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement and the other servicing agreements related to the Mortgage Loans, and the accuracy of certain representations made in the transfer agreements with respect to the Mortgage Loans and certain representations made by the Seller, for federal income tax purposes, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Code.

      Holders of Subordinated Certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related Mortgage Loans. See "Material Federal Income Tax Consequences" in the Prospectus.

      The current backup withholding rate is 28%. This rate is scheduled to adjust for taxable years after 2010.

Taxation of the Basis Risk Arrangements

      General. Each holder of an Offered Certificate (other than the Class R Certificate) will be treated for federal income tax purposes as having entered into, on the date it purchases its Offered Certificate, one or more notional principal contracts whereby it has the right to receive and obligations to make payments with respect to excess interest payments (a "basis risk arrangement").

      In general, the holders of the Offered Certificates (other than the Class R Certificate) must allocate the price they pay for their Certificates between their interest in the highest-tier REMIC and their basis risk arrangement based on their relative fair market values. To the extent a basis risk arrangement is determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such basis risk arrangement, and such portion will be treated as a non-periodic payment on a notional principal contract paid by the holders of such Offered Certificates (other than the Class R Certificate). A holder of an Offered Certificate (other than the Class R Certificate) will be required to amortize the non-periodic payment under one of the methods set forth in the Swap Regulations. Prospective purchasers of the Offered Certificates (other than the Class R Certificate) should consult their own tax advisors regarding the appropriate method of amortizing any non-periodic payment.

      Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received in connection with the right to receive excess interest payments must be netted against periodic payments made in connection with the obligation to make excess interests payments and payments, if any, deemed made as a result of the non-periodic payments described above over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should, and under recently proposed regulations would, constitute ordinary income or ordinary deduction. The proposed regulations referred to in the preceding sentence are proposed to be effective thirty days after they are published as final regulations. It is not known whether the proposed regulations will be adopted as final regulations or, if so, whether they will be adopted in their current form. The IRS could contend the amount of net income or deduction is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Offered Certificates.

      Termination Payments. Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be allocated to the selling beneficial owner's rights to receive excess interest payments would be considered under the Swap Regulations a "termination payment" received by such owner. Any reduction in the amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be attributable to the selling beneficial owner's obligation to make excess interest payments would be considered under the Swap Regulations a "termination payment" made by such owner. A holder of an Offered Certificate (other than the Class R Certificate) will have gain or loss from such a termination of the basis risk arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) any termination payment it paid or is deemed to have paid and the unamortized portion of any non-periodic payment paid (or deemed paid) by the beneficial owner upon entering into or acquiring its basis risk arrangement.

      Gain or loss realized upon the termination of a right to receive excess interest payments generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss, or a portion thereof, as ordinary.

      Application of the Straddle Rules. The Offered Certificates, which represent beneficial ownership of the corresponding regular interest and the right to receive excess interest payments, may constitute positions in a straddle, in which case the straddle rules of Code Section 1092 would apply. If the straddle rules apply, a selling beneficial owner's capital gain or loss with respect to such corresponding regular interest would be short-term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the right to receive excess interest payments would be short-term. If the holder of an Offered Certificate incurred or continued indebtedness to acquire or hold such Offered Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the right to receive excess interest payments.

      Investors are urged to consult their own tax advisors regarding the appropriate tax treatment of the basis risk arrangements.

Original Issue Discount and Amortizable Bond Premium

      The REMIC regular interests represented by the Offered Certificates (other than the Class R Certificate) may be treated as being issued with original issue discount. For purposes of determining the amount and rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans in accordance with Scenario III of the applicable prepayment model, as described above. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. See "Yield, Prepayment and Maturity Considerations" in this Prospectus Supplement and "Material Federal Income Tax Consequences" in the Prospectus.

      The REMIC regular interests represented by the classes of Offered Certificates (other than the Class R Certificate) may be treated as being issued at a premium. If this occurs, the holders of the Offered Certificates (other than the Class R Certificate) may elect under Section 171 of the Code to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on the REMIC regular interests represented by the Certificates. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, may not be revoked without IRS consent, and should only be made after consulting with a tax advisor.

      If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from the REMIC regular interest represented by such Certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in the REMIC regular interest represented by such Certificate exceeds the maximum amount of future payments to which such holder is entitled with respect to its REMIC regular interest, assuming no further principal prepayments on the Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

Special Tax Attributes of the Offered Certificates

      As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the Offered Certificates, other than any portion of an Offered Certificate representing a basis risk arrangement, will be treated as assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the Trust Fund, exclusive of the Pre-Funding Account, the Capitalized Interest Account, the Supplemental Interest Trust, the rights to receive payments under the Swap Agreement, the rights to the Initial ES Strip and rights to receive prepayment penalties with respect to the

Mortgage Loans, would be so treated; provided, however, that if at least 95% of the assets of the Trust Fund, exclusive of the Pre-Funding Account, the Capitalized Interest Account, the rights to the Supplemental Interest Trust, rights to receive payments under the Swap Agreement, the rights to the Initial ES Strip and rights to receive prepayment penalties with respect to the Mortgage Loans, are assets described in Section 7701(a)(19)(C)(i)-(x) of the Code, the Offered Certificates, other than any portion of an Offered Certificate representing a basis risk arrangement, will be treated in their entirety as assets described in Section 7701(a)(19)(C) of the Code.

      The Offered Certificates, other than any portion of an Offered Certificate representing a basis risk arrangement, will be treated as "real estate assets" under Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust Fund, exclusive of the Pre-Funding Account, the Capitalized Interest Account, rights to the Supplemental Interest Trust, rights to receive payments under the Swap Agreement, the rights to the Initial ES Strip and rights to receive prepayment penalties with respect to the Mortgage Loans, would be so treated; provided, however, that if at least 95% of the assets of the Trust Fund, exclusive of the Pre-Funding Account, the Capitalized Interest Account, rights to the Supplemental Interest Trust, rights to receive payments under the Swap Agreement, the rights to the Initial ES Strip and rights to receive prepayment penalties with respect to the Mortgage Loans, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then the Offered Certificates, other than any portion of an Offered Certificate representing a basis risk arrangement, will be treated in their entirety as "real estate assets" under Section 856(c)(5)(B) of the Code. Interest on the REMIC regular interests represented by the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code in the same proportion that income of the Trust Fund, exclusive of income from the Pre-Funding Account, income from the Capitalized Interest Account, income from the Supplemental Interest Trust, income from the Swap Agreement, income from the rights to the Initial ES Strip and income from prepayment penalties with respect to the Mortgage Loans, is income described in Section 856(c)(3)(B) of the Code; provided, however, that if at least 95% of the assets of the Trust Fund, exclusive of the Pre-Funding Account, the Capitalized Interest Account, rights to the Supplemental Interest Trust, rights to receive payments under the Swap Agreement, the rights to the Initial ES Strip and rights to receive prepayment penalties with respect to the Mortgage Loans, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then all interest on the REMIC regular interests represented by the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

      The portion of any Offered Certificate representing a basis risk arrangement will not be treated as a "real estate asset" under Section 856(c)(5)(B) of the Code or as a qualifying asset under Section 860G(a)(3) or
Section 7701(a)(19)(C) of the Code and income with respect to such portion will not be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property. The Trust Fund will not accept contributions that would subject it to such tax.

      In addition, a trust fund that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the Trust Fund will recognize net income from foreclosure property subject to federal income tax. Where the above-referenced prohibited transactions tax, tax on contributions to a trust fund, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the Servicer's or the Securities Administrator's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Servicer or the Securities Administrator in any case out of its own funds. In the event that any of the Servicer or the Securities Administrator, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Trust Fund first with amounts that might otherwise be distributable to the holders of Certificates in the manner provided in the Pooling and Servicing Agreement. The Securities Administrator will not be responsible for any tax that arises out of a breach of any other party's obligations under the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Trust Fund.

Class R Certificate

      The holder of the Class R Certificate must include the taxable income or loss of the REMICs in determining its federal taxable income. The Class R Certificate will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the Class R Certificateholder's REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includable by the holder of the Class R Certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMICs, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

      The Class R Certificate will be considered to represent "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. All transfers of the Class R Certificate will be subject to certain restrictions intended to reduce the possibility of any such transfer being disregarded. Such restrictions include requirements that (i) the transferor represent that it has conducted an investigation of the transferee and made certain findings regarding whether the transferee has historically paid its debts when they become due, (ii) the proposed transferee make certain representations regarding its understanding that as the holder of a Class R Certificate the transferee may incur tax liabilities in excess of the cashflow from the Class R Certificate and its intention to pay the taxes associated with holding the Class R Certificate as they become due and (iii) the proposed transferee agree that it will not transfer the Class R Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. See "Description of the Certificates--Restrictions on Transfer of the Class R Certificate" in this Prospectus Supplement and "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the Prospectus.

      An individual, trust or estate that holds the Class R Certificate (whether such Class R Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Trust Fund in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class R Certificate may not be recovered until termination of the Trust Fund. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class R Certificate are unclear. Recently issued regulations require an acquiror or transferee of a noneconomic residual interest to recognize as income any fee received to induce such person to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the Class R Certificate should consult its tax advisors.

      Due to the special tax treatment of residual interests, the effective after-tax return of the Class R Certificate may be significantly lower than would be the case if the Class R Certificate were taxed as a debt instrument, or may be negative.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences" in the Prospectus.

                                   State Taxes

      The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

      All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA Considerations

      Sections 404 and 406 of ERISA and Section 4975 of the Code impose certain duties on and restrict certain transactions by employee benefit plans (within the meaning of Section 3(3) of ERISA) that are subject to Title I of ERISA, "plans" within the meaning of and subject to Section 4975 of the Code, and entities the underlying assets of which are deemed to include assets of any such plan and on persons who are fiduciaries of such Plans with respect to the investment of Plan assets. Governmental plans, certain church plans, and other plans that are not subject to Title I of ERISA or Section 4975 of the Code nonetheless may be subject to Similar Law. Any fiduciary or other person making a decision to invest assets of a Plan or a plan subject to Similar Law in the Offered Certificates should review carefully with their legal advisers whether the acquisition or holding of the Offered Certificates could constitute or give rise to a nonexempt prohibited transaction under ERISA or the Code, a violation of ERISA fiduciary duties, or a violation of Similar Law. The Class R Certificate may not be acquired by a Plan or a plan subject to Similar Law; therefore, references in the following discussion to the Offered Certificates do not apply, in general, to the Class R Certificate. See "ERISA Considerations" in the Prospectus.

      In general, any fiduciary considering an investment of Plan assets in the Offered Certificates should consider the "Risk Factors" discussed in this Prospectus Supplement and whether such purchase would be appropriate under the general fiduciary standards, including, but not limited to (a) whether the fiduciary has the authority to make the investment under the appropriate governing Plan instruments, (b) whether the investment meets standards of prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan's investment portfolio, and the Plan's need for sufficient liquidity to pay benefits when due in the event that there is no ready market for the Offered Certificates at such time, (c) whether the investment is made solely in the interest of participants and beneficiaries of the Plan, and (d) whether the investment constitutes a direct or indirect non-exempt prohibited transaction. A fiduciary deciding whether to invest the assets of a Plan in the Offered Certificates should consider in particular, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

      Section 406 of ERISA prohibits Plans to which it applies from engaging in transactions described therein, and Section 4975 of the Code imposes excise taxes with respect to transactions described in Section 4975(c) of the Code. The prohibited transactions described in these provisions are transactions that involve the assets of a Plan, and to which a person related to the Plan (a "party in interest" as defined in ERISA or a "disqualified persons" as defined in the Code) is a party. For example, the acquisition or holding of the Offered Certificates by or on behalf of a Plan could be considered to constitute or give rise to a prohibited transaction if the Trustee is or becomes a party in interest or disqualified person with respect to the Plan, unless an exemption from the prohibited transaction rules applies.

      The U.S. Department of Labor has granted the Exemptions from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the exemptions.

      Among the general conditions that must be satisfied for the Exemptions to apply are the following:

      (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund, other than in the case of Designated Transactions;

      (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three (or in the case of Designated Transactions, four) highest generic rating categories of Moody's, S&P or Fitch;

      (4) the Trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

      (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Seller for the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement in which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

      (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

            The Trust Fund must also meet the following requirements:

      (1) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

      (2) certificates in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest rating categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of certificates; and

      (3) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

      Certain additional requirements must be satisfied when the issuer has a Pre-Funding Account, which are described under "ERISA Considerations" in the Prospectus.

      Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group) to acquire certificates in a trust and the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that, among other requirements:

      (1) in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

      (2) such fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

      (3) the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

      (4) immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      Further, additional conditions under the Exemption are applicable to eligible swaps and these conditions are discussed in "ERISA Considerations" in the prospectus.

      Except as provided below with respect to the Swap Agreement, it is expected that the Exemptions will apply to the acquisition and holding of the Offered Certificates by Plans and that all conditions of the Exemptions other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% or more of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

      The Swap Agreement does not satisfy all of the requirements to qualify as an "eligible swap" under the Exemptions. Until termination of the right to receive payments under the Swap Agreement, for ERISA purposes, an interest in a class of Offered Certificates will be deemed to represent a beneficial interest in each of two assets: (i) the right to receive payments with respect to the applicable class of Offered Certificates without taking into account payments made or received with respect to the Swap Agreement and (ii) the right in the Supplemental Interest Trust to receive payments under the Swap Agreement. Under this approach, the Exemptions do not cover the acquisition or holding of the interest described in (ii). Consequently, a Plan's acquisition and holding of an Offered Certificate could constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code unless an exemption is available with respect to the acquisition and holding of the interest described in (ii).

      Accordingly, until the termination of the right to receive payments under the Swap Agreement, neither a Plan nor any person acting for, on behalf of or with any assets of a Plan may acquire or hold any interest in an Offered Certificate (other than the Class R Certificate) unless such acquisition and holding is eligible for relief under and is covered by an Investor-Based Exemption. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, however, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might constitute prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. Until the termination of the right to receive payments under the Swap Agreement, each beneficial owner of an Offered Certificate (other than the Class R Certificate) or any interest therein shall be deemed to have represented that either (i) it is not a Plan or a person acting for, on behalf of or with any assets of a Plan or (ii) the acquisition and holding of the Offered Certificate are eligible for and covered by the exemptive relief available under at least one of the Investor-Based Exemptions.

      Subsequent to the termination of the right to receive payments under the Swap Agreement, it is expected that the Exemptions will apply to the acquisition and holding of the Offered Certificates (other than the Class R Certificate).

      Because of the characteristics of the Class R Certificate, the Class R Certificate may not be acquired by a Plan. Consequently, transfers of the Class R Certificate will not be registered by the Securities Administrator unless the Securities Administrator and the Trustee receive a representation from the transferee of the Class R Certificate, in the form attached to the Pooling and Servicing Agreement, that the transferee is not, and is not acting for, on behalf of or with any assets of, a Plan or a plan subject to Similar Law.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                Legal Investment

      When issued, none of the Certificates will constitute "mortgage related securities" for purposes of the SMMEA. After the Pre-Funding Period, the Class A and Class M Certificates will constitute "mortgage related securities" for the purpose of SMMEA as long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized rating organization. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them. See "Legal Investment" in the Prospectus.

                                 Use of Proceeds

      Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Depositor to the purchase price of the Initial Mortgage Loans and the deposit of the Original Pre-Funded Amount to the Pre-Funding Account.

                             Method of Distribution

      Subject to the terms and conditions of the underwriting agreement dated March 1, 2004 and the terms agreement dated October 17, 2005, each among the Depositor, Merrill Lynch, as underwriter, and Terwin Capital LLC, as underwriter, the Offered Certificates are being purchased from the Depositor in the Certificate Principal Balances indicated in the following table by Merrill Lynch and Terwin Capital LLC.

Class of Certificates                    Merrill Lynch        Terwin Capital LLC
---------------------                  ---------------        ------------------
AF-1                                    $98,550,000.00          $10,950,000.00
AF-2                                    $63,358,200.00           $7,039,800.00
AF-3                                     $4,398,300.00             $488,700.00
AF-4                                    $26,748,900.00           $2,972,100.00
AF-5                                    $21,450,600.00           $2,383,400.00
AV-1                                   $108,059,400.00          $12,006,600.00
AV-2                                    $92,067,300.00          $10,229,700.00
AV-3                                    $18,000,000.00           $2,000,000.00
M-1A                                    $10,163,700.00           $1,129,300.00
M-1B                                    $10,131,300.00           $1,125,700.00
M-2A                                     $4,957,200.00             $550,800.00
M-2B                                     $4,942,800.00             $549,200.00
M-3A                                     $2,602,800.00             $289,200.00
M-3B                                     $2,594,700.00             $288,300.00
M-4A                                     $6,693,300.00             $743,700.00
M-4B                                     $6,671,700.00             $741,300.00
M-5A                                     $1,486,800.00             $165,200.00
M-5B                                     $1,483,200.00             $164,800.00
M-6A                                     $1,239,300.00             $137,700.00
M-6B                                     $1,235,700.00             $137,300.00

B-1                                      $2,475,000.00             $275,000.00
B-2                                      $2,475,000.00             $275,000.00
B-3                                      $3,217,500.00             $357,500.00
R                                              $100.00                   $0.00

      The Depositor has been advised that Merrill Lynch and Terwin Capital LLC propose initially to offer the Offered Certificates to the public at the offering prices set forth below. The Depositor has been advised that Merrill Lynch and Terwin Capital LLC propose initially to offer the Offered Certificates to certain dealers at such offering prices less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that Merrill Lynch and Terwin Capital LLC may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the certificate denomination set forth below:

                           Price        Underwriting      Selling    Reallowance
Class of Certificates    to Public        Discount      Concession    Discount
---------------------    ----------     ------------    ----------   -----------
AF-1                     100.00000%       0.18750%       0.11250%     0.05625%
AF-2                      99.99766%       0.21875%       0.13125%     0.06563%
AF-3                      99.99871%       0.21875%       0.13125%     0.06563%
AF-4                      99.99500%       0.25000%       0.15000%     0.07500%
AF-5                      99.99648%       0.25000%       0.15000%     0.07500%
AV-1                     100.00000%       0.18750%       0.11250%     0.05625%
AV-2                     100.00000%       0.21875%       0.13125%     0.06563%
AV-3                     100.00000%       0.28125%       0.16875%     0.08438%
M-1A                      99.99686%       0.34375%       0.20625%     0.10313%
M-1B                     100.00000%       0.34375%       0.20625%     0.10313%
M-2A                      99.99680%       0.40625%       0.24375%     0.12188%
M-2B                     100.00000%       0.40625%       0.24375%     0.12188%
M-3A                      99.99827%       0.46875%       0.28125%     0.14063%
M-3B                     100.00000%       0.46875%       0.28125%     0.14063%
M-4A                      99.99644%       0.56250%       0.33750%     0.16875%
M-4B                     100.00000%       0.56250%       0.33750%     0.16875%
M-5A                      99.99895%       0.65625%       0.39375%     0.19688%
M-5B                     100.00000%       0.65625%       0.39375%     0.19688%
M-6A                      99.99697%       0.75000%       0.45000%     0.22500%
M-6B                     100.00000%       0.75000%       0.45000%     0.22500%
B-1                       99.39169%       0.87500%       0.52500%     0.26250%
B-2                       94.25735%       1.00000%       0.60000%     0.30000%
B-3                       90.98638%       1.09375%       0.65625%     0.32813%
R                          0.00000%       0.00000%       0.00000%     0.00000%

      After the initial public offering, the public offering prices, selling concessions and reallowance discounts may be changed.

      The Depositor has been advised by Merrill Lynch and Terwin Capital LLC that they intend to make a market in the Offered Certificates, but they have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates, or any particular class of Offered Certificates, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

      Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of Merrill Lynch and Terwin Capital LLC and some selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, Merrill Lynch is permitted to engage in transactions that stabilize the price of the Offered Certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      None of the Depositor, Merrill Lynch or Terwin Capital LLC makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, none of the Depositor, Merrill Lynch or Terwin Capital LLC makes any representation that either underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The Depositor has agreed to indemnify Merrill Lynch and Terwin Capital LLC against, or make contributions to Merrill Lynch and Terwin Capital LLC with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      Merrill Lynch and Terwin Capital LLC have agreed to reimburse the Depositor for certain expenses incurred in connection with the issuance of the Certificates.

      Merrill Lynch is an affiliate of the Depositor.

      Terwin Capital LLC is a broker-dealer registered as such with the National Association of Securities Dealers, Inc., and commenced business in January 2003. Terwin Capital LLC is an affiliate of the Seller and SLS.

                                  Legal Matters

      Certain legal matters will be passed upon for the Depositor and for the underwriters by Dechert LLP, New York, New York.

                                     Experts

      The consolidated balance sheets of FSA and its subsidiaries as of December 31, 2004 and December 31, 2003 and the related consolidated statements of operations and comprehensive income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 2004 incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

                                     Ratings

      It is a condition of the issuance of the Offered Certificates that they be assigned the ratings designated below by S&P, Fitch and Moody's.


Class of Certificates                 S&P             Fitch          Moody's
---------------------                 ---             -----          -------
AF-1                                  AAA              AAA             N/R
AF-2                                  AAA              AAA             Aaa
AF-3                                  AAA              AAA             N/R
AF-4                                  AAA              AAA             Aaa
AF-5                                  AAA              AAA             Aaa
AV-1                                  AAA              AAA             N/R
AV-2                                  AAA              AAA             N/R
AV-3                                  AAA              AAA             N/R

M-1A                                  AA+              AA+             N/R
M-1B                                  AA+              AA+             N/R
M-2A                                   AA              AA              N/R
M-2B                                   AA              AA              N/R
M-3A                                  AA-              AA-             N/R
M-3B                                  AA-              AA-             N/R
M-4A                                   A+              N/R             N/R
M-4B                                   A+              N/R             N/R
M-5A                                   A               N/R             N/R
M-5B                                   A               N/R             N/R
M-6A                                   A-              N/R             N/R
M-6B                                   A-              N/R             N/R
B-1                                   BBB+             N/R             N/R
B-2                                   BBB              N/R             N/R
B-3                                   BBB-             N/R             N/R
R                                     AAA              AAA             N/R

      The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Floating Rate Certificate Carryover or the anticipated yields in light of prepayments.

      The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Fitch's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. Fitch's ratings on such certificates do not, however, constitute a statement regarding the frequency of prepayments on the Mortgage Loans or address the likelihood of receipt of Floating Rate Certificate Carryover. Fitch's ratings do not address the likelihood that any payments will be made to the Offered Certificates under the Swap Agreement.

      S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payments required under the certificates. S&P's ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans or address the likelihood of receipt of Floating Rate Certificate Carryover. S&P's ratings do not address the possibility that investors may suffer a lower than anticipated yield. S&P's ratings do not address the likelihood that any payments will be made to the Offered Certificates under the Swap Agreement.

      The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Moody's ratings opinions address the structural and legal issues associated with the Class AF-2, Class AF-4 and Class AF-5 Certificates, including the nature of the underlying Mortgage Loans. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated nor do they address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield. Moody's ratings do not address the likelihood that any payments will be made to the Offered Certificates under the Swap Agreement

      The Depositor has not requested a rating of the Offered Certificates by any rating agency other than S&P, Fitch and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                            Glossary of Defined Terms

2/28 LIBOR Loans              means Mortgage Loans which bear interest at a
                              fixed rate for a period of approximately two years after origination and thereafter have semi-annual or annual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR
                              Loans or One-Year LIBOR Loans, respectively.

2/28 LIBOR 30/40 Balloon      means Mortgage Loans which bear interest at a
Loans                         fixed rate for a period of approximately two years
                              after origination and thereafter have semi-annual rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans, with an original term to stated maturity of generally up to 30 years and providing for level monthly payments generally based on a 40 year amortization schedule with a payment of a Balloon Amount due on such Mortgage Loan at its stated maturity

3/27 LIBOR Loans              means Mortgage Loans which bear interest at a
                              fixed rate for a period of approximately three years after origination and thereafter have semi-annual interest rate and payment adjustments in substantially the same manner as Six-Month
                              LIBOR Loans.

5/25 LIBOR Loans              means Mortgage Loans which bear interest at a
                              fixed rate for a period of approximately five years after origination and thereafter have semi-annual or annual rate and payment adjustments in substantially the same manner as Six-Month
                              LIBOR Loans or One-Year LIBOR Loans, respectively.

7/23 LIBOR Loans              means Mortgage Loans which bear interest at a
                              fixed rate for a period of approximately seven years after origination and thereafter have semi-annual rate and payment adjustments in substantially the same manner as Six-Month LIBOR
                              Loans.

10/20 LIBOR Loans             means Mortgage Loans which bear interest at a
                              fixed rate for a period of approximately ten years after origination and thereafter have semi-annual rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans.

Accounts means one or more accounts maintained by the Securities Administrator, the Servicing Administrator or the Servicer pursuant to the Pooling and Servicing Agreement.

Accrual Period                means, with respect to the Class AF-1, Class AV-1,
                              Class AV-2, Class AV-3, Class M-1B, Class M-2B,
                              Class M-3B, Class M-4B, Class M-5B and Class M-6B
                              Certificates and a Distribution Date, the period from and including the preceding Distribution Date
                              (or from the Closing Date in the case of the first
                              Distribution Date) to and including the day prior to such Distribution Date; and, with respect to the Group I Senior Certificates (other than the
                              Class AF-1 Certificates), the Class M-1A, Class
                              M-2A, Class M-3A, Class M-4A, Class M-5A, Class
                              M-6A and Class B Certificates and a Distribution
                              Date, the calendar month preceding the month in which such Distribution Date occurs.

Adjustable Rate Mortgage      means, a Mortgage Loan in the Trust Fund that has
Loan                          an adjustable rate of interest.

Advance means, with respect to a Servicer Remittance Date, an advance of the Servicer's own funds, or funds in the related Collection Account that are not required to be distributed on the related Distribution Date, in an amount generally equal to the aggregate of payments of principal and interest on the mortgage loans (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date (other than the principal portion of any Balloon Amount), together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each mortgage loan which has converted to a REO Property, such latter amount to be calculated after taking into account any rental income.

Applied Realized Loss         means, with respect to any class of Subordinated
Amount                        Certificates and as to any Distribution Date, the
                              sum of the Realized Losses with respect to Mortgage Loans which have been applied in reduction of the Certificate Principal Balance of such class.

Available Funds Cap           means any of the Group I Available Funds Cap, the
                              Group I Net WAC Cap, the Group II Available Funds
                              Cap or the Subordinated Available Funds Cap, as applicable.

Backup Servicer               means JPMorgan.

Balloon Amount                means the balloon payment of the remaining
                              outstanding principal balance of a Mortgage Loan.

Balloon Loan                  means a Mortgage Loan having an original term to
                              stated maturity of generally up to 30 years and providing for level monthly payments generally based on a 40 year amortization schedule with a payment of a Balloon Amount due on such Mortgage
                              Loan at its stated maturity.

Book-Entry Certificates       means the Offered Certificates other than any
                              Definitive Certificates.

Business Day                  means any day other than (i) a Saturday or Sunday
                              or (ii) a day on which banking institutions in the States of Minnesota, California, Illinois, Texas or Colorado or the City of New York, New York are authorized or obligated by law or executive order to be closed.

Capitalized Interest Account  means a trust account established by the
                              Securities Administrator, for the benefit of the holders of the Certificates and the Seller.

Capitalized Interest Amount   means $293,247.

Certificates                  means the Class A, Class R, Class M, Class B,
                              Class ES and Class X Certificates.

Certificate Account           means the one or more accounts established by the
                              Securities Administrator, for the benefit of the certificateholders, into which the Servicer is required to deposit or cause to be deposited certain payments described herein.

Certificate Guaranty          means the irrevocable certificate guaranty
Insurance Policy              insurance policy, including any endorsements
                              thereto, issued by the Certificate Insurer with respect to the Class AF-2, Class AF-4 and Class
                              AF-5 Certificates.

Certificate Guaranty          means the irrevocable certificate guaranty
Insurance Policy              insurance policy, including any endorsements
                              thereto, issued by the Certificate Insurer with respect to the Class AF-2, Class AF-4 and Class
                              AF-5 Certificates.

Certificate Insurer           means, Financial Security Assurance Inc., a New
                              York financial guaranty insurance company or any successor thereto.

Certificate Insurer Premium   means, with respect to any Distribution Date, an
                              amount equal to 1/12thof the product of (a) the aggregate Certificate Principal Balances of the Class AF-2, Class AF-4 and Class AF-5 Certificates as of such Distribution Date (prior to giving effect to any distributions thereon on such distribution date) and (b) the Certificate Insurer
                              Premium Rate.

Certificate Insurer           means the rate described in the commitment letter
Premium Rate                  among the Certificate Insurer, the Depositor and
                              the Seller.

Certificate Insurer           means the sum of (i) all amounts paid by the
Reimbursement Amount          Certificate Insurer under the Certificate Guaranty
                              Insurance Policy which have not been previously reimbursed, (ii) all unpaid Certificate Insurer
                              Premiums, (iii) any other amounts due to the Certificate Insurer under the Pooling and Servicing Agreement and (iv) interest on the foregoing at the respective Pass-Through Rate on each of the Class AF-2, Class AF-4 and Class AF-5
                              Certificates as of the date of determination.

Certificate Owners            means persons acquiring beneficial ownership
                              interests in the Certificates.

Certificate Principal         means, with respect to any class of Class A, Class
Balance                       R, Class M or Class B Certificates and as of any
                              Distribution Date, the outstanding principal balance of such class on the date of the initial issuance of the Certificates as reduced, but not below zero, by (i) all amounts distributed on previous Distribution Dates on such class on account of principal and (ii) such class's share of any Applied Realized Loss Amounts for previous
                              Distribution Dates. Notwithstanding the foregoing, on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Balance of any class of Subordinated Certificates then outstanding for which any Applied Realized Loss
                              Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (I) the Unpaid Realized Loss Amount for such class of Certificates and (II) the total of any Subsequent Recovery distributed in respect of principal on such date to the certificateholders
                              (reduced by the amount of the increase in the Certificate Principal Balance of any more senior class of Certificates pursuant to this sentence on such Distribution Date).

Class A Certificates          means the Group I Senior Certificates and the
                              Group II Senior Certificates.

Class A Principal             means (1) with respect to any Distribution Date
Distribution Amount           prior to the related Stepdown Amount Date or as to
                              which a Trigger Event exists, 100% of the Principal Distribution for such Distribution Date and (2) with respect to any Distribution Date on or after the Stepdown Date and as to which a Trigger Event does not exist, the excess of (A) the Certificate Principal Balance of the Class A and Class R Certificates immediately prior to such Distribution Date over (B) the lesser of (1) approximately 73.20% of the aggregate Stated
                              Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and
                              (2) the excess of the aggregate Stated Principal
                              Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $2,750,019; provided, however, that in no event will the Class A Principal
                              Distribution Amount with respect to any
                              Distribution Date exceed the aggregate Certificate
                              Principal Balance of the Class A and Class R
                              Certificates.

Class AF-5 Lockout            means, for any Distribution Date, an amount equal
Distribution Amount           to the product of (x) the Class AF-5 Lockout
                              Distribution Percentage for such Distribution Date and (y) the Class AF-5 Pro Rata Distribution
                              Amount for such Distribution Date. In no event shall the Class AF-5 Lockout Distribution Amount for a Distribution Date exceed the Group I
                              Principal Distribution Amount for such
                              Distribution Date or the Certificate Principal
                              Balance of the Class AF-5 Certificates immediately prior to such Distribution Date.

Class AF-5 Lockout            means, for any Distribution Date, the applicable
Distribution Percentage       percentage for such Distribution Date set forth in
                              the following table:

                                                                       Lockout
                              Distribution Date Occurring In          Percentage
                              ------------------------------          ----------
                              November 2005 - October 2008                0%
                              November 2008 - October 2010               45%
                              November 2010 - October 2011               80%
                              November 2011 - October 2012               100%
                              November 2012 and thereafter               300%

Class AF-5 Lockout Pro Rata   means, for any Distribution Date, an amount equal
Distribution Amount           to the product of (x) a fraction expressed as a
                              percentage, the numerator of which is the Certificate Principal Balance of the Class AF-5
                              Certificates immediately prior to such
                              Distribution Date and the denominator of which is the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to such Distribution Date and (y) the Group I
                              Principal Distribution Amount for such
                              Distribution Date.

Class B Certificates          means the Class B-1, Class B-2 and Class B-3
                              Certificates.

Class B-1 Principal           means, with respect to any Distribution Date on or
Distribution Amount           after the Stepdown Date, 100% of the Principal
                              Distribution Amount if the aggregate Certificate
                              Principal Balance of the Class A, Class R and
                              Class M Certificates has been reduced to zero and a Trigger Event exists, or, as long as a Trigger
                              Event does not exist, the excess of (1) the sum of
                              (A) the Certificate Principal Balance of the Class
                              A and Class R Certificates (after taking into account distributions of the Class A Principal
                              Distribution Amount for such Distribution Date),
                              (B) the Certificate Principal Balance of the Class
                              M Certificates (after taking into account distributions of the Class M Principal
                              Distribution Amount to the Class M Certificates for such Distribution Date), and (C) the Certificate Principal Balance of the Class B-1
                              Certificates immediately prior to such
                              Distribution Date over (2) the lesser of (A) approximately 96.10% of the Stated Principal
                              Balance of the Mortgage Loans as of the end of the immediately preceding Due Period, and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $2,750,019. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate
                              Principal Balance of the Class A, Class R and
                              Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate
                              Principal Balance of the Class B-1 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class R and Class M Certificates and (2) in no event will the Class B-1 Principal Distribution
                              Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class B-1 Certificates.

Class B-2 Principal           means, with respect to any Distribution Date on or
Distribution Amount           after the Stepdown Date, 100% of the Principal
                              Distribution Amount if the aggregate Certificate
                              Principal Balance of the Class A, Class R, Class M and Class B-1 Certificates has been reduced to zero and a Trigger Event exists, or, as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal Balance of the Class A and Class R Certificates (after taking into account distributions of the Class A
                              Principal Distribution Amount for such
                              Distribution Date), (B) the Certificate Principal
                              Balance of the Class M Certificates (after taking into account distributions of the Class M
                              Principal Distribution Amount to the Class M
                              Certificates for such Distribution Date), (C) the
                              Certificate Principal Balance of the Class B-1
                              Certificates (after taking into account
                              distributions of the Class B-1 Principal
                              Distribution Amount to the Class B-1 Certificates for such Distribution

                              Date) and (D) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 97.10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period, and
                              (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $2,750,019. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A, Class R, Class M and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class B-2 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class R, Class M and Class B-1 Certificates and (2) in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class B-2 Certificates.

Class B-3 Principal           means, with respect to any Distribution Date on or
Distribution Amount           after the Stepdown Date, 100% of the Principal
                              Distribution Amount if the aggregate Certificate
                              Principal Balance of the Class A, Class R, Class
                              M, Class B-1 and Class B-2 Certificates has been reduced to zero and a Trigger Event exists, or, as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Certificate Principal
                              Balance of the Class A and Class R Certificates
                              (after taking into account distributions of the Class A Principal Distribution Amount for such
                              Distribution Date), (B) the Certificate Principal
                              Balance of the Class M Certificates (after taking into account distributions of the Class M
                              Principal Distribution Amount to the Class M
                              Certificates for such Distribution Date), (C) the
                              Certificate Principal Balance of the Class B-1
                              Certificates (after taking into account
                              distributions of the Class B-1 Principal
                              Distribution Amount to the Class B-1 Certificates for such Distribution Date), (D) the Certificate
                              Principal Balance of the Class B-2 Certificates
                              (after taking into account distributions of the Class B-2 Principal Distribution Amount to the
                              Class B-2 Certificates for such Distribution
                              Date), and (E) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (2) the lesser of (A) approximately 98.40% of the aggregate Stated
                              Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period, and
                              (B) the excess of the aggregate Stated Principal
                              Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $2,750,019. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate
                              Principal Balance of the Class A, Class R, Class
                              M, Class B-1, and Class B-2 Certificates has been reduced to zero, the Class B-3 Principal
                              Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class B-3 Certificates and (B) 100% of the
                              Principal Distribution Amount remaining after any distributions on the Class A, Class R, Class M,
                              Class B-1, and Class B-2 Certificates and (2) in no event will the Class B-3 Principal Distribution
                              Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class B-3 Certificates.

Class ES Distribution Amount  means, for any Distribution Date, an amount equal to the product of (x) the Stated Principal Balance of the Mortgage Loans as of the immediately preceding Distribution Date and (y) the excess of the Servicing Fee Rate over the SLS Servicing Fee Rate.

Class M Certificates          means the Class M-1, Class M-2, Class M-3, Class
                              M-4, Class M-5 and Class M-6 Certificates.

Class M Principal             means the sum of the Class M-1 Principal
                              Distribution Amount, the Class M-2

Distribution Amount           Principal Distribution Amount, the Class M-3
                              Principal Distribution Amount, the Class M-4
                              Principal Distribution Amount, the Class M-5
                              Principal Distribution Amount and the Class M-6
                              Principal Distribution Amount.

Class M-1 Certificates        means the Class M-1A and Class M-1B Certificates.

Class M-1 Principal           means, with respect to any Distribution Date on or
Distribution Amount           after the Stepdown Date, 100% of the Principal
                              Distribution Amount if the aggregate Certificate
                              Principal Balance of the Class A and Class R
                              Certificates has been reduced to zero and a Trigger Event exists, or, as long as a Trigger
                              Event does not exist, the excess of (1) the sum of
                              (A) the aggregate Certificate Principal Balance of the Class A and Class R Certificates (after taking into account distributions of the Class A
                              Principal Distribution Amount for such
                              Distribution Date) and (B) the Certificate
                              Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over
                              (2) the lesser of (A) approximately 81.40% of the aggregate Stated Principal Balance of the Mortgage
                              Loans as of the end of the immediately preceding
                              Due Period, and (B) the excess of the aggregate
                              Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $2,750,019. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate
                              Principal Balance of the Class A and Class R
                              Certificates has been reduced to zero, the Class
                              M-1 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate
                              Principal Balance of the Class M-1 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A and Class R Certificates and (2) in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-1
                              Certificates.

Class M-2 Certificates        means the Class M-2A and Class M-2B Certificates.

Class M-2 Principal           means, with respect to any Distribution Date on or
Distribution Amount           after the Stepdown Date, 100% of the Principal
                              Distribution Amount if the Certificate Principal
                              Balance of each class of Class A, Class R and Class M-1 Certificates has been reduced to zero and a Trigger Event exists, or, as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Certificate Principal
                              Balance of the Class A and Class R Certificates
                              (after taking into account distributions of the Class A Principal Distribution Amount for such
                              Distribution Date), (B) the Certificate Principal
                              Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1
                              Principal Distribution Amount to the Class M-1
                              Certificates for such Distribution Date) and (C) the Certificate Principal Balance of the Class M-2
                              Certificates immediately prior to such
                              Distribution Date over (2) the lesser of (A) approximately 85.40% of the aggregate Stated
                              Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period, and
                              (B) the excess of the aggregate Stated Principal
                              Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $2,750,019. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate
                              Principal Balance of the Class A, Class R and
                              Class M-1 Certificates has been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (A) the outstanding
                              Certificate Principal Balance of the Class M-2
                              Certificates and (B) 100% of the Principal
                              Distribution Amount remaining after any
                              distributions on the Class A, Class R and Class
                              M-1 Certificates and (2) in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-2
                              Certificates.

Class M-3 Certificates        means the Class M-3A and Class M-3B Certificates.

Class M-3 Principal           means, with respect to any Distribution Date on or
Distribution Amount           after the Stepdown Date, 100% of the Principal
                              Distribution Amount if the Certificate Principal
                              Balance of each class of Class A, Class R, Class
                              M-1 and Class M-2 Certificates has been reduced to zero and a Trigger Event exists, or, as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Certificate Principal
                              Balance of the Class A and Class R Certificates
                              (after taking into account distributions of the Class A Principal Distribution Amount for such
                              Distribution Date), (B) the Certificate Principal
                              Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1
                              Principal Distribution Amount to the Class M-1
                              Certificates for such Distribution Date), (C) the
                              Certificate Principal Balance of the Class M-2
                              Certificates (after taking into account
                              distributions of the Class M-2 Principal
                              Distribution Amount to the Class M-2 Certificates for such Distribution Date), and (D) the Certificate Principal Balance of the Class M-3
                              Certificates immediately prior to such
                              Distribution Date over (2) the lesser of (A) approximately 87.50% of the aggregate Stated
                              Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period, and
                              (B) the excess of the aggregate Stated Principal
                              Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $2,750,019. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate
                              Principal Balance of the Class A, Class R, Class
                              M-1, and Class M-2 Certificates has been reduced to zero, the Class M-3 Principal Distribution
                              Amount will equal the lesser of (A) the
                              outstanding Certificate Principal Balance of the Class M-3 Certificates and (B) 100% of the
                              Principal Distribution Amount remaining after any distributions on the Class A, Class R, Class M-1, and Class M-2 Certificates and (2) in no event will the Class M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-3
                              Certificates.

Class M-4 Certificates        means the Class M-4A and Class M-4B Certificates.

Class M-4 Principal           means, with respect to any Distribution Date on or
Distribution Amount           after the Stepdown Date, 100% of the Principal
                              Distribution Amount if the Certificate Principal
                              Balance of each class of Class A, Class R, Class
                              M-1, Class M-2 and Class M-3 Certificates has been reduced to zero and a Trigger Event exists, or, as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Certificate
                              Principal Balance of the Class A and Class R
                              Certificates (after taking into account
                              distributions of the Class A Principal
                              Distribution Amount for such Distribution Date),
                              (B) the Certificate Principal Balance of the Class
                              M-1 Certificates (after taking into account distributions of the Class M-1 Principal
                              Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Certificate
                              Principal Balance of the Class M-2 Certificates
                              (after taking into account distributions of the Class M-2 Principal Distribution Amount to the
                              Class M-2 Certificates for such Distribution
                              Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal
                              Distribution Amount to the Class M-3 Certificates for such Distribution Date), and (E) the Certificate Principal Balance of the Class M-4
                              Certificates immediately prior to such
                              Distribution Date over (2) the lesser of (A) approximately 92.90% of the aggregate Stated
                              Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period, and
                              (B) the excess of the aggregate Stated Principal
                              Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $2,750,019. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate
                              Principal Balance of the Class A, Class R, Class
                              M-1, Class M-2 and Class M-3 Certificates has been reduced to zero, the Class M-4 Principal
                              Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class M-4 Certificates and (B) 100% of the
                              Principal Distribution Amount remaining after any distributions on the Class A, Class R, Class M-1,
                              Class M-2 and Class M-3 Certificates and (2) in no event will the Class M-4 Principal Distribution
                              Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-4 Certificates.

Class M-5 Certificates        means the Class M-5A and Class M-5B Certificates.

Class M-5 Principal           means, with respect to any Distribution Date on or
Distribution Amount           after the Stepdown Date, 100% of the Principal
                              Distribution Amount if the Certificate Principal
                              Balance of each class of Class A, Class R, Class
                              M-1, Class M-2, Class M-3 and Class M-4
                              Certificates has been reduced to zero and a Trigger Event exists, or, as long as a Trigger
                              Event does not exist, the excess of (1) the sum of
                              (A) the aggregate Certificate Principal Balance of the Class A and Class R Certificates (after taking into account distributions of the Class A
                              Principal Distribution Amount for such
                              Distribution Date), (B) the Certificate Principal
                              Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1
                              Principal Distribution Amount to the Class M-1
                              Certificates for such Distribution Date), (C) the
                              Certificate Principal Balance of the Class M-2
                              Certificates (after taking into account
                              distributions of the Class M-2 Principal
                              Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Certificate
                              Principal Balance of the Class M-3 Certificates
                              (after taking into account distributions of the Class M-3 Principal Distribution Amount to the
                              Class M-3 Certificates for such Distribution
                              Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal
                              Distribution Amount to the Class M-4 Certificates for such Distribution Date), and (F) the Certificate Principal Balance of the Class M-5
                              Certificates immediately prior to such
                              Distribution Date over (2) the lesser of (A) approximately 94.10% of the aggregate Stated
                              Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period, and
                              (B) the excess of the aggregate Stated Principal
                              Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $2,750,019. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate
                              Principal Balance of the Class A, Class R, Class
                              M-1, Class M-2, Class M-3 and Class M-4
                              Certificates has been reduced to zero, the Class
                              M-5 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate
                              Principal Balance of the Class M-5 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class R, Class M-1, Class M-2, Class M-3 and Class
                              M-4 Certificates and (2) in no event will the Class M-5 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-5
                              Certificates.

Class M-6 Certificates        means the Class M-6A and Class M-6B Certificates.

Class M-6 Principal
Distribution Amount

                              means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Class A, Class R, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates has been reduced to zero and a Trigger Event exists, or, as long as a Trigger Event does not exist, the excess of (1) the sum of
                              (A) the aggregate Certificate Principal Balance of the Class A and Class R Certificates (after taking into account distributions of the Class A Principal Distribution Amount for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution

                              Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution
                              Date), (E) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount to the Class M-4 Certificates for such Distribution Date), (F) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount to the Class M-5 Certificates for such Distribution
                              Date), and (G) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 95.10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period, and
                              (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over approximately $2,750,019. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal Balance of the Class A, Class R, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates has been reduced to zero, the Class M-6 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class M-6 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class R, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates and (2) in no event will the Class M-6 Principal Distribution Amount with respect to any Distribution Date exceed the Certificate Principal Balance of the Class M-6 Certificates.

Clearstream Luxembourg        means Clearstream Banking, societe anonyme.

Closing Date                  means on or about October 19, 2005.

Code means the Internal Revenue Code of 1986, as amended.

Collateral Value              means, with respect to a Mortgage Loan the
                              proceeds of which were used to purchase the related mortgaged property, the lesser of (x) the appraised value of such mortgaged property based on an appraisal made for the originator by an independent fee appraiser at the time of the origination of the related Mortgage Loan and (y) the sales price of such mortgaged property at such time of origination and means, with respect to a Mortgage Loan the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

Collection Account            means the one or more accounts established by the
                              Servicer, for the benefit of the
                              certificateholders and the Certificate Insurer, into which the Servicer is required to deposit or cause to be deposited certain payments described in the Pooling and Servicing Agreement.

Compensating Interest         means, for any Distribution Date, the portion of
                              the Servicing Fee otherwise payable to the Servicer for the related month, which the Servicer is obligated to deposit into the Collection
                              Account for distribution to certificateholders on that Distribution Date, in an amount up to the amount of any shortfall in interest payments resulting from full or partial prepayments received during the prior Prepayment Period.

CPR or Constant Prepayment    means a prepayment assumption that represents a
Rate                          constant assumed rate of

Rate prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

Credit Risk Management        means the Credit Risk Management Agreement, dated
Agreement                     October 19, 2005, between the Credit Risk Manager
                              and SLS.

Credit Risk Manager           means The Murrayhill Company.

Credit Risk Manager Fee       means the fee payable monthly to the Credit Risk
                              Manager equal to the Credit Risk Manager Fee Rate on the Stated Principal Balance of the Mortgage
                              Loans as of the preceding Distribution Date.

Credit Risk Manager Fee Rate  means 0.015% per annum.

Credit Scores                 means statistical credit scores obtained by many
                              mortgage lenders in connection with the loan application.

Current Interest              means, with respect to each class of the Offered
                              Certificates (other than the Class R Certificate) and each Distribution Date, the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Certificate
                              Principal Balance of such class as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus any amount previously distributed with respect to Current
                              Interest or Interest Carry Forward Amounts for such class that is recovered as a voidable preference by a trustee in bankruptcy less any Prepayment Interest Shortfalls allocated to such class on such Distribution Date.

Custodian                     means Deutsche Bank National Trust Company.

Cut-off Date                  means October 1, 2005 for the Initial Mortgage
                              Loans only.

Defaulted Swap Termination    means any payment required to be made by the Trust
Payment                       to the Swap Counterparty pursuant to the Swap
                              Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap
                              Counterparty is the defaulting party or a termination event (including a Downgrade
                              Termination Event) under that agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole Affected
                              Party (as defined in the Swap Agreement).

Definitive Certificate        means a physical certificate.

Depositor                     means Merrill Lynch Mortgage Investors, Inc.

Designated Transaction        means a transaction in which the assets underlying
                              the certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real estate or leasehold interests therein.

Determination Date            means with respect to any Distribution Date, the
                              18th day of the month of such Distribution Date or, if such 18th day is not a Business Day, the immediately preceding Business Day.

Distribution Date             means the 25th day of each month beginning in
                              November 2005, or if such day is not a Business
                              Day, the first Business Day thereafter.

Downgrade Termination Event   means an event whereby (x) the Swap Counterparty
                              (or its guarantor) ceases to rated at least "AA-" by S&P, or any successor thereto, and at least
                              "Aa3" by Moody's, or any successor thereto
                              (including in connection with a merger,
                              consolidation or other similar transaction by the Swap Counterparty), and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):
                              (i) within the time period specified in the Swap
                              Agreement with respect to such downgrade, the Swap
                              Counterparty shall transfer the Swap Agreement, in whole, but not in part, to a substitute swap counterparty that satisfies the requirements set forth in the Swap Agreement, subject to the satisfaction of the Rating Agency Condition or
                              (ii) within the time period specified in the Swap
                              Agreement with respect to such downgrade, the Swap
                              Counterparty shall collateralize its exposure to the Trust pursuant to an ISDA Credit Support
                              Annex, subject to the satisfaction of the Rating
                              Agency Condition; provided that such ISDA Credit
                              Support Annex shall be made a credit support document for the Swap Counterparty pursuant to an amendment to the Swap Agreement.

DTC                           means The Depository Trust Company.

Due Date means a scheduled monthly payment date for any Mortgage Loan.

Due Period                    means, with respect to any Distribution Date, the
                              period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day in the month in which such Distribution Date occurs.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Euroclear                     means the Euroclear System.

Euroclear Operator            means Euroclear Bank S.A./N.V., a bank
                              incorporated under the laws of the Kingdom of Belgium.

European Depositaries         means Citibank, N.A., as depositary for
                              Clearstream Luxembourg, and JPMorgan Chase Bank,
                              N.A. as depositary for Euroclear, collectively.

Exemptions                    means PTE 90-29 (Exemption Application No. D-9012,
                              55 Fed. Reg. 21459 (1990)), as amended, granted by the U.S. Department of Labor to Merrill Lynch and its affiliates, FAN 2004-16E (Case #E00358), granted by the U.S. Department of Labor to Terwin
                              Capital LLC, or any substantially similar administrative exemption granted by the U.S.
                              Department of Labor to Merrill Lynch or Terwin
                              Capital LLC from time to time.

Extra Principal               means, with respect to any Distribution Date: (1)
Distribution Amount           prior to the Stepdown Date, the excess of (A) the
                              sum of (x) the aggregate Certificate Principal
                              Balance of the Class A, Class R, Class M and Class
                              B Certificates immediately prior to such Distribution Date, reduced by the Principal Funds with respect to such Distribution Date and (y) approximately $4,400,030 over (B) the sum of (x) the aggregate Stated Principal Balance of the Mortgage Loans and (y) the amount on deposit in the Pre-Funding Account as of such Distribution
                              Date (disregarding income and loss on investments of amounts on deposit in the Pre-Funding Account);
                              and (2) on and after the Stepdown Date, (A) the sum of (x) the aggregate Certificate Principal
                              Balance of the Class A, Class R, Class M and Class
                              B Certificates immediately prior to such Distribution Date, reduced by the Principal Funds with respect to such Distribution Date and (y) the greater of (a) 1.60% of the aggregate Stated
                              Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and
                              (b) approximately $2,750,019
                              less (B) the aggregate Stated Principal Balance of the Mortgage Loans; provided, however, that if on any Distribution Date a Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of then-current Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the Stated Principal
                              Balance of the Mortgage Loans as of the Due Date immediately prior to the Trigger Event) until the next Distribution Date on which the Trigger Event is not in effect.

Financial Intermediary        means a bank, brokerage firm, thrift institution
                              or other financial intermediary.

Fitch                         means Fitch, Inc. or any successor.

Fixed Rate Mortgage Loan      means a Mortgage Loan in the Trust Fund with a
                              fixed interest rate.

Fixed Swap Payment            means, for each Distribution Date, the product of
                              (i) a per annum rate as set forth in the table on page S-82, determined on the basis of a 360-day year consisting of twelve 30-day months and (ii) the notional balance for the related Distribution
                              Date as set forth in the schedule of notional balances contained in the Swap Agreement.

Floating Rate Certificate     means, with respect to a Distribution Date, in the
Carryover                     event that the Pass-Through Rate for a class of
                              Class A, Class M and Class B Certificates is based upon the related Available Funds Cap, the excess of (x) the amount of interest that such class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that class not been calculated based on the related Available Funds Cap over (y) the amount of interest payable on such class on such Distribution Date based on the related Available
                              Funds Cap, together with (i) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable
                              Pass-Through Rate for such class, without giving effect to the related Available Funds Cap) and
                              (ii) any amount previously distributed with respect to Floating Rate Certificate Carryover for such class that is recovered as a voidable preference by a trustee in bankruptcy.

Floating Swap Payment         means, for the each Distribution Date, the product
                              of (i) One-Month LIBOR for the related
                              Distribution Date determined based on a 360-day year and the actual number of days in the Accrual
                              Period and (ii) the notional balance for the related Distribution Date as set forth in the schedule of notional balances contained in the Swap Agreement.

Funding Period                means the period from the Closing Date until the
                              earlier of (1) the date on which the amount on deposit in the Pre-Funding Account is reduced to zero or (2) December 16, 2005.

Gross Margin                  means, with respect to any Mortgage Loan, the
                              margin specified in the related Mortgage Note.

Group I means the portion of the mortgage pool identified as "Group I" in this prospectus supplement, including Initial Mortgage Loans included in such Mortgage Group as of the Cut-off Date and Subsequent Mortgage Loans added thereto.

Group I Available Funds Cap   means, with respect to any Distribution Date, for
                              the Class AF-1 Certificates, a per annum rate equal to 12 times the quotient obtained by dividing (x) the excess of (i) the total scheduled interest on the Group I Included Mortgage Loans for the related Due Period over (ii) the portion allocable to Group I of the sum of the Servicing
                              Fee, the Securities Administrator Fee, the
                              Certificate Insurer Premium, the Credit Risk
                              Manager Fee and any amounts owed to the Swap
                              Counterparty

                              (other than Defaulted Swap Termination Payments) by (y) the aggregate Stated Principal Balance of the Group I Included Mortgage Loans as of the first day of the related Accrual Period, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

Group I Maximum Rate Cap      means, for any Distribution Date, for the Group I
                              Senior Certificates, 12 times the quotient of (x) the aggregate scheduled interest that would have been due on the Group I Included Mortgage Loans during the related Due Period had the Group I
                              Adjustable Rate Mortgage Loans provided for interest at their maximum lifetime Mortgage Rates and the Group I Fixed Rate Mortgage Loans provided for interest at their Mortgage Rates, less the portion allocable to Group I of the sum of the Servicing Fee, the Securities Administrator Fee, the Certificate Insurer Premium, the Credit Risk
                              Manager Fee and any amounts owed to the Swap
                              Counterparty (other than Defaulted Swap
                              Termination Payments), divided by (y) the Outstanding Principal Balance of the Group I
                              Included Mortgage Loans for such Distribution
                              Date, and in the case of the Class AF-1
                              Certificates, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related
                              Accrual Period.

Group I Net WAC Cap           means, for any Distribution Date, for the Class
                              AF-2, Class AF-3, Class AF-4 and Class AF-5
                              Certificates, a per annum rate equal to 12 times the quotient obtained by dividing (x) the excess of (i) the total scheduled interest on the Group I
                              Included Mortgage Loans for the related Due Period over (ii) the portion allocable to Group I of the sum of the Servicing Fee, the Securities
                              Administrator Fee, the Certificate Insurer
                              Premium, the Credit Risk Manager Fee and any amounts owed to the Swap Counterparty (other than Defaulted Swap Termination Payments) by (y) the aggregate Stated Principal Balance of the Group I
                              Included Mortgage Loans as of the first day of the related Accrual Period.

Group I Principal             means, as of any Distribution Date, the amount
Distribution Amount           equal to the lesser of (i) the aggregate
                              Certificate Principal Balance of the Group I
                              Senior Certificates and (ii) the product of (x) the Group I Principal Distribution Percentage and
                              (y) the Class A Principal Distribution Amount;
                              provided, however, that with respect to any Distribution Date on which the Group I Senior
                              Certificates and the Class R Certificate are outstanding and the Certificate Principal Balances of the Group II Senior Certificates have been reduced to zero, the Group I Principal
                              Distribution Amount will equal the Class A
                              Principal Distribution Amount.

Group I Principal             means, with respect to any Distribution Date, a
Distribution Percentage       fraction expressed as a percentage, the numerator
                              of which is the amount of Principal Funds received with respect to Mortgage Loans in Group I and with respect to the Distribution Date immediately following the end of the Funding Period, the portion, if any, of the Original Pre-Funded Amount relating to Group I remaining in the Pre-Funding
                              Account, and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool and with respect to the Distribution Date immediately following the end of the Funding Period, the portion, if any, of the Original Pre-Funded Amount relating to either Mortgage Group remaining in the Pre-Funding Account.

Group I Senior Certificates   means the Class AF-1, Class AF-2, Class AF-3,
                              Class AF-4 and Class AF-5 Certificates.

Group II means the portion of the mortgage pool identified as "Group II" in this prospectus supplement, including Initial Mortgage Loans included in such Mortgage Group as of the Cut-off Date and Subsequent Mortgage Loans added thereto.

Group II Available Funds Cap  means, with respect to any Distribution Date, for the Group II Senior Certificates, a per annum rate equal to 12 times the quotient obtained by dividing (x) the excess of (i) the total scheduled interest on the Group II Included Mortgage Loans for the related Due Period over (ii) the portion allocable to Group II of the sum of the Servicing Fee, the Securities Administrator Fee, the Certificate Insurer Premium, the Credit Risk Manager Fee and any amounts owed to the Swap Counterparty (other than Defaulted Swap Termination Payments) by (y) the aggregate Stated Principal Balance of the Group II Included Mortgage Loans as of the first day of the related Accrual Period, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

Group II Maximum Rate Cap     means, for any Distribution Date, for the Group II
                              Senior Certificates, 12 times the quotient of (x) the aggregate scheduled interest that would have been due on the Group II Included Mortgage Loans during the related Due Period had the Group II
                              Adjustable Rate Mortgage Loans provided for interest at their maximum lifetime Mortgage Rates, less the portion allocable to Group II of the sum of the Servicing Fee, the Securities Administrator
                              Fee, the Certificate Insurer Premium, the Credit
                              Risk Manager Fee and any amounts owed to the Swap
                              Counterparty (other than Defaulted Swap
                              Termination Payments), divided by (y) the Outstanding Principal Balance of the Group II
                              Included Mortgage Loans for such Distribution
                              Date, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual
                              Period.

Group II Net WAC Cap          means, for any Distribution Date, a per annum rate
                              equal to 12 times the quotient obtained by dividing (x) the excess of (i) the total scheduled interest on the Group II Mortgage Loans for the related Due Period over (ii) the portion allocable to Group II of the sum of the Servicing Fee, the Securities Administrator Fee, the Certificate
                              Insurer Premium, the Credit Risk Manager Fee and any amounts owed to the Swap Counterparty (other than Defaulted Swap Termination Payments) by (y) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the first day of the related Accrual Period.

Group II Principal            means, as of any Distribution Date, the amount
Distribution Amount           equal to the lesser of (i) the aggregate
                              Certificate Principal Balance of the Group II
                              Senior Certificates and (ii) the product of (x) the Group II Principal Distribution Percentage and
                              (y) the Class A Principal Distribution Amount;
                              provided, however, that with respect to any Distribution Date on which the Group II Senior
                              Certificates are outstanding and the Certificate
                              Principal Balances of the Group I and Class R
                              Certificates have been reduced to zero, the Group
                              II Principal Distribution Amount will equal the
                              Class A Principal Distribution Amount.

Group II Principal            means, with respect to any Distribution Date, a
Distribution Percentage       fraction expressed as a percentage, the numerator
                              of which is the amount of Principal Funds received with respect to Mortgage Loans in Group II and with respect to the Distribution Date immediately following the end of the Funding Period, the portion, if any, of the Original Pre-Funded Amount relating to Group II remaining in the Pre-Funding
                              Account, and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool and with respect to the Distribution Date immediately following the end of the Funding Period, the portion, if any, of the Original Pre-Funded Amount relating to either Mortgage Group remaining in the Pre-Funding Account.

Group II Senior Certificates  means the Class AV-1, Class AV-2 and Class AV-3
                              Certificates.

Holdings                      means Financial Security Assurance Holdings Ltd.

Included Mortgage Loans       means, with respect to any Distribution Date, any
                              Mortgage Loan with a Stated Principal Balance greater than zero as of the preceding Distribution
                              Date; provided, however, that no Subsequent
                              Mortgage Loan as to which the Subsequent Cut-off
                              Date is on or after the Due Date in the related
                              Due Period shall be treated as an Included
                              Mortgage Loan for such Distribution Date.

Index                         has the meaning assigned to such term under "The
                              Mortgage Pool --The Index."

Indirect Participants         means Participants and organizations which have
                              indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

Initial ES Strip              means, for any Distribution Date, an amount equal
                              to the product of (x) the Stated Principal Balance of the Mortgage Loans as of the immediately preceding Distribution Date and (y) the excess of the Servicing Fee Rate over the SLS Servicing Fee
                              Rate as of the Closing Date.

Initial Mortgage Loans        means the Mortgage Loans included in the Trust
                              Fund as of the Closing Date.

Interest Carry Forward        means, with respect to each class of the Offered
Amount                        Certificates (other than the Class R Certificate)
                              and each Distribution Date, the sum of (1) the excess of (A) Current Interest for such class with respect to prior Distribution Dates (excluding any Floating Rate Certificate Carryover for such class, if applicable) over (B) the amount actually distributed to such class with respect to Current
                              Interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the applicable Pass-Through
                              Rate for the related Accrual Period.

Interest Determination Date   means each date that is the second LIBOR Business
                              Day preceding the commencement of each Accrual
                              Period for the Offered Certificates.

Interest Funds                means, with respect to any Distribution Date, the
                              sum, without duplication, of (1) all scheduled interest due on an Included Mortgage Loan during the related Due Period that is received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee, the Securities Administrator
                              Fee and the Credit Risk Manager Fee, (2) all
                              Advances relating to interest, (3) all
                              Compensating Interest, (4) liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to interest), (5) proceeds of any Mortgage Loan purchased by the Depositor or any transferor under the Pooling and Servicing Agreement during the related Prepayment Period for document defects, breach of a representation or warranty, realization upon default or optional termination
                              (to the extent such proceeds relate to interest) and (6) the amount of any Required Withdrawal from the Capitalized Interest Account with respect to such Distribution Date.

Interest Only Mortgage Loan   means a Mortgage Loan that provides for monthly
                              payments of interest at the Mortgage Rate, but no payments of principal for the first two to ten years after its origination.

Investor Based Exemptions     means any of Department of Labor Prohibited
                              Transaction Class Exemption ("PTE") 84-14 (for transactions by independent "qualified professional asset managers"), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 91-38 (for transactions by bank collective investment funds), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers"), each as it may be amended from time to time.

IRS                           means the Internal Revenue Service.

JPMorgan                      means JPMorgan Chase Bank, N.A.

Last Scheduled                means, for each class of Offered Certificates, the
Distribution Date             Distribution Date in August 2036, which is the
                              Distribution Date occurring in the month which is twelve months after the month of the latest stated maturity of any Mortgage Loan.

LIBOR Business Day            means a day on which banks are open for dealing in
                              foreign currency and exchange in London and New
                              York City.

Loan-to-Value Ratio or LTV    means, for any Mortgage Loan, (1) the original
                              principal balance of such Mortgage Loan divided by
                              (2) the Collateral Value of the related mortgaged property.

Maximum Mortgage Rate         means the rate which the Mortgage Rate on the
                              related Adjustable Rate Mortgage Loan will never exceed.

Merrill Lynch                 means Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated.

Minimum Mortgage Rate         means, the rate at which the Mortgage Rate on the
                              related Adjustable Rate Mortgage Loan will never be less than.

Modeling Assumptions          means the following assumptions:

                              o the assumed Mortgage Loans prepay at the indicated percentage of the related Prepayment Assumption, capped at 95% CPR;

                              o distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in November 2005, in accordance with the payment priorities defined in this Prospectus Supplement;

                              o  no defaults or delinquencies in, or
                                 modifications, waivers or amendments
                                 respecting, the payment by the mortgagors of principal and interest on the assumed Mortgage Loans occur;

                              o Scheduled Payments are received on the related Due Date commencing on November 1, 2005, and prepayments represent payment in full of individual assumed Mortgage Loans and are received on the last day of each month, commencing in October 2005, and include 30 days' interest thereon;

                              o  there is not a Pre-Funding Account or a
                                 Capitalized Interest Account;

                              o the level of One-Month LIBOR remains constant at 3.9800%;

                              o the level of Six-Month LIBOR remains constant at 4.3500%;

                              o the level of One-Year LIBOR remains constant at 4.3500%;

                              o the Certificate Principal Balance of the Class R Certificate is zero;

                              o the Closing Date for the Certificates is October 19, 2005;

                              o SLS does not exercise its option to terminate the Trust Fund as described in this Prospectus Supplement under "The Pooling and Servicing Agreement--Optional Termination";

                              o the Swap Termination Payment is assumed to be zero at the Optional Termination Date; and

                              o lender provided mortgage insurance fee rate is zero.

Monthly Excess Interest       means, with respect to any Distribution Date, the
Amount                        excess of Interest Funds over amounts distributed
                              pursuant to clauses (1) through (14) of
                              "Description of the Certificates - Distributions -
                              Distributions of Interest."

Moody's means Moody's Investors Service, Inc. or any successor.

Mortgage Group                means any of Group I or Group II.

Mortgage Loans                means the Initial Mortgage Loans and, after each
                              Subsequent Transfer Date, the Subsequent Mortgage
                              Loans included in the Trust Fund as of such Subsequent Transfer Date or a prior Subsequent
                              Transfer Date.

Mortgage Loan Schedule        means the schedule of Mortgage Loans appearing as
                              an exhibit to the Pooling and Servicing Agreement from time to time.

Mortgage Rate                 means the per annum interest rate borne by a
                              Mortgage Loan.

Net Excess Cashflow           means Interest Funds and Principal Funds not
                              otherwise required to be distributed with respect to principal of and interest on the Offered
                              Certificates.

Net Mortgage Rate             means, with respect to any Mortgage Loan, the
                              Mortgage Rate with respect to such Mortgage Loan less the Servicing Fee Rate, the Credit Risk
                              Manager Fee Rate and the Securities Administrator
                              Fee Rate.

Net Swap Payment              means, for each Distribution Date, the net amount
                              of the Fixed Swap Payment that the Trust is obligated to pay to the Swap Counterparty and the Floating Swap Payment that the Swap Counterparty is obligated to pay to the Trust.

Net WAC means, for any Distribution Date and any Mortgage Group, a per annum rate equal to 12 times the quotient obtained by dividing (x) the excess of
                              (I) the total scheduled interest on the Included Mortgage Loans in such Mortgage Group for the related Due Period over (II) the portion allocable to such Mortgage Group of the sum of the Servicing Fee, the Securities Administrator Fee, the Certificate Insurer Premium and the Credit Risk Manager Fee by (y) the Outstanding Principal Balances of the Included Mortgage Loans in such Mortgage Group for such Distribution Date.

Net WAC Cap                   means, with respect to the Class AF-1
                              Certificates, the Group I Available Funds Cap;
                              with respect to the Group I Senior Certificates
                              (other than the Class AF-1 Certificates), the
                              Group I Net WAC Cap; with respect to the Group II
                              Senior Certificates, the Group II Available Funds
                              Cap; and with respect to the Subordinate
                              Certificates, the Subordinated Available Funds
                              Cap; provided, however, that the Net WAC Cap shall be computed without regard to any reduction for amounts owed to the Swap Counterparty.

Offered Certificates          means the Group I Senior Certificates, Group II
                              Senior Certificates, Class R Certificate, Class M
                              Certificates and Class B Certificates.

One-Month LIBOR               means the London interbank offered rate for
                              one-month United States dollar deposits.

One-Year LIBOR                means the London interbank offered rate for
                              one-year United States dollar deposits.

One-Year LIBOR Loans          means an Adjustable Rate Mortgage Loan having a
                              Mortgage Rate which is generally subject to annual adjustment on the first day of the months specified in the related Mortgage Note to equal the sum, rounded to the nearest 0.125%, of (1)
                              One-Year LIBOR and (2) the Gross Margin.

Optional Termination Date     means the date on which the Stated Principal
                              Balance of the Mortgage Loans and REO Properties is less than or equal to 10% of the aggregate
                              Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Original Pre-Funded Amount    means approximately $19,385,064 subject to a
                              permitted variance of plus or minus 10% of which $4,537,470 will relate to Group I and $14,847,594 will relate to Group II.

Outstanding Principal         means as of any Distribution Date and with respect
                              to any Included Mortgage

Balance Loan, the Stated Principal Balance of such Included Mortgage Loan as of the preceding Distribution Date (or, if later, as of the Cut-off Date, or Subsequent Cut-off Date, as the case may
                              be).

Participants                  means participating organizations that utilize the
                              services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

Pass-Through Margin           means for each class of the Class AF-1, Class
                              AV-1, Class AV-2, Class AV-3, Class M1-B, Class
                              M-2B, Class M-3B, Class M-4B, Class M-5B and Class
                              M-6B Certificates for any Distribution Date on or before the Optional Termination Date: Class AF-1,
                              0.150%, Class AV-1, 0.140%, Class AV-2, 0.290%,
                              Class AV-3, 0.400%, Class M-1B, 0.530%, Class
                              M-2B, 0.590%, Class M-3B, 0.650%, Class M-4B,
                              0.700%, Class M-5B, 1.150% and Class M-6B, 1.350%
                              and for any Distribution Date after the Optional
                              Termination Date: Class AF-1, 0.300%, Class AV-1,
                              0.280%, Class AV-2, 0.580%, Class AV-3, 0.800%,
                              Class M-1B, 0.795%, Class M-2B, 0.8850%, Class
                              M-3B, 0.975%, Class M-4B, 1.050%, Class M-5B,
                              1.725% and Class M-6B, 2.025%.

Pass-Through Rate             means,

                              o with respect to the Class AF-1 Certificates on any Distribution Date, the least of (1) One-Month LIBOR plus the Pass-Through Margin for such Certificate, (2) the Group I Available Funds Cap and (3) the Group I Maximum Rate Cap;

                              o with respect to the Class AF-2 Certificates, on any Distribution Date on or before the Optional Termination Date, the least of (1) 4.761%, (2) the Group I Net WAC Cap and (3) the Group I Maximum Rate Cap; and on any Distribution Date after the Optional Termination Date, the least of (1) 5.261%, (2) the Group I Net WAC Cap and
                                 (3) the Group I Maximum Rate Cap;

                              o with respect to the Class AF-3 Certificates, on any Distribution Date on or before the Optional Termination Date, the least of (1) 5.300%, (2) the Group I Net WAC Cap and (3) the Group I Maximum Rate Cap; and on any Distribution Date after the Optional Termination Date, the least of (1) 5.800%, (2) the Group I Net WAC Cap and
                                 (3) the Group I Maximum Rate Cap;

                              o with respect to the Class AF-4 Certificates, on any Distribution Date on or before the Optional Termination Date, the least of (1) 5.470%, (2) the Group I Net WAC Cap and (3) the Group I Maximum Rate Cap; and on any Distribution Date after the Optional Termination Date, the least of (1) 5.970%, (2) the Group I Net WAC Cap and
                                 (3) the Group I Maximum Rate Cap;

                              o with respect to the Class AF-5 Certificates, on any Distribution Date on or before the Optional Termination Date, the least of (1) 5.033%, (2) the Group I Net WAC Cap and (3) the Group I Maximum Rate Cap; and on any Distribution Date after the Optional Termination Date, the least of (1) 5.533%, (2) the Group I Net WAC Cap and
                                 (3) the Group I Maximum Rate Cap;

                              o with respect to each of the Group II Senior Certificates on any Distribution Date, the least of (1) One-Month LIBOR plus the Pass-Through Margin for such Certificate, (2) the Group II Available Funds Cap and (3) the Group II Maximum Rate Cap;

                              o with respect to the Class M-1A Certificates, on any Distribution Date on or before the Optional Termination Date, the least of (1) 5.422%, (2) the Subordinated Available Funds Cap and (3) the Subordinated Maximum

                                 Rate Cap; and on any Distribution Date after the Optional Termination Date, the least of (1) 5.922%, (2) the Subordinated Available Funds Cap and (3) the Subordinated Maximum Rate Cap;

                              o with respect to the Class M-2A Certificates, on any Distribution Date on or before the Optional Termination Date, the least of (1) 5.471%, (2) the Subordinated Available Funds Cap and (3) the Subordinated Maximum Rate Cap; and on any Distribution Date after the Optional Termination Date, the least of (1) 5.971%, (2) the Subordinated Available Funds Cap and (3) the Subordinated Maximum Rate Cap;

                              o with respect to the Class M-3A Certificates, on any Distribution Date on or before the Optional Termination Date, the least of (1) 5.521%, (2) the Subordinated Available Funds Cap and (3) the Subordinated Maximum Rate Cap; and on any Distribution Date after the Optional Termination Date, the least of (1) 6.021%, (2) the Subordinated Available Funds Cap and (3) the Subordinated Maximum Rate Cap;

                              o with respect to the Class M-4A Certificates, on any Distribution Date on or before the Optional Termination Date, the least of (1) 5.570%, (2) the Subordinated Available Funds Cap and (3) the Subordinated Maximum Rate Cap; and on any Distribution Date after the Optional Termination Date, the least of (1) 6.070%, (2) the Subordinated Available Funds Cap and (3) the Subordinated Maximum Rate Cap;

                              o with respect to the Class M-5A Certificates, on any Distribution Date on or before the Optional Termination Date, the least of (1) 5.869%, (2) the Subordinated Available Funds Cap and (3) the Subordinated Maximum Rate Cap; and on any Distribution Date after the Optional Termination Date, the least of (1) 6.369%, (2) the Subordinated Available Funds Cap and (3) the Subordinated Maximum Rate Cap;

                              o with respect to the Class M-6A Certificates, on any Distribution Date on or before the Optional Termination Date, the least of (1) 5.968%, (2) the Subordinated Available Funds Cap and (3) the Subordinated Maximum Rate Cap; and on any Distribution Date after the Optional Termination Date, the least of (1) 6.468%, (2) the Subordinated Available Funds Cap and (3) the Subordinated Maximum Rate Cap;

                              o with respect to each of the Class M-1B, Class M-2B, Class M-3B, Class M-4B, Class M-5B and Class M-6B Certificates on any Distribution Date, the least of (1) One-Month LIBOR plus the Pass-Through Margin for such Certificate, (2) the Subordinated Available Funds Cap and (3) the Subordinated Maximum Rate Cap.

                              o with respect to the Class B-1 Certificates, on any Distribution Date on or before the Optional Termination Date, the least of (1) 6.500%, (2) the Subordinated Available Funds Cap and (3) the Subordinated Maximum Rate Cap; and on any Distribution Date after the Optional Termination Date, the least of (1) 7.000%, (2) the Subordinated Available Funds Cap and (3) the Subordinated Maximum Rate Cap;

                              o with respect to the Class B-2 Certificates, on any Distribution Date on or before the Optional Termination Date, the least of (1) 6.500%, (2) the Subordinated Available Funds Cap and (3) the Subordinated Maximum Rate Cap; and on any Distribution Date after the Optional Termination Date, the least of (1) 7.000%, (2) the Subordinated Available Funds Cap and (3) the Subordinated Maximum Rate Cap; and

                              o with respect to the Class B-3 Certificates, on any Distribution Date on or before the Optional Termination Date, the least of (1) 6.500%, (2) the Subordinated Available Funds Cap and (3) the Subordinated Maximum Rate Cap; and on any Distribution Date after the Optional Termination Date, the least of (1) 7.000%, (2) the Subordinated Available Funds Cap and (3) the Subordinated Maximum Rate Cap.

Percentage Interest           means, with respect to any Class A, Class R, Class
                              M or Class B Certificate, the percentage derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the applicable class.

Periodic Rate Cap             means the maximum amount by which the Mortgage
                              Rate on any Adjustable Rate Mortgage Loan may increase or decrease on an Adjustment Date.

Plan means an employee benefit plan or arrangement subject to Title I of ERISA or a plan subject to
                              Section 4975 of the Code.

Pooling and Servicing         means the Pooling and Servicing Agreement, dated
Agreement                     as of October 1, 2005, by and among the Depositor,
                              the Seller, the Servicing Administrator, the Servicer, the Securities Administrator and the Trustee.

Pre-Funding Account           means the account established by the Securities
                              Administrator, on behalf of the Trust, and funded on the Closing Date by the Depositor with the Original Pre-Funded Amount.

Pre-Funding Period            means the period from the Closing Date through and
                              including December 16, 2005.

Prepayment Assumption         means a prepayment model which assumes:

                              (i) in the case of the Fixed Rate Mortgage Loans, a CPR of 10.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 0.9091% (precisely 10%/11) per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 20% per annum;

                              (ii) in the case of the 2/28 LIBOR Loans, a CPR of 2% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 2.5455% (precisely 28%/11) per annum in each month thereafter until the 12th month; then beginning in the 12th month and in each month thereafter until the 22nd month, a CPR of 30% per annum; then beginning in the 23rd month until the 27th month, a CPR of 55% per annum; and then beginning in the 28th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 35% per annum;

                              (iii) in the case of the 3/27 LIBOR Loans, a CPR of 2% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 2.5455% (precisely 28%/11) per annum in each month thereafter until the 12th month; then beginning in the 12th month and in each month thereafter until the 34th month, a CPR of 30% per annum; then beginning in the 35th month until the 39th month, a CPR of 55% per annum; and then beginning in the 40th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 35% per annum;

                              (iv) in the case of the 5/25 LIBOR Loans, a CPR of 2% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 2.5455% (precisely 28%/11) per annum in each month thereafter until the 12th month; then beginning in the 12th month and in each month thereafter until the 58th month, a CPR of 30% per annum; then beginning in the 59th month until the 63rd month, a CPR of 55% per annum; and then beginning in the 64th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 35% per annum;

                              (v) in the case of the 7/23 LIBOR Loans, a CPR of 2% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 2.5455% (precisely 28%/11) per annum in each month thereafter until the 12th month; then beginning in the 12th month and in each month thereafter until the 58th month, a CPR of 30% per annum; then beginning in the 59th month until the 63rd month, a CPR of 55% per annum; and then beginning in the 64th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 35% per annum;

                              (vi) in the case of the 10/20LIBOR Loans, a CPR of 2% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 2.5455% (precisely 28%/11) per annum in each month thereafter until the 12th month; then beginning in the 12th month and in each month thereafter until the 58th month, a CPR of 30% per annum; then beginning in the 59th month until the 63rd month, a CPR of 55% per annum; and then beginning in the 64th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 35% per annum; and

                              (vii) in the case of the 2/28 LIBOR 30/40 Balloon Loans, a CPR of 2% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 2.5455% (precisely 28%/11) per annum in each month thereafter until the 12th month; then beginning in the 12th month and in each month thereafter until the 22nd month, a CPR of 30% per annum; then beginning in the 23rd month until the 27th month, a CPR of 55% per annum; and then beginning in the 28th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 35% per annum.

Prepayment Interest           means, for any Distribution Date, a shortfall in
Shortfall                     interest distributions to certificateholders
                              resulting from full or partial principal prepayments received during the prior Prepayment
                              Period in excess of Compensating Interest.

Prepayment Period             means, with respect to any Distribution Date, the
                              period commencing on the 12th (or, in the case of the first Distribution Date, the 1st) day of the calendar month preceding the month in which such Distribution Date occurs and ending on the 11th day of the month in which such Distribution Date occurs.

Principal Distribution        means, with respect to each Distribution Date, the
Amount                        sum of (1) the Principal Funds for such
                              Distribution Date and (2) any Extra Principal
                              Distribution Amount for such Distribution Date.

Principal Funds               means, with respect to any Distribution Date, the
                              sum, without duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer Remittance
                              Date or advanced on or before the related Servicer
                              Remittance Date, (2) prepayments of principal collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by its originator, the Seller or the Servicer during the related Prepayment
                              Period or, in the case of a purchase in connection with an optional termination, on the Business Day prior to such Distribution Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan,
                              (5) all liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds related to principal),

                              (6) all Subsequent Recoveries received during the related Due Period, (7) with respect to the Distribution Date immediately following the end of the Funding Period, the portion, if any, of the Original Pre-Funded Amount remaining in the Pre-Funding Account (disregarding income or loss on investments of amounts on deposit in the Pre-Funding Account) and (8) all other collections and recoveries in respect of principal during the related Prepayment Period less all non-recoverable Advances relating to principal and all non-recoverable Servicing Advances reimbursed during the related Prepayment Period.

PTE means a Prohibited Transaction Exemption granted by the U.S. Department of Labor.

Qualified Substitute          means one or more Mortgage Loans substituted by
Mortgage Loan                 the Seller for one or more defective Mortgage
                              Loans which must, on the date of such
                              substitution, individually or in the aggregate and on a weighted average basis, as applicable, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payments due in the month of substitution, not in excess of, and not more than 10% less than the Stated
                              Principal Balance of the defective Mortgage Loan;
                              (ii) with respect to any Fixed Rate Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the defective Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (A) have a Maximum
                              Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (B) have a Minimum Mortgage
                              Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the defective
                              Mortgage Loan; (C) have the same index and Periodic Rate Cap as that of the defective
                              Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the defective Mortgage Loan; (D) not permit conversion of the related Mortgage Rate to a fixed Mortgage
                              Rate and (F) currently be accruing interest at a rate not more than 1% per annum higher or lower than that of the defective Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the defective Mortgage Loan; (iv) have a remaining term to maturity not more than one year greater than or one year less than that of the defective
                              Mortgage Loan; provided that the maturity date of any such Mortgage Loan shall be prior to the Last
                              Scheduled Distribution Date; provided, further, however, that if after giving effect to such substitution, Qualified Substitute Mortgage Loans with remaining terms to maturity greater than the remaining term to maturity of the last maturing
                              Mortgage Loan in the Trust as of the Closing Date comprise 15% or more of the aggregate principal balance of the Mortgage Loans on such date, then such Qualified Substitute Mortgage Loan shall not have a remaining term to maturity greater than the remaining term to maturity of the last maturing
                              Mortgage Loan in the Trust as of the Closing Date;
                              (v) must be of the same or better credit quality and lien priority as the defective Mortgage Loan being replaced; (vi) not be a negatively-amortizing loan; (vii) if the defective
                              Mortgage Loan is not a Balloon Loan, not be a Balloon Loan; and (viii) satisfy certain other conditions specified in the Pooling and Servicing
                              Agreement.

Rating Agency                 means each of S&P, Fitch and Moody's.

Rating Agency Condition       has the meaning specified in the Swap Agreement.

Realized Loss                 means the excess of the Stated Principal Balance
                              of a defaulted Mortgage Loan plus accrued interest over the net liquidation proceeds of such defaulted Mortgage Loan that are allocated to principal.

Record Date                   means, for a Distribution Date, the last Business
                              Day of the month preceding the
                              month of such Distribution Date.

Reference Banks               means leading banks selected by the Securities
                              Administrator and engaged in transactions in Eurodollar deposits in the international
                              Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page on the Interest
                              Determination Date in question, (3) which have been designated as such by the Servicer and (4) not controlling, controlled by, or under common control with, the Depositor, the Securities
                              Administrator, the Servicer, the Backup Servicer, the Servicing Administrator, the Seller or any successor servicer.

Relevant Depositary           means Citibank, N.A., as depositary for
                              Clearstream Luxembourg, and JPMorgan Chase Bank,
                              N.A., as depositary for Euroclear, individually.

REO Property                  means mortgaged property which has been acquired
                              by the Servicer through foreclosure or
                              deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Required Loss Percentage      means, for any Distribution Date, the applicable
                              percentage for such Distribution Date set forth in the following table:

                              Distribution Date Occurring In    Required Loss Percentage
                              ------------------------------    ------------------------
                              November 2008 - October 2009      2.25% with respect to November
                                                                2008, plus an additional 1/12th
                                                                of 0.75% for each month thereafter
                              November 2009 - October 2010      3.00% with respect to November
                                                                2009, plus an additional 1/12th
                                                                of 0.50% for each month thereafter
                              November 2010 - October 2011      3.50% with respect to November
                                                                2010, plus an additional 1/12th
                                                                of 0.25% for each month thereafter
                              November 2011 and thereafter      3.75%

Required Percentage           means, with respect to a Distribution Date on or
                              after the Stepdown Date, the quotient of (x) the excess of (1) the aggregate Stated Principal
                              Balance of the Mortgage Loans, over (2) the Certificate Principal Balance of the most senior class of Certificates outstanding as of such Distribution Date, prior to giving effect to distributions to be made on such Distribution
                              Date, and (y) the Stated Principal Balances of the
                              Mortgage Loans.

Required Withdrawal           means, with respect to each Distribution Date on
                              or prior to the Distribution Date in December
                              2005, an amount equal to the sum of (A) the product of (i) the amount relating to Group I on deposit in the Pre-Funding Account (as determined without regard to income from investments of amounts on deposit in the Pre-Funding Account and without regard to losses from such investments) as of the close of the preceding calendar month (or, if such date would be prior to the Closing Date, the portion of the Original Pre-Funded Amount relating to Group I) and (ii) the Net WAC for Group I and (B) the product of (i) the amount relating to Group II on deposit in the Pre-Funding
                              Account (as determined without regard to income from investments of amounts on deposit in the Pre-Funding Account and without regard to losses from such investments) as of the close of the preceding calendar month (or, if such date would be prior to the Closing Date, the portion of the Original Pre-Funded Amount relating to Group II) and (ii) the Net WAC for Group II.

Reserve Interest Rate         means the rate per annum that the Securities
                              Administrator determines to be
                              either (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Securities Administrator can determine no such arithmetic mean, (2) the lowest one-month United
                              States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

Residual Certificate          means the Class R Certificate.

Residual Excess Interest      means, with respect to any Distribution Date, the
Amount                        excess of (x) 0.05% of the Monthly Excess Interest
                              Amount for such Distribution Date and all prior
                              Distribution Dates over (y) all payments previously made to the Class R Certificate in respect of the Residual Excess Interest Amount.

Restricted Group              means the underwriters, the Trustee, the
                              Securities Administrator, the Servicer, the Backup
                              Servicer, the Servicing Administrator, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent
                              (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund, and any affiliate of such parties.

Reuters Screen LIBO Page      means the display designated as page "LIBO" on the
                              Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

Rules means the rules, regulations and procedures creating and affecting DTC and its operations.

S&P means Standard and Poor's, a division of The McGraw-Hill Companies, Inc. or any successor.

Scheduled Payments            means scheduled monthly payments made by
                              mortgagors on the Mortgage Loans.

Securities Administrator      means JPMorgan.

Securities Administrator Fee  means with respect to a Mortgage Loan, a monthly fee payable to the Securities Administrator with respect to each Distribution Date in an amount equal to one-twelfth of the Securities Administrator Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date. In addition, the Securities Administrator will be entitled to reimbursements for certain expenses of the Securities Administrator.

Securities Administrator      means 0.005% per annum.
Fee Rate

Seller                        means Terwin Advisors LLC.

Servicer                      means SLS.

Servicer Remittance Date      means, the 18th day of the calendar month in which
                              such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day.

Servicing Administrator       means JPMorgan.

Servicing Administrator       means the account established by the Servicing
Collection Account            Administrator for the benefit of the
                              certificateholders, into which the Servicing
                              Administrator is required to deposit or cause to be deposited certain payments described in the Pooling and Servicing Agreement.

Servicing Administrator       means, with respect to any Mortgage Loan and any
Remittance Date               Distribution Date, two (2) Business Days prior to
                              the related Distribution Date.

Servicing Advance             means all reasonable and customary "out-of-pocket"
                              costs and expenses incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the mortgaged properties, (ii) any enforcement or judicial proceedings, including foreclosures, and
                              (iii) the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage.

Servicing Fee                 means an amount used to pay a monthly fee paid to
                              the Servicer and to pay the Class ES Distribution
                              Amount to the holders of the Class ES Certificates from interest collected with respect to each Mortgage Loan serviced by it (as well as from any liquidation proceeds from a liquidated Mortgage
                              Loan that are applied to accrued and unpaid interest) generally equal to the product of one-twelfth of the Servicing Fee Rate and the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date. The Servicer is also entitled to receive, as additional servicing compensation, all assumption fees and other similar charges (other than prepayment penalties) and all investment income earned on amounts on deposit in the Collection Account.

Servicing Fee Rate            means 0.500% per annum.

Servicing Rights Owner        means the Seller.

Similar Law                   means any state, local, federal, non-U.S. or other
                              law substantively similar to Title I of ERISA or
                              Section 4975 of the Code.

Six-Month LIBOR               means the London interbank offered rate for
                              six-month United States dollar deposits.

Six-Month LIBOR Loans         means an Adjustable Rate Mortgage Loan having a
                              Mortgage Rate which is generally subject to semi-annual adjustment on the first day of the months specified in the related Mortgage Note to equal the sum, rounded to the nearest 0.125%, of
                              (1) the Index and (2) the Gross Margin.

SLS                           means Specialized Loan Servicing LLC.

SLS Servicing Fee Rate        means the per annum rate specified in an
                              agreement, dated as of the Closing Date
                              (disregarding any amendments thereto), among SLS, the Depositor and the Trustee (provided that such rate does not exceed the Servicing Fee Rate) or in the event SLS is no longer the Servicer, in an agreement among the Seller, the Depositor, the Trustee, the Securities Administrator and the successor servicer.

SMMEA                         means the Secondary Mortgage Market Enhancement
                              Act of 1984, as amended.

Stated Principal Balance      means, with respect to a Mortgage Loan and any
                              Distribution Date, the amount equal to the outstanding principal balance as of the Cut-off
                              Date (or Subsequent Cut-off Date, in the case of a Subsequent Mortgage Loan), after giving effect to Scheduled Payments due on or before that date, reduced by (1) the principal portion of all Scheduled Payments due on or before the Due Date in the Due Period immediately preceding such Distribution Date, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such Distribution Date.

Statistical Mortgage Pool     means the mortgage pool described in this
                              Prospectus Supplement which consists of certain
                              Initial Mortgage Loans and identified Subsequent
                              Mortgage Loans as of the Cut-off Date and which is subject to the addition or deletion of mortgage loans prior to the Closing Date.

Stepdown Date                 means the later to occur of (1) the Distribution
                              Date in November 2008 or (2) the first
                              Distribution Date on which the Certificate
                              Principal Balance of the Class A and Class R
                              Certificates (after giving effect to distributions of Principal Funds for such Distribution Date) is less than or equal to 26.80% of the aggregate
                              Stated Principal Balance of the Mortgage Loans.

Subordinated Available        means a rate equal to the weighted average
Funds Cap                     (weighted in proportion to the results of
                              subtracting the current principal balance of the related Class A Certificates and, in the case of Group I, the Class R Certificate from the sum of
                              (x) the aggregate principal balance of each Mortgage Group and (y) the amount on deposit in the Pre-Funding Account related to such Mortgage
                              Group disregarding income or loss on investments of amounts on deposit in the Pre-Funding Account) of the Group I Net WAC Cap and the Group II Net
                              WAC Cap (and, in the case of the Class M-1B, Class
                              M-2B, Class M-3B, Class M-4B, Class M-5B and Class
                              M-6B Certificates, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related
                              Accrual Period).

Subordinated Certificates     means the Class M-1A, Class M-1B, Class M-2A,
                              Class M-2B, Class M-3A, Class M-3B, Class M-4A,
                              Class M-4B, Class M-5A, Class M-5B, Class M-6A,
                              Class M-6B, Class B-1, Class B-2 and Class B-3
                              Certificates.

Subordinated Maximum          means, with respect to any Distribution Date, the
Rate Cap                      per annum rate equal to the weighted average
                              (weighted in proportion to the results of subtracting the current principal balance of the related Class A Certificates and, in the case of Group I, the Class R Certificate from the sum of
                              (x) the aggregate principal balance of each Mortgage Group and (y) the amount on deposit in the Pre-Funding Account related to such Mortgage
                              Group disregarding income or loss on investments of amounts on deposit in the Pre-Funding Account) of the Group I Maximum Rate Cap (and, in the case of the Class M-1B, Class M-2B, Class M-3B, Class
                              M-4B, Class M-5B and Class M-6B Certificates, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period) and the Group II Maximum Rate Cap (disregarding, in the case of the Class M-1A, Class M-2A, Class
                              M-3A, Class M-4A, Class M-5A, Class M-6A and Class
                              B Certificates, any adjustment for the actual number of days in the related Accrual Period). The
                              Subordinated Maximum Rate Cap shall relate only to the Subordinated Certificates.

Subsequent Cut-off Date       means the first day of the month in which a
                              Subsequent Transfer Date occurs.

Subsequent Mortgage Loans     means the Mortgage Loans purchased by the Trust
                              Fund during the Funding Period.

Subsequent Recovery           means any amount (net of amounts to be reimbursed
                              to the Servicer related to such Mortgage Loan) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a liquidated
                              Mortgage Loan.

Subsequent Transfer Date      means each date of transfer of Subsequent Mortgage
                              Loans.

Subsequent Transfer           means an agreement that sets forth the terms of
Instrument                    the transfer of the Subsequent Mortgage Loans.

Substitution Amount           means the amount, if any, by which the Stated
                              Principal Balance of a Mortgage Loan required to be removed from the Trust Fund due to a breach of a representation and warranty or defective documentation exceeds the Stated Principal Balance of the related Substitute Mortgage Loan(s) plus an amount equal to the sum of (i) the aggregate of any unreimbursed advances with respect to such Mortgage Loan and (ii) any costs and damages actually incurred and paid by or on behalf of the Trust Fund in connection with any violation of a predatory or abusive lending law with respect to such removed Mortgage Loan.

Supplemental Interest Trust   means the non-interest bearing trust account
                              established by the Securities Administrator out of which any Swap Termination Payments or Net Swap
                              Payments owed to the Swap Counterparty will be paid, certain distributions to Certificateholders and the Certificate Insurer will be made, and into which any Swap Termination Payments or Net Swap
                              Payments received from the Swap Counterparty will be deposited.

Swap Agreement                means the novated confirmation to the master
                              agreement between the Swap Counterparty and the Trustee on behalf of the Trust.

Swap Counterparty             means, Bear Stearns Financial Products or any
                              successor counterparty who meets the requirements set forth in the Swap Agreement.

Swap Regulations              means the final regulations issued by the IRS
                              relating to notional principal contracts under
                              Section 446 of the Code.

Swap Termination Payment      means a payment required to be made by either the
                              Trust or the Swap Counterparty pursuant to the Swap Agreement as a result of termination of the Swap Agreement.

Targeted                      means (i) for any Distribution Date prior to the
Overcollateralization Amount  Stepdown Date, 0.80% of the sum of (x) the
                              aggregate principal balance of the Mortgage Loans as of the Closing Date and (y) the Original
                              Pre-Funded Amount, and (ii) for any Distribution
                              Date on or after the Stepdown Date, the greater of
                              (1) 1.60% of the Stated Principal Balance of the
                              Mortgage Loans and (2) 0.50% of the sum of (x) the aggregate principal balance of the Mortgage Loans as of the Closing Date and (y) the Original
                              Pre-Funded Amount; provided, however, in either case, for any Distribution Date on which a Stepdown Trigger Event is in effect, an amount equal to the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Terms and Conditions          means the Terms and Conditions Governing Use of
                              Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.

Trigger Event

                              means the situation that exists with respect to any Distribution Date on or after the Stepdown Date, if either (a) the quotient (expressed as a percentage) of (1) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent, measured on a rolling three month basis (including Mortgage Loans in foreclosure and REO Properties) and (2) the aggregate Stated Principal Balance of all the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 59.00% and (ii) the Required Percentage or (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (2) the sum of (x) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (y) the Original Pre-Funded Amount exceeds the Required Loss Percentage.

Trust Fund                    means the trust fund created by the Pooling and
                              Servicing Agreement.

Trustee                       means U.S. Bank National Association.

Unpaid Realized Loss Amount   means, with respect to any class of Subordinated
                              Certificates and as to any Distribution Date, the excess of (1) Applied Realized Loss Amounts with respect to such class over (2) the sum of (x) all distributions in reduction of Unpaid Realized Loss
                              Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such class of Certificates pursuant to the last sentence of the definition of "Certificate
                              Principal Balance." Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal
                              Balance of such class.

Winter Group Underwriting     means the underwriting guidelines and standards of
Guidelines                    the Seller.

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

     Annex 1 - Global Clearance, Settlement and Tax Documentation Procedures

      Except in limited circumstances, the globally offered Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2005-16HE known as "Global Securities," will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

      Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

      Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective European Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective European Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective European Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the respective European Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

      (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

      Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      The term "U.S. Person" means

      (1)   a citizen or resident of the United States,

      (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

      (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

      (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans (or participation interests in mortgage loans) and/or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - mortgage pass-through certificates or mortgage-backed securities evidencing interests in mortgage loans or secured thereby or certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

                The date of this Prospectus is August 26, 2005.



             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                                        ii



                               TABLE OF CONTENTS

                                   PROSPECTUS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     8
     Mortgage Loan Information in
       Prospectus Supplements.......     8
     MBS............................    10
     Government Securities..........    12
     Pre-Funding Account............    12
     Accounts.......................    12
     Credit Support.................    12
     Cash Flow Agreements...........    13
Use of Proceeds.....................    13
Yield Considerations................    13
     General........................    13
     Pass-Through Rate and
       Interest Rate................    13
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    14
     Prepayments--Maturity and
       Weighted Average Life........    15
     Other Factors Affecting
       Weighted Average Life........    16
The Depositor.......................    17
Description of the Securities.......    18
     General........................    18
     Categories of Classes of
       Securities...................    19
     Distributions..................    22
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    25
     Advances in Respect of
       Delinquencies................    25
     Reports to Securityholders.....    26
     Termination....................    28
     Book-Entry Registration and
       Definitive Securities........    28
Recombinable Securities.............    31
     General........................    31
     Exchanges......................    32
     Procedures and Exchange
       Proportions..................    34
Description of the Agreements.......    35
     Agreements Applicable to a
       Series.......................    35
     Assignment of Assets;
       Repurchases..................    36
     Representations and Warranties;
       Repurchases..................    38
     Collection Account and Related
       Accounts.....................    39
     Collection and Other Servicing
       Procedures...................    43
     Sub-Servicers..................    43
     Realization upon Defaulted
       Whole Loans..................    44
     Primary Mortgage Insurance
       Policies.....................    45
     Hazard Insurance Policies......    46
     Fidelity Bonds and Errors and
       Omissions Insurance..........    47
     Due-on-Sale Provisions.........    48
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    48
     Evidence as to Compliance......    48
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    49
     Events of Default under the
       Agreement....................    50
     Rights upon Event of Default
       under the Agreement..........    51
     Amendment......................    52
     The Trustee....................    52
     Duties of the Trustee..........    52
     Certain Matters Regarding the
       Trustee......................    53
     Resignation and Removal of the
       Trustee......................    53
     Certain Terms of the
       Indenture....................    54
Description of Credit Support.......    56
     General........................    56
     Subordinate Securities.........    57
     Cross-Support Provisions.......    57
     Insurance or Guarantees........    57

                                       iii


     Letter of Credit...............    57
     Insurance Policies and Surety
       Bonds........................    57
     Reserve Funds..................    58
     Credit Support with Respect to
       MBS..........................    58
Certain Legal Aspects of Mortgage
  Loans.............................    58
     General........................    58
     Types of Mortgage
       Instruments..................    59
     Interest in Real Property......    59
     Cooperative Loans..............    59
     Foreclosure....................    60
     Junior Mortgages...............    64
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    64
     Environmental Legislation......    65
     Due-on-Sale Clauses............    66
     Subordinate Financing..........    66
     Applicability of Usury Laws....    66
     Alternative Mortgage
       Instruments..................    67
     Servicemembers Civil Relief
       Act..........................    68
     Forfeitures in Drug and RICO
       Proceedings..................    68
     The Contracts..................    68
Material Federal Income Tax
  Consequences......................    71
     General........................    72
     Grantor Trust Funds............    72
     New Withholding Regulations....    80
     REMICs.........................    80
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    96
     Tax Characterization of a Trust
       Fund as a Partnership........    99
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....   105
     FASIT Securities...............   108
Taxation of Classes of Recombinable
  Securities........................   111
     General........................   111
     Tax Status.....................   112
     Tax Accounting for Recombinable
       Securities...................   112
     Exchanges of Recombinable
       Securities...................   113
     Tax Treatment of Foreign
       Investors....................   113
     Backup Withholding.............   113
     Reporting and Administrative
       Matters......................   114
State Tax Considerations............   114
ERISA Considerations................   114
     General........................   114
     Prohibited Transactions........   114
     Availability of Underwriter's
       Exemption for Certificates...   115
     Review by Plan Fiduciaries.....   120
Legal Investment....................   121
Plan of Distribution................   123
Legal Matters.......................   124
Financial Information...............   124
Incorporation of Certain Information
  by Reference......................   124
Ratings.............................   125
Index of Defined Terms..............   126

                                        iv



                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer or any of their affiliates.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- Unless otherwise specified in the related prospectus supplement, a series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securi-

                                        1



   ties in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders

                                        2



   of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related

                                        3



   mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

                                        4



THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual

                                        5



   certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                                        6



                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans or participation interests in mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts,

      (ii) pass-through certificates or other mortgage-backed securities (such as debt obligations or participation interests or certificates) evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS") or

      (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to both whole Mortgage Loans (or certain balances thereof) and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans (or certain balances thereof) that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

      Unless otherwise specified in the related Prospectus Supplement, the Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

General

      Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

                                        7



      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      Participation interests in a Mortgage Loan or a loan pool will be purchased by the Depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the Depositor under the Participation Agreement will be evidenced by a participation certificate (a "Participation Certificate"). The trustee will be the holder of a Participation Certificate. Unless otherwise specified in the related Prospectus Supplement, the trustee will not be in possession of or be assignee of record with respect to the Mortgage Loans represented by any Participation Certificate.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

"Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

                                        8



      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Except as otherwise described in the related Prospectus Supplement, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the

                                        9



traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

      If specified in the related Prospectus Supplement, principal collections received on the Mortgage Loans may be applied to purchase additional Mortgage Loans which will become part of the Trust Fund for a series. Such additions may be made to the extent that such additions could be made in connection with a Trust Fund with respect to which a REMIC election has been made. The related Prospectus Supplement will set forth the characteristics that such additional Mortgage Loans will be required to meet. Such characteristics will be specified in terms of the categories described in the second preceding paragraph.

Payment provisions of the mortgage loans

      Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will:

      (i) have individual principal balances at origination of not less than $25,000,

      (ii)    have original terms to maturity of not more than 40 years, and

      (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

MBS

      Any MBS will have been issued pursuant to a pooling and servicing agreement, a participation agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics

                                        10



similar to the classes of Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Securities under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

      The Prospectus Supplement for a series of Securities evidencing interests in Mortgage Assets that include MBS will specify, to the extent available to the
Depositor:

      (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund,

      (ii) the original and remaining term to stated maturity of the MBS, if applicable,

      (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both,

      (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any,

      (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features,

      (vi)     the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

      (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS,

      (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity,

      (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS,

      (x)     the servicing fees payable under the MBS Agreement,

      (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph,

      (xi)     the trust fund evidenced or secured by the MBS, and

      (xiii)   whether Depository Trust Company or the Participants Trust
               Company.

Each MBS will be either:

      (i) a security exempted from the registration requirements of the Securities Act,

      (ii) a security that has been previously registered under the Securities Act or

      (iii) a security that is eligible for sale under Rule 144(k) under the Securities Act.

In the case of clause (iii), such security will be acquired in a secondary market transaction not from the issuer thereof or an affiliate of such issuer.

                                        11



GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or other type of credit support consistent with the foregoing, or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

                                        12



CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series,

                                        13



the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Unless otherwise specified in the related Prospectus Supplement, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

                                        14



PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for

                                        15



any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-

                                        16



Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                        17



                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, a Trust Fund may include additional Mortgage Loans (or certain balances thereof) that will be transferred to the Trust from time to time and/or, in the case of revolving Home Equity loans or certain balances thereof, any additional balances advanced to the borrowers under the revolving Home Equity loans during certain periods. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

                                        18



CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

                                        19



CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

                                        20



CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

                                        21



CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first

                                        22



                    Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below.

                                        23



Unless otherwise provided in the Prospectus Supplement, Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

                                        24



ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

                                        25



      The Prospectus Supplement for any series of Securities evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO SECURITYHOLDERS

      Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Whole Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Whole Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                                        26



                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time

                                        27



during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for

                                        28



DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may

                                        29



include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or

                                        30



through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Unless otherwise specified in the related Prospectus Supplement, Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                            RECOMBINABLE SECURITIES

GENERAL

      If provided in the related prospectus supplement, one or more classes of offered securities will be recombinable securities. In each series that includes recombinable securities, all of the classes of recombinable securities listed on the cover page of the related prospectus supplement will be issued. Holders of one or more of the specified classes of recombinable securities will be entitled, upon notice and payment to the trustee of a fee, to exchange all or a portion of such securities for proportionate interests in one or more of the other specified classes of recombinable securities.

      The classes of recombinable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of recombinable securities will be referred to as "Combinations." The Combinations for the recombinable securities in a series, if any, will be described in the prospectus supplement for that series.

      The classes that are to be the basis for any such exchange will be deposited in a separate trust fund (the "Recombinable Securities Trust Fund") established pursuant to a trust agreement between a trustee and the depositor. The trustee of the trust fund which issues the securities described in the related prospectus supplement may also serve as the trustee of the Recombinable Securities Trust Fund. The Recombinable Securities Trust Fund initially will issue classes of recombinable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after the issuance of the recombinable securities, including immediately after such issuance, the classes of recombinable securities or any portion thereof may be exchanged for other related classes of recombinable securities that are part of the same Combination, as specified in the related prospectus supplement. Simultaneously with such exchange, the Recombinable Securities Trust Fund will cancel the relevant portion or portions of the class or classes of recombinable securities that are being exchanged and will issue the corresponding

                                        31



portion or portions of the class or classes of other related recombinable securities into which such class or classes of securities are exchangeable. Any recombinable security received in an exchange may be subject to an unlimited amount of exchanges thereafter. Each recombinable security issued by a Recombinable Securities Trust Fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

      In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of recombinable securities of that series, except where the context requires otherwise. For example, the classes of recombinable securities of a series are entitled to receive distributions of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in certain minimum denominations, may be provided with various forms of credit enhancement, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Investment" apply to recombinable securities as well as securities.

EXCHANGES

      The ability of a holder to exchange recombinable securities for other recombinable securities within a Combination will be subject to three constraints, as follows:

      - The aggregate principal balance of the recombinable securities received in the exchange, immediately thereafter, must equal that of the recombinable securities surrendered for such exchange immediately prior to the exchange (for this purpose, the principal balance of any interest only class will always equal $0).

      - The aggregate amount of annual interest (the "Annual Interest Amount") payable with respect to the recombinable securities received in the exchange must equal that of the recombinable securities surrendered for exchange.

      - Such classes must be exchanged in the applicable proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal balance (or original notional principal balances, if applicable) of such classes.

      Within any particular series, more than one type of Combination may exist. For example, a class of recombinable securities with a certificate rate that adjusts based on an index and a class of recombinable securities with a certificate rate that adjusts inversely based on an index may be exchangeable for a class of recombinable securities with a fixed certificate rate. Under another Combination, a class of recombinable securities that is a principal only class and a class of recombinable securities that is an interest only class may be exchanged for a class of recombinable securities that is entitled to distributions of both principal and interest. Further, a class of recombinable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of recombinable securities that is entitled to principal payments from such accretions may be exchanged for a class of recombinable securities that is entitled to payments of interest continuously from the first distribution date until the principal balance thereof has been reduced to zero. Under another Combination, a class of recombinable securities that is entitled to principal payments in accordance with a schedule or a planned amortization class and a class of recombinable securities that is entitled to principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchanged for a class of recombinable securities that is entitled to principal payments continuously from the first distribution date on which it receives principal until the principal balance thereof has been reduced to zero and that also receives a coupon. The foregoing examples describe only some of the types of Combinations that are possible.

      Set forth below are additional examples that illustrate in simple mathematical terms how certain Combinations might operate. The first example illustrates a Combination of a floating rate recombinable

                                        32



security and an inverse floating rate recombinable security which are exchangeable for a single class of recombinable securities with a fixed interest rate:

                                                                       MAXIMUM
         ORIGINAL                                                     ORIGINAL
         PRINCIPAL                                                    PRINCIPAL    INTEREST
CLASS     AMOUNT      INTEREST RATES   MAX RATE   MIN RATE   CLASS     AMOUNT       RATES
-----   -----------   --------------   --------   --------   -----   -----------   --------
RS-1    $10,000,000   LIBOR* + 0.55%     8.50%      0.55%    RS-3    $20,000,000     4.25%
RS-2    $10,000,000    7.95% - LIBOR     7.95%      0.00%

---------------

* For purposes of this example, LIBOR shall be equal to 1.375% per annum.

      The following example illustrates a Combination in which recombinable securities of a principal only class and recombinable securities of an interest only class are exchanged for recombinable securities of a class that are entitled to distributions of principal and interest:

              ORIGINAL                                MAXIMUM ORIGINAL
CLASS     PRINCIPAL AMOUNT   INTEREST RATES   CLASS   PRINCIPAL AMOUNT   INTEREST RATES
-----     ----------------   --------------   -----   ----------------   --------------
RS-IO*      $10,000,000            10%        RS-3      $10,000,000            10%
             (notional)
RS-PO**     $10,000,000             0%

---------------

 * Class RS-IO is an interest only certificate and will receive no principal payments.

** Class RS-PO is a principal only certificate and will receive no interest payments.

      In some series, a Combination may include a number of classes of recombinable securities that may be exchanged for one another and that will enable a holder of one of the classes of recombinable securities to exchange it for another class of recombinable securities with a higher or lower certificate rate. Such a Combination would require the creation of additional classes of recombinable securities that pay down on a pro rata basis. The following table illustrates various Combinations for a single class of recombinable securities having a principal balance of $40,000,000 and a certificate rate of 8.50% per annum.

              ORIGINAL                                MAXIMUM ORIGINAL
 CLASS    PRINCIPAL AMOUNT   INTEREST RATES   CLASS   PRINCIPAL AMOUNT   INTEREST RATES
-------   ----------------   --------------   -----   ----------------   --------------
RS-4        $40,000,000           8.50%       RS-5      $15,000,000           6.50%
RS-6        $25,000,000           9.00%
RS-7*       $ 2,187,500           8.00%
             (notional)
RS-4        $40,000,000           8.50%       RS-8      $23,000,000           9.50%
RS-9        $12,500,000           9.72%
RS-10**     $ 4,500,000           0.00%

---------------

 * Class RS-7 is an interest only certificate and will receive no principal payments.

** Class RS-10 is a principal only certificate and will receive no interest payments.

      The foregoing table shows the maximum amount of each other class of recombinable securities that can be created from the related Class RS-4 recombinable security. Such Combinations could not exist concurrently in their maximum amounts, as any Combination is limited to the amount of principal and interest distributable on the related recombinable security to be exchanged. One method of calculating the maximum amount that can be created in a specific Combination is to determine the Annual Interest Amount applicable to the recombinable security to be exchanged, and divide such interest amount by the coupon of the desired recombinable security. The resulting principal balance can in no case be greater than the principal balance of recombinable securities to be exchanged. Using the first Combination in the foregoing table, if the holder of the Class RS-4 recombinable security desires to create the Class RS-5 and Class RS-6 recombinable securities, the holder would also have to create an interest only recombinable

                                        33



security, Class RS-7. Since the Annual Interest Amount of the Class RS-4 recombinable security is equal to $3,400,000 and the Annual Interest Amount for the Class RS-5 recombinable security and the Class RS-6 recombinable security is equal to $975,000 and $2,250,000, respectively, the holder of the Class RS-4 recombinable security would have to create the Class RS-7 interest only certificate to receive the remaining $175,000 of interest. The notional amount of the Class RS-7 recombinable securities would be calculated by dividing the Annual Interest Amount ($175,000) by the certificate rate applicable thereto (8.00%) to determine the notional amount ($2,187,500).

      Similarly, if the holder of the Class RS-4 recombinable security desires to create the Class RS-8 and Class RS-9 recombinable securities, the holder of the Class RS-4 recombinable security would have to create a principal only recombinable security, Class RS-10, in order to ensure that the principal amount of the Class RS-4 recombinable security ($40,000,000) was maintained after the exchange and that the Annual Interest Amount applicable to the Class RS-4 recombinable security ($3,400,000) was completely utilized. The sum of the principal amount of the Class RS-8 recombinable security ($23,500,000) and the principal amount of the Class RS-9 recombinable security ($12,500,000) is equal to $35,500,000. The sum of the Annual Interest Amount applicable to the Class RS-8 recombinable security ($2,185,000) and the Annual Interest Amount applicable to the Class RS-9 recombinable security ($1,215,000) is equal to $3,400,000. Since the total amount of Annual Interest applicable to the Class RS-4 recombinable security has been utilized, the Class RS-10 recombinable security would not be entitled to interest, but would be required to have a principal balance of $4,500,000.

      The foregoing examples highlight various Combinations of recombinable securities which differ in interest characteristics (i.e., interest only classes, principal only classes and classes which are entitled to distributions of principal and interest). In certain series, a securityholder may also be able to exchange its recombinable securities for other recombinable securities that have different principal payment characteristics. For example, an exchange of two or more classes of recombinable securities for a single class of recombinable securities may result in a recombinable security with the aggregate principal payment characteristics of the classes of recombinable securities for which it was exchanged. In addition, in certain series, recombinable securities may be exchangeable for other recombinable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

      At any given time, a number of factors will limit a securityholder's ability to exchange recombinable securities for other recombinable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of recombinable securities. The securityholder of a class of recombinable securities may be unable or unwilling to sell such securities or the sale of such recombinable securities may be subject to certain transfer restrictions imposed by the structure of the transaction or applicable law, such as the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). In addition, the amount and timing of principal payments to the securityholders will, over time, diminish the amounts available for a desired exchange.

PROCEDURES AND EXCHANGE PROPORTIONS

      To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional principal) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by

                                        34



wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

      An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of recombinable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      Where exchange proportions are shown in the related prospectus supplement for classes of recombinable securities, the Issuer will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class Factor (as defined below) and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding recombinable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. The "Class Factor" for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month. A Class Factor for each interest only class having a notional principal amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional principal amount of the interest only class in an analogous manner.

      The first payment on a recombinable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. Unless otherwise described in the related Prospectus Supplement, the Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities or MBS, such Assets will be conveyed to the Trust Fund and administered

                                        35



pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of MBS or Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule

                                        36



appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each Whole Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

      The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, unless otherwise specified in the related Prospectus Supplement, the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will not be delivered to the Trustee (or a custodian), but will be

                                        37



retained by the Master Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will not be recorded, unless otherwise provided in the related Prospectus Supplement.

      With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Whole Loan;

      (iii)   the authority of the Warranting Party to sell the Whole Loan;

      (iv)    the payment status of the Whole Loan;

      (v) in the case of a Whole Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Securityholders. If such

                                        38



Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

      Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

                                        39



      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset

                                        40



               purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Assets;

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, unless otherwise specified in the related Prospectus Supplement or the related Agreement, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

                                        41



      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit

                                        42



in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Whole Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or, in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-

                                        43



Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED WHOLE LOANS

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent.

      Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any

                                        44



Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Whole Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

                                        45



      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Whole Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Whole Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Whole Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Whole Loan;

      - failure to construct the property subject to the Whole Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Whole Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Whole Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the

                                        46



Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

                                        47



DUE-ON-SALE PROVISIONS

      The Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for mortgages serviced for Freddie Mac or such other audit or attestation program used by the Master Servicer, the servicing by or

                                        48



on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other audit or attestation program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac or such other audit or attestation program used by such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

      Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

      Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans.

      Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the

                                        49



              prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Unless otherwise provided in the related Prospectus Supplement, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

                                        50



Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      Unless otherwise described in the related Prospectus Supplement, the holders of Securities representing at least 66% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                                        51



AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or

                                        52



other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                                        53



CERTAIN TERMS OF THE INDENTURE

      Events of Default. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

                                        54



      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such

                                        55



Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      Unless otherwise provided in the related Prospectus Supplement for a series of Securities the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

                                        56



           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

                                        57



RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the Prospectus Supplement for a series of Securities, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to

                                        58



as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a

                                        59



lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

                                        60



      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other

                                        61



states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the

                                        62



redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

                                        63



      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising

                                        64



any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of

                                        65



the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential

                                        66



first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

                                        67



SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or

                                        68



rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other

                                        69



parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and

                                        70



enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

                                        71



GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP or Thacher Proffitt & Wood will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

                                        72



      Unless otherwise specified in the related Prospectus Supplement, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP or Thacher Proffitt & Wood will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made.

                                        73



Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time

                                        74



of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

                                        75



      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

                                        76



      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all

                                        77



payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Assets

                                        78



acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other OID on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement,

                                        79



signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP or Thacher Proffitt & Wood will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will

                                        80



constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with

                                        81



OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

                                        82



      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain proposed contingent payment rules contained in regulations issued on December 15, 1994, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be

                                        83



made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

                                        84



      (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular

                                        85



Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular

                                        86



Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to

                                        87



reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any

                                        88



loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

                                        89



      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-

                                        90



Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   the income will apply.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual

                                        91



Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An

                                        92



exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently proposed regulations would require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The proposed regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the proposed regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The proposed regulations also provide that such a fee shall be treated as income from sources within the United States. The regulations are proposed to become effective for taxable years ending on or after the date the regulations are adopted as final regulations. It is not known whether the proposed regulations will become adopted as final regulations or, if they are adopted as final regulations, whether they will be adopted in their current form. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the

                                        93



REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or

                                        94



(ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See

                                        95



"--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of

                                        96



regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding

                                        97



fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts

                                        98



will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP or Thacher Proffitt & Wood, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory

                                        99



redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

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      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage

                                       101



Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

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      Section 708 Termination.  Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP or Thacher Proffitt & Wood, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Assets, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

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      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

      General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

      FASIT Securities will be classified as either FASIT regular securities ("FASIT Regular Securities"), which generally will be treated as debt for federal income tax purposes, or FASIT ownership securities ("FASIT Ownership Securities"), which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The Prospectus Supplement for each series of Securities will indicate whether one or more FASIT elections will be made for that series and which Securities of such series will be designated as FASIT Regular Securities, and which, if any, will be designated as FASIT Ownership Securities.

      Qualification as a FASIT. The Trust Fund underlying a series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and
(iii) the Trust Fund is not a regulated investment company as defined in Code
Section 851(a).

      Asset Composition. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include:

      (i)    cash or cash equivalents,

      (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate),

      (iii)    foreclosure property,

      (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

      (v) contract rights to acquire assets described in clause (ii) or clause (iv) above,

      (vi)    FASIT regular interests, and

      (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

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      Interests in a FASIT.  In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation.

      A FASIT interest generally qualifies as a regular interest if:

      (i)    it is designated as a regular interest,

      (ii)    it has a stated maturity no greater than thirty years,

      (iii)    it entitles its holder to a specified principal amount,

      (iv) the issue price of the interest does not exceed 125% of its stated principal amount,

      (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

      (vi)    if it pays interest, such interest is payable at either

            (a) fixed rate with respect to the principal amount of the regular interest or

            (b) a permissible variable rate with respect to such principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Variable Rate REMIC Regulation Certificate."

      If a FASIT Regular Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Regular Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the FASIT Regular Security, the FASIT Regular Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Material Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

      Consequences of Disqualification. If a series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Under proposed regulations under the FASIT provisions of the Code, if a FASIT fails to continue to qualify as a FASIT, (i) its subsequent characterization for federal income tax purposes will be determined under general federal income tax principles, (ii) the holders of the FASIT Ownership Securities will be treated as exchanging the assets of the FASIT for an amount equal to their value and will be subject to tax on all gain realized, on an asset-by-asset basis, on such exchange, (iii) the holders of the FASIT Ownership Securities must recognize cancellation of indebtedness income to the extent that the adjusted issue price of the FASIT Regular Securities immediately before the termination exceeds the fair market value of those interests immediately before the termination, (iv) any continuing interest of the holders of the FASIT Ownership Securities in the Trust Fund following cessation will be characterized under general federal income tax principles and (v) holders of FASIT Regular Securities will be treated as exchanging their FASIT Regular Securities for interests in the underlying economic arrangement and will recognize gain on such exchange if their interest in the underlying economic arrangement is not classified

                                       109



as debt or is treated as debt that differs materially in kind or extent from their FASIT Regular Securities. There can be no assurance regarding whether the proposed regulations will be finalized and the specific provisions that may be included in the regulations when they are finalized.

      Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" "--Original Issue Discount and Premium" and "--Market Discount" and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

      If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Sale, Exchange or Redemption." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of default and delinquencies of the underlying Assets, the holder of such FASIT Regular Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates", "--Effects of Default and Delinquencies" and "--Treatment of Realized Losses."

      FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on such Securities will be considered interest described in Code Section 856(c)(3)(B) to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Material Federal Income Tax Consequences--REMICs." In addition, FASIT Regular Securities held by a financial institution to which Code Section 585 applies will be treated as evidences of indebtedness for purposes of Code Section 582(c)(1). FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

      Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Regular Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

      The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular

                                       110



Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

      Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Ownership Securities as are the holders of High-Yield Interests. See "Material Federal Income Tax Consequences--FASIT Securities--Treatment of High-Yield Interests."

      Rules similar to the wash sale rules applicable to REMIC Residual Securities also apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such FASIT Ownership Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code Section 475 by such holder, then Code Section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the security's value under present law or the security's value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually. The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

      Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Information Reporting and Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

                 TAXATION OF CLASSES OF RECOMBINABLE SECURITIES

GENERAL

      The arrangement pursuant to which the recombinable securities of a series are created, sold and administered (an "RS Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for recombinable securities

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will be the assets of the RS Pool and the classes of recombinable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of recombinable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of recombinable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of recombinable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR RECOMBINABLE SECURITIES

      A class of recombinable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a recombinable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of recombinable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such recombinable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a recombinable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the recombinable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a recombinable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

      If a holder exchanges a single class of recombinable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of recombinable securities that may be exchanged for a single class of recombinable securities that is identical to a class of securities that is on deposit in the related recombinable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF RECOMBINABLE SECURITIES

      An exchange of an interest in one or more classes of recombinable securities for an interest in one or more other related classes of recombinable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of recombinable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of recombinable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of recombinable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code
Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Assets and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity investment in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      - The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

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      -   Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and

                                       117



the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be

                                       118



unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

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      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before

                                       120



purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities"

                                       121



(12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

                                       122



      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the

                                       123



Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York or Thacher Proffitt & Wood, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to:
Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary, telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                       124



                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       125



                             INDEX OF DEFINED TERMS

1986 Act............................    77
Accretion Directed..................    19
Accrual Class.......................    22
Accrual Securities..................    18
Accrued Security Interest...........    23
Agreement...........................    35
Allowable Interest Rate.............   117
Allowable Notional Amount...........   117
Amortizable Bond Premium
  Regulations.......................    74
Annual Interest Amount..............    32
Applicable Amount...................    92
ARM Loans...........................     9
Assets..............................     7
Asset Seller........................     7
Available Distribution Amount.......    22
Average Interest Rate...............   116
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    16
Buydown Period......................    16
Cash Flow Agreement.................    13
Cede................................    29
CEDEL...............................    29
CEDEL Participants..................    29
Certificates........................    18
Class Factor........................    35
Closing Date........................    82
Code................................    71
Collection Account..................    39
Combinations........................    31
Companion Class.....................    19
Component...........................    19
Component Securities................    19
Cooperative Loans...................    59
Cooperatives........................     8
Contributions Tax...................    94
Covered Trust.......................    56
CPR.................................    15
Credit Support......................    12
Deferred Interest...................    79
Definitive Securities...............    18
Depositaries........................    30
Depositor...........................     7
Designated Transactions.............   116
Determination Date..................    22
DTC.................................    28
Due Period..........................    22
Eligible C Corporation..............    98
Eligible Corporations...............   109
ERISA...............................    34
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   115
Exchanged Class.....................   113
EYS Agreement.......................   118
FASIT Qualification Test............   108
FASIT Regular Securities............   108
FASIT Ownership Securities..........   108
FDIC................................    39
Fixed Rate Class....................    21
Floating Rate Class.................    21
Government Securities...............     7
Home Equity Loans...................     9
Home Improvement Contracts..........     9
Indenture...........................    18
Indenture Trustee...................    36
Indirect Participants...............    28
Insurance Proceeds..................    40
Interest-Only Class.................    21
Inverse Floating Rate Class.........    21
Investor Based Exemptions...........   120
IO..................................   108
L/C Bank............................    57
Labor...............................   114
Legislative History.................    78
Leveraged...........................   118
Liquidation Proceeds................    40
Loan-to-Value Ratio.................     8
Lockout Class.......................    19
Manufactured Housing Contracts......     9
Master REMIC........................    81
MBS.................................     7
MBS Agreement.......................    10
MBS Issuer..........................    10
MBS Servicer........................    10
MBS Trustee.........................    10
Merrill Lynch.......................   123
Mezzanine Securities................    20
Model Law...........................   122
Mortgage Assets.....................     7
Mortgage Loan Group.................    18
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    10
Mortgages...........................     8
NAS Class...........................    19
NCUA................................   121
New Regulations.....................    80
Nonrecoverable Advance..............    25
Notional Amount Class...............    19
OID.................................    72
OID Regulations.....................    74
Originator..........................     8
OTS.................................   122
PAC.................................    19
Participation Agreement.............     8
Participation Certificate...........     8
Participants........................    28
Parties In Interest.................   114
Pass-Through Rate...................    23
Payment Lag Certificates............    88
Permitted Investments...............    40
Plan Asset Regulations..............   114
Planned Amortization Class..........    19
Plans...............................   114
Policy Statement....................   122
Pooling and Servicing Agreement.....    35
Pre-Funded Amount...................    12
Pre-Funding Period..................   116
Prepayment Assumption...............    78
Primary Mortgage Insurance Policy...    45

                                       126


Principal-Only Class................    22
Prohibited Transactions Tax.........    94
Purchase Price......................    39
PTCE................................   118
PTE.................................   115
Rating Agency.......................   116
Received Class......................   113
Recombinable Securities Trust
  Fund..............................    31
Record Date.........................    22
Refinance Loans.....................     8
Related Proceeds....................    25
Relief Act..........................    68
REMIC Certificates..................    80
REMIC Regular Certificateholders....    82
REMIC Regular Certificates..........    80
REMIC Regulations...................    71
REMIC Residual Certificateholder....    89
REMIC Residual Certificates.........    80
Retained Interest...................    48
RS Pool.............................   111
Scheduled Amortization Class........    20
Security............................    36
Security Balance....................    24
Security Owners.....................    28
Senior Securities...................    18
Senior Support Securities...........    20
Sequential Pay Class................    20
Servicing Agreement.................    35
Servicing Standard..................    43
Short-Term Note.....................   100
Similar Law.........................   114
Single Family Mortgage Loan.........     7
Single Family Property..............     7
SMMEA...............................   121
SMMEA Securities....................   121
SPA.................................    15
Step-up Class.......................    22
Strip...............................   112
Strip Class.........................    20
Stripped ARM Obligations............    79
Stripped Bond Certificates..........    76
Stripped Coupon Certificates........    76
Stripped Interest Securities........    18
Stripped Principal Securities.......    18
Subordinate Securities..............    18
Subsequent Assets...................    12
Sub-Servicer........................    43
Sub-Servicing Agreement.............    43
Subsidiary REMIC....................    81
Super-Premium Certificates..........    83
Super Senior Securities.............    20
Support Class.......................    21
Swap................................   117
Swap Agreement......................   117
TAC.................................    21
Targeted Amortization Class.........    21
Tax Counsel.........................   105
Terms and Conditions................    30
Title V.............................    66
Title VIII..........................    67
Trust Agreement.....................    35
U.S. Person.........................    71
UCC.................................    28
Underlying MBS......................     7
Underlying Mortgage Loans...........     7
Value...............................     8
Variable Rate Class.................    21
Voting Rights.......................    51
Warranting Party....................    38
Whole Loans.........................     7

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

                           $550,003,100 (Approximate)

                                           the
                                  {LOGO] WINTER
                                          group

                              Terwin Mortgage Trust
                Asset-Backed Certificates, Series TMTS 2005-16HE

                               Terwin Advisors LLC
                                     Seller

                     Merrill Lynch Mortgage Investors, Inc.
                                    Depositor

                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------

                               Merrill Lynch & Co.
                               Terwin Capital LLC

      You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

      We are not offering these certificates in any state where the offer is not permitted.

      We represent the accuracy of the information in this prospectus supplement and the attached prospectus only as of the dates stated on their respective covers.

      Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus for 90 days following the date of this prospectus supplement.

                                October 17, 2005